Registration No. 33-89510
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------


                         POST EFFECTIVE AMENDMENT NO. 8


                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            The Equitable Life Assurance Society of the United States
             (Exact name of registrant as specified in its charter)
        ---------------------------------------------------------

                                    New York
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 Avenue of the Americas, New York, New York 10104
                                  (212)554-1234
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
    ------------------------------------------------------------------------


                                 ROBIN WAGNER
                            VICE PRESIDENT AND COUNSEL


            The Equitable Life Assurance Society of the United States
              1290 Avenue of the Americas, New York, New York 10104
                                  (212)554-1234
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
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                  Please send copies of all communications to:

                           PETER E. PANARITES, ESQ.
                        Freedman, Levy, Kroll & Simonds
              1050 Connecticut Avenue, N.W., Washington D.C. 20036

EQUI-VEST(R)
A combination variable and fixed deferred annuity contract
PROSPECTUS DATED MAY 1, 2000



Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust, which contains important information about its portfolios.





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WHAT IS EQUI-VEST?

EQUI-VEST is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, our guaranteed interest option or in our fixed maturity options ("investment options"). Each of these contracts may not currently be available in all states.





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VARIABLE INVESTMENT OPTIONS
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FIXED INCOME:
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o Alliance High Yield              o Alliance Quality Bond
o Alliance Intermediate
    Government Securities
o Alliance Money Market
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DOMESTIC STOCKS
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o EQ/Aggressive Stock(1)           o EQ/Evergreen
o Alliance Common Stock            o MFS Emerging Growth
o Alliance Equity Index              Companies
o Alliance Growth and Income       o MFS Growth with Income
o EQ/Alliance Technology(2)        o MFS Research
o EQ/Alliance Premier Growth       o Mercury Basic Value Equity(3)
o Alliance Small Cap Growth        o EQ/Putnam Growth & Income
o Capital Guardian Research          Value
o Capital Guardian U.S. Equity     o T. Rowe Price Equity Income
                                   o Warburg Pincus Small
                                     Company Value
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INTERNATIONAL STOCKS
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o Alliance Global                  o Morgan Stanley Emerging
o Alliance International             Markets Equity
                                   o T. Rowe Price International
                                     Stock
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BALANCED/HYBRID
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  o Alliance Conservative          o EQ/Evergreen Foundation
    Investors                      o Mercury World Strategy(5)
  o Alliance Growth Investors      o EQ/Putnam Balanced
  o EQ/Balanced(4)
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---------------------
(1)   Formerly named "Alliance Aggressive Stock."
(2) Anticipated to become available on or about May 22, 2000. This option may not be available in California.
(3)   Formerly named "Merrill Lynch Basic Value Equity."
(4)   Formerly named "Alliance Balanced."
(5)   Formerly named "Merrill Lynch World Strategy."

You may allocate amounts to the variable investment options under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of our Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of either Class IA or IB shares of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date. Fixed maturity options are anticipated to be available after May 22, 2000 and may not be available in your state. Check with your financial professional regarding availability.


TYPES OF CONTRACTS. We offer different "series" of contracts for use as:
o    A nonqualified annuity ("NQ") for after-tax contributions only.

o    An individual retirement annuity ("IRA"), either traditional IRA or Roth
     IRA.

o A traditional IRA as a conduit to hold rollover distributions ("QP IRA") from a qualified plan or a Tax-Sheltered Annuity ("TSA").

A contribution ranging from $20 to $2,500 is required to purchase a contract. The minimum amount required depends on the type of contract, NQ, IRA or QP IRA, and the series purchased.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2000 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1 (800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                           72087
                                                                  Series 100-500

CONTENTS OF THIS PROSPECTUS

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  2
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EQUI-VEST(R)




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Index of key words and phrases                                4
Who is Equitable Life?                                        6
How to reach us                                               7
EQUI-VEST at a glance - key features                         10


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FEE TABLE                                                    13
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EQUI-VEST series 300 and 400 contracts                       16
EQUI-VEST series 500 contracts                               18
EQUI-VEST series 100 and 200 contracts                       20
Condensed financial information                              24

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1 CONTRACT FEATURES AND BENEFITS                             25
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How you can purchase and contribute to your contract         25
Owner and annuitant requirements                             28
How you can make your contributions                          28
What are your investment options under the contract?         28
Selecting your investment method                             32
Allocating your contributions                                34
Your right to cancel within a certain number of days         34

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2 DETERMINING YOUR CONTRACT'S VALUE                          36
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Your account value and cash value                            36
Your contract's value in the variable investment options     36
Your contract's value in the guaranteed interest option      36
Your contract's value in the fixed maturity options          36

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"We," "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

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  3

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3  TRANSFERRING YOUR MONEY AMONG
     INVESTMENT OPTIONS                                   37
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Transferring your account value                           37
Market timing                                             37
Automatic transfer options - investment simplifier        37
Rebalancing your account value                            38


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4  ACCESSING YOUR MONEY                                    39
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Withdrawing your account value                            39
How withdrawals are taken from your account value         40
Surrender of your contract to receive its cash value      40
Termination                                               41
When to expect payments                                   41
Your annuity payout options                               41

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5  CHARGES AND EXPENSES                                   44
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Charges that Equitable Life deducts                       44
Charges that EQ Advisors Trust deducts                    49
Group or sponsored arrangements                           49
Other distribution arrangements                           50

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6  PAYMENT OF DEATH BENEFIT                               51
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Your beneficiary and payment of benefit                   51
How death benefit payment is made                         52
Beneficiary continuation option under Series 100, 200
   and 400 Traditional IRA, IRA and QP IRA and
   Series 100 and 400 Roth IRA contracts                  52


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7  TAX INFORMATION                                        54
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Overview                                                  54
Transfers among investment options                        54
Taxation of nonqualified annuities                        54
Other information                                         55
Individual retirement arrangements ("IRAs")               56
Federal and state income tax withholding and
   information reporting                                  69
Impact of taxes to Equitable Life                         69

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8  MORE INFORMATION                                       70
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About our Separate Account A                              70
About EQ Advisors Trust                                   70
About our fixed maturity options                          71
About the general account                                 72
About other methods of payment                            72
Dates and prices at which contract events occur           73
About your voting rights                                  74
About legal proceedings                                   74
About our independent accountants                         75
Financial statements                                      75
Transfers of ownership, collateral assignments, loans,
   and borrowing                                          75
Distribution of the contracts                             75


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9  INVESTMENT PERFORMANCE                                 76
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Benchmarks                                                76
Communicating performance data                            87


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10 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE        89
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APPENDICES
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I - Condensed financial information                      A-1
II - Original contracts                                  B-1
III - Market value adjustment example                    C-1

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STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
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INDEX OF KEY WORDS AND PHRASES

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  4
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This index should help you locate more information on the terms used in this prospectus.



                                            PAGE                                                 PAGE

  account value                               36       IRS                                         55
  annuitant                                   25       investment options                          29
  annuity payout options                      41       market adjusted amount                      32
  beneficiary                                 52       market value adjustment                     32
  business day                                74       maturity value                              31
  cash value                                  36       NQ                                       cover
  conduit IRA                                 61       portfolio                                cover
  contract date                               12       processing office                            7
  contract date anniversary                   12       QP IRAs                                  cover
  contract year                               12       rate to maturity                            31
  contributions                               34       regular contribution                        58
  Contributions to Roth IRAs                           Required Beginning Date                     62
    regular contribution                      73       Roth IRA                                 cover
    rollovers and transfers                   73       SAI                                      cover
    conversion contributions                  74       SEC                                      cover
  contributions to traditional IRAs           58       TOPS                                         7
    regular contributions                     58       traditional IRA                          cover
    rollovers and transfers                   60       TSA                                      cover
  EQAccess                                     7       unit                                        36
  fixed maturity options                      31       unit investment trust                       71
  guaranteed interest option                  31       variable investment options                 29
  IRA                                      cover



To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

  ------------------------------------------------------------------------------
   PROSPECTUS                     CONTRACT OR SUPPLEMENTAL MATERIALS
  ------------------------------------------------------------------------------
   fixed maturity options         Guarantee Periods or Fixed Maturity Accounts
   variable investment options    Investment Funds or Investment Divisions
   account value                  Annuity Account Value
   rate to maturity               Guaranteed Rates
   guaranteed interest option     Guaranteed Interest Account
   unit                           Accumulation unit
   unit value                     Accumulation unit value
  ------------------------------------------------------------------------------

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  5

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In this prospectus, we use a "series" number when necessary to identify a particular contract. We discuss five series of contracts. However, only three are available for new purchasers. Once you have purchased a contract you can identify the EQUI-VEST series you have by referring to your confirmation notice, or you may contact your financial professional, or you may call our toll-free number. The series designations are as follows:


--------------------------------------------------------------------------------------------------------------------------------
o  NQ, Traditional IRA, and QP IRA contracts issued before January 3, 1994;      series 100
   and
                                                                                 This series is no longer available for
o  Standard Roth IRA contracts converted from such IRA and QP IRA contacts.      new purchasers. Information in this prospectus
                                                                                 on this series is provided for our existing
                                                                                 contract owners only.
--------------------------------------------------------------------------------------------------------------------------------
o  Certain NQ, Traditional IRA and QP IRA contracts issued on or after August    series 200
   17, 1995.

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o  NQ, Traditional IRA, QP IRA, and Standard Roth IRA contracts issued on or     series 300
   after January 3, 1994 and before the date series 400 contracts became available in a state; and

o  Standard Roth IRA contracts converted from such IRA and QP IRA contracts.

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o  NQ, Traditional IRA, QP IRA, and Standard Roth IRA contracts issued on or     series 400
   after July 10, 1995 in states where approved; and

o  Standard Roth IRA contracts converted from such IRA and QP IRA contracts.
--------------------------------------------------------------------------------------------------------------------------------
o  Roth Advantage contracts                                                      series 500

                                                                                 This series is no longer available for new
                                                                                 purchasers. Information in this prospectus on
                                                                                 this series is provided for our existing contract
                                                                                 owners only.
--------------------------------------------------------------------------------------------------------------------------------



We also have contracts that we refer to as "original contracts." These contracts are no longer available for new purchasers. Any information about original contracts which is different from the current series we offer can be found in Appendix II, which will be referenced throughout this prospectus when it applies.

Who is Equitable Life?

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  6
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We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

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  7
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HOW TO REACH US

You may communicate with our processing office as listed below for any of the following purposes:

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FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDIVIDUALLY BY REGULAR MAIL:
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Equitable Life
EQUI-VEST
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459

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FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDIVIDUALLY BY EXPRESS DELIVERY:
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Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459

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FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
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Equitable Life
EQUI-VEST
P.O. Box 2996
New York, NY 10116-2996

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FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
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Equitable Life
EQUI-VEST
200 Plaza Drive, 2nd Floor
Secaucus, NJ 07094

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FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS AND SENT BY REGULAR MAIL:
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Equitable Life
EQUI-VEST
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463

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FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS AND SENT BY EXPRESS DELIVERY:
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Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463

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REPORTS WE PROVIDE:
-------------------------------------------------------------------------------

 o  written confirmation of financial transactions; and
 o  annual statement of your contract values as of the close of the calendar year.
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TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
-------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:


o  your current account value;


o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o  rates to maturity for fixed maturity options;

o  the daily unit values for the variable options; and

o performance information regarding the variable investment options (not available through TOPS).

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  8
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You can also:

o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option (anticipated to be available through EQAccess by the end of 2000);

o    elect the investment simplifier (not available through EQAccess);

o change your TOPS personal identification number ("PIN")(not available through EQAccess); and

o    change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1 (800) 755-7777. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that your are engaged in a market timing strategy (see "Market timing" in "Transferring your money among investment options").


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CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------


You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.


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TOLL-FREE TELEPHONE SERVICE:
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You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1)  conversion of your Traditional IRA contract to a Standard Roth IRA;

(2) cancellation of your Standard Roth IRA or Roth Advantage contract and return to a traditional IRA contract;


(3)  election of the automatic investment program;

(4)  election of the investment simplifier;

(5)  election of the automatic NQ deposit service;

(6)  election of the rebalancing program;

(7)  to obtain a PIN required for TOPS;


(8)  election of required minimum distribution option;

(9)  election of the principal assurance allocation; and

(10) request for a transfer/rollover of assets or 1035 exchange to another carrier.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  address changes;


(2)  beneficiary changes;

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  9
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(3)  transfers among investment options;

(4)  change of ownership; and

(5)  contract surrender and withdrawal requests.


TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;


(2)  investment simplifier;

(3)  rebalancing program;

(4)  systematic withdrawals; and

(5)  the date annuity payments are to begin.


You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner.

EQUI-VEST at a glance - key features

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  10
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PROFESSIONAL           EQUI-VEST's variable investment options invest in different portfolios managed by professional
INVESTMENT             investment advisers.
MANAGEMENT
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GUARANTEED INTEREST    o Principal and interest guarantees
OPTION                 o Interest rates set periodically
                      --------------------------------------------------------------------------------------------------------------
FIXED MATURITY         o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
OPTIONS                o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                      --------------------------------------------------------------------------------------------------------------
                       If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.

                       o Only available for contracts in states where approved.
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TAX ADVANTAGES         o On earnings inside the contract      No tax on any dividends, interest or capital gains until you  make withdrawals from your contract or receive annuity payments.
                      --------------------------------------------------------------------------------------------------------------
                       o On transfers inside the contract     No tax on transfers among investment options.

                      --------------------------------------------------------------------------------------------------------------
                       If you are buying a contract to fund a retirement plan that already provides tax deferral under the Internal
                       Revenue Code, you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide necessary or additional benefits.
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CONTRIBUTION AMOUNTS   o NQ:
                         - $1,000 (initial) or $50 (initial for payroll deduction); $50 (additional).
                       o TRADITIONAL IRA, STANDARD ROTH IRA AND ROTH ADVANTAGE:
                         - series 300, 400, and 500 - $50 (initial and additional);
                         - series 100 and 200 - $20 (initial and additional).
                       o QP IRA:
                         - series 300 and 400 - $2,500 each rollover amount;
                         - series 100 and 200 - $1,000 each rollover amount.
                      --------------------------------------------------------------------------------------------------------------
                       Maximum contribution limitations may apply.
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 11
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ACCESS TO YOUR MONEY   o Lump sum withdrawals
                       o Several withdrawal options on a periodic basis
                       o Contract surrender

                       You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                       You may also incur income tax and a penalty tax.
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PAYOUT OPTIONS         o Fixed annuity payout options
                       o Variable annuity payout options.
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ADDITIONAL FEATURES    o Dollar-cost averaging by automatic transfers
                       - Interest sweep option
                       - Fixed-dollar option
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o No charge on transfers among investment options
                       o Waiver of withdrawal charge for disability, confinement to a nursing home, and terminal illness
                         (series 300, 400, and 500 only)
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FEES AND CHARGES       o Daily charge on amounts invested in variable investment options for mortality and expense risks and other expenses at current annual rates determined by contract series.
                         series 100: 1.34%; three options at 1.49%
                         series 200: 1.34%; three options at 1.40%
                         series 300 and 400: 1.35% (maximum of 2.00% for series 400).
                         series 500: 1.45% (maximum of 2.00%).
                       o Annual administrative charge.
                         series 100 and 200: $30
                         series 300, 400 and 500: $30 currently or during the first two contract years 2% of the account value if less ($65 maximum).
                       o Charge for third-party transfer (such as in the case of a trustee-to-trustee transfer for an IRA contract), or exchange (if your contract is exchanged for a contract issued by another insurance company):
                         series 100 and 200: None
                         series 300, 400 and 500: $25 currently ($65 maximum) per occurrence.
                       o No sales charge deducted at the time you make contributions.
                       o Series 300, 400 and 500 and NQ contracts under series 100 and 200: we deduct a charge equal to 6%
                         of contributions that have been withdrawn if such contributions were made in the current and five prior contract years.
                       o IRAs under series 100 and 200: - 6% of the amount withdrawn, generally declining for the first through 12th contract years. The total of all withdrawal charges may not exceed 8% of all contributions made during a specified period before the withdrawal is made.
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  12
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FEES AND CHARGES      o There is no charge in any contract year in which the amount withdrawn does not exceed 10% of your account
(CONTINUED)             value at the time of your withdrawal request minus prior withdrawals in that contract year. Under certain circumstances the withdrawal charge will not apply. They are discussed in "Charges and expenses" later in this prospectus.
                     ---------------------------------------------------------------------------------------------------------------
                      The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                     ---------------------------------------------------------------------------------------------------------------
                      o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.
                      o We deduct a $350 annuity administrative fee from amounts applied to a variable annuity payout option.
                      o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.15%
                        annually, other expenses, and for Class IB shares, 12b-1 fees of 0.25% annually.
                      o Daily charge on amounts invested in variable investment options for mortality and expense risks and other expenses at annual rates determined by contract series.
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THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. MAXIMUM EXPENSE LIMITATIONS APPLY TO CERTAIN VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. FOR TRADITIONAL IRAS, THE MAXIMUM ISSUE AGE IS 70, BUT WE WILL ISSUE UP TO AGE 79 IF THE CONTRIBUTION IS A ROLLOVER CONTRIBUTION. FOR ALL OTHER IRAS WE WILL ISSUE CONTRACTS UP TO ANNUITANT AGES 80-83 WITH OUR PRIOR APPROVAL. ALSO, ALL FEATURES OF THE CONTRACT, INCLUDING ALL VARIABLE INVESTMENT OPTIONS, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table

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  13
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The fee tables below will help you understand the various charges and expenses that apply to your contract series. The tables reflect charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The guaranteed interest option and fixed maturity options are not covered by the fee tables and examples. However, the annual administrative charge, the withdrawal charge, and the third-party transfer or exchange charge do apply to the guaranteed interest option and fixed maturity options. Also, an annuity administrative fee may apply when your annuity payments are to begin. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.




                        CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
                                         ANNUAL PERCENTAGE OF DAILY NET ASSETS
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                                        EQ/BALANCED,
                                       ALLIANCE COMMON          ALL OTHER
                                       STOCK, ALLIANCE           VARIABLE
                                        MONEY MARKET            INVESTMENT
                                           OPTIONS               OPTIONS
                                    --------------------- ---------------------
                                      SERIES     SERIES     SERIES    SERIES      SERIES                  SERIES
                                        100        200        100       200      300 AND 400                500
                                    ---------- ---------- ---------- ---------- -----------------    -------------------
Mortality and expense risk(1)         0.65%      1.15%      0.50%     1.09%       1.10% current         1.20% current
                                                                                  (1.75% maximum)       (1.75% maximum)
Other expenses(2)                     0.84%      0.25%      0.84%     0.25%       0.25%                 0.25%

Total Separate Account A              1.49%      1.40%      1.34%     1.34%       1.35% current         1.45% current
 annual expenses(3)(4)                                                              (2.0% maximum       (2.0% maximum)
                                                                                    for series 400)

------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
------------------------------------------------------------------------------------------------------------------------
Annual administrative charge(5)          $30 (under series 300, 400 and 500: $65 maximum)
------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge(6)               6%
Charge for third-party                     series 100 and 200: None
 transfer or exchange                      series 300, 400 and 500: $25, for each occurrence, current ($65 maximum)
------------------------------------------------------------------------------------------------------------------------

-------
  14
--------------------------------------------------------------------------------


EQ ADVISORS TRUST ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)




------------------------------------------------------------------------------------------------------------------------------
                                                                                                         TOTAL
                                                                                     OTHER               ANNUAL
                                                                                    EXPENSES            EXPENSES
                                                 MANAGEMENT                      (AFTER EXPENSES     (AFTER EXPENSES
                                                   FEES(7)       12b-1 FEE(8)      LIMITATION)(9)     LIMITATION)(10)
------------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock                                0.60%            N/A              0.04%               0.64%
 Alliance Common Stock                              0.46%            N/A              0.04%               0.50%
 Alliance Conservative Investors                    0.60%            N/A              0.07%               0.67%
 Alliance Equity Index                              0.25%            N/A              0.05%               0.30%
 Alliance Global                                    0.73%            N/A              0.09%               0.82%
 Alliance Growth and Income                         0.59%            N/A              0.05%               0.64%
 Alliance Growth Investors                          0.57%            N/A              0.05%               0.62%
 Alliance High Yield                                0.60%            N/A              0.05%               0.65%
 Alliance Intermediate Government Securities        0.50%            N/A              0.07%               0.57%
 Alliance International                             0.85%            N/A              0.20%               1.05%
 Alliance Money Market                              0.34%            N/A              0.05%               0.39%
 EQ/Alliance Premier Growth                         0.90%           0.25%             0.00%               1.15%
 Alliance Quality Bond                              0.53%            N/A              0.05%               0.58%
 Alliance Small Cap Growth                          0.75%            N/A              0.07%               0.82%
 EQ/Alliance Technology                             0.90%           0.25%             0.00%               1.15%
 EQ/Balanced                                        0.57%            N/A              0.05%               0.62%
 Capital Guardian Research                          0.65%           0.25%             0.05%               0.95%
 Capital Guardian U.S. Equity                       0.65%           0.25%             0.05%               0.95%
 EQ/Evergreen                                       0.65%           0.25%             0.05%               0.95%
 EQ/Evergreen Foundation                            0.60%           0.25%             0.10%               0.95%
 MFS Emerging Growth Companies                      0.65%           0.25%             0.10%               1.00%
 MFS Growth with Income                             0.60%           0.25%             0.10%               0.95%
 MFS Research                                       0.65%           0.25%             0.05%               0.95%
 Mercury Basic Value Equity                         0.60%           0.25%             0.10%               0.95%
 Mercury World Strategy                             0.70%           0.25%             0.25%               1.20%
 Morgan Stanley Emerging Markets Equity             1.15%           0.25%             0.35%               1.75%
 EQ/Putnam Balanced                                 0.60%           0.25%             0.05%               0.90%
 EQ/Putnam Growth & Income Value                    0.60%           0.25%             0.10%               0.95%
 T. Rowe Price Equity Income                        0.60%           0.25%             0.10%               0.95%
 T. Rowe Price International Stock                  0.85%           0.25%             0.15%               1.25%
 Warburg Pincus Small Company Value                 0.75%           0.25%             0.10%               1.10%
------------------------------------------------------------------------------------------------------------------------------

-------
  15
--------------------------------------------------------------------------------

Notes:

(1)  A portion of this charge is for providing the death benefit.


(2) For the series 300 and 400 contracts we currently charge 0.25% for the EQ/Aggressive Stock, EQ/Balanced, Alliance Common Stock, and Alliance Money Market options and 0.24% for all the other options (we reserve the right to increase this charge to 0.25% at our discretion). For series 100 and 200 contracts, this charge is for financial accounting and other administrative services relating to the contracts.

(3) Total Separate Account A annual expenses of the variable investment options (not including EQ Advisors Trust fees and other expenses) are guaranteed not to exceed a total annual rate of (i) 2.00% for series 400 and 500; (ii) 1.35% for series 300 and (iii) 1.49% for series 100 and 1.40% for series 200 for the EQ/Balanced, Alliance Common Stock, and Alliance Money Market options and; (iv) for series 100 and 200, an annual rate of 1.34% for all the other options not listed in (iii).

(4) For series 100 and 200 contracts the total Separate Account A annual expenses of the variable investment options and total annual expenses of EQ Advisors Trust fees when added together are not permitted to exceed an annual rate of 1.75% for the EQ/Aggressive Stock, EQ/Balanced, Alliance Common Stock, and Alliance Money Market options. Without this expense limitation, the total annual expenses deducted from the variable investment options plus EQ Advisors Trust annual expenses for 1999 would have been 1.88% for the Alliance Money Market option; 1.99% for the Alliance Common Stock option; 1.98% for the EQ/Aggressive Stock option; and 2.11% for the EQ/Balanced option.

(5) For series 300, 400 and 500 contracts, during the first two contract years, this charge is currently equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is currently $30 for each contract year, but we reserve the right to waive or increase this charge to an annual maximum of $65. For series 100 and 200 contracts, some contracts are exempt from this charge.

(6) This charge applies to withdrawn contributions that were made in the current and five prior years. This charge is deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

(7) The management fees shown reflect the revised management fees, effective on or about May 1, 2000, which were approved by shareholders. The management fees shown for EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, Warburg Pincus Small Company Value and T. Rowe Price International Stock do not reflect the waiver of a portion of each portfolio's investment management fees that is currently in effect. The management fee for each portfolio cannot be increased without a vote of that portfolio's shareholders.

(8) The Class IB shares of EQ Advisors Trust are subject to fees imposed under a distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Class IA shares of EQ Advisors Trust are not subject to these fees.

(9) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (10) for any expense limitation agreements.

     On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the entire year ended December 31, 1999. The restated expenses reflect an increase of 0.01% for each of these portfolios.

(10) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) are limited as a percentage of the average daily net assets of each of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity; 1.25% for T. Rowe Price International Stock; 1.20% for Mercury World Strategy; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Warburg Pincus Small Company Value; 1.00% for MFS Emerging Growth Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, EQ/Evergreen; EQ/Evergreen Foundation, MFS Growth with Income, MFS Research, Mercury Basic Value Equity; EQ/Putnam Growth & Income Value and T. Rowe Price Equity Income; and 0.90% for EQ/Putnam Balanced. The expense limitations for the EQ/Putnam Growth & Income Value, Mercury Basic Value Equity, MFS Growth with Income, MFS Research, MFS Emerging Growth Companies, T. Rowe Price Equity Income, T. Rowe Price International Stock and Warburg Pincus Small Company Value portfolios reflect an increase effective on May 1, 2000. The expense limitation for the EQ/Evergreen portfolio reflects a decrease effective on May 1, 2000.


     Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
     1.00% for Morgan Stanley Emerging Markets Equity; 0.30% for T. Rowe Price International Stock; 0.46% for Mercury World Strategy; 0.23% for EQ/Alliance Premier Growth; 0.10% for EQ/Alliance Technology; 0.24% for Warburg Pincus Small Company Value; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity; 0.47% for Capital Guardian Research; 1.87% for EQ/Evergreen; 1.07% for EQ/Evergreen Foundation; 0.37% for MFS Growth with Income; 0.17% for MFS Research; 0.17% for Mercury Basic Value Equity; 0.16% for EQ/Putnam Growth & Income Value; 0.21% for T. Rowe Price Equity Income; and 0.28% for EQ/Putnam Balanced. Initial seed capital was

-------
  16
--------------------------------------------------------------------------------


     invested on April 30, 1999 for the EQ/Alliance Premier Growth, Capital Guardian U.S. Equity, and Capital Guardian Research portfolios and will be invested on May 1, 2000 for the EQ/Alliance Technology portfolio and therefore expenses have been estimated.

     Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided, that among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.

EXAMPLES: EQUI-VEST SERIES 300 AND 400 CONTRACTS

For each type of series 300 and 400 contract, the examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed, and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.51 per $1,000. We also assume there is no waiver of the withdrawal charge. Other than as indicated above, the total charges and expenses used to compute the examples below are the maximum series 400 expenses, rather than the lower current series 400 expenses or series 300 expenses.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


-----------------------------------------------------------------------------------------------
                                                  IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                     OF EACH PERIOD SHOWN, THE EXPENSES
                                                                  WOULD BE:
-----------------------------------------------------------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------
EQ/Aggressive Stock                             $ 83.42     $ 144.18     $ 207.49    $ 311.73
Alliance Common Stock                           $ 82.03     $ 140.05     $ 200.23    $ 297.51
Alliance Conservative Investors                 $ 83.71     $ 145.07     $ 209.04    $ 314.75
Alliance Equity Index                           $ 80.04     $ 134.12     $ 189.78    $ 276.84
Alliance Global                                 $ 85.20     $ 149.48     $ 216.34    $ 329.72
Alliance Growth and Income                      $ 83.42     $ 144.18     $ 207.49    $ 311.73
Alliance Growth Investors                       $ 83.22     $ 143.59     $ 206.45    $ 309.71
Alliance High Yield                             $ 83.52     $ 144.48     $ 208.00    $ 312.74
Alliance Intermediate Government Securities     $ 82.72     $ 142.12     $ 203.86    $ 304.65
Alliance International                          $ 87.49     $ 156.22     $ 227.38    $ 352.23
Alliance Money Market                           $ 80.93     $ 136.79     $ 194.49    $ 286.19
EQ/Alliance Premier Growth                      $ 88.48     $ 159.15            -           -
Alliance Quality Bond                           $ 82.82     $ 142.41     $ 204.38    $ 305.66
Alliance Small Cap Growth                       $ 85.20     $ 149.48     $ 216.34    $ 329.72
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                                                  IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                     THE END OF EACH PERIOD SHOWN, THE
                                                             EXPENSES WOULD BE:
-----------------------------------------------------------------------------------------------
                                                 1 YEAR     3 YEARS     5 YEARS      10 YEARS
-----------------------------------------------------------------------------------------------
EQ/Aggressive Stock                             $ 28.24   $  86.58     $ 147.49     $ 311.73
Alliance Common Stock                           $ 26.77   $  82.20     $ 140.23     $ 297.51
Alliance Conservative Investors                 $ 28.56   $  87.52     $ 149.04     $ 314.75
Alliance Equity Index                           $ 24.67   $  75.91     $ 129.78     $ 276.84
Alliance Global                                 $ 30.13   $  92.20     $ 156.76     $ 329.72
Alliance Growth and Income                      $ 28.24   $  86.58     $ 147.49     $ 311.73
Alliance Growth Investors                       $ 28.03   $  85.96     $ 146.45     $ 309.71
Alliance High Yield                             $ 28.35   $  86.89     $ 148.00     $ 312.74
Alliance Intermediate Government Securities     $ 27.51   $  84.39     $ 143.86     $ 304.65
Alliance International                          $ 32.54   $  99.35     $ 168.50     $ 352.23
Alliance Money Market                           $ 25.62   $  78.74     $ 134.49     $ 286.19
EQ/Alliance Premier Growth                      $ 33.59   $ 102.44            -            -
Alliance Quality Bond                           $ 27.61   $  84.70     $ 144.38     $ 305.66
Alliance Small Cap Growth                       $ 30.13   $  92.20     $ 156.76     $ 329.72
-----------------------------------------------------------------------------------------------

-----
 17
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                             IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                OF EACH PERIOD SHOWN, THE EXPENSES
                                                             WOULD BE:
------------------------------------------------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS     10 YEARS
------------------------------------------------------------------------------------------
EQ/Alliance Technology                     $ 88.48     $ 159.15            -           -
EQ/Balanced                                $ 83.22     $ 143.59     $ 206.45    $ 309.71
Capital Guardian Research                  $ 86.49     $ 153.30            -           -
Capital Guardian U.S. Equity               $ 86.49     $ 153.30            -           -
EQ/Evergreen                               $ 86.49     $ 153.30     $ 222.60    $ 342.51
EQ/Evergreen Foundation                    $ 86.49     $ 153.30     $ 222.60    $ 342.51
MFS Emerging Growth Companies              $ 86.99     $ 154.76     $ 224.99    $ 347.38
MFS Growth with Income                     $ 86.49     $ 153.30     $ 222.60    $ 342.51
MFS Research                               $ 86.49     $ 153.30     $ 222.60    $ 342.51
Mercury Basic Value Equity                 $ 86.49     $ 153.30     $ 222.60    $ 342.51
Mercury World Strategy                     $ 88.98     $ 160.60     $ 234.52    $ 366.63
Morgan Stanley Emerging Markets Equity     $ 94.44     $ 176.54     $ 260.31    $ 417.55
EQ/Putnam Balanced                         $ 86.00     $ 151.83     $ 220.19    $ 337.61
EQ/Putnam Growth & Income Value            $ 86.49     $ 153.30     $ 222.60    $ 342.51
T. Rowe Price Equity Income                $ 86.49     $ 153.30     $ 222.60    $ 342.51
T. Rowe Price International Stock          $ 89.47     $ 162.06     $ 236.89    $ 371.38
Warburg Pincus Small Company Value         $ 87.98     $ 157.69     $ 229.77    $ 357.06
------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------
                                              IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                 THE END OF EACH PERIOD SHOWN, THE
                                                         EXPENSES WOULD BE:
------------------------------------------------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS      10 YEARS
------------------------------------------------------------------------------------------
EQ/Alliance Technology                     $ 33.59     $ 102.44            -            -
EQ/Balanced                                $ 28.03     $  85.96     $ 146.45     $ 309.71
Capital Guardian Research                  $ 31.49     $  96.24            -            -
Capital Guardian U.S. Equity               $ 31.49     $  96.24            -            -
EQ/Evergreen                               $ 31.49     $  96.24     $ 163.41     $ 342.51
EQ/Evergreen Foundation                    $ 31.49     $  96.24     $ 163.41     $ 342.51
MFS Emerging Growth Companies              $ 32.02     $  97.80     $ 165.96     $ 347.38
MFS Growth with Income                     $ 31.49     $  96.24     $ 163.41     $ 342.51
MFS Research                               $ 31.49     $  96.24     $ 163.41     $ 342.51
Mercury Basic Value Equity                 $ 31.49     $  96.24     $ 163.41     $ 342.51
Mercury World Strategy                     $ 34.12     $ 103.99     $ 176.10     $ 366.63
Morgan Stanley Emerging Markets Equity     $ 39.89     $ 120.89     $ 203.53     $ 417.55
EQ/Putnam Balanced                         $ 30.97     $  94.69     $ 160.86     $ 337.61
EQ/Putnam Growth & Income Value            $ 31.49     $  96.24     $ 163.41     $ 342.51
T. Rowe Price Equity Income                $ 31.49     $  96.24     $ 163.41     $ 342.51
T. Rowe Price International Stock          $ 34.64     $ 105.53     $ 178.62     $ 371.38
Warburg Pincus Small Company Value         $ 33.07     $ 100.90     $ 171.04     $ 357.06
------------------------------------------------------------------------------------------


----------

(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."

IF YOU ELECT A VARIABLE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued, (see Note (1) above), and you elect a variable annuity payout option, the expenses shown in the above example for "if you do not surrender your contract" would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" under "Charges and expenses."

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  18
--------------------------------------------------------------------------------

EXAMPLES: EQUI-VEST SERIES 500 CONTRACTS


For the series 500 Roth Advantage contract, the examples show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a single contribution of $1,000 is invested in one of the variable investment options listed and a 5% annual return is earned on assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.51 per $1,000. We also assume there is no waiver of the withdrawal charge. Other than as indicated above, the charges and expenses used in the examples are the maximum charges rather than the lower current charges.


These examples should not be considered a representation of past or future expense for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


------------------------------------------------------------------------------------------------------------------------------------
                                      IF YOU SURRENDER YOUR CONTRACT AT THE END         IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                         OF EACH PERIOD SHOWN, THE EXPENSES                THE END OF EACH PERIOD SHOWN, THE
                                                      WOULD BE:                                    EXPENSES WOULD BE:
------------------------------------------------------------------------------------------------------------------------------------
                                     1 YEAR      3 YEARS      5 YEARS     10 YEARS     1 YEAR     3 YEARS     5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                 $ 83.42     $ 144.18     $ 207.49    $ 311.73     $ 28.24   $  86.58     $ 147.49     $ 311.73
Alliance Common Stock               $ 82.03     $ 140.05     $ 200.23    $ 297.51     $ 26.77   $  82.20     $ 140.23     $ 297.51
Alliance Conservative Investors     $ 83.71     $ 145.07     $ 209.04    $ 314.75     $ 28.56   $  87.52     $ 149.04     $ 314.75
Alliance Equity Index               $ 80.04     $ 134.12     $ 189.78    $ 276.84     $ 24.67   $  75.91     $ 129.78     $ 276.84
Alliance Global                     $ 85.20     $ 149.48     $ 216.34    $ 329.72     $ 30.13   $  92.20     $ 156.76     $ 329.72
Alliance Growth and Income          $ 83.42     $ 144.18     $ 207.49    $ 311.73     $ 28.24   $  86.58     $ 147.49     $ 311.73
Alliance Growth Investors           $ 83.22     $ 143.59     $ 206.45    $ 309.71     $ 28.03   $  85.96     $ 146.45     $ 309.71
Alliance High Yield                 $ 83.52     $ 144.48     $ 208.00    $ 312.74     $ 28.35   $  86.89     $ 148.00     $ 312.74
Alliance Intermediate Government
 Securities                         $ 82.72     $ 142.12     $ 203.86    $ 304.65     $ 27.51   $  84.39     $ 143.86     $ 304.65
Alliance International              $ 87.49     $ 156.22     $ 227.38    $ 352.23     $ 32.54   $  99.35     $ 168.50     $ 352.23
Alliance Money Market               $ 80.93     $ 136.79     $ 194.49    $ 286.19     $ 25.62   $  78.74     $ 134.49     $ 286.19
EQ/Alliance Premier Growth          $ 88.48     $ 159.15            -           -     $ 33.59   $ 102.44            -            -
Alliance Quality Bond               $ 82.82     $ 142.41     $ 204.38    $ 305.66     $ 27.61   $  84.70     $ 144.38     $ 305.66
Alliance Small Cap Growth           $ 85.20     $ 149.48     $ 216.34    $ 329.72     $ 30.13   $  92.20     $ 156.76     $ 329.72
------------------------------------------------------------------------------------------------------------------------------------

-----
 19

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                             IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                OF EACH PERIOD SHOWN, THE EXPENSES
                                                             WOULD BE:
------------------------------------------------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS     10 YEARS
------------------------------------------------------------------------------------------
EQ/Alliance Technology                     $ 88.48     $ 159.15            -           -
EQ/Balanced                                $ 83.22     $ 143.59     $ 206.45    $ 309.71
Capital Guardian Research                  $ 86.49     $ 153.30            -           -
Capital Guardian U.S. Equity               $ 86.49     $ 153.30            -           -
EQ/Evergreen                               $ 86.49     $ 153.30     $ 222.60    $ 342.51
EQ/Evergreen Foundation                    $ 86.49     $ 153.30     $ 222.60    $ 342.51
MFS Emerging Growth Companies              $ 86.99     $ 154.76     $ 224.99    $ 347.38
MFS Growth with Income                     $ 86.49     $ 153.30     $ 222.60    $ 342.51
MFS Research                               $ 86.49     $ 153.30     $ 222.60    $ 342.51
Mercury Basic Value Equity                 $ 86.49     $ 153.30     $ 222.60    $ 342.51
Mercury World Strategy                     $ 88.98     $ 160.60     $ 234.52    $ 366.63
Morgan Stanley Emerging Markets Equity     $ 94.44     $ 176.54     $ 260.31    $ 417.55
EQ/Putnam Balanced                         $ 86.00     $ 151.83     $ 220.19    $ 337.61
EQ/Putnam Growth & Income Value            $ 86.49     $ 153.30     $ 222.60    $ 342.51
T. Rowe Price Equity Income                $ 86.49     $ 153.30     $ 222.60    $ 342.51
T. Rowe Price International Stock          $ 89.47     $ 162.06     $ 236.89    $ 371.38
Warburg Pincus Small Company Value         $ 87.98     $ 157.69     $ 229.77    $ 357.06
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                              IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                 THE END OF EACH PERIOD SHOWN, THE
                                                         EXPENSES WOULD BE:
------------------------------------------------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS      10 YEARS
------------------------------------------------------------------------------------------
EQ/Alliance Technology                     $ 33.59     $ 102.44            -            -
EQ/Balanced                                $ 28.03     $  85.96     $ 146.45     $ 309.71
Capital Guardian Research                  $ 31.49     $  96.24            -            -
Capital Guardian U.S. Equity               $ 31.49     $  96.24            -            -
EQ/Evergreen                               $ 31.49     $  96.24     $ 163.41     $ 342.51
EQ/Evergreen Foundation                    $ 31.49     $  96.24     $ 163.41     $ 342.51
MFS Emerging Growth Companies              $ 32.02     $  97.80     $ 165.96     $ 347.38
MFS Growth with Income                     $ 31.49     $  96.24     $ 163.41     $ 342.51
MFS Research                               $ 31.49     $  96.24     $ 163.41     $ 342.51
Mercury Basic Value Equity                 $ 31.49     $  96.24     $ 163.41     $ 342.51
Mercury World Strategy                     $ 34.12     $ 103.99     $ 176.10     $ 366.63
Morgan Stanley Emerging Markets Equity     $ 39.89     $ 120.89     $ 203.53     $ 417.55
EQ/Putnam Balanced                         $ 30.97     $  94.69     $ 160.86     $ 337.61
EQ/Putnam Growth & Income Value            $ 31.49     $  96.24     $ 163.41     $ 342.51
T. Rowe Price Equity Income                $ 31.49     $  96.24     $ 163.41     $ 342.51
T. Rowe Price International Stock          $ 34.64     $ 105.53     $ 178.62     $ 371.38
Warburg Pincus Small Company Value         $ 33.07     $ 100.90     $ 171.04     $ 357.06
------------------------------------------------------------------------------------------


----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."


IF YOU ELECT A VARIABLE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued, (see note (1) above), and you elect a variable annuity payout option, the expenses shown in the above example for "if you do not surrender your contract" would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" under "Charges and expenses."

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  20
--------------------------------------------------------------------------------


EXAMPLES: EQUI-VEST SERIES 100 AND 200 CONTRACTS
The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed, and a 5% annual return is earned on the assets in that option.(1) We also assume there is no waiver of the withdrawal charge. The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.51 per $1,000. Other than as indicated above, the charges and expenses used to compute the examples below are the maximum expenses (taking into account the expense limitation at an annual rate of 1.75% for the EQ/Aggressive Stock, EQ/Balanced, Alliance Common Stock and Alliance Money Market options) rather than the lower current charges.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

FOR IRA (TRADITIONAL, STANDARD ROTH AND CERTAIN QP IRA(2) CONTRACTS WHERE THE FREE WITHDRAWAL AMOUNT APPLIES AFTER THE THIRD CONTRACT YEAR):


-------------------------------------------------------------------------------------------------------
                                                   IF YOU SURRENDER YOUR CONTRACT AT THE END OF EACH
                                                                     PERIOD SHOWN,
                                                                 THE EXPENSES WOULD BE:
-------------------------------------------------------------------------------------------------------
                                                    1 YEAR        3 YEARS        5 YEARS       10 YEARS
-------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock                              $ 80.77       $ 124.26       $ 163.50      $ 254.45
 Alliance Common Stock                            $ 80.77       $ 124.26       $ 163.50      $ 254.45
 Alliance Conservative Investors                  $ 83.33       $ 132.00       $ 176.57      $ 281.82
 Alliance Equity Index                            $ 79.68       $ 120.97       $ 157.93      $ 242.66
 Alliance Global                                  $ 84.81       $ 136.45       $ 184.04      $ 297.29
 Alliance Growth and Income                       $ 83.04       $ 131.11       $ 175.07      $ 278.70
 Alliance Growth Investors                        $ 82.84       $ 130.51       $ 174.07      $ 276.62
 Alliance High Yield                              $ 83.13       $ 131.41       $ 175.57      $ 279.74
 Alliance Intermediate Government Securities      $ 82.35       $ 129.03       $ 171.56      $ 271.38
 Alliance International                           $ 87.08       $ 143.24       $ 195.40      $ 320.55
 Alliance Money Market                            $ 80.77       $ 124.26       $ 163.50      $ 254.45
 EQ/Alliance Premier Growth                       $ 88.07       $ 146.18              -             -
 Alliance Quality Bond                            $ 82.44       $ 129.33       $ 172.06      $ 272.43
 Alliance Small Cap Growth                        $ 84.81       $ 136.45       $ 184.04      $ 297.29
 EQ/Alliance Technology                           $ 88.07       $ 146.18              -             -
 EQ/Balanced                                      $ 80.77       $ 124.26       $ 163.50      $ 254.45
 Capital Guardian Research                        $ 86.09       $ 140.29              -             -
 Capital Guardian U.S. Equity                     $ 86.09       $ 140.29              -             -
 EQ/Evergreen                                     $ 86.09       $ 140.29       $ 190.48      $ 310.50
 EQ/Evergreen Foundation                          $ 86.09       $ 140.29       $ 190.48      $ 310.50
 MFS Emerging Growth Companies                    $ 86.59       $ 141.77       $ 192.94      $ 315.54
 MFS Growth with Income                           $ 86.09       $ 140.29       $ 190.48      $ 310.50
 MFS Research                                     $ 86.09       $ 140.29       $ 190.48      $ 310.50
 Mercury Basic Value Equity                       $ 86.09       $ 140.29       $ 190.48      $ 310.50
 Mercury World Strategy                           $ 88.56       $ 147.65       $ 202.75      $ 335.43
 Morgan Stanley Emerging Markets Equity           $ 93.99       $ 163.71       $ 229.29      $ 388.06
 EQ/Putnam Balanced                               $ 85.60       $ 138.81       $ 188.00      $ 305.44
 EQ/Putnam Growth & Income Value                  $ 86.09       $ 140.29       $ 190.48      $ 310.50
 T. Rowe Price Equity Income                      $ 86.09       $ 140.29       $ 190.48      $ 310.50
 T. Rowe Price International Stock                $ 89.05       $ 149.12       $ 205.19      $ 340.33
 Warburg Pincus Small Company Value               $ 87.57       $ 144.71       $ 197.86      $ 325.53
-------------------------------------------------------------------------------------------------------

-------
 21
--------------------------------------------------------------------------------

FOR QP IRA(3) CONTRACTS (WHERE THE FREE WITHDRAWAL AMOUNT APPLIES IN THE FIRST CONTRACT YEAR):


-----------------------------------------------------------------------------------------------
                                          IF YOU SURRENDER YOUR CONTRACT AT THE END OF EACH
                                                            PERIOD SHOWN,
                                                        THE EXPENSES WOULD BE:
-----------------------------------------------------------------------------------------------
                                           1 YEAR        3 YEARS        5 YEARS        10 YEARS
-----------------------------------------------------------------------------------------------
EQ/Aggressive Stock                      $ 74.58       $ 117.68       $ 163.50       $ 254.45
Alliance Common Stock                    $ 74.58       $ 117.68       $ 163.50       $ 254.45
Alliance Conservative Investors          $ 77.16       $ 125.48       $ 176.57       $ 281.82
Alliance Equity Index                    $ 73.49       $ 114.37       $ 157.93       $ 242.66
Alliance Global                          $ 78.65       $ 129.95       $ 184.04       $ 297.29
Alliance Growth and Income               $ 76.86       $ 124.58       $ 175.07       $ 278.70
Alliance Growth Investors                $ 76.67       $ 123.98       $ 174.07       $ 276.62
Alliance High Yield                      $ 76.96       $ 124.88       $ 175.57       $ 279.74
Alliance Intermediate Government
  Securities                             $ 76.17       $ 122.48       $ 171.56       $ 271.38
Alliance International                   $ 80.93       $ 136.79       $ 195.40       $ 320.55
Alliance Money Market                    $ 74.58       $ 117.68       $ 163.50       $ 254.45
EQ/Alliance Premier Growth               $ 81.93       $ 139.75              -              -
Alliance Quality Bond                    $ 76.27       $ 122.78       $ 172.06       $ 272.43
Alliance Small Cap Growth                $ 78.65       $ 129.95       $ 184.04       $ 297.29
EQ/Alliance Technology                   $ 81.93       $ 139.75              -              -
EQ/Balanced                              $ 74.58       $ 117.68       $ 163.50       $ 254.45
Capital Guardian Research                $ 79.94       $ 133.82              -              -
Capital Guardian U.S. Equity             $ 79.94       $ 133.82              -              -
EQ/Evergreen                             $ 79.94       $ 133.82       $ 190.48       $ 310.50
EQ/Evergreen Foundation                  $ 79.94       $ 133.82       $ 190.48       $ 310.50
MFS Emerging Growth Companies            $ 80.44       $ 135.31       $ 192.94       $ 315.54
MFS Growth with Income                   $ 79.94       $ 133.82       $ 190.48       $ 310.50
MFS Research                             $ 79.94       $ 133.82       $ 190.48       $ 310.50
Mercury Basic Value Equity               $ 79.94       $ 133.82       $ 190.48       $ 310.50
Mercury World Strategy                   $ 82.42       $ 141.23       $ 202.75       $ 335.43
Morgan Stanley Emerging Markets
  Equity                                 $ 87.88       $ 157.39       $ 229.29       $ 388.06
EQ/Putnam Balanced                       $ 79.45       $ 132.33       $ 188.00       $ 305.44
EQ/Putnam Growth & Income Value          $ 79.94       $ 133.82       $ 190.48       $ 310.50
T. Rowe Price Equity Income              $ 79.94       $ 133.82       $ 190.48       $ 310.50
T. Rowe Price International Stock        $ 82.92       $ 142.71       $ 205.19       $ 340.33
Warburg Pincus Small Company Value       $ 81.43       $ 138.27       $ 197.86       $ 325.53
-----------------------------------------------------------------------------------------------

-----
  22

--------------------------------------------------------------------------------

FOR NQ CONTRACTS:


-----------------------------------------------------------------------------------------------
                                          IF YOU SURRENDER YOUR CONTRACT AT THE END OF EACH
                                                            PERIOD SHOWN,
                                                        THE EXPENSES WOULD BE:
-----------------------------------------------------------------------------------------------
                                           1 YEAR        3 YEARS        5 YEARS        10 YEARS
-----------------------------------------------------------------------------------------------
EQ/Aggressive Stock                      $ 74.58       $ 117.68       $ 160.57       $ 217.78
Alliance Common Stock                    $ 74.58       $ 117.68       $ 160.57       $ 217.78
Alliance Conservative Investors          $ 77.16       $ 125.48       $ 174.46       $ 246.11
Alliance Equity Index                    $ 73.49       $ 114.37       $ 154.65       $ 205.57
Alliance Global                          $ 78.65       $ 129.95       $ 182.41       $ 262.12
Alliance Growth and Income               $ 76.86       $ 124.58       $ 172.87       $ 242.88
Alliance Growth Investors                $ 76.67       $ 123.98       $ 171.80       $ 240.72
Alliance High Yield                      $ 76.96       $ 124.88       $ 173.40       $ 243.95
Alliance Intermediate Government
  Securities                             $ 76.17       $ 122.48       $ 169.14       $ 235.30
Alliance International                   $ 80.93       $ 136.79       $ 194.49       $ 286.19
Alliance Money Market                    $ 74.58       $ 117.68       $ 160.57       $ 217.78
EQ/Alliance Premier Growth               $ 81.93       $ 139.75              -              -
Alliance Quality Bond                    $ 76.27       $ 122.78       $ 169.67       $ 236.39
Alliance Small Cap Growth                $ 78.65       $ 129.95       $ 182.41       $ 262.12
EQ/Alliance Technology                   $ 81.93       $ 139.75              -              -
EQ/Balanced                              $ 74.58       $ 117.68       $ 160.57       $ 217.78
Capital Guardian Research                $ 79.94       $ 133.82              -              -
Capital Guardian U.S. Equity             $ 79.94       $ 133.82              -              -
EQ/Evergreen                             $ 79.94       $ 133.82       $ 189.25       $ 275.79
EQ/Evergreen Foundation                  $ 79.94       $ 133.82       $ 189.25       $ 275.79
MFS Emerging Growth Companies            $ 80.44       $ 135.31       $ 191.87       $ 281.01
MFS Growth with Income                   $ 79.94       $ 133.82       $ 189.25       $ 275.79
MFS Research                             $ 79.94       $ 133.82       $ 189.25       $ 275.79
Mercury Basic Value Equity               $ 79.94       $ 133.82       $ 189.25       $ 275.79
Mercury World Strategy                   $ 82.42       $ 141.23       $ 202.30       $ 301.59
Morgan Stanley Emerging Markets
  Equity                                 $ 87.88       $ 157.39       $ 229.29       $ 356.09
EQ/Putnam Balanced                       $ 79.45       $ 132.33       $ 186.62       $ 270.55
EQ/Putnam Growth & Income Value          $ 79.94       $ 133.82       $ 189.25       $ 275.79
T. Rowe Price Equity Income              $ 79.94       $ 133.82       $ 189.25       $ 275.79
T. Rowe Price International Stock        $ 82.92       $ 142.71       $ 204.90       $ 306.68
Warburg Pincus Small Company Value       $ 81.43       $ 138.27       $ 197.10       $ 291.35
-----------------------------------------------------------------------------------------------

-----
 23
--------------------------------------------------------------------------------


FOR ALL SERIES 100 AND 200 CONTRACTS:



-----------------------------------------------------------------------------------------------

                                       IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE END OF EACH
                                                            PERIOD SHOWN,
                                                        THE EXPENSES WOULD BE:
-----------------------------------------------------------------------------------------------
                                           1 YEAR        3 YEARS        5 YEARS        10 YEARS
-----------------------------------------------------------------------------------------------
EQ/Aggressive Stock                      $ 18.90      $  58.49        $ 100.57       $ 217.78
Alliance Common Stock                    $ 18.90      $  58.49        $ 100.57       $ 217.78
Alliance Conservative Investors          $ 21.63      $  66.75        $ 114.46       $ 246.11
Alliance Equity Index                    $ 17.75      $  54.98        $  94.65       $ 205.57
Alliance Global                          $ 23.20      $  71.49        $ 122.41       $ 262.12
Alliance Growth and Income               $ 21.31      $  65.80        $ 112.87       $ 242.88
Alliance Growth Investors                $ 21.11      $  65.16        $ 111.80       $ 240.72
Alliance High Yield                      $ 21.42      $  66.11        $ 113.40       $ 243.95
Alliance Intermediate Government
  Securities                             $ 20.58      $  63.58        $ 109.14       $ 235.30
Alliance International                   $ 25.62      $  78.74        $ 134.49       $ 286.19
Alliance Money Market                    $ 18.90      $  58.49        $ 100.57       $ 217.78
EQ/Alliance Premier Growth               $ 26.67      $  81.88               -              -
Alliance Quality Bond                    $ 20.69      $  63.89        $ 109.67       $ 236.39
Alliance Small Cap Growth                $ 23.20      $  71.49        $ 122.41       $ 262.12
EQ/Alliance Technology                   $ 26.67      $  81.88               -              -
EQ/Balanced                              $ 18.90      $  58.49        $ 100.57       $ 217.78
Capital Guardian Research                $ 24.57      $  75.60               -              -
Capital Guardian U.S. Equity             $ 24.57      $  75.60               -              -
EQ/Evergreen                             $ 24.57      $  75.60        $ 129.25       $ 275.79
EQ/Evergreen Foundation                  $ 24.57      $  75.60        $ 129.25       $ 275.79
MFS Emerging Growth Companies            $ 25.09      $  77.17        $ 131.87       $ 281.01
MFS Growth with Income                   $ 24.57      $  75.60        $ 129.25       $ 275.79
MFS Research                             $ 24.57      $  75.60        $ 129.25       $ 275.79
Mercury Basic Value Equity               $ 24.57      $  75.60        $ 129.25       $ 275.79
Mercury World Strategy                   $ 27.19      $  83.45        $ 142.30       $ 301.59
Morgan Stanley Emerging Markets
  Equity                                 $ 32.96      $ 100.59        $ 170.53       $ 356.09
EQ/Putnam Balanced                       $ 24.04      $  74.02        $ 126.62       $ 270.55
EQ/Putnam Growth & Income Value          $ 24.57      $  75.60        $ 129.25       $ 275.79
T. Rowe Price Equity Income              $ 24.57      $  75.60        $ 129.25       $ 275.79
T. Rowe Price International Stock        $ 27.72      $  85.02        $ 144.90       $ 306.68
Warburg Pincus Small Company Value       $ 26.14      $  80.31        $ 137.10       $ 291.35
-----------------------------------------------------------------------------------------------

-----
  24

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."


(2) These expenses also apply to a QP IRA with the number 11933I in the lower left corner of the first page of your contract, or those QP IRA contracts issued in Oregon.


(3) These expenses apply only to a QP IRA with the number 92QPI in the lower left corner of the first page of your contract.

IF YOU ELECT A VARIABLE ANNUITY PAYOUT OPTION:
Assuming an annuity payout option could be issued, (see Note (1) above), and you elect a variable annuity payout option, the expenses shown in the above example for "if you do not surrender your contract" would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" under "Charges and expenses."


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus, for the unit values and number of units outstanding as of the periods shown for each of the variable investment options available as of December 31, 1999.

1   Contract features and benefits


------
  25
--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount for each type and series of contract purchased. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract.

------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
CONTRACT    ANNUITANT      MINIMUM                   SOURCE OF                         LIMITATIONS ON
TYPE        ISSUE AGES*    CONTRIBUTIONS             CONTRIBUTIONS                     CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------
 NQ           0-79                                                                     Not applicable.
                           o  $1,000 (initial),      o After-tax money.

                           o  $50 (additional)       o Paid to us by check or
                              (all series)             transfer of contract
                                                       value in a tax deferred
                                                       exchange under Section
                                                       1035 of the Internal
                                                       Revenue Code.

                                                     o Paid to us by an employer
                                                       who establishes a payroll
                                                       deduction program.
---------------------------------------------------------------------------------------------------------


--------
  26
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
CONTRACT            ANNUITANT      MINIMUM                   SOURCE OF                   LIMITATIONS ON
TYPE                ISSUE AGES*    CONTRIBUTIONS             CONTRIBUTIONS               CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------
 Traditional IRA      0-70         o $20 (initial and       o "Regular" traditional   o For all types of IRAs,
                                     additional) (series      IRA contributions         regular IRA
                                     100 and 200)             either made by you        contributions may
                                                              or paid to us by an       not exceed $2,000
                                   o $50 (initial and         employer who              for a year.
                                     additional) (series      establishes a payroll
                                     300 and 400)             deduction program       o No additional regular
                                                                                        IRA contributions in
                                                            o Rollovers from a          the year you turn age
                                                              TSA.                      70 1/2 and thereafter.

                                                            o Rollovers from          o Rollover and direct
                                                              another traditional       transfer contributions
                                                              individual retirement     after age 70 1/2 must
                                                              arrangement.              be net of required
                                                                                        minimum distributions.
                                                            o Direct
                                                              custodian-to-custodian
                                                              transfers from other    o Contributions are
                                                              traditional individual    subject to income tax
                                                              retirement                rules.
                                                              arrangements.
                                                                                      o Although we accept
                                                                                        rollover and direct
                                                                                        transfer contributions
                                                                                        under the Traditional
                                                                                        IRA contracts, we
                                                                                        intend that these
                                                                                        contracts be used
                                                                                        for ongoing regular
                                                                                        contributions.
-----------------------------------------------------------------------------------------------------------------

-------
  27
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
CONTRACT            ANNUITANT      MINIMUM                   SOURCE OF                   LIMITATIONS ON
TYPE                ISSUE AGES*    CONTRIBUTIONS             CONTRIBUTIONS               CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------
Standard Roth IRA     0-79         o $20 (initial and       o Regular after-tax      o For all types of IRAs,
and Roth Advantage                   additional) (series      contributions either     regular IRA
                                     100 and 200)             made by you or paid      contributions may
                                                              to us by an employer     not exceed $2,000
                                   o $50 (initial and         who establishes a        for a year.
                                     additional) (series      payroll deduction
                                     300, 400, and 500)       program.               o Contributions are
                                                                                       subject to income
                                                            o Rollovers from           limits and other tax
                                                              another Roth IRA.        rules. See "Tax
                                                                                       information -
                                                            o Conversion rollovers     Contributions to
                                                              from a Traditional       Roth IRAs."
                                                              IRA.

                                                            o Direct transfers from
                                                              another Roth IRA.
-----------------------------------------------------------------------------------------------------------------
 QP traditional IRA   0-79        o $1,000 (series 100      o Rollovers from a       o Rollover
                                     and 200)                 qualified plan.          contributions after
                                                                                       age 70 1/2 must be
                                  o $2,500 (series 300      o Rollovers from a         net of required
                                    and 400)                  TSA.                     minimum
                                                                                       distributions.
                                                            o The EQUIVEST QP
                                                              Traditional IRA        o "Regular" after-tax
                                                              contract is intended      contributions are not
                                                              to be a conduit IRA.      permitted.
                                                              Only rollovers
                                                              from a qualified
                                                              plan or TSA are
                                                              permitted.
-----------------------------------------------------------------------------------------------------------------

* For Traditional IRAs, the maximum issue age is 70, but we will issue up to age 79 if the contribution is a rollover contribution. For all other IRAs we will issue contracts up to annuitant ages 80-83 with our prior approval.

See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST contracts with the same annuitant would then total more than $1,000,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.


For information on when contributions are credited see "Dates and prices at which contract events occur" under "More information" later in this prospectus.

----------
   28
--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner.

Under any type of the IRA contract, the owner and annuitant must be the same person.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made by wire transfer or our automatic investment program. The method of payment is discussed in detail in "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.


--------------------------------------------------------------------------------
Generally our "business day" is any day on which Equitable Life is open and the New York Stock Exchange is open for trading. We may, however, close due to emergency conditions.
--------------------------------------------------------------------------------


SECTION 1035 EXCHANGES

You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
 You can choose from among the variable investment options.
--------------------------------------------------------------------------------

-----
 29
--------------------------------------------------------------------------------

PORTFOLIOS OF EQ ADVISORS TRUST



-------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock               Long-term growth of capital                        Alliance Capital Management L.P.,
                                                                                      Massachusetts Financial Services Company
-------------------------------------------------------------------------------------------------------------------------------
 Alliance Common Stock             Long-term growth of capital and increasing         Alliance Capital Management L.P.
                                   income
-------------------------------------------------------------------------------------------------------------------------------
 Alliance Conservative Investors   High total return without, in the adviser's        Alliance Capital Management L.P.
                                   opinion, undue risk to principal
-------------------------------------------------------------------------------------------------------------------------------
 Alliance Equity Index             Total return (before EQ Advisors Trust and         Alliance Capital Management L.P.
                                   Separate Account A annual expenses) that
                                   approximates the total return performance of the
                                   Standard & Poor's 500 Composite Stock Price
                                   Index
-------------------------------------------------------------------------------------------------------------------------------
 Alliance Global                   Long-term growth of capital                        Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------------
 Alliance Growth and Income        High total return through a combination of         Alliance Capital Management L.P.
                                   current income and capital appreciation
-------------------------------------------------------------------------------------------------------------------------------
 Alliance Growth Investors         High total return consistent with the adviser's    Alliance Capital Management L.P.
                                   determination of reasonable risk
-------------------------------------------------------------------------------------------------------------------------------
 Alliance High Yield               High return by maximizing current income and,      Alliance Capital Management L.P.
                                   to the extent consistent with that objective,
                                   capital appreciation
-------------------------------------------------------------------------------------------------------------------------------
 Alliance Intermediate             High current income consistent with relative       Alliance Capital Management L.P.
 Government Securities             stability of principal
-------------------------------------------------------------------------------------------------------------------------------
 Alliance International            Long-term growth of capital                        Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------------
 Alliance Money Market             High level of current income while preserving      Alliance Capital Management L.P.
                                   assets and maintaining liquidity
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth        Long-term growth of capital                        Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------------
 Alliance Quality Bond             High current income consistent with preservation   Alliance Capital Management L.P.
                                   of capital
-------------------------------------------------------------------------------------------------------------------------------
 Alliance Small Cap Growth         Long-term growth of capital                        Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology            Long-term growth of capital                        Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------------

-------
  30
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                  OBJECTIVE                                          ADVISER
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Balanced                    High return through a combination of current       Alliance Capital Management L.P.
                                income and capital appreciation                    Capital Guardian Trust Company,
                                                                                   Prudential Investments Fund
                                                                                    Management, LLC,
                                                                                   Jennison Associates, LLC.
-------------------------------------------------------------------------------------------------------------------------------
 Capital Guardian Research      Long-term growth of capital                        Capital Guardian Trust Company
-------------------------------------------------------------------------------------------------------------------------------
 Capital Guardian U.S. Equity   Long-term growth of capital                        Capital Guardian Trust Company
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen                   Long-term growth of capital                        Evergreen Asset Management Corp.
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Foundation        In order of priority, reasonable income,           Evergreen Asset Management Corp.
                                conservation of capital, and capital appreciation
-------------------------------------------------------------------------------------------------------------------------------
 MFS Emerging Growth            Long-term capital growth                           Massachusetts Financial Services Company
 Companies
-------------------------------------------------------------------------------------------------------------------------------
 MFS Growth with Income         Reasonable current income and long-term            Massachusetts Financial Services Company
                                growth of capital and income
-------------------------------------------------------------------------------------------------------------------------------
 MFS Research                   Long-term growth of capital and future income      Massachusetts Financial Services Company
-------------------------------------------------------------------------------------------------------------------------------
 Mercury Basic Value Equity     Capital appreciation and, secondarily, income      Mercury Asset Management US
-------------------------------------------------------------------------------------------------------------------------------
 Mercury World Strategy         High total investment return                       Mercury Asset Management US
-------------------------------------------------------------------------------------------------------------------------------
 Morgan Stanley Emerging        Long-term capital appreciation                     Morgan Stanley Asset Management
 Markets Equity
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Balanced             Balanced investment                                Putnam Investment Management, Inc.
-------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income      Capital growth, current income is a secondary      Putnam Investment Management, Inc.
 Value                          objective
-------------------------------------------------------------------------------------------------------------------------------
 T. Rowe Price Equity Income    Substantial dividend income and also capital       T. Rowe Price Associates, Inc.
                                appreciation
-------------------------------------------------------------------------------------------------------------------------------
 T. Rowe Price International    Long-term growth of capital                        Rowe Price-Fleming International, Inc.
 Stock
-------------------------------------------------------------------------------------------------------------------------------
 Warburg Pincus Small Company   Long-term capital appreciation                     Warburg Pincus Asset Management, Inc.
 Value
-------------------------------------------------------------------------------------------------------------------------------

Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

-------
31
--------------------------------------------------------------------------------
GUARANTEED INTEREST OPTION


The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account in "More information."

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. The rate may be different depending upon certain factors including the type and series of your contract and when the allocation is made.


Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)  the minimum interest rate guaranteed over the life of the contract,

(2)  the yearly guaranteed interest rate for the calendar year, and

(3)  the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

The minimum yearly guaranteed interest rate is 4% for 2000. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. A 4% minimum may apply under some contracts. Current interest rates will never be less than the yearly guaranteed interest rate.

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years in states where they are approved. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. Your contributions will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are only available in states where approved. Your financial professional can provide your state's approval status. For contracts issued in New York see "Charges and expenses" for information on withdrawal charges when amounts are allocated to the fixed maturity options.


--------------------------------------------------------------------------------
 Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for each of the maturity years 2001 through 2010. Not all of these fixed maturity options will be available for annuitants ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we

--------
  32
--------------------------------------------------------------------------------

 expect to add maturity years so that generally 10 fixed maturity options are available at any time.

 We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or


o    the rate to maturity is 3% or less; or


o the fixed maturity option's maturity date is within the current calendar year; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)  withdraw the maturity value (there may be a withdrawal charge).


Currently, if we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the Alliance Money Market option, or another investment option if we are required to do so by any state regulation or if we change our procedures in the future. Such a case is the State of New York where we will transfer your maturity value to the fixed maturity option scheduled to mature next unless we are not offering other fixed maturity options, in which case we will transfer your maturity value to the Alliance Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III to this prospectus provides an example of how the market value adjustment is calculated.


SELECTING YOUR INVESTMENT METHOD


You must choose one of the following methods for selecting your investment options:

o MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers

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whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

o MAXIMUM TRANSFER FLEXIBILITY. Under this method you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

o TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS THAT APPLY TO THE INVESTMENT METHODS. From time to time we may remove certain restrictions that apply to your investment method. If we do so we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions that apply to your investment method, amounts that are in any investment options that are not available under your investment method can remain in these options, but you will not be permitted to allocate new contributions or make additional transfers (including through our rebalancing program) into these options.


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                     INVESTMENT OPTIONS
--------------------------------------------------------------------------------
                                        A
--------------------------------------------------------------------------------
 o Guaranteed Interest Option
--------------------------------------------------------------------------------
 DOMESTIC STOCKS                   INTERNATIONAL STOCKS
--------------------------------------------------------------------------------
 o EQ/Aggressive Stock             o Alliance Global
 o Alliance Common Stock           o Alliance International
 o Alliance Equity Index           o Morgan Stanley Emerging
 o Alliance Growth and Income        Markets Equity
 o EQ/Alliance Premier Growth      o T. Rowe Price International
 o Alliance Small Cap Growth         Stock
 o EQ/Alliance Technology
 o Capital Guardian Research
 o Capital Guardian U.S. Equity
 o EQ/Evergreen
 o MFS Emerging Growth
   Companies
 o MFS Growth with Income
 o MFS Research
 o Mercury Basic Value Equity
 o EQ/Putnam Growth & Income
   Value
 o T. Rowe Price Equity Income
 o Warburg Pincus Small
   Company Value
 --------------------------------------------------------------------------------
 BALANCED/HYBRID
--------------------------------------------------------------------------------
 o Alliance Growth Investors
 o EQ/Balanced
 o EQ/Evergreen Foundation
 o Mercury World Strategy
 o EQ/Putnam Balanced
--------------------------------------------------------------------------------

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                     INVESTMENT OPTIONS
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                                        B
--------------------------------------------------------------------------------
FIXED INCOME                       BALANCED/HYBRID
--------------------------------------------------------------------------------
o Alliance High Yield              o Alliance Conservative
o Alliance Intermediate              Investors
  Government Securities
o Alliance Money Market
o Alliance Quality Bond
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FIXED MATURITY OPTIONS
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The fixed maturity options are only available in states where approved.
Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates."
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o PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 6 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on March 1, 2000 you chose the fixed maturity option with a maturity date of June 15, 2009, since the rate to maturity was 6.45% on March 1, 2000, we would have allocated $5,596 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing an Equitable Life traditional IRA or QP IRA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds are sufficient to meet your required minimum distributions. See "Tax information." This feature is only available if the fixed maturity option is available in your state.


ALLOCATING YOUR CONTRIBUTIONS

Once you have made your investment method choice, you may allocate your contributions to one or more, or all of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become part of your account value. We discuss account value in "Determining your contract's value." After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options."


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. In some states, this "free look" period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

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In addition to the cancellation right described above, if you fully or partially convert an existing Traditional IRA contract to a Standard Roth IRA or Roth Advantage contract, you may cancel your Standard Roth IRA or Roth Advantage contract and return to a Traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST Roth IRA Re-Characterization Form."

2  Determining your contract's value

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YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have allocated to the variable investment options; (ii) the guaranteed interest option; and (iii) the market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrendering your contract to receive its cash value" in "Accessing your money."


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
 Units measure your value in each variable investment option.
--------------------------------------------------------------------------------


The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

 (i)        increased to reflect additional contributions;

 (ii) decreased to reflect a withdrawal (plus applicable withdrawal charges); or

 (iii) increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, the annual administrative charge, or third-party transfer or exchange charge, will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

3  Transferring your money among investment options

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TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.

o You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

o If you choose the maximum investment options choice method for selecting investment options, the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is
     (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected maximum investment options choice, you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.

See Appendix I for transfer restrictions under original contracts.

Subject to the terms of your contract, upon advance notice, we may change or establish additional restrictions on transfers among the investment options. A transfer request does not change your percentages for allocating current or future contributions among the investment options.


You may request a transfer in writing or by telephone using TOPS or online using EQAccess. (We anticipate that transfers using EQAccess will be available by the end of 2000). You must send in all signed written requests directly to our processing office. Transfer requests should specify:


 (1) the contract number,

 (2) the dollar amounts to be transferred, and


 (3) the investment options to and from which you are transferring.


We will confirm all transfers in writing.


MARKET TIMING

You should note that the product is not designed for professional "market timing" organizations, or other organizations or individuals engaging in market timing, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying mutual fund portfolio. Market timing strategies are disruptive to the underlying mutual fund portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options reflect a market timing strategy, we reserve the right to take action including, but not limited to: restricting the availability of transfers through telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner.


AUTOMATIC TRANSFER OPTIONS

INVESTMENT SIMPLIFIER

You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both.

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FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.


See Appendix II for transfer restrictions under original contracts.


In order to elect the fixed-dollar option you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above.

The fixed-dollar option is a form of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

WHEN YOUR PARTICIPATION IN AN AUTOMATIC TRANSFER OPTION WILL END. Your participation in an automatic transfer option will end:

o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.



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Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial advisor before electing the program.
--------------------------------------------------------------------------------


You may elect the rebalancing program at any time. To be eligible, you must have at least $5,000 of account value in the variable investment options. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or in the fixed maturity options.

You may change your allocation instructions or cancel the program at any time.

4  Accessing your money

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WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information."

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                                   METHOD OF WITHDRAWAL
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                                                           MINIMUM
 CONTRACT                 LUMP SUM       SYSTEMATIC     DISTRIBUTION
--------------------------------------------------------------------------------
 NQ                         Yes             Yes              No
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 Traditional IRA            Yes             Yes             Yes
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 QP IRA                     Yes             Yes             Yes
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 Standard Roth IRA          Yes             Yes              No
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 Roth Advantage             Yes             Yes              No
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LUMP SUM WITHDRAWALS (ALL CONTRACTS)


You may take lump sum withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves your account value less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Lump sum withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge. (See "10% free withdrawal charge amount" in "Charges and expenses.")


SYSTEMATIC WITHDRAWALS (ALL CONTRACTS)

If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option you may elect systematic withdrawals. You may elect to have your systematic withdrawals made on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $300. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option you do not have to maintain a minimum amount. You may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3)  you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

MINIMUM DISTRIBUTION WITHDRAWALS (Traditional IRA and QP IRA contracts - See "Tax information")


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2 and have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. You may elect the method you want us to use to calculate your

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minimum distribution withdrawal from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up required amounts from the fixed maturity options to the extent you have value in those options. A market value adjustment may apply. We will calculate your payment each year based on your account value at the end of each calendar year, based on the method you choose.


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We will send to Traditional IRA and QP IRA owners a form outlining the minimum distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).
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HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s). A market value adjustment may apply if withdrawals are taken from the fixed maturity options.

AUTOMATIC DEPOSIT SERVICE

If you are receiving required minimum distribution payments from a Traditional IRA or QP IRA contract you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your Traditional IRA or QP IRA contract directly into an EQUI-VEST NQ or Roth IRA or an EQUI-VEST Express NQ or Roth IRA contract according to your allocation instructions.


DEPOSIT OPTION FOR NQ CONTRACTS ONLY

You can elect the deposit option for your benefit while you live, or for the benefit of your beneficiary.

Proceeds from your NQ contract can be deposited with us for a period you select (including one for as long as the annuitant lives). We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant's death, death benefit proceeds can be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. Your financial professional can provide more information about this option, or you may call our processing office.

SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information."

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TERMINATION


We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a lump sum withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

EQUI-VEST offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments [which can be level or increasing,] and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.


ANNUITY PAYOUT OPTIONS


You can choose from among the following annuity payout options:



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Fixed annuity payout options        Life annuity
                                    Life annuity with period certain
                                    Life annuity with refund certain
                                    Period certain annuity
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Variable annuity payout options     Life annuity (not available in New York)
                                    Life annuity with period certain
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o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.


o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period

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     certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of you and your spouse. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, to the survivor for life. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTION

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.

VARIABLE ANNUITY PAYOUT OPTIONS


Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity payout option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate. Please see "Annuity unit values" in the SAI.

We also make the variable annuity payout options available to owners of our single premium deferred annuity ("SPDA") contract and certain other combination fixed and variable annuity contracts. Such contractholders who are considering purchasing a variable payout option should also review the information in this prospectus relating to the variable investment options. EQ Advisors Trust prospectus (directly following this prospectus), and the sections of the SAI which discuss the variable annuity payout option should also be reviewed.

We may offer other payout options not outlined here. Your financial professional can provide details.

SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable.


You can choose the date annuity payments are to begin. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 85th birthday. This may be different in some states.

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Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made, other than transfers (if permitted in the future) among the variable investment options if a variable annuity is selected.


The amount of the annuity payments will depend on:

(1)  the amount applied to purchase the annuity;

(2) the type of annuity chosen, and whether it is fixed or variable. If you choose a variable annuity, we use an assumed base rate of 5% to calculate the level of payments. However, in states where that rate is not permitted the assumed base rate will be 3 1/2%. We provide information about the assumed base rate in the SAI;

(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4)  in certain instances, the sex of the annuitant(s).


If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5  Charges and expenses

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CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:


o    A mortality and expense risks charge


o    A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:


o On the last day of the contract year an annual administrative charge, if applicable


o    Charge for third-party transfer or exchange (series 300, 400, and 500 only)


o At the time you make certain withdrawals or surrender your contract, or your contract is terminated - a withdrawal charge


 o At the time annuity payments are to begin - charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply


More information about these charges appears below. The charges differ depending on which contract series you purchase.


We will not increase these charges for the life of your contract, except as noted below. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

CHARGES UNDER THE CONTRACTS


MORTALITY AND EXPENSE RISKS CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks. The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. For series 300, 400 and 500, we may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract.

The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

For each series the daily charge is a percentage of net assets that is equivalent to an annual rate of:

o 1.10% current and 1.75% maximum in each variable investment option under series 300 and 400 contracts.

o 1.20% current and 1.75% maximum in each variable investment option for series 500 contracts.

o 0.65% under series 100 contracts and 1.15% under series 200 contracts in the Alliance Money Market, EQ/Balanced and Alliance Common Stock options.

o 0.50% under series 100 contracts and 1.09% under series 200 contracts for all other variable investment options.

CHARGE FOR OTHER EXPENSES


We deduct this daily charge from the net assets in each variable investment option. This charge, together with the

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annual administrative charge described below, is for providing administrative and financial accounting services under the contracts.

The daily charge is equivalent to a maximum annual rate of:

(i) under series 100 contracts, 0.84% of the net assets in each variable investment option. 0.60% of this charge is designed to reimburse us for research and development costs and for administrative expenses that are not covered by the annual administrative charge described below. The remaining 0.24% is to reimburse us for the cost of financial accounting services we provide under the contracts;

(ii) under series 200 contracts, the charge for expenses and financial accounting is 0.25% of the net asset value in each variable investment option;

(iii) under series 300, 400 and 500 contracts, 0.25% of the net assets in each variable investment option. For all variable investment options other than the Alliance Money Market, Alliance Common Stock and EQ/Balanced options, we currently deduct 0.24% of the net assets. We may, upon advance notice to you, increase the charge to 0.25% of the net assets for these variable investment options.

MAXIMUM TOTAL CHARGES

Under series 500 contracts, the total annual rate for the above charges is 1.45%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. We will only make any increase after we have sent you advance notice. Any increase or decrease will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfairly discriminatory.

Under series 100 and 200 contracts for the Alliance Money Market, EQ/Balanced, Alliance Common Stock and EQ/Aggressive Stock options, the combined amount of the Separate Account A charges to these variable investment options and EQ Advisors Trust charges for investment advisory fees and direct operating expenses may not exceed a total annual rate of 1.75% of the value of the assets held in each of those variable investment options.


ANNUAL ADMINISTRATIVE CHARGE


We deduct an administrative charge from your account value on the last day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options, unless you tell us otherwise. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

Under series 300, 400 and 500, during the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value. The charge is $30 for contract years three and later. We waive the charge if your account value is at least $25,000 for an NQ contract or $20,000 for an IRA contract. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Under series 100 and 200 the charge is equal to $30 or, if less, 2% of the current account value plus any amount previously withdrawn during that contract year. We waive this charge if your account value is at least $10,000.


CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE


Under series 300, 400 and 500, we impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and (except for series 300 contracts issued in Florida) a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.

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WITHDRAWAL CHARGE


A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options with the earliest maturities first. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment may apply.

o    FOR SERIES 100 AND 200 NQ CONTRACTS AND ALL SERIES 300, 400 AND 500
     CONTRACTS

The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that were made in the current and five prior contract years. In the case of surrenders, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed (cash value), or (ii) the free withdrawal amount plus 94% of the remaining account value.

Under series 100 and 200 NQ contracts, if the annuitant is age 59 or older when the contract is issued, this percentage will be 95% in the fifth contract year and 96% in the sixth contract year. There is a reduction in the withdrawal charge for older annuitants in the fifth and sixth contract year.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the 10% free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, the federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information."


For series 300 and 400 contracts, we reserve the right to change the amount of the withdrawal charge, but it will not exceed 6% of the contributions withdrawn.

For series 500 contracts, we reserve the right to change the amount of the withdrawal charge, but it will not exceed 8% of the contributions withdrawn.


Any change would not be unfairly discriminatory. We may also reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York - fixed maturity options" below.

o    FOR SERIES 100 AND 200 TRADITIONAL IRA, QP IRA AND STANDARD ROTH IRA

The withdrawal charge equals a percentage of the amount withdrawn. The percentage that applies depends on the contract year in which the withdrawal is made, according to the following table:



--------------------------------------------------------------------------------
         CONTRACT
         YEAR(S)                     CHARGE
--------------------------------------------------------------------------------
       1 through 5                6%*
       6 through 8                 5
            9                      4
            10                     3
            11                     2
            12                     1
       13 and later                0
--------------------------------------------------------------------------------




* This percentage may be reduced at older ages for certain contract series. Your Equitable associate can provide further details about the contract series you own.


The total of all withdrawal charges assessed will not exceed 8% of all contributions made during the current contract year and the nine contract years before the withdrawal is made.

                      ---------------------------------

We reserve the right to reduce or waive the withdrawal charge including transfers to a Traditional IRA, QP IRA, and, Standard Roth IRA from another EQUI-VEST contract. Any

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such charge will not be unfairly discriminatory. The withdrawal charge may be reduced in order to comply with any state law requirement.

The withdrawal charge does not apply in the circumstances described below.

WHEN WITHDRAWAL CHARGES DO NOT APPLY

The withdrawal charge does not apply in the circumstances described below.

o 10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

o    FOR SERIES 300, 400 AND 500 CONTRACTS

(i) Death or purchase of annuity. The withdrawal charge does not apply if:

o    the annuitant dies and a death benefit is payable to the beneficiary.

o we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

(ii) Disability, terminal illness, or confinement to nursing home. The withdrawal charge also does not apply if:

o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

o We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

o The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or
     Guam) and meets all of the following:

     - its main function is to provide skilled, intermediate, or custodial nursing care;

     - it provides continuous room and board to three or more persons;

     - it is supervised by a registered nurse or licensed practical nurse;

     - it keeps daily medical records of each patient;

     - it controls and records all medications dispensed; and

     - its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the disability is caused by a preexisting condition or a condition that began within 12 months of the contract date. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

(iii) For Traditional IRA, QP IRA, and Standard Roth IRA contracts the withdrawal charge also does not apply:

o    after six contract years if the annuitant is at least age 59 1/2; or

o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.

(iv)Under series 500 (Roth Advantage) contracts the withdrawal charge also does not apply:

o    after five contract years if the annuitant is at least age 59 1/2; or

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o if you withdraw an amount which is less than or equal to 25% of the account value at the time the withdrawal is requested, minus any amount previously withdrawn during that contract year, and you use the withdrawal to pay specified higher education expenses as defined in the federal income tax rules. We must receive evidence satisfactory to us that such withdrawal is in fact for such purpose; or


o after five contract years if the withdrawal is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit). We must receive evidence satisfactory to us that such withdrawal is in fact for such purpose; or

o if you request a refund of a contribution in excess of amounts allowed to be contributed under federal income tax rules within one month of the date on which you made the contribution.

o    FOR SERIES 100 AND 200 CONTRACTS

(i) For NQ contracts the withdrawal charge does not apply if:


o    the annuitant dies and a death benefit is payable to the beneficiary; or


o we receive a properly completed election form providing for the account value to be used to buy a life annuity payout option.

(ii) For a Traditional IRA, QP IRA, Standard Roth IRA

o For existing contract owners, if you have QP IRA contract number 11933I, the 10% free withdrawal amount described above became available after the third contract year. If you have QP IRA contract number 92QPI, the free withdrawal amount was available in the first contract year.


o    after five contract years and the annuitant is at least age 59 1/2; or

o if you request a refund of an excess contribution within one month of the date on which the contribution is made; or

o the annuitant dies and the death benefit is made available to the beneficiary; or

o after five contract years and the annuitant is at least age 55 and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond the annuitant's age 59 1/2 and allows no prepayment; or

o after three contract years and the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years and allows no prepayment; or

o if the amount withdrawn is applied to the election of a life contingent annuity payout option.


FOR ALL SERIES CONTRACTS ISSUED IN NEW YORK - FIXED MATURITY OPTIONS.

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will never be higher than the charge that would normally apply under the contract. The charge will be determined by applying the New York Declining Scale ("declining scale"). If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternative Scale ("alternative scale") if it produces a higher charge than the declining scale.




------------------------------------------------------------
    DECLINING SCALE              ALTERNATIVE SCALE
------------------------------------------------------------
  Year of in vestment in        Year of transfer within
  fixed maturity option*        fixed maturity option*
------------------------------------------------------------
  Within year 1     6%          Within year 1        5%
------------------------------------------------------------
        2           6%                2              4%
        3           5%                3              3%
        4           4%                4              2%
        5           3%                5              1%
        6           2%          After year 5         0%
------------------------------------------------------------
   After year 6     0%     Not to exceed 1%
                           times the number of
                           years remaining in the
                           fixed maturity option,
                           rounded to the higher
                           number of years. In
                           other words, if 4.3
                           years remain, it would
                           be a 5% charge.
------------------------------------------------------------



 * Measured from the contract date anniversary prior to the date of the contribution or transfer.

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You should consider the following when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options:

o If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

o As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

o There is a potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply,


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

VARIABLE ANNUITY ADMINISTRATIVE FEE

We deduct a fee of up to $350 from the amount to be applied to a variable annuity payout option.

CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:


o    Investment advisory fees ranging from 0.25% to 1.15%.


o    12b-1 fees of 0.25% for Class IB shares.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the minimum death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Traditional IRA, Roth IRA and Roth Advantage contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We

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may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

6  Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we received your request.

The minimum death benefit is equal to your total contributions, less withdrawals and any taxes that may apply. We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment.

On the date we determine the death benefit, your account value will be deducted from the investment options. We will hold this amount in our general account and credit it with interest at a rate not less than the rate required by law. If you have transferred the value of another annuity contract that we issue to your EQUI-VEST contract, the value of the other contract's minimum death benefit calculated as of the time of the transfer will be included in the total contributions for the purpose of calculating the minimum death benefit.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, if you are the owner and the annuitant and your spouse is the sole primary beneficiary the contract can be continued as follows:

SUCCESSOR OWNER AND ANNUITANT. SERIES 300. You can elect to have your spouse continue the contract as the owner/annuitant. In such a case, no death benefit is payable until your surviving spouse's death. Neither you nor your spouse can change this election once it is made.

TRADITIONAL IRA, QP IRA, NQ AND ROTH IRA CONTRACTS FOR SERIES 100, 200 AND 400. If you are the owner and annuitant and your spouse is the sole primary beneficiary, your spouse may elect upon your death, to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death. This election may not be approved in your state. If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current guaranteed minimum death benefit, if it is higher than the account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to this amount. Withdrawal charges will apply if you make additional contributions. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions after the original owner's death the owner changes for purposes of receiving federal tax law required distributions from your contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor at any time by sending satisfactory notice to our processing office.

Unless the surviving spouse of the owner who has died is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value of the contract must be fully paid to the successor owner by December 31st of the fifth calendar year after your death.


o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy).

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     Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death.

If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" under "Accessing your money" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.

Single sum payments generally are paid through the Equitable Life Access Account(TM), an interest bearing account with check writing privileges. The Equitable Life Access Account(TM) is part of Equitable Life's general account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.

BENEFICIARY CONTINUATION OPTION UNDER SERIES 100, 200 AND 400 TRADITIONAL IRA, IRA AND QP IRA AND SERIES 100 AND 400 ROTH IRA CONTRACTS

Upon your death under a Traditional IRA, Roth IRA or QP IRA contract, your beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual (certain trusts with only individual beneficiaries will be treated as individuals). This election must be made within 60 days following the date we receive proof of your death. We will increase the account value to equal the death benefit if the death benefit is greater than the account value. The beneficiary continuation option may not be available in your state. Check with your financial professional or our processing office regarding availability in your state.

Under the beneficiary continuation option:

o    The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options, but no additional contributions will be permitted.

o Any death benefit (including the minimum death benefit) provisions will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person the beneficiary chooses.

For Traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for required minimum distributions (see "Tax information"), the contract will continue if:

(a)  You were receiving minimum distribution withdrawals from this contract; and

(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your

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death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information.

For all of the above contracts, If you die BEFORE the Required Beginning Date (and, for a Traditional IRA, therefore you were not taking minimum distribution withdrawals under the contract) the beneficiary may choose one of the following two beneficiary continuation options:

 1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner annuitant status may also choose to delay beginning these minimum distributions until the December 31st of the calendar year in which you would have turned age
     70 1/2.

 2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7  Tax information

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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Traditional IRA, QP IRA, Standard Roth IRA, or Roth Advantage. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

If you are buying a contract to fund a retirement plan that already provides tax deferral under the Internal Revenue Code you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide necessary or additional benefits.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

 You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount

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of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.


Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o the owner and the annuitant are the same under the source contract and the EQUI-VEST NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis of the source contract carries over to the EQUI-VEST NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one non-qualified deferred annuity contract to a different insurer to purchase a new non-qualified deferred annuity contract on a tax-free basis. Special forms, agreements between carriers, and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.

OTHER INFORMATION

The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified deferred annuity contract. In that case, income and gains attributable to such portfolio shares would be included in your gross income for federal

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income tax purposes. Under current rules, however, we believe that Equitable Life, and not the owner of a nonqualified deferred annuity contract, would be considered the owner of the portfolio shares.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o "Traditional IRAs," typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans. (EQUI-VEST Traditional IRA and QP IRA are traditional
     IRAs); and

o    Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS web site (www.irs.gov).

Equitable Life designs its traditional IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.

The EQUI-VEST IRA contract has been approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the EQUI-VEST IRA contract. Although we do not have IRS approval as to form, we believe that the version of Roth IRA currently offered complies with the requirements of the Internal Revenue Code.

CANCELLATION

You can cancel any version of the EQUI-VEST IRA contract (Traditional IRA, QP IRA, Standard Roth IRA or Roth

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Advantage) by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an EQUI-VEST Standard Roth IRA or a Roth Advantage contract issued as a result of a full or partial conversion of an EQUI-VEST Traditional IRA contract by following the instructions in the "EQUI-VEST Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a Traditional IRA, Standard Roth IRA or a Roth Advantage contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS


THE EQUI-VEST TRADITIONAL IRA IS INTENDED TO RECEIVE REGULAR CONTRIBUTIONS. REGULAR CONTRIBUTIONS ARE NOT PERMITTED FOR QP IRAS.


LIMITS ON CONTRIBUTIONS TO TRADITIONAL IRAS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional IRAs and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make partially deductible contributions to your traditional IRAs.

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IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contribution to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $32,000 and $42,000 in 2000. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $52,000 and $62,000 in 2000. This range will increase every year until 2007 when the range is $80,000-$100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution in 2000, you determine AGI and subtract $32,000 if you are single, or $52,000 if you are married and file a joint return with your spouse. The resulting amount is your Excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


($10,000-excess AGI)      times     $2,000 (or earned    Equals    the adjusted
-----------------------     x       income, if less)       =        deductible
  divided by $10,000                                               contribution
                                                                       limit


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the Traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your Traditional IRA (or the nonworking spouse's Traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of Traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any Traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all Traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15th return filing deadline (without extensions) of the following calendar year to make your regular contributions for a tax year.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o    regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o    regular contributions to a traditional IRA made after you reach age 70 1/2;
     or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date

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(including extensions) for filing your federal income tax return for the year. If it is an excess regular contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o    qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o    Do it yourself

     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover

     You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o    only after-tax contributions you made to the plan; or

o "required minimum distributions" after age 70 1/2 or separation from service; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o    a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

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o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all Traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

     o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

     o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.


However, you may lose conduit treatment, if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date.

The EQUI-VEST QP IRA contract can be used as a conduit IRA if amounts are not commingled. Distributions from a traditional IRA are not eligible for ten-year averaging and

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long-term capital gain treatment available to certain distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your Traditional IRAs beginning at age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions - "account-based" or "annuity-based."

Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate selecting any form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an annuity-based method you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under

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federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.


WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.


WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

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o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o to pay certain first-time home buyer expenses (special federal income tax definition); or

o to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

ILLUSTRATION OF GUARANTEED INTEREST RATES

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 3% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option under series 300 and 400 contracts. In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. We assume no withdrawals or transfers were made under the contract. In Table II we assume a single initial contribution of $1,000, and no additional contributions. We also assume no withdrawals or transfers. The 3% guaranteed interest rate is in the contract.

The values shown assume the withdrawal charge applies. These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored, unless the contract is a Roth IRA.

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.

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                                     TABLE I
                         ACCOUNT VALUES AND CASH VALUES
                  (assuming $1,000 contributions made annually
                     at the beginning of the contract year)

-------------------------------------------------    --------------------------------------------------
              3% MINIMUM GUARANTEE                                  3% MINIMUM GUARANTEE
-------------------------------------------------    --------------------------------------------------
    CONTRACT        ACCOUNT         CASH               CONTRACT         ACCOUNT             CASH
   YEAR END          VALUE          VALUE             YEAR END           VALUE              VALUE
-------------------------------------------------    --------------------------------------------------
     1           $   1,009.40      $     954.89          26          $  38,956.96         $  38,596.96
     2           $   2,039.68      $   1,929.54          27          $  41,155.67         $  40,795.67
     3           $   3,100.87      $   2,933.43          28          $  43,420.34         $  43,060.34
     4           $   4,193.90      $   3,967.43          29          $  45,752.95         $  45,392.95
     5           $   5,319.72      $   5,032.45          30          $  48,155.53         $  47,795.53
     6           $   6,479.31      $   6,129.42          31          $  50,630.20         $  50,270.20
     7           $   7,673.69      $   7,313.69          32          $  53,179.11         $  52,819.11
     8           $   8,903.90      $   8,543.90          33          $  55,804.48         $  55,444.48
     9           $  10,171.01      $   9,811.01          34          $  58,508.61         $  58,148.61
    10           $  11,476.14      $  11,116.14          35          $  61,293.87         $  60,933.87
    11           $  12,820.43      $  12,460.43          36          $  64,162.69         $  63,802.69
    12           $  14,205.04      $  13,845.04          37          $  67,117.57         $  66,757.57
    13           $  15,631.19      $  15,271.19          38          $  70,161.10         $  69,801.10
    14           $  17,100.13      $  16,740.13          39          $  73,295.93         $  72,935.93
    15           $  18,613.13      $  18,253.13          40          $  76,524.81         $  76,164.81
    16           $  20,201.53      $  19,841.53          41          $  79,850.55         $  79,490.55
    17           $  21,837.57      $  21,477.57          42          $  83,276.07         $  82,916.07
    18           $  23,522.70      $  23,162.70          43          $  86,804.35         $  86,444.35
    19           $  25,258.38      $  24,898.38          44          $  90,438.48         $  90,078.48
    20           $  27,046.13      $  26,686.13          45          $  94,181.64         $  93,821.64
    21           $  28,887.52      $  28,527.52          46          $  98,037.08         $  97,677.08
    22           $  30,784.14      $  30,424.14          47          $ 102,008.20         $ 101,648.20
    23           $  32,737.67      $  32,377.67          48          $ 106,098.44         $ 105,738.44
    24           $  34,749.80      $  34,389.80          49          $ 110,311.40         $ 109,951.40
    25           $  36,822.29      $  36,462.29          50          $ 114,650.74         $ 114,290.74

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                                    TABLE II
                         ACCOUNT VALUES AND CASH VALUES
                  (assuming a single contribution of $1,000 and
                            no further contribution)


--------------------------------------------------   --------------------------------------------------
                3% MINIMUM GUARANTEE                                 3% MINIMUM GUARANTEE
--------------------------------------------------   --------------------------------------------------
  CONTRACT           ACCOUNT              CASH         CONTRACT           ACCOUNT            CASH
  YEAR END            VALUE               VALUE        YEAR END            VALUE              VALUE
--------------------------------------------------   --------------------------------------------------
      1             $ 1,009.40         $   954.89         26            $ 1,038.40         $ 1,038.40
      2             $ 1,018.89         $   963.87         27            $ 1,039.55         $ 1,039.55
      3             $ 1,019.46         $   964.40         28            $ 1,040.73         $ 1,040.73
      4             $ 1,020.04         $   964.96         29            $ 1,041.96         $ 1,041.96
      5             $ 1,020.64         $   965.53         30            $ 1,043.22         $ 1,043.22
      6             $ 1,021.26         $   966.11         31            $ 1,044.51         $ 1,044.51
      7             $ 1,021.90         $ 1,021.90         32            $ 1,045.85         $ 1,045.85
      8             $ 1,022.55         $ 1,022.55         33            $ 1,047.22         $ 1,047.22
      9             $ 1,023.23         $ 1,023.23         34            $ 1,048.64         $ 1,048.64
     10             $ 1,023.93         $ 1,023.93         35            $ 1,050.10         $ 1,050.10
     11             $ 1,024.65         $ 1,024.65         36            $ 1,051.60         $ 1,051.60
     12             $ 1,025.38         $ 1,025.38         37            $ 1,053.15         $ 1,053.15
     13             $ 1,026.15         $ 1,026.15         38            $ 1,054.74         $ 1,054.74
     14             $ 1,026.93         $ 1,026.93         39            $ 1,056.39         $ 1,056.39
     15             $ 1,027.74         $ 1,027.74         40            $ 1,058.08         $ 1,058.08
     16             $ 1,028.57         $ 1,028.57         41            $ 1,059.82         $ 1,059.82
     17             $ 1,029.43         $ 1,029.43         42            $ 1,061.61         $ 1,061.61
     18             $ 1,030.31         $ 1,030.31         43            $ 1,063.46         $ 1,063.46
     19             $ 1,031.22         $ 1,031.22         44            $ 1,065.37         $ 1,065.37
     20             $ 1,032.16         $ 1,032.16         45            $ 1,067.33         $ 1,067.33
     21             $ 1,033.12         $ 1,033.12         46            $ 1,069.35         $ 1,069.35
     22             $ 1,034.11         $ 1,034.11         47            $ 1,071.43         $ 1,071.43
     23             $ 1,035.14         $ 1,035.14         48            $ 1,073.57         $ 1,073.57
     24             $ 1,036.19         $ 1,036.19         49            $ 1,075.78         $ 1,075.78
     25             $ 1,037.28         $ 1,037.28         50            $ 1,078.05         $ 1,078.05


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ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Standard Roth IRAs. If the rules are the same as those that apply to the Traditional IRA, we will refer you to the same topic under "Traditional IRAs."

The EQUI-VEST Standard Roth IRA and Roth Advantage contracts are designed to qualify as Roth individual retirement annuities under Sections 408A and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from Traditional IRAs ("conversion" contributions); or

o    tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular IRA and after-tax contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:

o your federal income tax filing status is "married filing jointly" and your adjusted gross income is over $160,000; or,

o your federal income tax filing status is "single" and your adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

WHEN YOU CAN MAKE CONTRIBUTIONS? Same as Traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

You may make rollover contributions to a Roth IRA from only two sources:

o    another Roth IRA ("tax-free rollover contribution"); or

o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable conversion rollover ("conversion contribution").

You may not make contributions to a Roth IRA from a qualified plan under Section 401(a) of the Internal Revenue

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Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular IRA contributions to any traditional IRA - whether or not it is the traditional IRA you are converting - a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the Traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. For this purpose, your adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age
70 1/2.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract, and annuity payments from your contract. Death benefits are also distributions.

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The following distributions from Roth IRAs are free of income tax:

o    Rollover from a Roth IRA to another Roth IRA;

o    Direct transfer from a Roth IRA to another Roth IRA;

o    Qualified distributions from Roth IRA; and

o    Return of excess contributions or amounts recharacterized to a traditional
     IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you reach age 59 1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Same as traditional IRA, except that regular contributions made after age 70 1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

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For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:


o We might have to withhold and/or report on amounts we pay under a free look or cancellation.


o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,880 in periodic annuity payments in 2000 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.

IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

8  More information

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ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to Equitable Life's other operations.

Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account A.

Each subaccount (variable investment option) within Separate Account A invests solely in Class IA or Class IB shares, respectively, issued by the corresponding portfolios of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)  to deregister Separate Account A under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account A; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.


Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999, EQ Financial Consultants, Inc. the predecessors to AXA Advisors, LLC and an affiliate of Equitable Life served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, the assets of these portfolios became the corresponding portfolios on EQ Advisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses,

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their Rule 12b-1 Plan relating to its Class IB shares , and other aspects of the Trusts operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.


ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


The rates to maturity for new allocations as of March 1, 2000 and the related price per $100 of maturity value were as follows:

--------------------------------------------------------------------------------
    FIXED MATURITY
      OPTIONS
  WITH JUNE 15TH
   MATURITY DATE       RATE TO MATURITY AS         PRICE
        OF                     OF               PER $100 OF
   MATURITY YEAR          MARCH 1, 2000        MATURITY VALUE
--------------------------------------------------------------------------------
        2001                   5.20%             $  93.68
        2002                   5.65%                88.20
        2003                   6.10%                82.34
        2004                   6.15%                77.41
        2005                   6.25%                72.57
        2006                   6.35%                67.90
        2007                   6.40%                63.63
        2008                   6.40%                59.82
        2009                   6.45%                55.96
        2010                   6.50%                52.31
--------------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that

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fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be require to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to general accounts, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM - FOR NQ, TRADITIONAL IRA, STANDARD ROTH IRA AND ROTH ADVANTAGE CONTRACTS


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional

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contribution into an NQ, Traditional IRA, Standard Roth IRA, and Roth Advantage contracts on a monthly basis.

AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option, but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.

WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our business day is any day on which Equitable Life is open and the New York Stock Exchange is open for trading. We are closed on national business holidays including Martin Luther King, Jr. Day and the Friday after Thanksgiving. Additionally, we may choose to close on the day immediately preceding or following a national business holiday or due to emergency conditions. Our business day ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may close earlier due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.


o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern time on a business day, we will use the next business day.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o Quarterly rebalancing will be processed on a calendar year basis and semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

CONTRIBUTIONS AND TRANSFERS


o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.


o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

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o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees; or

o    the formal approval of independent auditors selected for EQ Advisors Trust;
     or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

VOTING RIGHTS OF OTHERS


Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of EQ Advisors Trust are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW


The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

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ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 1999 and 1998, and for the three years ended December 31, 1999, incorporated in this prospectus by reference to the 1999 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing our processing office or calling 1-800-628-6673.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of a Traditional IRA, QP IRA, or Roth IRA contract except by surrender to us. Loans are not available and you cannot assign Traditional IRA, QP IRA and Roth IRA contracts as security for a loan or other obligation.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Traditional IRA, QP IRA and Roth IRA contract to another similar arrangement.


DISTRIBUTION OF THE CONTRACTS


AXA Advisors, LLC ("AXA Advisors"), the successor to Equitable Financial Consultants, Inc., and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account A. AXA Advisors serves as the principal underwriter of Separate Account
A. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, NY 10104. Pursuant to a Distribution and Servicing Agreement between AXA Advisors, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account A, Equitable Life paid AXA Advisors fees of $325,380 for 1999, $325,380 for 1998 and $325,380 for 1997, as distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account A.

The contracts will be sold by financial professionals who are registered representatives of AXA Advisors, and its affiliates who are also our licensed insurance agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.

9  Investment performance

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  76
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We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you.


Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all current fees and charges under the contract including the withdrawal charge but do not reflect the charges designed to approximate certain taxes that may be imposed on us such as premium taxes in your state, or the annuity administrative fee, if applicable.

Tables 3, 4 and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all current fees and charges under the contract, but do not reflect the annual administrative charge and any withdrawal charge, or charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, or the applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.

In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. Since charges under the contracts vary, we have assumed, for each charge, the highest that might apply which is 1.45% for mortality and expense risks and other expenses.

Finally, the results shown for the Alliance Money Market, EQ/Balanced, Alliance Common Stock and EQ/Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.


EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of the Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


From time to time, we may advertise different measurements of the investment performance options and/or the portfolios, including the measurements reflected in the tables below.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECTS PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH PERFORMANCE ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


BENCHMARKS

Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed

----------
  77
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portfolio. Also, they do not reflect other charges such as the mortality and expense risks and other expense charges, annual administrative charge, or any withdrawal under the contracts. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:

-------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK: 50% Russell 2000 Index and 50% Standard
   & Poor's Mid-Cap Total Return Index.
 ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.
 ALLIANCE CONSERVATIVE INVESTORS: 70% Lehman Treasury Bond
   Composite Index and 30% Standard & Poor's 500 Index.
 ALLIANCE EQUITY INDEX: Standard & Poor's 500 Index.
 ALLIANCE GLOBAL: Morgan Stanley Capital International World Index. ALLIANCE GROWTH AND INCOME: 75% Standard & Poor's 500 Index
   and 25% Value Line Convertibles Index.
 ALLIANCE GROWTH INVESTORS: 30% Lehman Government/Corporate
   Bond Index and 70% Standard & Poor's 500 Index.
 ALLIANCE HIGH YIELD: Benchmark #1 - Merrill Lynch High Yield
   Master Index. Benchmark #2 - Credit Suisse First Boston Global
   High Yield Index.
 ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: Lehman
   Intermediate Government Bond Index.
 ALLIANCE INTERNATIONAL: Morgan Stanley Capital International
   Europe, Australia, Far East Index.
 ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill
   Index.
 EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.
 ALLIANCE QUALITY BOND: Lehman Aggregate Bond Index.
 ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.
 EQ/ALLIANCE TECHNOLOGY: NASDAQ Composite.
 EQ/BALANCED: 50% Standard & Poor's 500 and 50% Lehman
   Government/Corporate Bond Index.
 CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.
 CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.
 EQ/EVERGREEN: Benchmark #1 - Russell 2000 Index. Benchmark
   #2 - Standard & Poor's 500 Index.
 EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500
   Index/40% Lehman Brothers Aggregate Bond Index.
 MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.
 MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.
 MFS RESEARCH: Standard & Poor's 500 Index.
 MERCURY BASIC VALUE EQUITY: Standard & Poor's 500 Index.
 MERCURY WORLD STRATEGY: 36% Standard & Poor's 500 Index/24%
   Morgan Stanley Capital International Europe, Australia, Far East Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+ 14%
   Salomon Brothers World Government Bond (excluding U.S.)/and
   5% Three-Month U.S. Treasury Bill.
 MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley
   Capital International Emerging Markets Free Price Return Index. EQ/PUTNAM BALANCED: 60% Standard & Poor's 500 Index and 40%
   Lehman Government/Corporate Bond Index.
 EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500
   Index.
 T. ROWE PRICE EQUITY INCOME: Standard & Poor's 500 Index.
 T. ROWE PRICE INTERNATIONAL STOCK: Morgan Stanley Capital
   International Europe, Australia, Far East Index.
 WARBURG PINCUS SMALL COMPANY VALUE: Benchmark #1 -
   Russell 2000 Index and Benchmark #2 - Russell 2000 Value Index.
-------------------------------------------------------------------------




LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc. (Lipper), the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the EQUI-VEST performance relative to other variable annuity products.

--------
  78
--------------------------------------------------------------------------------


                                     TABLE 1
  AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999


---------------------------------------------------------------------------------------------------------------------------
                                                                      LENGTH OF INVESTMENT PERIOD
                                               ----------------------------------------------------------------------------
                                                                                                    SINCE        SINCE
                                                    1             3           5          10        OPTION      PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                       YEAR         YEARS       YEARS       YEARS     INCEPTION*   INCEPTION**
----------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                 8.77%        3.97%       11.68%      13.32%      14.81%       14.81%
----------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                              14.47%       22.12%       23.70%      14.88%      15.31%       10.69%
----------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                     0.63%        6.69%        7.58%       6.09%       4.79%        6.16%
----------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                              10.11%       21.15%       23.54%          -       20.78%       19.46%
----------------------------------------------------------------------------------------------------------------------------
Alliance Global                                    26.71%       17.59%       16.04%      12.04%      13.43%       10.68%
----------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                          8.54%       16.14%       17.55%          -       13.71%       12.82%
----------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                          15.78%       14.83%       15.43%      13.50%      11.43%       13.57%
----------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                               (11.70)%      (2.88)%       5.08%       6.55%       2.93%        5.68%
----------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities        (8.51)%      (0.73)%       1.26%          -        0.36%        2.25%
----------------------------------------------------------------------------------------------------------------------------
Alliance International                             26.03%        8.09%           -           -        7.63%        8.02%
----------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                              (4.09)%      (0.49)%       0.17%       0.98%       3.01%        3.01%
----------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                             (10.46)%      (0.59)%       2.47%          -        0.30%        0.73%
----------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                          17.00%           -            -           -        7.76%       11.62%
----------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                                         7.77%       11.05%       11.70%       7.94%       9.39%        9.39%
----------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                      60.35%           -            -           -       39.18%       42.20%
----------------------------------------------------------------------------------------------------------------------------
MFS Research                                       12.61%           -            -           -       15.36%       17.66%
----------------------------------------------------------------------------------------------------------------------------
Mercury Basic Value                                 8.79%           -            -           -        8.44%       11.14%
----------------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                             10.99%           -            -           -        4.24%        6.13%
----------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity             82.12%           -            -           -       (0.63)%      (0.63)%
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                                 (8.60)%          -            -           -        2.30%        3.66%
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                    (9.88)%          -            -           -        2.16%        4.08%
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                        (5.39)%          -            -           -        5.06%        6.82%
----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                  20.62%           -            -           -        8.47%        9.58%
----------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value                 (6.99)%          -            -           -       (5.10)%      (2.61)%
----------------------------------------------------------------------------------------------------------------------------

* The variable investment option inception dates are: EQ/Aggressive Stock (5/1/84), Alliance Common Stock (8/27/81), Alliance Conservative Investors (1/4/94), Alliance Equity Index (6/1/94), Alliance Global (1/4/94), Alliance Growth & Income (1/4/94), Alliance Growth Investors (1/4/94), Alliance High Yield (1/4/94), Alliance Intermediate Government Securities (6/1/94), Alliance International (9/1/95), Alliance Money Market (5/11/82), Alliance Quality Bond (1/4/94), Alliance Small Cap Growth (6/2/97), EQ/Balanced (5/1/84), MFS Emerging Growth Companies (6/2/97), MFS Research (6/2/97), Mercury Basic Value Equity (6/2/97), Mercury World Strategy (6/2/97), Morgan Stanley Emerging Markets Equity (8/20/97), EQ/Putnam Balanced (6/2/97), EQ/Putnam Growth & Income Value (6/2/97), T. Rowe Price Equity Income (6/2/97), T. Rowe Price International Stock (6/2/97), Warburg Pincus Small Company Value (6/2/97). The inception dates for the variable investment options that became available after 12/31/98 are therefore not shown in this table are: EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income, EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (8/30/99) and EQ/Alliance Technology (5/1/00).

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. The portfolio inception dates are: EQ/Aggressive Stock (5/1/84), EQ/Balanced (5/1/84), Alliance Common Stock (8/1/68), Alliance Conservative Investors (10/2/89), Alliance Equity Index (3/1/94), Alliance Global (8/27/87), Alliance Growth and Income (10/1/93), Alliance Growth Investors (10/2/89), Alliance High Yield (1/2/87), Alliance Intermediate Government Securities (4/1/91), Alliance International (4/3/95), Alliance

-----
 79
--------------------------------------------------------------------------------


      Money Market (5/11/82), Alliance Quality Bond (10/1/93), Alliance Small Cap Growth (5/1/97), MFS Emerging Growth Companies (5/1/97), MFS Research (5/1/97), Mercury Basic Value Equity (5/1/97), Mercury World Strategy (5/1/97), Morgan Stanley Emerging Markets Equity (8/20/97), EQ/Putnam Balanced (5/1/97), EQ/Putnam Growth & Income Value (5/1/97), T. Rowe Price Equity Income (5/1/97), T. Rowe Price International Stock (5/1/97), Warburg Pincus Small Company Value (5/1/97). EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income (inception dates of 12/31/98) are not included because the variable investment options that correspond to the portfolios became available after 12/31/98. The inception dates for the portfolios that became available on or after 12/31/98 and are therefore not shown in the tables are: EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (4/30/99), EQ/Alliance Technology (5/1/00).

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--------------------------------------------------------------------------------

                                    TABLE 2

       GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999


---------------------------------------------------------------------------------------------------------------------------
                                                                     LENGTH OF INVESTMENT PERIOD
                                              -----------------------------------------------------------------------------
                                                                                                              SINCE
                                                     1              3              5             10         PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                       YEAR           YEARS          YEARS          YEARS       INCEPTION*
---------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                             $ 1,087.74     $ 1,123.96     $ 1,737.40     $ 3,491.17    $  8,712.54
---------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                           $ 1,144.67     $ 1,821.06     $ 2,896.44     $ 4,004.07    $ 24,332.04
---------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                 $ 1,006.33     $ 1,214.41     $ 1,441.12     $ 1,806.37    $  1,846.08
---------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                           $ 1,101.11     $ 1,778.01     $ 2,877.87              -    $  2,824.22
---------------------------------------------------------------------------------------------------------------------------
Alliance Global                                 $ 1,267.06     $ 1,625.87     $ 2,103.61     $ 3,118.14    $  3,499.80
---------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                      $ 1,085.36     $ 1,566.72     $ 2,244.66              -    $  2,125.31
---------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                       $ 1,157.81     $ 1,514.12     $ 2,049.08     $ 3,549.13    $  3,684.70
---------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                             $   883.00     $   915.97     $ 1,280.91     $ 1,885.62    $  2,051.03
---------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities     $   914.92     $   978.29     $ 1,064.35              -    $  1,215.22
---------------------------------------------------------------------------------------------------------------------------
Alliance International                          $ 1,260.28     $ 1,262.88              -              -    $  1,442.08
---------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                           $   959.14     $   985.36     $ 1,008.33     $ 1,102.93    $  1,687.14
---------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                           $   895.36     $   982.52     $ 1,129.56              -    $  1,046.50
---------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                       $ 1,169.97              -              -              -    $  1,341.32
---------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                                     $ 1,077.65     $ 1,369.45     $ 1,738.88     $ 2,146.09    $  4,081.82
---------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                   $ 1,603.47              -              -              -    $  2,561.01
---------------------------------------------------------------------------------------------------------------------------
MFS Research                                    $ 1,126.08              -              -              -    $  1,543.93
---------------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                      $ 1,087.90              -              -              -    $  1,326.12
---------------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                          $ 1,109.90              -              -              -    $  1,172.27
---------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity          $ 1,821.24              -              -              -    $    985.22
---------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                              $   913.99              -              -              -    $  1,100.86
---------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                 $   901.23              -              -              -    $  1,112.76
---------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                     $   946.11              -              -              -    $  1,192.84
---------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock               $ 1,206.17              -              -              -    $  1,276.97
---------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value              $   930.09              -              -              -    $    931.73
---------------------------------------------------------------------------------------------------------------------------


* Portfolio inception dates are shown in Table 1.

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                                     TABLE 3
         ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999


------------------------------------------------------------------------------------------------------------------------
                                                                                                           SINCE
                                                                                                         PORTFOLIO
                                        1 YEAR      3 YEARS      5 YEARS      10 YEARS      20 YEARS     INCEPTION*
------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK                    17.12%        8.12%        14.58%        14.88%            -         15.99%
------------------------------------------------------------------------------------------------------------------------
   Lipper Mid-Cap Growth                51.65%       24.68%        19.97%        14.78%            -         15.86%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                            18.09%       17.48%        19.92%        15.41%            -         14.58%
------------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                  23.38%       26.06%        26.21%        16.89%        16.77%        12.30%
------------------------------------------------------------------------------------------------------------------------
   Lipper Growth                        29.78%       26.87%        25.55%        16.90%        15.83%        15.16%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                            21.03%       27.56%        28.56%        18.21%        17.88%        16.19%
------------------------------------------------------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS         8.55%       10.78%        10.83%         8.34%            -          8.41%
------------------------------------------------------------------------------------------------------------------------
   Lipper Income                         4.42%       11.65%        13.70%        10.10%            -         10.15%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                             4.19%       12.07%        13.60%        10.75%            -         10.68%
------------------------------------------------------------------------------------------------------------------------
 ALLIANCE EQUITY INDEX                  18.64%       25.07%        25.98%            -             -         21.85%
------------------------------------------------------------------------------------------------------------------------
   Lipper S&P 500 Index Funds           19.36%       25.86%        26.81%            -             -         23.89%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                            21.03%       27.56%        28.56%            -             -         24.14%
------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GLOBAL                        36.52%       21.68%        18.96%        14.15%            -         12.80%
------------------------------------------------------------------------------------------------------------------------
   Lipper Global                        44.62%       23.92%        20.57%        11.65%            -         11.06%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                            24.93%       21.61%        19.76%        11.42%            -         10.74%
------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH AND INCOME             16.94%       20.28%        20.28%            -             -         15.43%
------------------------------------------------------------------------------------------------------------------------
   Lipper Growth & Income               12.90%       17.23%        20.50%            -             -         16.45%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                            20.71%       23.10%        25.01%            -             -         18.77%
------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS              24.75%       18.71%        18.25%        15.28%            -         15.29%
------------------------------------------------------------------------------------------------------------------------
   Lipper Flexible Portfolio            10.45%       14.19%        15.15%        11.65%            -         11.68%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                            13.77%       20.90%        22.15%        15.13%            -         15.15%
------------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                    (4.75)%       1.30%         8.27%         8.63%            -          7.77%
------------------------------------------------------------------------------------------------------------------------
   Lipper High Yield                     3.65%        4.82%         8.59%         9.61%            -          7.79%
------------------------------------------------------------------------------------------------------------------------
   Benchmark #1                          1.57%        5.91%         9.61%        10.79%            -          9.99%
------------------------------------------------------------------------------------------------------------------------
   Benchmark #2                          3.28%        5.37%         9.07%        11.06%            -         10.04%
------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE GOVERNMENT
  SECURITIES                            (1.31)%       3.48%         4.82%            -             -          4.74%
------------------------------------------------------------------------------------------------------------------------
   Lipper U.S. Government               (2.60)%       4.04%         5.81%            -             -          5.89%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                             0.49%        5.50%         6.93%            -             -          6.76%
------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERNATIONAL                 35.79%       12.23%            -             -             -         11.49%
------------------------------------------------------------------------------------------------------------------------
   Lipper International                 43.24%       18.74%            -             -             -         16.13%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                            26.96%       15.74%            -             -             -         13.11%
------------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                   3.46%        3.72%         3.83%         3.66%            -          5.13%
------------------------------------------------------------------------------------------------------------------------
   Lipper Money Market                   3.78%        4.05%         4.16%         3.96%            -          5.70%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                             4.74%        5.01%         5.20%         5.06%                       6.65%
------------------------------------------------------------------------------------------------------------------------
 ALLIANCE QUALITY BOND                  (3.42)%       3.62%         5.91%            -             -          3.44%
------------------------------------------------------------------------------------------------------------------------
   Lipper Corporate Bond A-Rated        (2.56)%       4.06%         6.53%            -             -          4.36%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                            (0.82)%       5.73%         7.73%            -             -          5.64%
------------------------------------------------------------------------------------------------------------------------

ALLIANCE SMALL CAP GROWTH              26.06%           -             -             -             -          16.17%
------------------------------------------------------------------------------------------------------------------------
   Lipper Small-Cap                     34.26%           -             -             -             -         19.49%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                            43.09%           -             -             -             -         25.88%
------------------------------------------------------------------------------------------------------------------------

-----
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--------------------------------------------------------------------------------


                               TABLE 3 (CONTINUED)
         ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999


------------------------------------------------------------------------------------------------------------------------
                                                                                                              SINCE
                                                                                                           PORTFOLIO
                                          1 YEAR       3 YEARS       5 YEARS      10 YEARS     20 YEARS    INCEPTION*
------------------------------------------------------------------------------------------------------------------------
 EQ/BALANCED                               16.09%       15.26%       14.74%         10.18%         -         11.04%
------------------------------------------------------------------------------------------------------------------------
   Lipper Balanced                         10.45%       14.19%       15.15%         11.65%         -         11.09%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                                9.07%       16.47%       17.93%         13.04%         -         13.19%
------------------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES             71.16%           -            -               -         -         46.12%
------------------------------------------------------------------------------------------------------------------------
   Lipper Mid-Cap                          51.65%           -            -               -         -         32.50%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                               21.26%           -            -               -         -         16.99%
------------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                              21.33%           -            -               -         -         22.15%
------------------------------------------------------------------------------------------------------------------------
   Lipper Growth                           29.78%           -            -               -         -         29.33%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                               21.03%           -            -               -         -         27.36%
------------------------------------------------------------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY                17.22%           -            -               -         -         15.37%
------------------------------------------------------------------------------------------------------------------------
   Lipper Growth & Income                  12.90%           -            -               -         -         18.00%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                               21.03%           -            -               -         -         27.36%
------------------------------------------------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY                    19.59%           -            -               -         -         10.51%
------------------------------------------------------------------------------------------------------------------------
   Lipper Global Flexible Portfolio        12.93%           -            -               -         -         11.91%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                               13.07%           -            -               -         -         16.18%
------------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS
   EQUITY                                  92.91%           -            -               -         -          4.17%
------------------------------------------------------------------------------------------------------------------------
   Lipper Emerging Markets                 82.53%           -            -               -         -          2.90%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                               66.41%           -            -               -         -         (0.88)%
------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED                        (1.41)%          -            -               -         -          8.12%
------------------------------------------------------------------------------------------------------------------------
   Lipper Balanced                          8.69%           -            -               -         -         13.91%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                               11.39%           -            -               -         -         18.81%
------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE           (2.79)%          -            -               -         -          8.52%
------------------------------------------------------------------------------------------------------------------------
   Lipper Growth & Income                  12.90%           -            -               -         -         18.00%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                               21.03%           -            -               -         -         27.36%
------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME                2.05%           -            -               -         -         11.18%
------------------------------------------------------------------------------------------------------------------------
   Lipper Equity Income                     6.90%           -            -               -         -         14.28%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                               21.03%           -            -               -         -         27.36%
------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL STOCK         29.96%           -            -               -         -         14.05%
------------------------------------------------------------------------------------------------------------------------
   Lipper International                    43.24%           -            -               -         -         20.38%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                               26.96%           -            -               -         -         18.32%
------------------------------------------------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY
   VALUE                                    0.32%           -            -               -         -          1.83%
------------------------------------------------------------------------------------------------------------------------
   Lipper Small-Cap                        34.26%           -            -               -         -         24.22%
------------------------------------------------------------------------------------------------------------------------
   Benchmark #1                            21.26%           -            -               -         -         16.99%
------------------------------------------------------------------------------------------------------------------------
   Benchmark #2                            (1.49)%          -            -               -         -          7.06%
------------------------------------------------------------------------------------------------------------------------


* Portfolio inception dates are shown in Table 1. Lipper Survey and benchmark "Since portfolio inception" information are as of the month-end closest to the actual date of portfolio inception.

-----
 83

--------------------------------------------------------------------------------



                                    TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  SINCE
                                                                                                               PORTFOLIO
                                        1 YEAR       3 YEARS       5 YEARS       10 YEARS       20 YEARS       INCEPTION*
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK                    17.12%         26.40%        97.47%        300.28%              -         922.01%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Mid-Cap Growth                51.65%        102.87%       158.98%        311.69%              -         683.45%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                            18.09%         62.12%       147.96%        319.19%              -         595.55%
-----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                  23.38%        100.34%       220.25%        376.26%       2,121.65%      3,729.11%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Growth                        29.78%        106.30%       216.51%        386.68%       1,816.52%      2,838.39%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                            21.03%        107.56%       251.12%        432.78%       2,584.39%      3,555.48%
-----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS         8.55%         35.94%        67.23%        122.78%              -         128.84%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Income                         4.42%         39.31%        91.71%        163.35%              -         169.02%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                             4.19%         40.74%        89.21%        177.71%              -         186.90%
-----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE EQUITY INDEX                  18.64%         95.63%       217.35%             -               -         216.91%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper S&P 500 Index Funds           19.36%         99.37%       227.98%             -               -         242.77%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                            21.03%        107.56%       251.12%             -               -         253.66%
-----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GLOBAL                        36.52%         80.14%       138.21%        275.67%              -         342.46%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Global                        44.62%         93.38%       162.57%        205.54%              -         273.03%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                            24.93%         79.83%       146.35%        194.99%              -         252.80%
-----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH AND INCOME             16.94%         74.00%       151.78%             -               -         145.19%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Growth & Income               12.90%         62.52%       157.04%             -               -         158.01%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                            20.71%         86.55%       205.26%             -               -         204.09%
-----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS              24.75%         67.27%       131.17%        314.65%              -         329.68%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Flexible Portfolio            10.45%         49.38%       103.90%        204.29%              -         211.11%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                            13.77%         76.71%       171.92%        309.28%              -         352.50%
-----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                    (4.75)%         3.94%        48.75%        128.87%              -         164.55%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper High Yield                     3.65%         15.25%        51.19%        151.82%              -         166.74%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark #1                          1.57%         18.80%        58.22%        178.72%              -         245.03%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark #2                          3.28%         17.00%        54.39%        185.43%              -         246.92%
-----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE
   GOVERNMENT SECURITIES                (1.31)%        10.80%        26.55%             -               -          49.33%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper U.S. Government               (2.60)%        12.55%        32.56%             -               -          64.40%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                             0.49%         17.43%        39.81%             -               -          77.41%
-----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERNATIONAL                 35.79%         41.36%            -              -               -          67.52%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper International                 43.24%         69.17%            -              -               -         103.07%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                            26.96%         55.06%            -              -               -          79.52%
-----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                   3.46%         11.58%        20.69%         43.21%              -         141.84%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Money Market                   3.78%         12.64%        22.65%         47.52%              -         178.18%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                             4.74%         15.79%        28.88%         63.79%              -         229.35%
-----------------------------------------------------------------------------------------------------------------------------------

--------
  84
--------------------------------------------------------------------------------

                               TABLE 4 (CONTINUED)
         CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                               SINCE
                                                                                                             PORTFOLIO
                                          1 YEAR        3 YEARS       5 YEARS       10 YEARS     20 YEARS    INCEPTION*
-----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE QUALITY BOND                     (3.42)%        11.27%        33.23%             -         -          23.53%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Corporate Bond A-Rated           (2.56)%        12.69%        37.39%             -         -          30.19%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                               (0.82)%        18.20%        45.12%             -         -          40.97%
-----------------------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH                 26.06%             -             -              -         -          49.19%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Small-Cap                        34.26%             -             -              -         -          62.98%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                               43.09%             -             -              -         -          84.91%
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/BALANCED                               16.09%         53.13%        98.88%        163.71%        -         416.09%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Balanced                         10.45%         49.38%       103.90%        204.29%        -         335.16%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                                9.07%         58.00%       128.08%        240.54%        -         558.00%
-----------------------------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES             71.16%             -             -              -         -         175.11%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Mid-Cap                          51.65%             -             -              -         -         120.85%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                               21.26%             -             -              -         -          52.05%
-----------------------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                              21.33%             -             -              -         -          70.55%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Growth                           29.78%             -             -              -         -         101.13%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                               21.03%             -             -              -         -          90.75%
-----------------------------------------------------------------------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY                17.22%             -             -              -         -          46.46%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Growth & Income                  12.90%             -             -              -         -          56.85%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                               21.03%             -             -              -         -          90.75%
-----------------------------------------------------------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY                    19.59%             -             -              -         -          30.55%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Global Flexible Portfolio        12.93%             -             -              -         -          35.69%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                               13.07%             -             -              -         -          49.16%
-----------------------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS
   EQUITY                                  92.91%             -             -              -         -          10.13%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Emerging Markets                 82.53%             -             -              -         -           7.48%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                               66.41%             -             -              -         -           5.32%
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED                        (1.41)%            -             -              -         -          23.16%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Balanced                          8.69%             -             -              -         -          42.44%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                               11.39%             -             -              -         -          61.21%
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE           (2.79)%            -             -              -         -          24.39%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Growth & Income                  12.90%             -             -              -         -          56.85%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                               21.03%             -             -              -         -          90.75%
-----------------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME                2.05%             -             -              -         -          32.68%
-----------------------------------------------------------------------------------------------------------------------------------
   Lipper Equity Income                     6.90%             -             -              -         -          43.31%
-----------------------------------------------------------------------------------------------------------------------------------
   Benchmark                               21.03%             -             -              -         -          90.75%
-----------------------------------------------------------------------------------------------------------------------------------

-----
 85

--------------------------------------------------------------------------------



                              TABLE 4 (CONTINUED)
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999


------------------------------------------------------------------------------------------------------------------------
                                                                                                       SINCE
                                                                                                    PORTFOLIO
                                         1 YEAR      3 YEARS     5 YEARS    10 YEARS    20 YEARS    INCEPTION*
------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL STOCK       29.96%           -           -           -           -        42.03%
------------------------------------------------------------------------------------------------------------------------
   Lipper International                  43.24%           -           -           -           -        65.44%
------------------------------------------------------------------------------------------------------------------------
   Benchmark                             26.96%           -           -           -           -        56.70%
------------------------------------------------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY
   VALUE                                  0.32%           -           -           -           -         4.97%
------------------------------------------------------------------------------------------------------------------------
   Lipper Small-Cap                      34.26%           -           -           -           -        83.94%
------------------------------------------------------------------------------------------------------------------------
   Benchmark #1                          21.26%           -           -           -           -        52.05%
------------------------------------------------------------------------------------------------------------------------
   Benchmark #2                          (1.49)%          -           -           -           -        19.99%
------------------------------------------------------------------------------------------------------------------------


* Portfolio inception dates are shown in Table 1. Lipper Survey and benchmark "Since portfolio inception" information are as of the month-end closest to the actual date of portfolio inception.

-------
  86
--------------------------------------------------------------------------------

                                    TABLE 5
                         YEAR-BY-YEAR RATES OF RETURN




-------------------------------------------------------------------------------------------------

                                         1990        1991         1992           1993
-------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                      5.62%      84.38%        (4.57)%       15.06%
-------------------------------------------------------------------------------------------------
Alliance Common Stock                   (9.27)%     35.81%         1.72%        23.02%
-------------------------------------------------------------------------------------------------
Alliance Conservative Investors          4.86%      18.11%         4.26%         9.16%
-------------------------------------------------------------------------------------------------
Alliance Equity Index                       -           -             -             -
-------------------------------------------------------------------------------------------------
Alliance Global                         (7.42)%     28.66%        (1.96)%       30.21%
-------------------------------------------------------------------------------------------------
Alliance Growth and Income                  -           -             -         (0.62)%+
-------------------------------------------------------------------------------------------------
Alliance Growth Investors                9.01%      46.75%         3.41%        13.59%
-------------------------------------------------------------------------------------------------
Alliance High Yield                     (2.53)%     22.66%        10.68%        21.36%
-------------------------------------------------------------------------------------------------
Alliance Intermediate Government
  Securities                                -       10.85%+        4.06%         8.98%
-------------------------------------------------------------------------------------------------
Alliance International                      -           -             -             -
-------------------------------------------------------------------------------------------------
Alliance Money Market                    6.78%       4.67%         2.06%         1.47%
-------------------------------------------------------------------------------------------------
Alliance Quality Bond                       -           -             -         (0.87)%
-------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                   -           -             -             -
-------------------------------------------------------------------------------------------------
EQ/Balanced                             (1.46)%     40.02%        (4.25)%       10.68%
-------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies               -           -             -             -
-------------------------------------------------------------------------------------------------
MFS Research                                -           -             -             -
-------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                  -           -             -             -
-------------------------------------------------------------------------------------------------
Mercury World Strategy                      -           -             -             -
-------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets
  Equity                                    -           -             -             -
-------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                          -           -             -             -
-------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value             -           -             -             -
-------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                 -           -             -             -
-------------------------------------------------------------------------------------------------
T. Rowe Price International Stock           -           -             -             -
-------------------------------------------------------------------------------------------------
Warburg Pincus Small Company
  Value                                     -           -             -             -
-------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                         1994         1995        1996          1997           1998         1999
-----------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                     (5.21)%      29.73%       20.42%         9.20%         (1.17)%     17.12%
-----------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                   (3.56)%      30.54%       22.46%        27.34%         27.51%      23.38%
-----------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors         (5.49)%      18.66%        3.67%        11.59%         12.23%       8.55%
-----------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                   (0.14)%+     34.51%       20.60%        30.65%         26.22%      18.64%
-----------------------------------------------------------------------------------------------------------------------
Alliance Global                          3.71%       17.10%       12.93%         9.93%         20.03%      36.52%
-----------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income              (2.01)%      22.28%       18.34%        24.92%         19.11%      16.94%
-----------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors               (4.55)%      24.54%       10.96%        15.08%         16.51%      24.75%
-----------------------------------------------------------------------------------------------------------------------
Alliance High Yield                     (4.19)%      18.18%       21.09%        16.75%         (6.53)%     (4.75)%
-----------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government
  Securities                            (5.76)%      11.69%        2.26%         5.74%          6.18%      (1.31)%
-----------------------------------------------------------------------------------------------------------------------
Alliance International                      -         9.51%+       8.21%        (4.46)%         8.96%      35.79%
-----------------------------------------------------------------------------------------------------------------------
Alliance Money Market                    2.51%        4.22%        3.79%         3.89%          3.81%       3.46%
-----------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                   (6.47)%      15.33%        3.82%         7.56%          7.11%      (3.42)%
-----------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                   -            -            -         25.46%+        (5.66)%     26.06%
-----------------------------------------------------------------------------------------------------------------------
EQ/Balanced                             (9.35)%      18.02%       10.05%        13.33%         16.40%      16.09%
-----------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies               -            -            -         21.25%+        32.57%      71.16%
-----------------------------------------------------------------------------------------------------------------------
MFS Research                                -            -            -         14.93%+        22.31%      21.33%
-----------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                  -            -            -         15.89%+         7.82%      17.22%
-----------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                      -            -            -          3.70%+         5.27%      19.59%
-----------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets
  Equity                                    -            -            -        (20.62)%+      (28.08)%     92.91%
-----------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                          -            -            -         13.37%+        10.19%      (1.41)%
-----------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value             -            -            -         15.09%+        11.19%      (2.79)%
-----------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                 -            -            -         20.95%+         7.49%       2.05%
-----------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock           -            -            -         (2.46)%+       12.05%      29.96%
-----------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company
  Value                                     -            -            -         17.97%+       (11.31)%      0.32%
-----------------------------------------------------------------------------------------------------------------------



+ Returns for these portfolios represent less than 12 months of performance. The returns are as of each portfolio's inception date as shown in Table 1

----------
  87
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------
 Barron's                           Money Management Letter
 Morningstar's Variable Annuity     Investment Dealers Digest
  Sourcebook                        National Underwriter
 Business Week                      Pension & Investments
 Forbes                             USA Today
 Fortune                            Investor's Business Daily
 Institutional Investor             The New York Times
 Money                              The Wall Street Journal
 Kiplinger's Personal Finance       The Los Angeles Times
 Financial Planning                 The Chicago Tribune
 Investment Adviser
 Investment Management Weekly
--------------------------------------------------------------------------

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts; and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.

YIELD INFORMATION

Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the other options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The current yields and effective yields assume the deduction

--------
  88
--------------------------------------------------------------------------------


of all current contract charges and expenses other than the annual administrative charge, and any charges for state premium and other applicable taxes. For more information, see "Alliance Money Market option yield information" and "Other yield information" in the SAI.

10  Incorporation of certain documents by reference


---------
  89
--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 1999, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).

Appendix I: Condensed financial information

--------
 A-1
--------------------------------------------------------------------------------



The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same asset based charge. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.



SERIES 300 AND 400 CONTRACTS




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR EQ/ALLIANCE TECHNOLOGY WHICH IS BEING OFFERED FOR THE FIRST TIME ON MAY 22, 2000.


--------------------------------------------------------------------------------------------------------------------
                                                                       DECEMBER 31,
                                       -----------------------------------------------------------------------------
                                          1994        1995         1996         1997         1998         1999
--------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $  95.45    $ 123.95     $ 149.41     $ 163.33     $ 161.59     $ 189.44
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        664       1,310        2,468        3,226        3,342        2,980
--------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $  97.03    $ 126.78     $ 155.42     $ 198.12     $ 252.88     $ 312.31
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        948       1,989        3,457        4,765        5,808        6,502
--------------------------------------------------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $  95.10    $ 112.97     $ 117.25     $ 130.98     $ 147.17     $ 159.92
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        325         491          567          553          661          752
--------------------------------------------------------------------------------------------------------------------
 ALLIANCE EQUITY INDEX
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 100.95    $ 135.94     $ 164.12     $ 214.66     $ 271.24     $ 322.15
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         47         592        1,486        2,686        3,805        4,579
--------------------------------------------------------------------------------------------------------------------
 ALLIANCE GLOBAL
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 104.12    $ 122.06     $ 138.00     $ 151.87     $ 182.50     $ 249.93
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      1,305       2,121        2,995        3,369        3,395        3,509
--------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $  98.86    $ 121.02     $ 143.37     $ 179.30     $ 213.81     $ 250.31
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        210         498          975        1,800        2,475        3,095
--------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $  96.31    $ 120.08     $ 133.40     $ 153.69     $ 180.63     $ 225.59
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      1,023       2,113        3,325        3,704        3,962        4,231
--------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $  95.88    $ 113.44     $ 137.53     $ 160.74     $ 150.42     $ 143.43
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         99         209          444          831        1,164           34
--------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE GOVERNMENT
  SECURITIES
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $  98.19    $ 109.80     $ 112.40     $ 118.98     $ 126.48     $ 124.96
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         32          89          146          202          314          360
--------------------------------------------------------------------------------------------------------------------

-------
  A-2
--------------------------------------------------------------------------------

SERIES 300 AND 400 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR EQ/ALLIANCE TECHNOLOGY WHICH IS BEING OFFERED FOR THE FIRST TIME ON MAY 22, 2000. (CONTINUED)

--------------------------------------------------------------------------------------------------------------------
                                                                       DECEMBER 31,
                                       -----------------------------------------------------------------------------
                                            1994         1995         1996         1997         1998         1999
--------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERNATIONAL
--------------------------------------------------------------------------------------------------------------------
   Unit value                                  -      $ 104.15     $ 112.83     $ 107.92     $ 117.72     $ 160.04
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         -           141          763          968          971          926
--------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 102.61     $ 107.04     $ 111.21     $ 115.66     $ 120.19     $ 124.47
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         63           81          165          146          262          360
--------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
--------------------------------------------------------------------------------------------------------------------
   Unit value                                                                                             $ 116.36
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                                                                         887
--------------------------------------------------------------------------------------------------------------------
 ALLIANCE QUALITY BOND
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $  93.87     $ 108.38     $ 112.65     $ 121.30     $ 130.07     $ 125.76
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         53          135          196          283          557          622
--------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------
   Unit value                                  -            -            -      $ 125.55     $ 118.57     $ 149.54
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)         -            -            -          488        1,101           976
--------------------------------------------------------------------------------------------------------------------
 EQ/BALANCED
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $  91.64     $ 108.26     $ 119.26     $ 135.29     $ 157.63     $ 183.18
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        289          386          548          655          752          854
--------------------------------------------------------------------------------------------------------------------
 CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------------------------------
   Unit value                                                                                             $ 106.78
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                                                                           8
--------------------------------------------------------------------------------------------------------------------
 CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------------------------------------------------------------------
   Unit value                                                                                             $ 101.64
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                                                                          13
--------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN
--------------------------------------------------------------------------------------------------------------------
   Unit value                                                                                             $ 106.57
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                                                                           5
--------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                                                                                             $ 105.16
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                                                                           -
--------------------------------------------------------------------------------------------------------------------

-----
 A-3

--------------------------------------------------------------------------------

SERIES 300 AND 400 CONTRACTS




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR EQ/ALLIANCE TECHNOLOGY WHICH IS BEING OFFERED FOR THE FIRST TIME ON MAY 22, 2000. (CONTINUED)


-----------------------------------------------------------------------------------------
                                                           DECEMBER 31,
                                            ---------------------------------------------
                                                  1997           1998           1999
-----------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES
-----------------------------------------------------------------------------------------
   Unit value                                   $ 121.34       $ 161.04       $ 275.93
-----------------------------------------------------------------------------------------
   Number of units outstanding (000's)               256          1,090          2,427
-----------------------------------------------------------------------------------------
 MFS GROWTH WITH INCOME
-----------------------------------------------------------------------------------------
   Unit value                                                                 $ 104.48
-----------------------------------------------------------------------------------------
   Number of units outstanding (000's)                                              18
-----------------------------------------------------------------------------------------
 MFS RESEARCH
-----------------------------------------------------------------------------------------
   Unit value                                   $ 115.01       $ 140.83       $ 171.06
-----------------------------------------------------------------------------------------
   Number of units outstanding (000's)               236            720            959
-----------------------------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY
-----------------------------------------------------------------------------------------
   Unit value                                   $ 115.97       $ 127.67       $ 149.82
-----------------------------------------------------------------------------------------
   Number of units outstanding (000's)               145            444            617
-----------------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY
-----------------------------------------------------------------------------------------
   Unit value                                   $ 103.77       $ 109.37       $ 130.94
-----------------------------------------------------------------------------------------
   Number of units outstanding (000's)                52             84             88
-----------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS EQUITY
-----------------------------------------------------------------------------------------
   Unit value                                   $  79.41       $  57.18       $ 110.43
-----------------------------------------------------------------------------------------
   Number of units outstanding (000's)               109            217            590
-----------------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED
-----------------------------------------------------------------------------------------
   Unit value                                   $ 113.46       $ 125.16       $ 123.53
-----------------------------------------------------------------------------------------
   Number of units outstanding (000's)               109            275            345
-----------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
-----------------------------------------------------------------------------------------
   Unit value                                   $ 115.17       $ 128.20       $ 124.76
-----------------------------------------------------------------------------------------
   Number of units outstanding (000's)               250            581            648
-----------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME
-----------------------------------------------------------------------------------------
   Unit value                                   $ 121.04       $ 130.25       $ 133.07
-----------------------------------------------------------------------------------------
   Number of units outstanding (000's)               475          1,070          1,072
-----------------------------------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL STOCK
-----------------------------------------------------------------------------------------
   Unit value                                   $  97.61       $ 109.49       $ 142.46
-----------------------------------------------------------------------------------------
   Number of units outstanding (000's)               387            671            765
-----------------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE
-----------------------------------------------------------------------------------------
   Unit value                                   $ 118.06       $ 104.82       $ 105.28
-----------------------------------------------------------------------------------------
   Number of units outstanding (000's)               577            859            721
-----------------------------------------------------------------------------------------

-----
  A-4
--------------------------------------------------------------------------------
SERIES 500 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION

------------------------------------------------------------------------
                                               DECEMBER 31,
                                         -------------------------
                                              1998          1999
------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
------------------------------------------------------------------------
   Unit value                              $  90.25       $ 105.69
------------------------------------------------------------------------
   Number of units outstanding (000's)            1              4
------------------------------------------------------------------------
 ALLIANCE COMMON STOCK
------------------------------------------------------------------------
   Unit value                              $ 102.87       $ 126.91
------------------------------------------------------------------------
   Number of units outstanding (000's)            5             19
------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS
------------------------------------------------------------------------
   Unit value                              $ 102.74       $ 111.52
------------------------------------------------------------------------
   Number of units outstanding (000's)            -              -
------------------------------------------------------------------------
 ALLIANCE EQUITY INDEX
------------------------------------------------------------------------
   Unit value                              $ 103.68       $ 123.01
------------------------------------------------------------------------
   Number of units outstanding (000's)            2              9
------------------------------------------------------------------------
 ALLIANCE GLOBAL
------------------------------------------------------------------------
   Unit value                              $  98.37       $ 134.30
------------------------------------------------------------------------
   Number of units outstanding (000's)            -              2
------------------------------------------------------------------------
 ALLIANCE GROWTH AND INCOME
------------------------------------------------------------------------
   Unit value                              $ 102.73       $ 120.13
------------------------------------------------------------------------
   Number of units outstanding (000's)            1              4
------------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS
------------------------------------------------------------------------
   Unit value                              $ 101.93       $ 127.16
------------------------------------------------------------------------
   Number of units outstanding (000's)            1              2
------------------------------------------------------------------------
 ALLIANCE HIGH YIELD
------------------------------------------------------------------------
   Unit value                              $  89.20       $  84.96
------------------------------------------------------------------------
   Number of units outstanding (000's)            -              1
------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE GOVERNMENT
  SECURITIES
------------------------------------------------------------------------
   Unit value                              $ 103.22       $ 101.96
------------------------------------------------------------------------
   Number of units outstanding (000's)            -              -
------------------------------------------------------------------------
 ALLIANCE INTERNATIONAL
------------------------------------------------------------------------
   Unit value                              $  93.00       $ 126.29
------------------------------------------------------------------------
   Number of units outstanding (000's)            1              1
------------------------------------------------------------------------

Appendix I: Condensed financial information

-----
 A-5
--------------------------------------------------------------------------------
SERIES 500 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)


-----------------------------------------------------------------------
                                                DECEMBER 31,
                                         -----------------------------
                                               1998           1999
-----------------------------------------------------------------------
 ALLIANCE MONEY MARKET
-----------------------------------------------------------------------
   Unit value                                $ 101.68       $ 105.20
-----------------------------------------------------------------------
   Number of units outstanding (000's)              -              -
-----------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
-----------------------------------------------------------------------
   Unit value                                               $ 116.32
-----------------------------------------------------------------------
   Number of units outstanding (000's)                             -
-----------------------------------------------------------------------
 ALLIANCE QUALITY BOND
-----------------------------------------------------------------------
   Unit value                                $ 103.62       $ 100.08
-----------------------------------------------------------------------
   Number of units outstanding (000's)              -              -
-----------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH
-----------------------------------------------------------------------
   Unit value                                $  86.93       $ 109.59
-----------------------------------------------------------------------
   Number of units outstanding (000's)              1              1
-----------------------------------------------------------------------
 EQ/BALANCED
-----------------------------------------------------------------------
   Unit value                                $ 102.39       $ 118.86
-----------------------------------------------------------------------
   Number of units outstanding (000's)              -              2
-----------------------------------------------------------------------
 CAPITAL GUARDIAN RESEARCH
-----------------------------------------------------------------------
   Unit value                                               $ 106.74
-----------------------------------------------------------------------
   Number of units outstanding (000's)                             -
-----------------------------------------------------------------------
 CAPITAL GUARDIAN U.S. EQUITY
-----------------------------------------------------------------------
   Unit value                                               $ 101.60
-----------------------------------------------------------------------
   Number of units outstanding (000's)                             -
-----------------------------------------------------------------------
 EQ/EVERGREEN
-----------------------------------------------------------------------
   Unit value                                               $ 106.53
-----------------------------------------------------------------------
   Number of units outstanding (000's)                             -
-----------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION
-----------------------------------------------------------------------
   Unit value                                               $ 105.11
-----------------------------------------------------------------------
   Number of units outstanding (000's)                             -
-----------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES
-----------------------------------------------------------------------
   Unit value                                $ 103.41       $ 177.00
-----------------------------------------------------------------------
   Number of units outstanding (000's)              1              6
-----------------------------------------------------------------------

-----
  A-6
--------------------------------------------------------------------------------
SERIES 500 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)


------------------------------------------------------------------------
                                                  DECEMBER 31,
                                            ----------------------------
                                                 1998          1999
------------------------------------------------------------------------
 MFS GROWTH WITH INCOME
------------------------------------------------------------------------
   Unit value                                                $ 104.44
------------------------------------------------------------------------
   Number of units outstanding (000's)                              -
------------------------------------------------------------------------
 MFS RESEARCH
------------------------------------------------------------------------
   Unit value                                 $  98.99       $ 120.11
------------------------------------------------------------------------
   Number of units outstanding (000's)               1              3
------------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY
------------------------------------------------------------------------
   Unit value                                 $  97.80       $ 114.64
------------------------------------------------------------------------
   Number of units outstanding (000's)               -              1
------------------------------------------------------------------------
 MERCURY WORLD STRATEGY
------------------------------------------------------------------------
   Unit value                                 $  94.86       $ 113.44
------------------------------------------------------------------------
   Number of units outstanding (000's)               -              -
------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS EQUITY
------------------------------------------------------------------------
   Unit value                                 $  81.40       $ 157.03
------------------------------------------------------------------------
   Number of units outstanding (000's)               -              -
------------------------------------------------------------------------
 EQ/PUTNAM BALANCED
------------------------------------------------------------------------
   Unit value                                 $ 101.05       $  99.62
------------------------------------------------------------------------
   Number of units outstanding (000's)               -              1
------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
------------------------------------------------------------------------
   Unit value                                 $ 100.48       $  97.68
------------------------------------------------------------------------
   Number of units outstanding (000's)               -              1
------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME
------------------------------------------------------------------------
   Unit value                                 $ 101.00       $ 103.08
------------------------------------------------------------------------
   Number of units outstanding (000's)               -              1
------------------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL STOCK
------------------------------------------------------------------------
   Unit value                                 $  94.04       $ 122.22
------------------------------------------------------------------------
   Number of units outstanding (000's)               -              1
------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE
------------------------------------------------------------------------
   Unit value                                 $  82.78       $  83.05
------------------------------------------------------------------------
   Number of units outstanding (000's)               -              1
------------------------------------------------------------------------

-----
 A-7
--------------------------------------------------------------------------------

SERIES 100 AND 200 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION






-----------------------------------------------------------------------------------------
                                                DECEMBER 31,
                           --------------------------------------------------------------
                             1989        1990        1991        1992        1993
-----------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
-----------------------------------------------------------------------------------------
   Unit value                $ 25.86     $ 27.36    $  50.51    $  48.30    $  55.68
-----------------------------------------------------------------------------------------
   Number of units
   outstanding (000's)         8,134       9,545      12,962      17,986      21,496
-----------------------------------------------------------------------------------------
 ALLIANCE COMMON
  STOCK
-----------------------------------------------------------------------------------------
   Unit value                $ 83.40     $ 75.67    $ 102.76    $ 104.63    $ 128.81
-----------------------------------------------------------------------------------------
   Number of units
   outstanding (000's)         8,645       9,670      10,292      11,841      13,917
-----------------------------------------------------------------------------------------
 ALLIANCE
  CONSERVATIVE
  INVESTORS
-----------------------------------------------------------------------------------------
   Unit value                      -           -           -           -           -
-----------------------------------------------------------------------------------------
   Number of units
   outstanding (000's)             -           -           -           -           -
-----------------------------------------------------------------------------------------
 ALLIANCE EQUITY INDEX
-----------------------------------------------------------------------------------------
   Unit value                      -           -           -           -           -
-----------------------------------------------------------------------------------------
   Number of units
   outstanding (000's)             -           -           -           -           -
-----------------------------------------------------------------------------------------
 ALLIANCE GLOBAL
-----------------------------------------------------------------------------------------
   Unit value                      -           -           -           -           -
-----------------------------------------------------------------------------------------
   Number of units
   outstanding (000's)             -           -           -           -           -
-----------------------------------------------------------------------------------------
 ALLIANCE GROWTH AND
  INCOME
-----------------------------------------------------------------------------------------
   Unit value                      -           -           -           -           -
-----------------------------------------------------------------------------------------
   Number of units
   outstanding (000's)             -           -           -           -           -
-----------------------------------------------------------------------------------------
 ALLIANCE GROWTH
  INVESTORS
-----------------------------------------------------------------------------------------
   Unit value                      -           -           -           -           -
-----------------------------------------------------------------------------------------
   Number of units
   outstanding (000's)             -           -           -           -           -
-----------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD
-----------------------------------------------------------------------------------------
   Unit value                      -           -           -           -           -
-----------------------------------------------------------------------------------------
   Number of units
   outstanding (000's)             -           -           -           -           -
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                                                       DECEMBER 31,
                          ---------------------------------------------------------------------------
                             1994        1995        1996        1997        1998         1999
-----------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
-----------------------------------------------------------------------------------------------------
   Unit value               $  52.88    $  68.73    $  82.91    $  90.75    $  89.92     $ 105.59
-----------------------------------------------------------------------------------------------------
   Number of units
   outstanding (000's)        24,787      25,821      27,945      28,030      25,634       20,946
-----------------------------------------------------------------------------------------------------
ALLIANCE COMMON
  STOCK
-----------------------------------------------------------------------------------------------------
   Unit value               $ 124.32    $ 162.42    $ 199.05    $ 253.68    $ 323.75     $ 399.74
-----------------------------------------------------------------------------------------------------
   Number of units
   outstanding (000's)        15,749      16,292      16,933      17,386      17,231       16,705
-----------------------------------------------------------------------------------------------------
 ALLIANCE
  CONSERVATIVE
  INVESTORS
-----------------------------------------------------------------------------------------------------
   Unit value               $  95.10    $ 112.97    $ 117.25    $ 130.98    $ 147.17     $ 159.92
-----------------------------------------------------------------------------------------------------
   Number of units
   outstanding (000's)           325         491         567         553         661          752
-----------------------------------------------------------------------------------------------------
 ALLIANCE EQUITY INDEX
-----------------------------------------------------------------------------------------------------
   Unit value               $ 100.95    $ 135.94    $ 164.12    $ 214.66    $ 271.24     $ 322.15
-----------------------------------------------------------------------------------------------------
   Number of units
   outstanding (000's)            47         592       1,486       2,686       3,805        4,579
-----------------------------------------------------------------------------------------------------
 ALLIANCE GLOBAL
-----------------------------------------------------------------------------------------------------
   Unit value               $ 104.12    $ 122.06    $ 138.00    $ 151.87    $ 182.50     $ 249.93
-----------------------------------------------------------------------------------------------------
   Number of units
   outstanding (000's)         1,305       2,121       2,995       3,369       3,395        3,509
-----------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH AND
  INCOME
-----------------------------------------------------------------------------------------------------
   Unit value               $  98.86    $ 121.02    $ 143.37    $ 179.30    $ 213.81     $ 250.31
-----------------------------------------------------------------------------------------------------
   Number of units
   outstanding (000's)           210         498         975       1,800       2,475        3,095
-----------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH
  INVESTORS
-----------------------------------------------------------------------------------------------------
   Unit value               $  96.31    $ 120.08    $ 133.40    $ 153.69    $ 180.63     $ 225.59
-----------------------------------------------------------------------------------------------------
   Number of units
   outstanding (000's)         1,023       2,113       3,325       3,704       3,962        4,231
-----------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD
-----------------------------------------------------------------------------------------------------
   Unit value               $  95.88    $ 113.44    $ 137.53    $ 160.74    $ 150.42     $ 143.43
-----------------------------------------------------------------------------------------------------
   Number of units
   outstanding (000's)            99         209         444         831       1,164          998
-----------------------------------------------------------------------------------------------------

-----
  A-8
--------------------------------------------------------------------------------

SERIES 100 AND 200 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)



                                               DECEMBER 31,
                            1989        1990        1991        1992        1993
-----------------------------------------------------------------------------------------------------
 ALLIANCE
  INTERMEDIATE
  GOVERNMENT
  SECURITIES
-----------------------------------------------------------------------------------------------------
  Unit value                 -           -           -           -           -
-----------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)        -           -           -           -           -
-----------------------------------------------------------------------------------------------------
 ALLIANCE
  INTERNATIONAL
-----------------------------------------------------------------------------------------------------
  Unit value                 -           -           -           -           -
-----------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)        -           -           -           -           -
-----------------------------------------------------------------------------------------------------
 ALLIANCE MONEY
  MARKET
-----------------------------------------------------------------------------------------------------
  Unit value              $  21.89    $  23.38    $  24.48    $  25.01    $  25.41
-----------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)        1,045       1,307       1,325       1,201       1,065
-----------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER
  GROWTH
-----------------------------------------------------------------------------------------------------
  Unit value
-----------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)
-----------------------------------------------------------------------------------------------------
 ALLIANCE QUALITY
  BOND
-----------------------------------------------------------------------------------------------------
  Unit value                -           -           -           -           -
-----------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       -           -           -           -           -
-----------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP
  GROWTH
-----------------------------------------------------------------------------------------------------
  Unit value                -           -           -           -           -
-----------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       -           -           -           -           -
-----------------------------------------------------------------------------------------------------
 EQ/BALANCED
-----------------------------------------------------------------------------------------------------
  Unit value              $  19.69    $  19.40    $  27.17    $  26.04    $  28.85
-----------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       16,810      19,423      21,100      25,975      31,259
-----------------------------------------------------------------------------------------------------
 CAPITAL GUARDIAN
  RESEARCH
-----------------------------------------------------------------------------------------------------
  Unit value
-----------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)
-----------------------------------------------------------------------------------------------------



                                                        DECEMBER 31,
                            1994         1995         1996         1997         1998         1999
 -----------------------------------------------------------------------------------------------------
ALLIANCE
  INTERMEDIATE
  GOVERNMENT
  SECURITIES
-----------------------------------------------------------------------------------------------------
  Unit value              $  98.19     $ 109.80     $ 112.40     $ 118.98     $ 126.48     $ 124.96
 -----------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)           32           89          146          202          314          360
 -----------------------------------------------------------------------------------------------------
 ALLIANCE
  INTERNATIONAL
-----------------------------------------------------------------------------------------------------
  Unit value                           $ 104.15     $ 112.83     $ 107.92     $ 117.72     $ 160.04
-----------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)                       141          763          968          971         926
-----------------------------------------------------------------------------------------------------
 ALLIANCE MONEY
  MARKET
-----------------------------------------------------------------------------------------------------
  Unit value              $  26.08     $  27.22     $  28.28     $  29.41     $  30.55     $  31.63
-----------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)        1,000        1,021        1,013          973        1,261        1,516
-----------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER
  GROWTH
-----------------------------------------------------------------------------------------------------
  Unit value                                                                               $ 116.36
-----------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)                                                                           887
-----------------------------------------------------------------------------------------------------
 ALLIANCE QUALITY
  BOND
-----------------------------------------------------------------------------------------------------
  Unit value              $  93.87     $ 108.38    $ 112.65      $ 121.30     $ 130.07     $ 125.76
-----------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)           53          135         196           283          557          622
-----------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP
  GROWTH
-----------------------------------------------------------------------------------------------------
  Unit value                -            -             -         $ 125.55     $ 118.57     $ 149.64
-----------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       -            -             -              488        1,101          976
-----------------------------------------------------------------------------------------------------
 EQ/BALANCED
-----------------------------------------------------------------------------------------------------
  Unit value              $  26.18     $  30.92     $  34.06     $  38.66     $  45.07     $  52.39
-----------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       32,664       30,212       28,319       26,036       24,361       22,434
-----------------------------------------------------------------------------------------------------
 CAPITAL GUARDIAN
  RESEARCH
-----------------------------------------------------------------------------------------------------
  Unit value                                                                               $ 106.78
-----------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)                                                                             8
-----------------------------------------------------------------------------------------------------

-----
 A-9
--------------------------------------------------------------------------------



SERIES 100 AND 200 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)


                                            DECEMBER 31,
                           1989     1990     1991     1992     1993     1994
--------------------------------------------------------------------------------
 CAPITAL GUARDIAN U.S.
  EQUITY
--------------------------------------------------------------------------------
  Unit value
--------------------------------------------------------------------------------
  Number of units
  outstanding (000's)
--------------------------------------------------------------------------------
 EQ/EVERGREEN
--------------------------------------------------------------------------------
  Unit value
--------------------------------------------------------------------------------
  Number of units
  outstanding (000's)
--------------------------------------------------------------------------------
 EQ/EVERGREEN
  FOUNDATION
--------------------------------------------------------------------------------
  Unit value
--------------------------------------------------------------------------------
  Number of units
  outstanding (000's)
--------------------------------------------------------------------------------
 MFS EMERGING
  GROWTH
  COMPANIES
--------------------------------------------------------------------------------
  Unit value                -        -        -        -        -        -
--------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       -        -        -        -        -        -
--------------------------------------------------------------------------------
 MFS GROWTH WITH
  INCOME
--------------------------------------------------------------------------------
  Unit value
--------------------------------------------------------------------------------
  Number of units
  outstanding (000's)
--------------------------------------------------------------------------------
 MFS RESEARCH
--------------------------------------------------------------------------------
  Unit value                -        -        -        -        -        -
--------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       -        -        -        -        -        -
--------------------------------------------------------------------------------
 MERCURY BASIC VALUE
  EQUITY
--------------------------------------------------------------------------------
  Unit value                -        -        -        -        -        -
--------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       -        -        -        -        -        -
--------------------------------------------------------------------------------
 MERCURY WORLD
  STRATEGY
--------------------------------------------------------------------------------
  Unit value                -        -        -        -        -        -
--------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       -        -        -        -        -        -
--------------------------------------------------------------------------------



                                              DECEMBER 31,
                           1995     1996       1997         1998         1999
--------------------------------------------------------------------------------
 CAPITAL GUARDIAN U.S.
  EQUITY
--------------------------------------------------------------------------------
  Unit value                                                           $ 101.64
--------------------------------------------------------------------------------
  Number of units
  outstanding (000's)                                                        13
--------------------------------------------------------------------------------
 EQ/EVERGREEN
--------------------------------------------------------------------------------
  Unit value                                                           $ 106.57
--------------------------------------------------------------------------------
  Number of units
  outstanding (000's)                                                         5
--------------------------------------------------------------------------------
 EQ/EVERGREEN
  FOUNDATION
--------------------------------------------------------------------------------
  Unit value                                                           $ 105.16
--------------------------------------------------------------------------------
  Number of units
  outstanding (000's)                                                         1
--------------------------------------------------------------------------------
 MFS EMERGING
  GROWTH
  COMPANIES
--------------------------------------------------------------------------------
  Unit value                -        -       $ 121.34     $ 161.04     $ 275.93
--------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       -        -            256        1,090        2,427
--------------------------------------------------------------------------------
 MFS GROWTH WITH
  INCOME
--------------------------------------------------------------------------------
  Unit value                                                           $ 104.48
--------------------------------------------------------------------------------
  Number of units
  outstanding (000's)                                                        18
--------------------------------------------------------------------------------
 MFS RESEARCH
--------------------------------------------------------------------------------
  Unit value                -        -       $ 115.01     $ 140.83     $ 171.06
--------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       -        -            236          720          959
--------------------------------------------------------------------------------
 MERCURY BASIC VALUE
  EQUITY
--------------------------------------------------------------------------------
  Unit value                -        -       $ 115.97     $ 127.97     $ 149.82
--------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       -        -            145          444          617
--------------------------------------------------------------------------------
 MERCURY WORLD
  STRATEGY
--------------------------------------------------------------------------------
  Unit value                -        -       $ 103.77     $ 109.37     $ 130.94
--------------------------------------------------------------------------------
  Number of units
  outstanding (000's)       -        -             52           84           88
--------------------------------------------------------------------------------

-----
 A-10
--------------------------------------------------------------------------------



SERIES 100 AND 200 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)



                                                                    DECEMBER 31,
                       1989      1990      1991      1992      1993      1994      1995     1996      1997        1998        1999
-----------------------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY
  EMERGING MARKETS
  EQUITY
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value            -         -         -         -         -          -        -        -     $  79.41    $  57.18     $ 110.43
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)   -         -         -         -         -          -        -        -          109         217          590
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value            -         -         -         -         -          -        -        -     $ 113.46    $ 125.16     $ 123.53
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)   -         -         -         -         -          -        -        -          109         275          345
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH &
  INCOME VALUE
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value            -         -         -         -         -           -       -        -     $ 115.17    $ 128.20     $ 124.76
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)   -         -         -         -         -           -       -        -          250         581          648
-----------------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY
  INCOME
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value            -         -         -         -         -           -       -        -     $ 121.04    $ 130.25     $ 133.07
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)   -         -         -         -         -           -       -        -          475       1,070        1,072
-----------------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE
  INTERNATIONAL
  STOCK
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value            -         -         -         -         -           -       -        -     $  97.61    $ 109.49     $ 142.46
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units
  outstanding (000's)   -         -         -         -         -           -       -        -          387         671          765
-----------------------------------------------------------------------------------------------------------------------------------
 WARBURG PINCUS
  SMALL COMPANY
  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value             -         -         -         -         -           -       -       -     $ 118.06     $ 104.82     $ 105.28
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)   -         -         -         -         -           -       -       -          577          859          721
-----------------------------------------------------------------------------------------------------------------------------------

Appendix II: Original contracts
--------
 B-1
--------------------------------------------------------------------------------
Original Contracts are EQUI-VEST contracts under which the contract owner has not elected to add Alliance Intermediate Government Securities, Alliance Quality Bond, Alliance High Yield, Alliance Growth and Income, Alliance Equity Index, Alliance Global, Alliance International, Alliance Small Cap Growth, Alliance Conservative Investors, and Alliance Growth Investors options, and any of the other EQ Advisors Trust variable investment options as investment options when they first became available.

SELECTING YOUR INVESTMENT METHOD. If you own an original contract, only the guaranteed interest option and the Alliance Money Market, EQ/Balanced, Alliance Common Stock and EQ/Aggressive Stock options are available. In most cases, you may request that we add additional variable investment options to your original contract. We reserve the right to deny your request.

TRANSFERRING YOUR ACCOUNT VALUE. If you own an original contract, including original contract owners who elect to amend their contract by selecting maximum transfer flexibility, the Alliance Money Market option is always available. However, we will not permit transfers into the Alliance Money Market option from any other investment option. There will not be any other transfer limitations under your original contract.

Appendix III: Market value adjustment example


--------
 C-1

--------------------------------------------------------------------------------



The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 14, 2001 to a fixed maturity option with a maturity date of June 15, 2010 (i.e., nine years later) at a rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2005.



                                                                 HYPOTHETICAL ASSUMED RATE TO MATURITY ON JUNE 15, 2005
------------------------------------------------------------------------------------------------------------------------
                                                                                    5.00%          9.00%
------------------------------------------------------------------------------------------------------------------------
 AS OF JUNE 15, 2005 (BEFORE WITHDRAWAL)
------------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                                         $144,048     $ 119,487
------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                                          $131,080     $ 131,080
------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
   (1) - (2)                                                                       $ 12,968     $ (11,593)
------------------------------------------------------------------------------------------------------------------------
 ON JUNE 15, 2005 (AFTER WITHDRAWAL)
------------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
   (3) x [$50,000/(1)]                                                             $  4,501     $  (4,851)
------------------------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount
   [$50,000 - (4)]                                                                 $ 45,499     $  54,851
------------------------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount (2) - (5)                                                $ 85,581     $  76,229
------------------------------------------------------------------------------------------------------------------------
(7) Maturity value                                                                 $120,032     $ 106,915
------------------------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                                  $ 94,048     $  69,487
------------------------------------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.

Statement of additional information
--------------------------------------------------------------------------------

TABLE OF CONTENTS



                                                    PAGE

Required minimum distributions option                2
Calculation of annuity payments                      2
The reorganization                                   4
Custodian and independent accountants                4
Alliance Money Market option yield information       4
Other yield information                              5
Financial statements                                11


HOW TO OBTAIN AN EQUI-VEST STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE
  ACCOUNT A

Call 1-800-628-6673 or send this request form to:

  EQUI-VEST
  Processing Office
  The Equitable Life
  P.O. Box 2996
  New York, NY 10116-2996

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an EQUI-VEST Statement of Additional Information dated May 1,
  2000.

(Combination variable and fixed deferred annuity)


------------------------------------------------------------------------------
Name:


------------------------------------------------------------------------------
Address:


------------------------------------------------------------------------------
City                        State       Zip



888-1175

EQUI-VEST(R)
Employer-Sponsored Retirement Programs


 Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust, which contains important information about its portfolios.



 PROSPECTUS DATED MAY 1, 2000


--------------------------------------------------------------------------------


 WHAT IS EQUI-VEST?

 EQUI-VEST is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and our guaranteed interest option or in our fixed maturity options ("investment options"). Each of these contracts may not currently be available in all states.



  VARIABLE INVESTMENT OPTIONS
-------------------------------------------------------------------------
  FIXED INCOME:
-------------------------------------------------------------------------
  o Alliance Intermediate             o Alliance High Yield
    Government Securities             o Alliance Quality Bond
  o Alliance Money Market
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  DOMESTIC STOCKS
-------------------------------------------------------------------------
  o EQ/Aggressive Stock(1)            o MFS Emerging Growth
  o Alliance Common Stock               Companies
  o Alliance Equity Index             o MFS Growth with Income
  o Alliance Growth and Income        o MFS Research
  o EQ/Alliance Premier Growth        o Mercury Basic Value Equity(3)
  o EQ/Alliance Technology(2)         o EQ/Putnam Growth &
  o Alliance Small Cap Growth           Income Value
  o Calvert Socially Responsible*     o T. Rowe Price Equity Income
  o Capital Guardian Research         o Warburg Pincus Small
  o Capital Guardian U.S. Equity        Company Value
  o EQ/Evergreen
-------------------------------------------------------------------------
  INTERNATIONAL STOCKS
-------------------------------------------------------------------------
  o Alliance Global                   o T. Rowe Price International
  o Alliance International              Stock
  o Morgan Stanley Emerging
    Markets Equity
-------------------------------------------------------------------------
  BALANCED/HYBRID:
-------------------------------------------------------------------------
  o EQ/Balanced(4)                    o EQ/Evergreen Foundation
  o Alliance Conservative             o Mercury World Strategy(5)
    Investors                         o EQ/Putnam Balanced
  o Alliance Growth Investors
-------------------------------------------------------------------------



 *   Available only for TSA and EDC Series 100 and 200 contracts.
 (1) Formerly named "Alliance Aggressive Stock".
 (2) Anticipated to become available on or about May 22, 2000. This portfolio may not be available in California.
 (3) Formerly named "Merrill Lynch Basic Value Equity."
 (4) Formerly named "Alliance Balanced."
 (5) Formerly named "Merrill Lynch Strategy."

 You allocate amounts to the variable investment options, under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of our Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of either Class IA or IB shares of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

 GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

 FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date. Fixed maturity options may not be available in your state. Check with your financial professional regarding availability.

 TYPES OF CONTRACTS. We offer different "series" of contracts for use as:

 Employer funded traditional IRAs:


 o  A simplified employee pension plan ("SEP") sponsored by an employer.


 o SEPs funded by salary reduction arrangements ("SARSEPs") for plans established by employers before January 1, 1997. Although we still issue these contracts to employees whose employer's plans enrolled on this basis, plans of this type are no longer available under EQUI-VEST to new employer groups without existing plans.


 o  SIMPLE IRAs funded by employee salary reduction and employer contributions.


 Other employer-sponsored contracts:

 o Trusteed contracts to fund defined contribution "HR-10" or "Keogh" plans of employers who are sole proprietorships, partnerships, or business trusts, or plans of corporations including non-profit organizations and states or local governmental entities.


 o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity (basic "TSA") for public schools and nonprofit entities under Internal Revenue Code
    Section 501(c)(3).

 o A TSA annuity issued to participants of TSA plans generally sponsored by universities ("University TSA") that prohibits loans and has restrictions not included in a basic TSA.

 o To fund Internal Revenue Code Section 457 employee deferred compensation ("EDC") plans of state and municipal governments and other tax-exempt organizations.

 o  Annuitant-Owned contracts to fund defined contribution HR-10 or Keogh plans.


 Minimum contribution amounts of $20 may be made under the contract.


 Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2000, is a part of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1 (800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


 THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                           72088

Contents of this prospectus

----------------
2  Contents of this prospectus
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EQUI-VEST(R)
Index of key words and phrases                               4
Who is Equitable Life?                                       6
How to reach us                                              7
EQUI-VEST employer-sponsored retirement programs
   at a glance - key features                               10
--------------------------------------------------------------
FEE TABLE                                                   13
--------------------------------------------------------------
EQUI-VEST series 300 and 400 contracts                      17
EQUI-VEST series 100 and 200 contracts                      19
Condensed financial information                             24
--------------------------------------------------------------

--------------------------------------------------------------
1 CONTRACT FEATURES AND BENEFITS                            25
--------------------------------------------------------------
How you can purchase and contribute to your contract        25
Owner and annuitant requirements                            26
How you can make your contributions                         26
What are your investment options under the contract?        27
Selecting your investment method                            31
ERISA considerations for employers                          32
Allocating your contributions                               32
Your right to cancel within a certain number of days        33
--------------------------------------------------------------

--------------------------------------------------------------
2 DETERMINING YOUR CONTRACT'S VALUE                         34
--------------------------------------------------------------
Your account value and cash value                           34
Your contract's value in the variable
   investment options                                       34
Your contract's value in the guaranteed interest option     34
Your contract's value in the fixed maturity options         34

--------------------------------------------------------------


"We," "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

----------
3  Contents of this prospectus
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-------------------------------------------------------------
3 TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                      35
-------------------------------------------------------------
Transferring your account value                            35
Market timing                                              35
Automatic transfer options - investment simplifier         36
Rebalancing your account value                             36


-------------------------------------------------------------
4 ACCESSING YOUR MONEY                                     38
-------------------------------------------------------------
Withdrawing your account value                             38
Loans under TSA and Corporate Trusteed contracts           39
Termination                                                40
Texas ORP participants                                     40
When to expect payments                                    40
Your annuity payout options                                41


-------------------------------------------------------------
5 CHARGES AND EXPENSES                                     43
-------------------------------------------------------------
Charges that Equitable Life deducts                        43
Charges that EQ Advisors Trust deducts                     50
Group or sponsored arrangements                            50
Other distribution arrangements                            50

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6 PAYMENT OF DEATH BENEFIT                                 51
-------------------------------------------------------------
Your beneficiary and payment of benefit                    51
How death benefit payment is made                          51
-------------------------------------------------------------

-------------------------------------------------------------
7 TAX INFORMATION                                          52
-------------------------------------------------------------
Tax information and ERISA matters                          52
   Special rules for tax-favored retirement programs       52
   Qualified plans                                         52
   Tax-sheltered annuity arrangements (TSAs)               53
   Distributions from Qualified Plans and TSAs             55
   Simplified Employee Pensions (SEPs)                     57
   SIMPLE IRAs (Savings Incentive Match Plan)              57
   Public and tax-exempt organization employee
      deferred compensation plans (EDC Plans)              59
   Traditional Individual Retirement Annuities
      (Traditional IRAs)                                   60
   ERISA matters                                           68
   Certain rules applicable to plans designed to comply
      with Section 404(c) of ERISA                         68
   Federal and state income tax withholding and
      information reporting                                69
   Impact of taxes to Equitable Life                       70

-------------------------------------------------------------
8 MORE INFORMATION                                         71
-------------------------------------------------------------
About our Separate Account A                               71
About EQ Advisors Trust                                    71
About our fixed maturity options                           72
About the general account                                  73
About other methods of payment                             73
Dates and prices at which contract events occur            74
About your voting rights                                   75
About legal proceedings                                    75
About our independent accountants                          76
Financial statements                                       76
Transfers of ownership, collateral assignments, loans,
   and borrowing                                           76
Funding changes                                            76
Distribution of the contracts                              76

-------------------------------------------------------------
9 INVESTMENT PERFORMANCE                                   77
-------------------------------------------------------------
Benchmarks                                                 77
Communicating performance data                             88

-------------------------------------------------------------
10 INCORPORATION OF CERTAIN DOCUMENTS BY
   REFERENCE                                               90
-------------------------------------------------------------


-------------------------------------------------------------
APPENDICES
-------------------------------------------------------------
I - Condensed financial information                       A-1
II - Original contracts                                   B-1
III - Market value adjustment example                     C-1
-------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
-------------------------------------------------------------

Index of key words and phrases

--------
4  Index of key words and phrases
--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                      PAGE
 account value                         34
 annuitant                             26
 annuity payout options                41
 Annuitant-Owned HR-10               cover
 beneficiary                           51
 business day                          74
 Code                                  52
 cash value                            34
 contract date                         12
 contract date anniversary             12
 contract year                         12
 contributions                         52
 DOL                                   52
 EDC                                 cover
 EQAccess                               7
 ERISA                                 52
 elective deferral contributions       52
 fixed maturity amount                 30
 fixed maturity option                 30
 guaranteed interest option            29
 IRA                                 cover
 investment options                    27
 nonelective contribution              53
 portfolio                           cover
 processing office                      7
 Required Beginning Date               66
 SAI                                 cover
 SEC                                 cover
 Salary reduction contributions        53
 SARSEP                              cover
 SEP                                 cover
 SIMPLE IRA                          cover
 TOPS                                   7
 Trusteed contracts                  cover
 TSA                                 cover
 unit                                  34
 unit investment trust                 71
 variable investment options           27


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.



-------------------------------------------------------------------------------
  Prospectus                    Contract or Supplemental Materials
-------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods or Fixed Maturity Accounts
  variable investment options   Investment Funds or Investment Divisions
  account value                 Annuity Account Value
  guaranteed interest option    Guaranteed Interest Account
  unit                          Accumulation unit
  unit value                    Accumulation unit value
-------------------------------------------------------------------------------

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5 Index of key words and phrases
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In this prospectus, we use a "series" number when necessary to identify a particular contract. We discuss four series of contracts. However, only three are available for new purchasers. Once you have purchased a contract you can identify the EQUI-VEST series you have by referring to your confirmation notice, or you may contact your financial professional, or you may call our toll-free number. The series designations are as follows:



------------------------------------------------------------------------------------------------------------------
   o TSA, SEP, SARSEP, EDC, Annuitant-Owned HR-10 and Trusteed contracts               series 100
     issued before August 17, 1995.
                                                                                       This series is no longer
                                                                                       available for new
                                                                                       purchasers.
                                                                                       Information in this
                                                                                       prospectus is provided
                                                                                       for our existing series
                                                                                       100 contract owners
                                                                                       only.

   o TSA, EDC, Annuitant-Owned HR-10 and Trusteed contracts issued on or               series 200
     after August 17, 1995. SEP and SARSEP contracts issued on or after
     August 17, 1995 and before November 1, 1995 and currently in a state              This series is available
     where the series 300 contract has not been approved.                              for new purchasers of
                                                                                       TSA, EDC and
                                                                                       Annuitant- Owned
                                                                                       HR-10 contracts and
                                                                                       SEP contracts only in
                                                                                       Oregon, Maryland and
                                                                                       Washington. Series
                                                                                       200 Trusteed contracts
                                                                                       are available for new
                                                                                       purchases in Oregon,
                                                                                       Maryland, Washington
                                                                                       and Virginia

   o SEP contracts issued on or after November 1, 1995 in states which have            series 300
     approved the Series 300 contract.

   o SIMPLE IRA contracts in all approved states. (We reserve the right to issue a     series 400
     series 200 or 300 SIMPLE IRA contract, as necessary, for states not approving the series 400 version.)
------------------------------------------------------------------------------------------------------------------



We also have contracts that we refer to as "original contracts." These contracts are no longer available for new purchasers. Any information about original contracts which is different from the current series we offer can be found in Appendix II, which will be referenced throughout this prospectus when it applies.

Who is Equitable Life?

----------------
6  Who is Equitable Life?
--------------------------------------------------------------------------------

 We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


 AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

 ----------
 7  Who is Equitable Life?
 -------------------------------------------------------------------------------

 HOW TO REACH US

 You may communicate with our processing office as listed below for any of the following purposes:


 ---------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
 ---------------------------------------------
 Equitable Life
 EQUI-VEST
 Unit Collections
 P.O. Box 13463
 Newark, NJ 07188-0463

 ---------------------------------------------
 FOR TSA AND CORPORATE TRUSTEED LOAN
 REPAYMENTS SENT BY REGULAR MAIL:
 ---------------------------------------------
 Equitable Life
 Loan Repayment
 EQUI-VEST Lockbox
 P.O. Box 13496
 Newark, NJ 07188-0496

 ---------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G.,
 REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
 REQUIRED NOTICES) SENT BY REGULAR MAIL:
 ---------------------------------------------
 Equitable Life
 EQUI-VEST
 P.O. Box 2996
 New York, NY 10116-2996

 ---------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
 ---------------------------------------------
 Equitable Life
 c/o Bank One, N.A.
 300 Harmon Meadow Boulevard
 3rd Floor
 Secaucus, NJ 07094
 Attn: Box 13463

 ---------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G.,
 REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
 REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
 ---------------------------------------------
 Equitable Life
 EQUI-VEST
 200 Plaza Drive
 2nd Floor
 Secaucus, NJ 07094

 ---------------------------------------------
 REPORTS WE PROVIDE:
 ---------------------------------------------


 o  written confirmation of financial transactions;


 o annual and semiannual statements of your contract values based on the calendar year; and

 o  statement of your contract values as of the last day of the contract year.

 ---------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT
 ("TOPS") AND EQACCESS SYSTEMS
 ---------------------------------------------


 TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:


 o  your current account value;


 o  your current allocation percentages;

 o  the number of units you have in the variable investment options;

 o  rates to maturity for fixed maturity options;

 o  the daily unit values for the variable investment options; and

 o performance information regarding the variable investment options (not available through TOPS).

 ----------
 8  Who is Equitable Life?
 -------------------------------------------------------------------------------

 You can also:

 o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option (anticipated to be available through EQAccess by the end of 2000);

 o  elect the investment simplifier (not available through EQAccess); and

 o change your TOPS personal identification number ("PIN") (not available through EQAccess); and

 o  change your EQAccess password (not available through TOPS).

 TOPS and EQAccess are normally available seven days a week, 24 hours a day. You can use TOPS by calling toll-free 1 (800) 755-7777. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

 We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or wilful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

 We reserve the right to limit access to this service if we determine that you are engaged in a market timing strategy (see "Market timing" in "Transferring your money among investment options").

 -------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
 -------------------------------------------------------------
 You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.

 -------------------------------------------------------------
 TOLL-FREE TELEPHONE SERVICE:
 -------------------------------------------------------------
 You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.
-------------------------------------------------------------


 WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


 (1) election of the automatic investment program (not applicable to all contracts);

 (2) election of the investment simplifier;

 (3) election of the automatic NQ deposit service;

 (4) election of the rebalancing program;

 (5) to obtain a PIN required for TOPS;

 (6) election of required minimum distribution option;

 (7) transfer/rollover of assets to another carrier;

 (8) request for a loan (ERISA and non-ERISA TSA and Corporate Trusteed contracts); and

 (9) tax withholding election.

 WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

 (1) address changes;

 (2) beneficiary changes;

 (3) transfers among investment options; and

 (4) contract surrender and withdrawal requests.

 ----------
 9  Who is Equitable Life?
 -------------------------------------------------------------------------------

 TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

 (1) automatic investment program;


 (2) investment simplifier;

 (3) rebalancing program;

 (4) systematic withdrawals; and

 (5) the date annuity payments are to begin.

 You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.



 SIGNATURES:

 The proper person to sign forms, notices and requests would normally be the owner. For TSA, SEP, and SIMPLE IRA contracts we need the annuitant's signature and in some cases the Plan Administrator's signature if the Plan requires it.

EQUI-VEST employer-sponsored retirement programs at a glance - key features

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10  EQUI-VEST employer-sponsored retirement programs at a glance - key features
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
PROFESSIONAL             EQUI-VEST'S variable investment options invest in different portfolios managed by
INVESTMENT               professional investment advisers.
MANAGEMENT
--------------------------------------------------------------------------------------------------------------------
GUARANTEED               o Principal and interest guarantees
INTEREST OPTION          o Interest rates set periodically
--------------------------------------------------------------------------------------------------------------------
FIXED MATURITY           o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
OPTIONS                  o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                         If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.

                         o Only available for contracts in states where approved.
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TAX ADVANTAGES           o On earnings inside      No tax on any dividends, interest or capital gains until you
                           the contract            make withdrawals from your contract or receive annuity payments.
--------------------------------------------------------------------------------------------------------------------
                         o On transfers inside     No tax on transfers among investment options.
                           the contract
--------------------------------------------------------------------------------------------------------------------
                         Because you are buying a contract to fund a retirement plan that already provides tax deferral, you should do so for the contract's features and benefits other than tax deferral. The tax deferral of the contract does not provide necessary or additional benefits.
--------------------------------------------------------------------------------------------------------------------
MINIMUM CONTRIBUTION     o $20 each contribution
AMOUNTS                  o maximum contribution limits may apply.
--------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY     o Lump sum withdrawals
                         o Several withdrawal options on a periodic basis
                         o Required minimum distribution option
                         o Contract surrender

                         Withdrawals are subject to the terms of the plan and may be limited. You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a penalty tax.
--------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS           o Fixed annuity payout options
                         o Variable annuity payout options
--------------------------------------------------------------------------------------------------------------------

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11  EQUI-VEST employer-sponsored retirement programs at a glance - key features
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-------------------------------------------------------------------------------
ADDITIONAL FEATURES     o Dollar cost averaging by automatic transfers
                          - Interest sweep option
                          - Fixed dollar option
                        o Automatic investment program (not applicable to all
                          contracts)
                        o Account value rebalancing (quarterly, semiannually,
                          and annually)
                        o No charge on transfers among investment options
                        o Waiver of withdrawal charge for disability,
                          confinement to a nursing home, and terminal illness
                          (series 300 and 400 only)
-------------------------------------------------------------------------------
FEES AND CHARGES        o Daily charge on amounts invested in variable
                          investment options for mortality and expense risks
                          and other expenses at current annual rates determined
                          by contract series:
                          series 100 - 1.34%; three options at 1.49%.
                          series 200 - 1.34%; three options at 1.40%.
                          series 300 and 400: 1.35% (maximum of 2.00% for
                          series 400).

                        o Annual administrative charge:
                          series 100 and 200: $30 or 2% of the account value, if less.
                          series 300 and 400: $30 currently or during the first two contract years 2% of the account value, if less
                          ($65 maximum).

                        o Charge for third-party transfer (such as in the case
                          of a trustee-to-trustee transfer for an IRA contract) or exchange (if your contract is exchanged for a contract issued by another insurance company):
                          series 100 and 200: none
                          series 300 and 400: $25 currently
                          ($65 maximum) per occurrence.

                        o No sales charge deducted at the time you make
                          contributions.

                        o Withdrawal charge:
                          - series 300, 400, and Trusteed contracts under series
                            100 and 200: We deduct a charge equal to 6% of contributions that have been withdrawn if such contributions were made in the current and five prior contract years.

                          All non-Trusteed contracts under series 100 and 200:
                          6% generally declining for the first through 12th contract years. The total of all withdrawal charges may not exceed 8% of all contributions made during a specified period before the withdrawal is made.

                          There is no charge in any contract year in which the
                          amount withdrawn does not exceed 10% of your account
                          value at the time of your withdrawal request minus
                          prior withdrawals in that contract year. Under certain
                          circumstances the withdrawal charge will not apply.
                          They are discussed in "Charges and expenses" later in
                          this prospectus.
-------------------------------------------------------------------------------


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12  EQUI-VEST employer-sponsored retirement programs at a glance - key features
--------------------------------------------------------------------------------


FEES AND CHARGES      ---------------------------------------------------------
(CONTINUED)           The "contract date" is the effective date of a contract.
                      This usually is the business day we receive the properly
                      completed and signed application, along with any other
                      required documents and your initial contribution. Your
                      contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month
                      period after that date is a "contract year." The end of
                      each 12-month period is your "contract date anniversary."
                      ---------------------------------------------------------
                      o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your
                        state. The charge is generally deducted from the amount
                        applied to an annuity payout option.
                      o We deduct a $350 annuity administrative fee from amounts applied to a variable annuity payout option.
                      o Annual expenses of EQ Advisors Trust portfolios are
                        calculated as a percentage of the average daily net
                        assets invested in each portfolio. These expenses
                        include management fees ranging from 0.25% to 1.15%
                        annually, other expenses, and for Class IB shares 12b-1
                        fees of 0.25% annually.
-------------------------------------------------------------------------------



THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY, OR MAY BE IMPOSED BY EMPLOYERS UNDER THEIR PLANS. MAXIMUM EXPENSE LIMITATIONS APPLY TO CERTAIN VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT, INCLUDING ALL VARIABLE INVESTMENT OPTIONS, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS. We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different than those offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table

--------
13  Fee table
--------------------------------------------------------------------------------


The fee tables below will help you understand the various charges and expenses that apply to your contract series. The tables reflect charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.

The guaranteed interest option and fixed maturity options is not covered by the fee tables and examples. However, the annual administrative charge, the withdrawal charge, and the third-party transfer or exchange charge do apply to the guaranteed interest option. Also, an annuity administrative fee may apply when your annuity payments are to begin.




---------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL
PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------------------------------------

                               EQ/BALANCED, ALLIANCE       ALL OTHER
                               COMMON STOCK, ALLIANCE  VARIABLE INVESTMENT
                               MONEY MARKET OPTIONS        OPTIONS
                               ----------------------  -------------------
                                 SERIES     SERIES     SERIES     SERIES1
                                  100        200        100        200             SERIES 300 AND 400
                                --------   --------   --------   --------   -----------------------------------
Mortality and expense risk(1)       0.65%      1.15%      0.50%      1.09%      1.10%  current
Other expenses(2)                   0.84%      0.25%      0.84%      0.25%      0.25%
                                --------   --------   --------   --------   --------
Total Separate Account A
  annual expenses(3)(4)             1.49%      1.40%      1.34%      1.34%      1.35%  current (2.00% maximum
                                ========   ========   ========   ========   ========   for series 400)




---------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
---------------------------------------------------------------------------------------------------------
Annual administrative charge(5)                          $30 (under series 300 and 400: $65 maximum
                                                         for series 400)
---------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
---------------------------------------------------------------------------------------------------------
Maximum withdrawal charge(6)                             6%
Charge for third-party transfer or exchange              series 100 and 200: none
                                                         series 300 and 400: $25 for each occurrence
                                                         ($65 maximum per occurrence for series 400)
---------------------------------------------------------------------------------------------------------

-----
14  Fee table
--------------------------------------------------------------------------------


EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)





-----------------------------------------------------------------------------------------------------------------
                                                                                                     TOTAL
                                                                                      OTHER          ANNUAL
                                                                                   EXPENSES         EXPENSES
                                                 MANAGEMENT                    (AFTER EXPENSES   (AFTER EXPENSES
                                                  FEES(7)       12b-1 FEE(8)    LIMITATION)(9)    LIMITATION)(10)
-----------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                 0.60%            N/A             0.04%             0.64%
Alliance Common Stock                               0.46%            N/A             0.04%             0.50%
Alliance Conservative Investors                     0.60%            N/A             0.07%             0.67%
Alliance Equity Index                               0.25%            N/A             0.05%             0.30%
Alliance Global                                     0.73%            N/A             0.09%             0.82%
Alliance Growth and Income                          0.59%            N/A             0.05%             0.64%
Alliance Growth Investors                           0.57%            N/A             0.05%             0.62%
Alliance High Yield                                 0.60%            N/A             0.05%             0.65%
Alliance Intermediate Government Securities         0.50%            N/A             0.07%             0.57%
Alliance International                              0.85%            N/A             0.20%             1.05%
Alliance Money Market                               0.34%            N/A             0.05%             0.39%
EQ/Alliance Premier Growth                          0.90%           0.25%            0.00%             1.15%
Alliance Quality Bond                               0.53%            N/A             0.05%             0.58%
Alliance Small Cap Growth                           0.75%            N/A             0.07%             0.82%
EQ/Alliance Technology                              0.90%           0.25%            0.00%             1.15%
EQ/Balanced                                         0.57%            N/A             0.05%             0.62%
Calvert Socially Responsible                        0.65%           0.25%            0.15%             1.05%
Capital Guardian Research                           0.65%           0.25%            0.05%             0.95%
Capital Guardian U.S. Equity                        0.65%           0.25%            0.05%             0.95%
EQ/Evergreen                                        0.65%           0.25%            0.05%             0.95%
EQ/Evergreen Foundation                             0.60%           0.25%            0.10%             0.95%
MFS Emerging Growth Companies                       0.65%           0.25%            0.10%             1.00%
MFS Growth with Income                              0.60%           0.25%            0.10%             0.95%
MFS Research                                        0.65%           0.25%            0.05%             0.95%
Mercury Basic Value Equity                          0.60%           0.25%            0.10%             0.95%
Mercury World Strategy                              0.70%           0.25%            0.25%             1.20%
Morgan Stanley Emerging Markets Equity              1.15%           0.25%            0.35%             1.75%
EQ/Putnam Balanced                                  0.60%           0.25%            0.05%             0.90%
EQ/Putnam Growth & Income Value                     0.60%           0.25%            0.10%             0.95%
T. Rowe Price Equity Income                         0.60%           0.25%            0.10%             0.95%
T. Rowe Price International Stock                   0.85%           0.25%            0.15%             1.25%
Warburg Pincus Small Company Value                  0.75%           0.25%            0.10%             1.10%
-----------------------------------------------------------------------------------------------------------------

-----
15  Fee tabke
--------------------------------------------------------------------------------

----------
Notes:

(1)   A portion of this charge is for providing the death benefit.


(2) For the series 300 and 400 contracts: we currently charge 0.25% for the EQ/Aggressive Stock, EQ/Balanced, Alliance Common Stock, and Alliance Money Market options and 0.24% for all the other options (we reserve the right to increase this charge to 0.25% at our discretion). For series 100 and 200 contracts, this charge is for financial accounting and other administrative services relating to the contract.

(3) Total Separate Account A annual expenses (not including EQ Advisors Trust fees and other expenses) are guaranteed not to exceed a total annual rate of: (i) 2.00% for series 400; (ii) 1.35% for series 300 contracts; and
      (iii) 1.49% for series 100 contracts and 1.40% for series 200 contracts for the EQ/Balanced, Alliance Common Stock, and Alliance Money Market options; and (iv) for series 100 and 200 contracts an annual rate of 1.34% for all the other options except for those in (iii).

(4) For series 100 and 200 contracts, the total Separate Account A annual expenses and total annual expenses of EQ Advisors Trust fees when added together are not permitted to exceed 1.75% for the EQ/Aggressive
      Stock, EQ/Balanced, Alliance Common Stock and Alliance Money Market options. Without this expense limitation, the total annual expenses deducted from the variable investment options plus EQ Advisors Trust annual expenses for 1999 (as restated to reflect the revised management fees and the .01% increase in expenses that occurred when these portfolios became part of EQ Advisors Trust) would have been 1.79% for the Alliance Money Market option; 1.90% for the Alliance Common Stock option; 1.98% for the EQ/Aggressive Stock option; and 2.02% for the EQ/Balanced option.

(5) For series 300 and 400 contracts, during the first two contract years, this charge is currently equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year, but we reserve the right to increase this charge to an annual maximum of $65. For series 100 and 200 contracts, some contracts are exempt from this charge.

(6) This charge applies to withdrawn contributions that were made in the current and five prior years. This charge is deducted upon a withdrawal of amounts, or defaulted loan amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

(7) The management fees shown reflect revised management fees effective on or about May 1, 2000 which were approved by shareholders. The management fees shown for EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, Warburg Pincus Small Company Value and T. Rowe Price International Stock do not reflect the waiver of a portion of each portfolio's investment management fees that is currently in effect. The management fee for each portfolio cannot be increased without a vote of that portfolio's shareholders.

(8) The Class IB shares of EQ Advisors Trust are subject to fees imposed under a distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Class IA shares of EQ Advisors Trust are not subject to these fees.

(9) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (10) for any expense limitation agreements.

      On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the entire year ended December 31, 1999. The restated expenses reflect an increase of 0.01% of each of these portfolios.

(10) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited as a percentage of the average daily net assets of each of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity; 1.25% for T. Rowe Price International Stock; 1.20% for Mercury World Strategy; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Warburg Pincus Small Company Value; 1.00% for MFS Emerging Growth Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, EQ/Evergreen; EQ/Evergreen Foundation, MFS Growth with Income, MFS Research, Mercury Basic Value Equity; EQ/Putnam Growth & Income Value, and T. Rowe Price Equity Income; and 0.90% for EQ/Putnam Balanced. The expense limitations for the EQ/Putnam Growth & Income Value, Mercury Basic Value Equity, MFS Growth with Income, MFS Research, MFS Emerging Growth Companies, T. Rowe Price Equity Income, T. Rowe

-----
16  Fee table
--------------------------------------------------------------------------------


    Price International Stock and Warburg Pincus Small Company Value, portfolios reflect an increase effective on May 1, 2000. The expense limitation for the EQ/Evergreen portfolio reflects a decrease effective on May 1, 2000.

    Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
    1.00% for Morgan Stanley Emerging Markets Equity; 0.30% for T. Rowe Price International Stock; 0.46% for Mercury World Strategy; 0.23% for EQ/Alliance Premier Growth; 0.10% for EQ/Alliance Technology; 0.24% for Warburg Pincus Small Company Value; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity, 0.47% for Capital Guardian Research, 1.87% for EQ/Evergreen; 1.07% for EQ/Evergreen Foundation, 0.37% for MFS Growth with Income, 0.17% for MFS Research, 0.17% for Mercury Basic Value Equity; 0.16% for EQ/Putnam Growth & Income Value; 0.21% for T. Rowe Price Equity Income; and 0.28% for EQ/Putnam Balanced. Initial seed capital was invested on April 30, 1999 for EQ/Alliance Premier Growth, Capital Guardian U.S. Equity and Capital Guardian Research portfolios and will be invested on or about May 1, 2000 for the EQ/Alliance Technology portfolio and therefore expenses have been estimated.

    Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided, that among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.

-----
17  Fee table
--------------------------------------------------------------------------------

EXAMPLES: EQUI-VEST SERIES 300 AND 400 CONTRACTS


For each type of series 300 and 400 contract, the examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed, and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated charge for the purpose of these examples of $0.51 per $1,000. We also assume there is no waiver of the withdrawal charge. Other than as indicated above, the charges and expenses used to compute the examples below are the maximum series 400 expenses rather than the lower current series 400 expenses or series 300 expenses.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.



------------------------------------------------------------------------------------------------
                                                       IF YOU SURRENDER YOUR CONTRACT AT
                                                       THE END OF EACH PERIOD SHOWN, THE
                                                              EXPENSES WOULD BE:
                                                 -----------------------------------------------
                                                  1 YEAR      3 YEARS      5 YEARS    10 YEARS
------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock                             $ 83.42     $ 144.18     $ 207.49    $ 311.73
 Alliance Common Stock                           $ 82.03     $ 140.05     $ 200.23    $ 297.51
 Alliance Conservative Investors                 $ 83.71     $ 145.07     $ 209.04    $ 314.75
 Alliance Equity Index                           $ 80.04     $ 134.12     $ 189.78    $ 276.84
 Alliance Global                                 $ 85.20     $ 149.48     $ 216.34    $ 329.72
 Alliance Growth and Income                      $ 83.42     $ 144.18     $ 207.49    $ 311.73
 Alliance Growth Investors                       $ 83.22     $ 143.59     $ 206.45    $ 309.71
 Alliance High Yield                             $ 83.52     $ 144.48     $ 208.00    $ 312.74
 Alliance Intermediate Government Securities     $ 82.72     $ 142.12     $ 203.86    $ 304.65
 Alliance International                          $ 87.49     $ 156.22     $ 227.38    $ 352.23
 Alliance Money Market                           $ 80.93     $ 136.79     $ 194.49    $ 286.19
 EQ/Alliance Premier Growth                      $ 88.48     $ 159.15           --          --
 Alliance Quality Bond                           $ 82.82     $ 142.41     $ 204.38    $ 305.66
 Alliance Small Cap Growth                       $ 85.20     $ 149.48     $ 216.34    $ 329.72
 EQ/Alliance Technology                          $ 88.48     $ 159.15           --          --
 EQ/Balanced                                     $ 83.22     $ 143.59     $ 206.45    $ 309.71
 Capital Guardian Research                       $ 86.49     $ 152.30           --          --
 Capital Guardian U.S. Equity                    $ 86.49     $ 153.30           --          --
 EQ/Evergreen                                    $ 86.49     $ 153.30     $ 222.60    $ 342.51
 EQ/Evergreen Foundation                         $ 86.49     $ 153.30     $ 222.60    $ 342.51
 MFS Emerging Growth Companies                   $ 86.99     $ 154.76     $ 224.99    $ 347.38
 MFS Growth with Income                          $ 86.49     $ 153.30     $ 222.60    $ 342.51
 MFS Research                                    $ 86.49     $ 153.30     $ 222.60    $ 342.51
 Mercury Basic Value Equity                      $ 86.49     $ 153.30     $ 222.60    $ 342.51
 Mercury World Strategy                          $ 88.98     $ 160.60     $ 234.52    $ 366.63
 Morgan Stanley Emerging Markets Equity          $ 94.44     $ 176.54     $ 260.31    $ 417.55
 EQ/Putnam Balanced                              $ 86.00     $ 151.83     $ 220.19    $ 337.61
 EQ/Putnam Growth & Income Value                 $ 86.49     $ 153.30     $ 222.60    $ 342.51
------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------
                                                       IF YOU DO NO SURRENDER YOUR CONTRACT AT
                                                         THE END OF EACH PERIOD SHOWN, THE
                                                              EXPENSES WOULD BE:
                                                 -----------------------------------------------
                                                  1 YEAR      3 YEARS      5 YEARS    10 YEARS
------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock                             $ 28.24     $  86.58     $ 147.49    $ 311.73
 Alliance Common Stock                           $ 26.77     $  82.20     $ 140.23    $ 297.51
 Alliance Conservative Investors                 $ 28.56     $  87.52     $ 149.04    $ 314.75
 Alliance Equity Index                           $ 24.67     $  75.91     $ 129.78    $ 276.84
 Alliance Global                                 $ 30.13     $  92.20     $ 156.76    $ 329.72
 Alliance Growth and Income                      $ 28.24     $  86.58     $ 147.49    $ 311.73
 Alliance Growth Investors                       $ 28.03     $  85.96     $ 146.45    $ 309.71
 Alliance High Yield                             $ 28.35     $  86.89     $ 148.00    $ 312.74
 Alliance Intermediate Government Securities     $ 27.51     $  84.39     $ 143.86    $ 304.65
 Alliance International                          $ 32.54     $  99.35     $ 168.50    $ 352.23
 Alliance Money Market                           $ 25.62     $  78.74     $ 134.49    $ 286.19
 EQ/Alliance Premier Growth                      $ 33.59     $ 102.44           --          --
 Alliance Quality Bond                           $ 27.61     $  84.70     $ 144.38    $ 305.66
 Alliance Small Cap Growth                       $ 30.13     $  92.20     $ 156.76    $ 329.72
 EQ/Alliance Technology                          $ 33.59     $ 102.44           --          --
 EQ/Balanced                                     $ 28.03     $  85.96     $ 146.45    $ 309.71
 Capital Guardian Research                       $ 31.49     $  96.24           --          --
 Capital Guardian U.S. Equity                    $ 31.49     $  96.24           --          --
 EQ/Evergreen                                    $ 31.49     $  96.24     $ 163.41    $ 342.51
 EQ/Evergreen Foundation                         $ 31.49     $  96.24     $ 163.41    $ 342.51
 MFS Emerging Growth Companies                   $ 32.02     $  97.80     $ 165.96    $ 347.38
 MFS Growth with Income                          $ 31.49     $  96.24     $ 163.41    $ 342.51
 MFS Research                                    $ 31.49     $  96.24     $ 163.41    $ 342.51
 Mercury Basic Value Equity                      $ 31.49     $  96.24     $ 163.41    $ 342.51
 Mercury World Strategy                          $ 34.12     $ 103.99     $ 176.10    $ 366.63
 Morgan Stanley Emerging Markets Equity          $ 39.89     $ 120.89     $ 203.53    $ 417.55
 EQ/Putnam Balanced                              $ 30.97     $  94.69     $ 160.86    $ 337.61
 EQ/Putnam Growth & Income Value                 $ 31.49     $  96.24     $ 163.41    $ 342.51
------------------------------------------------------------------------------------------------

-----
18  Fee table
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
                                              IF YOU SURRENDER YOUR CONTRACT AT
                                              THE END OF EACH PERIOD SHOWN, THE
                                                     EXPENSES WOULD BE:
                                        -----------------------------------------------
                                         1 YEAR      3 YEARS      5 YEARS    10 YEARS
---------------------------------------------------------------------------------------
 T. Rowe Price Equity Income            $ 86.49     $ 153.30     $ 222.60    $ 342.51
 T. Rowe Price International Stock      $ 89.47     $ 162.06     $ 236.89    $ 371.38
 Warburg Pincus Small Company Value     $ 87.98     $ 157.69     $ 229.77    $ 357.06
---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
                                              IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                 THE END OF EACH PERIOD SHOWN, THE
                                                       EXPENSES WOULD BE:
                                        -----------------------------------------------
                                         1 YEAR      3 YEARS      5 YEARS    10 YEARS
---------------------------------------------------------------------------------------
 T. Rowe Price Equity Income            $ 31.49     $  96.24     $ 163.41    $ 342.51
 T. Rowe Price International Stock      $ 34.64     $ 105.53     $ 178.62    $ 371.38
 Warburg Pincus Small Company Value     $ 33.07     $ 100.90     $ 171.04    $ 357.06
---------------------------------------------------------------------------------------



(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."


IF YOU ELECT A VARIABLE PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a variable annuity payout option, the expenses shown in the above example of "if you do not surrender your contract" would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" under "Charges and expenses."

-----
19  Fee table
--------------------------------------------------------------------------------


EXAMPLES: EQUI-VEST SERIES 100 AND 200 CONTRACTS

For each type of series 100 and 200 contract, the examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed, and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.51 per $1,000. We also assume there is no waiver of the withdrawal charge. Other than as indicated above, the charges and expenses used to compute the examples below are the maximum expenses (taking into account the expense limitation at an annual rate of 1.75% for the EQ/Aggressive Stock, EQ/Balanced, Alliance Common Stock and Alliance Money Market options) rather than the lower current charge.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


IF YOU SURRENDER YOUR CONTRACT AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE: FOR SEP, SARSEP, EDC AND ANNUITANT-OWNED HR-10 CONTRACTS:




-----------------------------------------------------------------------------------------------
                                                  1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------
EQ/Aggressive Stock                               80.77       124.26       163.50       254.45
Alliance Common Stock                             80.77       124.26       163.50       254.45
Alliance Conservative Investors                   83.33       132.00       176.57       281.82
Alliance Equity Index                             79.68       120.97       157.93       242.66
Alliance Global                                   84.81       136.45       184.04       297.29
Alliance Growth and Income                        83.04       131.11       175.07       278.70
Alliance Growth Investors                         82.84       130.51       174.07       276.62
Alliance High Yield                               83.13       131.41       175.57       279.74
Alliance Intermediate Government Securities       82.35       129.03       171.56       271.38
Alliance International                            87.08       143.24       195.40       320.55
Alliance Money Market                             80.77       124.26       163.50       254.45
EQ/Alliance Premier Growth                        88.07       146.18           --           --
Alliance Quality Bond                             82.44       129.33       172.06       272.43
Alliance Small Cap Growth                         84.81       136.45       184.04       297.29
EQ/Alliance Technology                            88.07       146.18           --           --
EQ/Balanced                                       80.77       124.26       163.50       254.45
Calvert Socially Responsible                      87.08       143.24       195.40       320.55
Capital Guardian Research                         86.09       140.29           --           --
Capital Guardian U.S. Equity                      86.09       140.29           --           --
EQ/Evergreen                                      86.09       140.29       190.48       310.50
EQ/Evergreen Foundation                           86.09       140.29       190.48       310.50
MFS Emerging Growth Companies                     86.59       141.77       192.94       315.54
MFS Growth with Income                            86.09       140.29       190.48       310.50
MFS Research                                      86.09       140.29       190.48       310.50
-----------------------------------------------------------------------------------------------

-----
20  Fee table
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------
                                             1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------
Mercury Basic Value Equity                   86.09       140.29       190.48       310.50
Mercury World Strategy                       88.56       147.65       202.75       335.43
Morgan Stanley Emerging Markets Equity       93.99       163.71       229.29       388.06
EQ/Putnam Balanced                           85.60       138.81       188.00       305.44
EQ/Putnam Growth & Income Value              86.09       140.29       190.48       310.50
T. Rowe Price Equity Income                  86.09       140.29       190.48       310.50
T. Rowe Price International Stock            89.05       149.12       205.19       340.33
Warburg Pincus Small Company Value           87.57       144.71       197.86       325.53
-----------------------------------------------------------------------------------------------

-----
21  Fee table
--------------------------------------------------------------------------------

FOR TSA AND UNIVERSITY TSA CONTRACTS:


-----------------------------------------------------------------------------------------------
                                                  1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------
EQ/Aggressive Stock                               74.58       117.68       163.50       254.45
Alliance Common Stock                             74.58       117.68       163.50       254.45
Alliance Conservative Investors                   77.16       125.48       176.57       281.82
Alliance Equity Index                             73.49       114.37       157.93       242.66
Alliance Global                                   78.65       129.95       184.04       297.29
Alliance Growth and Income                        76.86       124.58       175.07       278.70
Alliance Growth Investors                         76.67       123.98       174.07       276.62
Alliance High Yield                               76.96       124.88       175.57       279.74
Alliance Intermediate Government Securities       76.17       122.48       171.56       271.38
Alliance International                            80.93       136.79       195.40       320.55
Alliance Money Market                             74.58       117.68       163.50       254.45
EQ/Alliance Premier Growth                        81.93       139.75           --           --
Alliance Quality Bond                             76.27       122.78       172.06       272.43
Alliance Small Cap Growth                         78.65       129.95       184.04       297.29
EQ/Alliance Technology                            81.93       139.75           --           --
EQ/Balanced                                       74.58       117.68       163.50       254.45
Calvert Socially Responsible                      80.93       136.79       195.40       320.55
Capital Guardian Research                         79.94       133.82           --           --
Capital Guardian U.S. Equity                      79.94       133.82           --           --
EQ/Evergreen                                      79.94       133.82       190.48       310.50
EQ/Evergreen Foundation                           79.94       133.82       190.48       310.50
MFS Emerging Growth Companies                     80.44       135.31       192.94       315.54
MFS Growth with Income                            79.94       133.82       190.48       310.50
MFS Research                                      79.94       133.82       190.48       310.50
Mercury Basic Value Equity                        79.94       133.82       190.48       310.50
Mercury World Strategy                            82.42       141.23       202.75       335.43
Morgan Stanley Emerging Markets Equity            87.88       157.39       229.29       388.06
EQ/Putnam Balanced                                79.45       132.33       188.00       305.44
EQ/Putnam Growth & Income Value                   79.94       133.82       190.48       310.50
T. Rowe Price Equity Income                       79.94       133.82       190.48       310.50
T. Rowe Price International Stock                 82.92       142.71       205.19       340.33
Warburg Pincus Small Company Value                81.43       138.27       197.86       325.53
-----------------------------------------------------------------------------------------------

-----
22  Fee table
--------------------------------------------------------------------------------


FOR ALL SERIES 200 TRUSTEED CONTRACTS:





-----------------------------------------------------------------------------------------------
                                                  1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------
EQ/Aggressive Stock                               74.58       117.68       160.57       217.78
Alliance Common Stock                             74.58       117.68       160.57       217.78
Alliance Conservative Investors                   77.16       125.48       174.46       246.11
Alliance Equity Index                             73.49       114.37       154.65       205.57
Alliance Global                                   78.65       129.95       182.41       262.12
Alliance Growth and Income                        76.86       124.58       172.87       242.88
Alliance Growth Investors                         76.67       123.98       171.80       240.72
Alliance High Yield                               76.96       124.88       173.40       243.95
Alliance Intermediate Government Securities       76.17       122.48       169.14       235.30
Alliance International                            80.93       136.79       194.49       286.19
Alliance Money Market                             74.58       117.68       160.57       217.78
EQ/Alliance Premier Growth                        81.93       139.75           --           --
Alliance Quality Bond                             76.27       122.78       169.67       236.39
Alliance Small Cap Growth                         78.65       129.95       182.41       262.12
EQ/Alliance Technology                            81.93       139.75           --           --
EQ/Balanced                                       74.58       117.68       160.57       217.78
Capital Guardian Research                         79.94       133.82           --           --
Capital Guardian U.S. Equity                      79.94       133.82           --           --
EQ/Evergreen                                      79.94       133.82       189.25       275.79
EQ/Evergreen Foundation                           79.94       133.82       189.25       275.79
MFS Emerging Growth Companies                     80.44       135.31       191.87       281.01
MFS Growth with Income                            79.94       133.82       189.25       275.79
MFS Research                                      79.94       133.82       189.25       275.79
Mercury Basic Value Equity                        79.94       133.82       189.25       275.79
Mercury World Strategy                            82.42       141.23       202.30       301.59
Morgan Stanley Emerging Markets Equity            87.88       157.39       229.29       356.09
EQ/Putnam Balanced                                79.45       132.33       186.62       270.55
EQ/Putnam Growth & Income Value                   79.94       133.82       189.25       275.79
T. Rowe Price Equity Income                       79.94       133.82       189.25       275.79
T. Rowe Price International Stock                 82.92       142.71       204.90       306.68
Warburg Pincus Small Company Value                81.43       138.27       197.10       291.35
-----------------------------------------------------------------------------------------------

-----
23 Fee table
--------------------------------------------------------------------------------


IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE END OF EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
FOR ALL SERIES 100 AND 200 CONTRACTS:




-----------------------------------------------------------------------------------------------
                                                  1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------
 EQ/Aggressive Stock                               18.90        58.49       100.57       217.78
 Alliance Common Stock                             18.90        58.49       100.57       217.78
 Alliance Conservative Investors                   21.63        66.75       114.46       246.11
 Alliance Equity Index                             17.75        54.98        94.65       205.57
 Alliance Global                                   23.20        71.49       122.41       262.12
 Alliance Growth and Income                        21.31        65.80       112.87       242.88
 Alliance Growth Investors                         21.11        65.16       111.80       240.72
 Alliance High Yield                               21.42        66.11       113.40       243.95
 Alliance Intermediate Government Securities       20.58        63.58       109.14       235.30
 Alliance International                            25.62        78.74       134.49       286.19
 Alliance Money Market                             18.90        58.49       100.57       217.78
 EQ/Alliance Premier Growth                        26.67        81.88           --           --
 Alliance Quality Bond                             20.69        63.89       109.67       236.39
 Alliance Small Cap Growth                         23.20        71.49       122.41       262.12
 EQ/Alliance Technology                            26.67        81.88           --           --
 EQ/Balanced                                       18.90        58.49       100.57       217.78
 Calvert Socially Responsible                      25.62        78.74       134.49       286.19
 Capital Guardian Research                         24.57        75.60           --           --
 Capital Guardian U.S. Equity                      24.57        75.60           --           --
 EQ/Evergreen                                      24.57        75.60       129.25       275.79
 EQ/Evergreen Foundation                           24.57        75.60       129.25       275.79
 MFS Emerging Growth Companies                     25.09        77.17       131.87       281.01
 MFS Growth with Income                            24.57        75.60       129.25       275.79
 MFS Research                                      24.57        75.60       129.25       275.79
 Mercury Basic Value Equity                        24.57        75.60       129.25       275.79
 Mercury World Strategy                            27.19        83.45       142.30       301.59
 Morgan Stanley Emerging Markets Equity            32.96       100.59       170.53       356.09
 EQ/Putnam Balanced                                24.04        74.02       126.62       270.55
 EQ/Putnam Growth & Income Value                   24.57        75.60       129.25       275.79
 T. Rowe Price Equity Income                       24.57        75.60       129.25       275.79
 T. Rowe Price International Stock                 27.72        85.02       144.90       306.68
 Warburg Pincus Small Company Value                26.14        80.31       137.10       291.35
-----------------------------------------------------------------------------------------------


----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."

-----
24  Fee table
--------------------------------------------------------------------------------


IF YOU ELECT A VARIABLE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued, (see note (1) above), and you elect a variable annuity payout option, the expenses shown in the above example of "if you do not surrender your contract" would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" under "Charges and expenses."




CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus, for the unit values and number of units outstanding as of the periods shown for each of the variable investment options, available as of December 31, 1999.

1
Contract features and benefits

--------
25  Contract features and benefits
--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount of $20 for each type and series of contract purchased . If the total annual contributions to a TSA will be at least $200 annually, we may accept contributions of less than $20. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract.




-------------------------------------------------------------------------------------------------------------------------
CONTRACT TYPE            SOURCE OF CONTRIBUTIONS                         LIMITATIONS ON CONTRIBUTIONS
-------------------------------------------------------------------------------------------------------------------------
SEP                      o Employer                                      o Annual employer contributions up to the
                                                                           lesser of $25,500 or 15% of employee
                                                                           compensation
                                                                         o Limits on contributions after age 70 1/2
-------------------------------------------------------------------------------------------------------------------------
SARSEP                   o Employer remitted employee salary reduction   o Annual employer contributions up to the
                           and/or nonelective employer contributions       lesser of $25,500 or 15% of employee
                           (pre 1997 plans only)                           compensation
                                                                         o Limits on contributions after age 70 1/2
                                                                         o Maximum salary reduction contribution is
                                                                           $10,500 for 2000
-------------------------------------------------------------------------------------------------------------------------
SIMPLE IRA               o Employee salary reduction; employer match     o Salary reduction contributions up to $6,000;
                                                                           employer matching contributions up to 3%
                                                                           of employee compensation
                                                                         o Limits on contributions after age 70 1/2
-------------------------------------------------------------------------------------------------------------------------
Unincorporated and       o Employer, including for self employed         o Maximum amount of contributions subject to
 Corporate Trusteed      o Salary reduction 401(k) if plan permits         tax law formula which varies
                                                                         o Maximum salary reduction contribution is
                                                                           $10,500 for 2000
-------------------------------------------------------------------------------------------------------------------------
TSA and University TSA   o Employer remitted employee salary reduction   o Maximum amount of contributions subject to
                           and/or nonelective employer contributions       tax law formula which varies
                         o Rollovers from another TSA contract or        o Maximum salary reduction contribution is
                           arrangement                                     $10,500 for 2000
                         o Direct transfers from another contract or     o Rollover or direct transfer contributions after
                           arrangement complying with Internal             age 70 1/2 must be net of required minimum
                           Revenue Code (or "Code") Section 403(b) by      distributions
                           means of IRS Revenue Ruling 90-24.
-------------------------------------------------------------------------------------------------------------------------
EDC                      o Employer remitted employee salary reduction   o Maximum contribution is $8,000 for 2000 or
                           and/or employer contributions                   33 1/3% of includible compensation
-------------------------------------------------------------------------------------------------------------------------

 ----------
 26  Contract features and benefits
 -------------------------------------------------------------------------------

 IRA FUNDING. The contracts we issue to fund SEP, SARSEP and, SIMPLE IRA programs are individual retirement annuities, or "IRAs." Internal Revenue Service ("IRS") rules for traditional IRA also generally apply to those programs.

                       ---------------------------------

 See "Tax information" for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST contracts with the same annuitant would then total more than $1,000,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

 For information on when contributions are credited see "Dates and prices at which contract events occur" under "More information" later in this prospectus.


 SARSEP, CORPORATE TRUSTEED AND CERTAIN HR-10 CONTRACTS

 We no longer offer the EQUI-VEST contracts under SARSEP, Corporate Trusteed and Annuitant-Owned HR-10 plans, except as follows:


 o If you established a SARSEP before 1997, you may continue to make contributions for existing and new employees under salary reduction arrangements. We will issue a contract to each participating employee for whom a contract has not previously been issued.


 o If you are an incorporated employer and already have a retirement plan funded by the EQUI-VEST contracts, we will enroll new employees under your contract and accept contributions for existing employees.


 o If an employer established an HR-10 plan where EQUI-VEST contracts are owned by the annuitant, rather than by a trustee, we will offer Annuitant
    - Owned HR-10 contracts to new employees and continue to accept contributions for all participating employees.


 o If a retirement plan is qualified under section 401(a) of the Internal Revenue Code and is sponsored by a state or local governmental entity.



 OWNER AND ANNUITANT REQUIREMENTS


 For the following employer-funded programs, the employee must be the owner and the annuitant on the contract: SEP-IRA, SARSEP-IRA, SIMPLE-IRA, TSA, University TSA and Annuitant HR-10.

 The trustee under Trusteed HR-10 corporate retirement and governmental plans is the owner of the contract. In each case, the employee is the annuitant. We do not act as trustee for these plans. Only Trusteed contracts may be sold in Puerto Rico and the tax aspects that apply to such contracts may differ from those described in this prospectus.


 Under EDC contracts, the employer or a trust must be the owner and the employee is the annuitant. EDC contracts are not currently available for state or municipal government plans in Texas.


 HOW YOU CAN MAKE YOUR CONTRIBUTIONS


 Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

 Additional contributions may be made by our automatic investment program. The method of payment is discussed in detail in "About other methods of payment" in "More information" later in this prospectus.

 Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear we will try to obtain that information. If we are unable to obtain all the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your

-----
 27  Contract features and benefits
--------------------------------------------------------------------------------

 behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


 Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.



 Generally our "business day" is any day on which Equitable Life is open and the New York Stock Exchange is open for trading. We may, however, close due to emergency conditions.



 WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


 Your investment options, subject to any employer plan limitations, are the variable investment options and the guaranteed interest option and the fixed maturity options available under the investment method you select (see "Selecting your investment method").



 VARIABLE INVESTMENT OPTIONS


 Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.



-------------------------------------------------------------------------------
 Contractholders can choose from among the variable investment options, subject to certain restrictions.
-------------------------------------------------------------------------------


PORTFOLIOS OF EQ/ADVISORS TRUST

----------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                         ADVISER
----------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock               Long-term growth of capital                       Alliance Capital Management L.P.,
                                                                                    Massachussets Financial Services
                                                                                    Company
----------------------------------------------------------------------------------------------------------------------
Alliance Common Stock             Long-term growth of capital and increasing        Alliance Capital Management L.P.
                                  income
----------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors   High total return without, in the adviser's       Alliance Capital Management L.P.
                                  opinion, undue risk to principal
----------------------------------------------------------------------------------------------------------------------
Alliance Equity Index             Total return (before EQ Advisors Trust and        Alliance Capital Management L.P.
                                  Separate Account A annual expenses) that
                                  approximates the total return performance of the
                                  Standard & Poor's 500 Composite Stock Price
                                  Index
----------------------------------------------------------------------------------------------------------------------
Alliance Global                   Long-term growth of capital                       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income        High total return through a combination of        Alliance Capital Management L.P.
                                  current income and capital appreciation
----------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors         High total return consistent with the adviser's   Alliance Capital Management L.P.
                                  determination of reasonable risk
----------------------------------------------------------------------------------------------------------------------

-----
28  Contract features and benefits
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield               High return by maximizing current income and,      Alliance Capital Management L.P.
                                  to the extent consistent with that objective,
                                  capital appreciation
------------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate             High current income consistent with relative       Alliance Capital Management L.P.
Government Securities             stability of principal
------------------------------------------------------------------------------------------------------------------------------
Alliance International            Long-term growth of capital                        Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market             High level of current income while preserving      Alliance Capital Management L.P.
                                  assets and maintaining liquidity
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth        Long-term growth of capital                        Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond             High current income consistent with preservation   Alliance Capital Management L.P.
                                  of capital
------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth         Long-term growth of capital                        Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology            Long-term growth of capital                        Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                       High return through a combination of current       Alliance Capital Management L.P.,
                                  income and capital appreciation                    Capital Guardian Trust Company
                                                                                     Prudential Investment Fund
                                                                                     Management, LLC,
                                                                                     Jennison Associates LLC
------------------------------------------------------------------------------------------------------------------------------
Calvert Socially Responsible      Long-term capital appreciation                     Calvert Asset Management Company, Inc.
(Available only for TSA and EDC                                                      and Brown Capital Management, Inc.
contracts)
------------------------------------------------------------------------------------------------------------------------------
Capital Guardian Research         Long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------
Capital Guardian U.S. Equity      Long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen                      Long-term growth of capital                        Evergreen Asset Management Corp.
------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Foundation           In order of priority, reasonable income,           Evergreen Asset Management Corp.
                                  conservation of capital, and capital appreciation
------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth               Long-term capital growth                           Massachusetts Financial Services Company
Companies
------------------------------------------------------------------------------------------------------------------------------
MFS Growth with Income            Reasonable current income and long-term            Massachusetts Financial Services Company
                                  growth of capital and income
------------------------------------------------------------------------------------------------------------------------------

----------
29  Contract features and benefits
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                   OBJECTIVE                                         ADVISER
------------------------------------------------------------------------------------------------------------------------------
MFS Research                     Long-term growth of capital and future income     Massachusetts Financial Services Company
------------------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity       Capital appreciation and, secondarily, income     Mercury Asset Management US
------------------------------------------------------------------------------------------------------------------------------
Mercury World Strategy           High total investment return                      Mercury Asset Management US
------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging          Long-term capital appreciation                    Morgan Stanley Asset Management
Markets Equity
------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced               Balanced investment                               Putnam Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income        Capital growth, current income is a secondary     Putnam Investment Management, Inc.
Value                            objective
------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income      Substantial dividend income and also capital      T. Rowe Price Associates, Inc.
                                 appreciation
------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International      Long-term growth of capital                       Rowe Price-Fleming International, Inc.
Stock
------------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company     Long-term capital appreciation                    Warburg Pincus Asset Management, Inc.
Value
------------------------------------------------------------------------------------------------------------------------------



 Other important information about the portfolios is included in the separate prospectus for EQ Advisors Trust attached at the end of this prospectus.


 GUARANTEED INTEREST OPTION


 The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account in "More information."


 We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

 (1)  the minimum interest rate guaranteed over the life of the contract,

 (2)  the yearly guaranteed interest rate for the calendar year, and

 (3)  the current interest rate.


 We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

 We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. An exception to this approach applies to Corporate Trusteed contracts and EDC contracts issued to government employees in New York whose EQUI-VEST funding arrangements became effective on and after July 1, 1989. Generally, we assign an interest rate to the total amounts invested in Corporate Trusteed and EDC contracts issued to government employees in New York regardless of when allocations were made to the guaranteed interest option.

 The minimum yearly guaranteed interest rate is 4% for the year 2000. The yearly guaranteed interest rate we set will never be less than the minimum guaranteed interest rate of

 ----------
 30  Contract features and benefits
 -------------------------------------------------------------------------------

 3% for the life of the contract. The rate is 4% for EQUI-VEST Corporate Trusteed contracts. Current interest rates will never be less than the yearly guaranteed rate.


 FIXED MATURITY OPTIONS

 We offer fixed maturity options with maturity dates ranging from one to ten years in states where they are approved. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. Your contributions will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are only available in all states where approved. Your financial professional can provide your state's approval status. For contracts issued in New York see "Charges and expenses" for information on withdrawal charges when amounts are allocated to the fixed maturity options.

 Fixed maturity options range from one to ten years to maturity.

 The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

 On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

 FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for each of the maturity years 2001 through 2010. Not all of these fixed maturity options will be available for annuitants ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

 We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

 o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

 o  the rate to maturity is 3% or less; or

 o the fixed maturity option's maturity date is within the current calendar year; or

 o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

 Your choices at the maturity date. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

 (a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

 (b) withdraw the maturity value (there may be a withdrawal charge).

 Currently, if we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the Alliance Money Market option, or another investment option if we are required to do

 ----------
 31  Contract features and benefits
 -------------------------------------------------------------------------------


 so by any state regulation or if we change our procedures in the future. Such a case is the State of New York where a different rule applies. See "For all series contracts issued in New York - fixed maturity options."


 MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

 (a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

 (b) the length of time remaining until the maturity date.

 In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


 We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III to this prospectus provides an example of how the market value adjustment is calculated.


 SELECTING YOUR INVESTMENT METHOD


 You must choose one of the following two methods for selecting your investment options:


 o MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.


 o MAXIMUM TRANSFER FLEXIBILITY. Under this method you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

 o TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS THAT APPLY TO THE INVESTMENT METHODS. From time to time we may remove certain restrictions that apply to your investment method. If we do so we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions that apply to your investment method, amounts that are in any investment options that are not available under your investment method can remain in these options, but you will not be permitted to allocate new contributions or make additional transfers (including through our rebalancing program) into these options.

----------
32  Contract features and benefits
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------
                               INVESTMENT OPTIONS
------------------------------------------------------------------------------------------------
                                        A
------------------------------------------------------------------------------------------------
 o Guaranteed Interest Option
------------------------------------------------------------------------------------------------
 DOMESTIC STOCK                                                         INTERNATIONAL STOCK
------------------------------------------------------------------------------------------------
 o EQ/Aggressive Stock                                                o Alliance Global
 o Alliance Common Stock                                              o Alliance International
 o Alliance Equity Index                                              o Morgan Stanley Emerging
 o Alliance Growth and Income                                           Markets Equity
 o EQ/Alliance Premier Growth                                         o T. Rowe Price International
 o Alliance Small Cap Growth                                            Stock
 o EQ/Alliance Technology
 o Calvert Socially Responsible*
 o Capital Guardian Research
 o Capital Guardian U.S. Equity
 o EQ/Evergreen
 o MFS Emerging Growth
   Companies
 o MFS Growth with Income
 o MFS Research
 o Mercury Basic Value Equity
 o EQ/Putnam Growth & Income
   Value
 o T. Rowe Price Equity Income
 o Warburg Pincus Small
   Company Value
------------------------------------------------------------------------------------------------
 BALANCED/HYBRID
------------------------------------------------------------------------------------------------
 o Alliance Growth Investors
 o EQ/Balanced
 o EQ/Evergreen Foundation
 o Mercury World Strategy
 o EQ/Putnam Balanced
------------------------------------------------------------------------------------------------
                                        B
------------------------------------------------------------------------------------------------
 FIXED INCOME
------------------------------------------------------------------------------------------------
 o Alliance High Yield                                                o Alliance Money Market
 o Alliance Intermediate                                              o Alliance Quality Bond
   Government Securities
------------------------------------------------------------------------------------------------
 BALANCED/HYBRID
------------------------------------------------------------------------------------------------
 o Alliance Conservative Investors
------------------------------------------------------------------------------------------------
 FIXED MATURITY OPTIONS
------------------------------------------------------------------------------------------------
 The fixed maturity options are only available in all states where approved.
 Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates."
------------------------------------------------------------------------------------------------


 * Only available for TSA and EDC contracts.


 Please note that under Trusteed contracts your employer or the plan trustee will select the investment options available to the participant. Under all other contracts, you may choose from any of the investment options available under your investment method. In all cases, if any of the options listed in B in the chart above, is selected, you will be subject to the restrictions on transfers out of the guaranteed interest option that apply under the maximum investment options choice investment method.


 ------------------------------------------------------------------------------
 A participant is an individual who participates in an employer's plan funded by an EQUI-VEST contract. The participant is also the annuitant who is the measuring life for determining annuity benefits.
 ------------------------------------------------------------------------------

 ERISA CONSIDERATIONS FOR EMPLOYERS

 If you are an employer and your plan is intended to comply with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA")
 Section 404(c), you or your plan trustee must make sure that the investment options chosen for your plan constitute a broad range of investment choices as required by the Department of Labor's ("DOL") regulation under ERISA Section 404(c). See
 "Tax information."

 See Appendix I for information regarding investment choices available under original contracts.

 ALLOCATING YOUR CONTRIBUTIONS


 Once you have made your investment method choice, you may allocate your contributions to one or more, or all of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options, they become a part of your account value. We discuss account value in "Determining your contract's value." After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options."

 ----------
 33  Contract features and benefits
 ------------------------------------------------------------------------------

 YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

 If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. In some states, this "free look"period may be longer.


 For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of contribution allocated to fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, or interest or market value adjustment). For contracts issued to fund SEPs, SARSEPs or SIMPLE IRAs that are returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


 We may require that you wait six months before you apply for a contract with us again if:

 o  you cancel your contract during the free look period; or

 o you change your mind before you receive your contract whether we have received your contribution or not.

 Please see "Tax information" for possible consequences of cancelling your contract.

 2
 Determining your contract's value

 ----------------
 34  Determining your contract's value
 -------------------------------------------------------------------------------


 YOUR ACCOUNT VALUE AND CASH VALUE

 Your "account value" is the total of the: (i) values you have allocated to the variable investment options; (ii) the guaranteed interest option; (iii) the market adjusted amounts you have in the fixed maturity options; and (iv) if you have taken a loan under a TSA or Corporate Trusteed contract, amounts held in your loan reserve account (see "Additional loan provisions" in the SAI). These amounts are subject to certain fees and charges discussed in "Charges and expenses."

 Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative change, and under a TSA or Corporate Trusteed contract, less any outstanding loan plus accrued interest. See "Additional loan provisions" in the SAI.


 YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

 Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

 -------------------------------------------------------------------------------
 Units measure your value in each variable investment option.
 -------------------------------------------------------------------------------


 The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are: (i) increased to reflect additional contributions; (ii) decreased to reflect a withdrawal (plus applicable withdrawal charges); (iii) increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option; or (iv) decreased to reflect a transfer of your loan amount to the loan reserve account (if loans are permitted under your contract).

 In addition, the annual administrative charge, or third-party transfer or exchange charge, will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.



 YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

 Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.



 YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

 Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment.
 Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

 3
 Transferring your money among investment options


 ----------------
 35  Transferring your money among investment options
 -------------------------------------------------------------------------------

 TRANSFERRING YOUR ACCOUNT VALUE

 At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:


 o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.


 o You may not transfer to a fixed maturity option in which you already have value.

 o You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

 o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


 o If you choose the maximum investment options choice method for selecting investment options, the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is
    (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

 If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected the maximum investment options choice, you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.

 See Appendix I for transfer restrictions under original contracts.

 Subject to the terms of your contract, upon advance notice we may change or establish additional restrictions on transfers among the investment options. A transfer request does not change your percentages for allocating current or future contributions among the investment options.


 You may request a transfer in writing or by telephone using TOPS or online using EQAccess. (We anticipate that transfers using EQAccess will be available by the end of 2000.) You must send all signed written requests directly to our processing office. Transfer requests should specify:


 (1) the contract number,

 (2) the dollar amounts to be transferred, and

 (3) the investment options to and from which you are transferring.


 Under Trusteed and EDC contracts, you or the trustee or employer owner, whichever applies, can direct us to transfer among the investment options.


 We will confirm all transfers in writing.


 MARKET TIMING

 You should note that the product is not designed for professional "market timing" organizations, or other organizations or individuals engaging in market timing, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying mutual fund portfolio. Market timing strategies are disruptive to the underlying mutual fund portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options reflect a market timing strategy, we reserve the right to take action including, but not limited to: restricting the availability of transfers through telephone requests, facsimile transmissions, automated telephone services, internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner.

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 36 Transferring your money among investment options
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 AUTOMATIC TRANSFER OPTIONS INVESTMENT SIMPLIFIER

 You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both.

 FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

 See Appendix I for transfer restrictions under original contracts.

 In order to elect the fixed-dollar option you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above under "Transferring your account value."

 The fixed-dollar option is a form of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

 INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

 WHEN YOUR PARTICIPATION IN AN AUTOMATIC TRANSFER OPTION WILL END. Your participation in an automatic transfer option will end:

 o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

 o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

 o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

 REBALANCING YOUR ACCOUNT VALUE

 We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

 (a) the percentage you want invested in each variable investment option (whole percentages only), and

 (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

 While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

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 Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.


 You may elect the rebalancing program at any time. To be eligible, you must have at least $5,000 of account value in the variable investment options. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or the fixed maturity option.


 You may change your allocation instructions or cancel the program at any time.

4
Accessing your money



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 WITHDRAWING YOUR ACCOUNT VALUE

 You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information."


 METHOD OF WITHDRAWAL




 -------------------------------------------------------------------
                         PARTIAL                        MINIMUM
   CONTRACT             WITHDRAWAL    SYSTEMATIC      DISTRIBUTION
 -------------------------------------------------------------------
 SEP/SARSEP                yes            yes             yes
 SIMPLE IRA                yes            no              yes
 Trusteed (both types)     yes**          no              yes**
 TSA                       yes*           yes*            yes
 University TSA            yes***         yes***          yes
 EDC                       yes**          no              yes**
 Annuitant-Owned HR-10     yes**          yes**           yes
 -------------------------------------------------------------------


 * Only if contract is not subject to withdrawal restrictions and there are no outstanding loans.

 ** Requires Plan Administrator's approval. See "Tax information and ERISA matters" later in this prospectus.


 ***   May require Plan Administrator's approval.



 PARTIAL WITHDRAWALS AND TERMINATIONS


 Subject to the terms of the Plan, your contract, and any restrictions in federal income tax rules, you may take partial withdrawals from your account value or terminate your contract at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If your account value is less than $500 after a withdrawal, we may terminate your contract and pay you its cash value.

 Partial withdrawals, or payments of remaining account value in excess of the 10% free withdrawal amount, may be subject to a withdrawal charge.


 SYSTEMATIC WITHDRAWALS


 If you have at least $20,000 of account value in the variable investment options and the guaranteed interest option you may elect systematic withdrawals. You may elect to have your systematic withdrawals made on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $300. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.


 You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option you do not have to maintain a minimum amount. You may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

 (1) pro rata from more than one variable investment option (without using up your total value in those options); or

 (2) pro rata from more than one variable investment option (until your value in those options is used up); or

 (3) you may specify a dollar amount from only one variable investment option.

 You may elect systematic withdrawals under TSA contracts if:

 o  your plan or program permits it;

 o  the contract is not subject to withdrawal restrictions; and

 o  the contract does not have a loan outstanding.

 You can cancel the systematic withdrawal option at any time.

 Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

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 MINIMUM DISTRIBUTION WITHDRAWALS

 (SEPs, SARSEPs, SIMPLE IRAs, TSAs, EDCs, and Annuitant- owned HR-10 contracts
 - See "Tax information")


 We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2 and have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. You may elect the method you want us to use to calculate your minimum distribution withdrawal from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.

 Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up required amounts from the fixed maturity options to the extent you have value in those options. A market value adjustment may apply. We will calculate your payment each year based on your account value at the end of each calendar year, based on the method you choose.

 Except for EDC contracts your election is revocable. For TSA Contracts you may not elect the minimum distribution option if you have an outstanding loan under a contract.



 For contracts subject to minimum distribution requirements, we will send a form outlining the distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).


 If you have an EQUI-VEST TSA that was purchased before December 31, 1986 or a TSA purchased from another insurance company before December 31, 1986 and subsequently transferred to an EQUI-VEST TSA, the amount of your pre-1987 account balance is not subject to the minimum distribution rules at age 70 1/2 but postponed to age 75. However, post-1986 salary reduction contributions and all earnings since that date are subject to minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code.

 Distributions from a qualified plan, including our prototype plans through which Annuitant-Owned HR-10 contracts are issued, are subject to the provisions of the plan document.



 AUTOMATIC DEPOSIT SERVICE

 If you are receiving required minimum distribution payments from a TSA, SEP, SARSEP or SIMPLE IRA contract you may use our automatic deposit service.

 Under this service we will automatically deposit the required minimum distribution payment from your TSA, SEP, SARSEP or SIMPLE IRA contract directly into an existing EQUI-VEST NQ or ROTH IRA or an existing EQUI-VEST Express NQ or ROTH IRA contract according to your allocation instructions.



 LOANS UNDER TSA AND CORPORATE TRUSTEED CONTRACTS

 You may borrow against your account value only under a TSA or Corporate Trusteed contract. An employer's retirement plan may, however, contain restrictions, and loans under TSA and Corporate Trusteed contracts may not be available in all states. Also, ERISA rules apply to loans under Corporate Trusteed contracts, and may apply under TSA contracts. Loans are not available under University TSA contracts or under any TSA when the required minimum distribution withdrawal option has been elected.

 When you take a loan we will transfer certain amounts to a loan reserve account. More information about the loan reserve account is in the SAI under "Additional loan provisions."


 We permit only one loan to be outstanding at any time. Before we make a loan you must properly complete and sign a loan request form. You should read the terms of the form carefully and consult with a tax adviser before taking out a loan. In the case of certain Corporate Trusteed and certain

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 40  Accessing your money
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 TSA contracts subject to ERISA, the written consent of your spouse will be required to obtain a loan and the Plan Administrator needs to sign the loan form. Please see the loan provisions stated in the contract and the loan request form for more details.

 A loan will not be treated as a taxable distribution unless:

 o  it exceeds limits of federal income tax rules; or

 o  interest and principal are not paid when due; or


 o  in some instances, service with the employer terminates.


 Loans under TSA and Corporate Trusteed contracts are discussed further in "Tax information" later in this prospectus and in "Additional loan provisions" in the SAI. The tax consequences of failure to repay a loan when due are substantial.



     TERMINATION


 We may terminate your contract and pay you the account value if:

 (1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

 (2) you request a partial withdrawal that reduces your account value to an amount less than $500; or

 (3) you have not made any contributions within 120 days from your contract date.

 We will deduct the amount of any outstanding loan balance and any withdrawal charge that applies to the loan balance from the account value when we terminate your contract.

 TEXAS ORP PARTICIPANTS

 For participants in a Texas Optional Retirement Program, Texas law permits withdrawals only after one of the following distributable events occur:

 o  turning age 70 1/2; or

 o  death; or

 o  retirement; or

 o termination of employment in all Texas public institutions of higher education.

 To make a withdrawal, a properly completed written acknowledgment must be received from the employer. If a distributable event occurs prior to your being vested, any amounts provided by an employer's first-year matching contribution will be refunded to the employer. We may change these provisions without your consent, but only to the extent necessary to maintain compliance with any law that applies.

 WHEN TO EXPECT PAYMENTS


 Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, contract termination payment of the cash value. We may postpone such payments or applying proceeds for any period during which:


 (1) the New York Stock Exchange is closed or restricts trading,

 (2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

 (3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.


 We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

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 All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


 YOUR ANNUITY PAYOUT OPTIONS

 EQUI-VEST offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be level or increasing and others enable you to receive variable annuity payments.

 You can choose from among the different forms of annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.


 ANNUITY PAYOUT OPTIONS

 You can choose from among the following annuity payout options:


-----------------------------------------------------------------
Fixed annuity payout options        Life annuity
                                    Life annuity with period
                                     certain
                                    Life annuity with refund
                                     certain
                                    Period certain annuity
-----------------------------------------------------------------
Variable annuity payout options     Life annuity (not available
                                     in New York)
                                    Life annuity with period
                                     certain
-----------------------------------------------------------------


 o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

 o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of you and your spouse. Except for EDC plan in New York. Generally, unless the annuitant elects otherwise with the written consent of the spouse, this will be the form of annuity payment provided for married annuitants under qualified plans and certain TSAs.

 o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

 o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. The guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity. This is the normal form of annuity for annuitants in governmental EDC plans in New York. Life annuity payout options are not available for governmental EDC plans in New York.

 The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

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 42  Accessing your money
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 FIXED ANNUITY PAYOUT OPTION

 With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.

 VARIABLE ANNUITY PAYOUT OPTION


 Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity payout option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate. Please see "Annuity unit values" in the SAI.

 We may offer other payout options not outlined here. Your financial professional can provide details.


 SELECTING AN ANNUITY PAYOUT OPTION


 When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be either fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.


 You can choose the date annuity payments are to begin. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 85th birthday. This may be different in some states.

 Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made, other than transfers (if permitted in the future) among the variable investment options if a variable annuity is selected.

 The amount of the annuity payments will depend on:

 (1) the amount applied to purchase the annuity;


 (2) the type of annuity chosen, and whether it is fixed or variable. If you choose a variable annuity, we use an assumed base rate of 5% to calculate the level of payments. However, in states where that rate is not permitted the assumed base rate will be 3 1/2%. We provide information about the assumed base rate in the SAI;


 (3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

 (4) in certain instances, the sex of the annuitant(s).


 In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.


 If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

 5
 Charges and expenses

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 43  Charges and expenses
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 CHARGES THAT EQUITABLE LIFE DEDUCTS

 We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:


 o  A mortality and expense risk charge


 o  A charge for other expenses

 We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:


 o On the last day of the contract year an annual administrative charge, if applicable


 o  Charge for third-party transfer or exchange (for series 300 and 400 only)

 o At the time you make certain withdrawals or surrender your contract, or your contract is terminated - a withdrawal charge


 o At the time annuity payments are to begin - charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply


 More information about these charges appears below. The charges differ depending on which contract series you purchase.


 We will not increase these charges for the life of your contract, except as noted below. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

 To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

 CHARGES UNDER THE CONTRACTS


 MORTALITY AND EXPENSE RISKS CHARGE


 We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.


 The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. In addition, we waive any withdrawal charge upon payment of a death benefit.

 The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

 To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

 CHARGE FOR OTHER EXPENSES


 We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual rate of: (i) 0.84% of the net assets in each variable investment option. Under series 100 contracts, 0.60% of this charge is designed to reimburse us for research and development costs and for administrative expenses that are not covered by the annual administrative

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 44  Charges and expenses
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 charge described below. The remaining 0.24% is to reimburse us for the cost of financial accounting services we provide under the contracts; (ii) under series 200 contracts, the charge for expenses and financial accounting is 0.25% of the net assets in each variable investment option; and (iii) under series 300 and 400 contracts, 0.25% of the net assets in each variable investment option. Currently, the charge we deduct for variable investment options other than the Alliance Money Market, Alliance Common Stock, EQ/Aggressive Stock, and EQ/Balanced options we currently deduct 0.24% of the net assets. We may, upon advance notice to you, increase the charge to 0.25% of the net assets for these variable investment options.

 MAXIMUM TOTAL CHARGES: Under series 100 and 200 contracts for the Alliance Money Market, EQ/Balanced, Alliance Common Stock and EQ/Aggressive Stock options, the combined amount of the Separate Account A charges to these variable investment option and EQ Advisors Trust charges for investment advisory fees and direct operating expenses may not exceed a total annual rate of 1.75% of the value of the assets held in each of those variable investment options.


 ANNUAL ADMINISTRATIVE CHARGE


 We deduct an administrative charge from your account value on the last day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year.

 Under series 300 and 400 contracts, during the first two contract years the charge is equal to $30 or, if less, 2% of your current account value. The charge is $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We also may waive the administrative charge for contracts having an account value of a specified amount on the last business day of each contract year- currently $20,000 for SEP, SARSEP, and SIMPLE IRA contracts. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

 Under series 100 and 200 contracts, the charge is equal to $30 or, if less, 2% of the current account value plus any amount previously withdrawn during that contract year.

 The charge is deducted pro rata from each investment option in which you have account value.

 For SEP, SARSEP, SIMPLE IRA, Unincorporated Trusteed and Annuitant-Owned HR-10 contracts, if at the end of any contract year your account value is at least $10,000, we will waive the annual administrative charge.

 For TSA, University TSA, EDC and Corporate Trusteed contracts the annual administrative charge is waived if the account value is at least $25,000 at the end of the contract year.

 The charge is deducted pro rata from the variable investment options and the guaranteed interest option unless you tell us otherwise. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options, unless you tell us otherwise.


 CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE


 Under series 300 and 400 contracts, we impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and (except for series 300 contracts issued in Florida) a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.


 WITHDRAWAL CHARGE


 A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; or (2) you surrender your contract; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

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 45  Charges and expenses
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 In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge.


 We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options with the earliest maturities first. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment may apply.

 WITHDRAWAL CHARGE FOR SERIES 300 AND 400 CONTRACTS

 The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that were made in the current and five prior contract years. In the case of terminations, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed, or (ii) the free withdrawal amount plus 94% of the remaining account value.


 For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge.


 We reserve the right to change the amount of the withdrawal charge, but it will not exceed 6% of the contributions withdrawn. Any change will not be unfairly discriminatory. We may also reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York - fixed maturity options" below.


 The withdrawal charge does not apply in the circumstances described below.

 10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

 DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply if:


 o  the annuitant dies and a death benefit is payable to the beneficiary.

 o we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity payout option or a non-life annuity with a period certain for a term of at least ten years.


 DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:


 o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

 o We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

 o The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or
    Guam) and meets all of the following:

    - its main function is to provide skilled, intermediate, or custodial nursing care;


    - it provides continuous room and board to three or more persons;

    - it is supervised by a registered nurse or licensed practical nurse;

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 46  Charges and expenses
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    - it keeps daily medical records of each patient;
    - it controls and records all medications dispensed; and
    - its primary service is other than to provide housing for residents.

 We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the disability is caused by a preexisting condition or a condition that began within 12 months of the contract date. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

 For SEP, SARSEP and SIMPLE IRA contracts the withdrawal charge also does not apply:

 o  after six contract years and the annuitant is at least age 59 1/2; or


 o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.


 WITHDRAWAL CHARGE FOR SERIES 100 AND 200 CONTRACTS


 A withdrawal charge may apply in three circumstances: (1) if you make one or more withdrawals during a contract year; (2) you surrender your contract; or
 (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.


 For Trusteed and TSA contracts no withdrawal charge will be applied during any contract year in which the amount withdrawn is less than or equal to 10% of the account value at the time the withdrawal is requested minus any amount previously withdrawn during that contract year. This 10% portion is called the free withdrawal amount. For EDC, SEP, SARSEP and SIMPLE IRA contracts, the free withdrawal amount is available only after three contract years have been completed or the annuitant has reached age 59 1/2.

 In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge.


 FOR TRUSTEED CONTRACTS. The amount of the withdrawal charge we deduct is equal to 6% of contributions withdrawn that were made in the current and five prior contract years. In the case of terminations, we will pay you the greater of
 (i) the account value after any withdrawal charge has been imposed, and after deducting the amount of any loan balance and accrued interest, or (ii) the free withdrawal amount plus 94% of the remaining account value. For contracts issued to annuitants age 60 or older, this percentage will be 95% in the fifth contract year. Under group contracts for these annuitant ages, there is no reduction in the withdrawal charge in the fifth and sixth contract year.


 For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. See "Tax information."

 The withdrawal charge does not apply in the circumstances described below.

 For Trusteed contracts the withdrawal charge does not apply if:

 o The annuitant dies and a death benefit is made available to the beneficiary.

 o We receive a properly completed election form providing for the account value to be used to buy a life annuity payout option.

 o The contract owner has completed at least five contract years and the annuitant has reached age 59 1/2.

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 47  Charges and expenses
 -------------------------------------------------------------------------------

 o We receive a request for the refund of an excess contribution within one month of the date the contribution is made.

 o In addition, for Corporate Trusteed contracts, the withdrawal charge does not apply if the annuitant has reached age 59 1/2 and has retired or employment has been terminated, no matter how many contract years have been completed.

 FOR SEP, SARSEP, SIMPLE IRA, TSA, EDC AND ANNUITANT-OWNED HR-10 CONTRACTS. The withdrawal charge equals a percentage of the amount withdrawn, and any TSA defaulted loans. The percentage that applies depends on the contract year in which the withdrawal is made, according to the following table:



---------------------------------------------------
         CONTRACT
         YEAR(S)                         CHARGE
---------------------------------------------------
       1 through 5                         6%*
       6 through 8                         5
            9                              4
            10                             3
            11                             2
            12                             1
       13 and later                        0
---------------------------------------------------



 * This percentage may be reduced at older ages for certain contract series. Your financial professional can provide further details about the contract series you own.


 The total of all withdrawal charges assessed will not exceed 8% of all contributions made during the current contract year and the nine contract years before the withdrawal is made.

 The withdrawal charge does not apply in the circumstances described below.

 No withdrawal charge applies under SEP, SARSEP, SIMPLE IRA, TSA, EDC or Annuitant-Owned HR-10 contracts if:

 o  after five contract years and the annuitant is at least age 59 1/2; or

 o you request a refund of an excess contribution within one month of the date on which the contribution is made; or

 o the annuitant dies and the death benefit is made available to the beneficiary; or

 o after five contract years and the annuitant is at least age 55, and the amount withdrawn is used to purchase from us a period certain annuity that extends beyond the annuitant's age 59 1/2, and allows no prepayment; or

 o after three contract years and the amount withdrawn is used to purchase from us a period certain annuity for a term of at least 10 years, and allows no prepayment; or

 o the amount withdrawn is applied to the election of a life contingent annuity payout option. (This form of payment is not available for annuitants in Governmental EDC Plans in New York), or

 o the amount withdrawn is applied to the election of a period certain annuity of at least 15 years, but not in excess of the annuitant's life expectancy, that allows no prepayment. (This provision is available only for annuitants in governmental EDC plans in New York.)

     No withdrawal charge applies under a TSA contract if:

 o the contract owner has completed at least five contract years, has reached age 55 and has separated from service.

 No withdrawal charge applies under a SEP contract funding
 SARSEP arrangements if:

 o the amount withdrawn is a distribution of deferrals disallowed (plus or minus any gain or loss) by reason of the employer's failure to meet the Internal Revenue Code's requirement that 50% of eligible employees elect SARSEP within the plan year and the request for withdrawal is made by the April 15th of the calendar year following the calendar year in which you were notified of such disallowance; or

 o the amount withdrawn is an "excess contribution" (as such term is defined in Section 408(k)(6)(C)(iii) of the Internal Revenue Code), plus or minus any gain or loss, and the request for withdrawal is made by the April 15th of the

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48  Charges and expenses
--------------------------------------------------------------------------------

    calendar year following the calendar year in which the excess contributions were made; or

 o the amount withdrawn is an "excess deferral" (as such term is defined in Section 402(g)(2) of the Internal Revenue Code), plus or minus any gain or loss, and the request for withdrawal is made by the April 15th of the calendar year following the calendar year in which such excess deferrals were made.

 The tax consequences of withdrawals are discussed under "Tax information."

 NY EDC PLANS. As a result of regulations which apply to EDC plans of government employers in New York ("NY EDC plans"), EQUI-VEST contracts funding NY EDC plans contain special provisions that apply to all NY EDC plans whose EQUI-VEST funding arrangements became effective or were renewed on or after July 1, 1989.

 These provisions permit the automatic termination of all contracts issued in connection with a NY EDC plan five years after the effective date (or any renewal date) of its EQUI-VEST funding arrangement without the deduction of any contingent withdrawal charges. If agreed to by the employer or plan trustee and us, the period may be shorter than five years. A decision to permit the automatic termination of all contracts would result in the transfer of each contract's account value to a successor funding vehicle designated by the employer.

 The employer sponsoring a NY EDC plan or plan trustee can renew the EQUI-VEST funding arrangement in a written notice to us which includes a certification of compliance with procedures under the applicable regulations. We are not responsible for the validity of any certification by the employer. A written notice to transfer must be received by our processing office and accepted by us not later than seven days before the date on which a transfer is to occur. If an employer fails to notify us in writing as to a transfer of the NY EDC arrangement, or as to its intention not to renew, we will continue the arrangement and associated contracts will not be automatically terminated.

 No further investment experience, whether positive, or negative, will be credited under a NY EDC plan contract once the contract terminates. As with other tax-favored retirement programs in which the funding is affected by actions of a sponsoring employer, we are not required to provide annuitants with information relating to an employer's decision to exercise any termination right.


 FOR ALL SERIES CONTRACTS ISSUED IN NEW YORK - FIXED MATURITY OPTIONS

 For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale ("declining scale"). If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternative Scale
 ("alternative scale") if  it produces a higher charge than the declining scale.



------------------------------------------------------------
    DECLINING SCALE              ALTERNATIVE SCALE
------------------------------------------------------------
 Year of investment in         Year of transfer within
 fixed maturity option*        fixed maturity option*
------------------------------------------------------------
  Within year 1     6%          Within year 1        5%
        2           6%                2              4%
        3           5%                3              3%
        4           4%                4              2%
        5           3%                5              1%
        6           2%          After year 5         0%
   After year 6     0%     Not to exceed 1%
                           times the number of
                           years remaining in the
                           fixed maturity option,
                           rounded to the higher
                           number of years. In
                           other words, if 4.3
                           years remain, it would
                           be a 5% charge.
------------------------------------------------------------



 * Measured from the contract date anniversary prior to the date of the contribution or transfer.

 In the following example we compare the withdrawal charge that would apply to a withdrawal from a series 400 NQ, Traditional IRA or QP IRA contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

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49  Charges and expenses
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 o If you were to withdraw the total amount of the contribution within the first six years after it was made the series 400 withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

 o The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

 o The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

 o If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

 o As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.

 For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the Alliance Money Market option.

 The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.

 We will deduct the annual administrative charge and the withdrawal charge from the variable investment options and the guaranteed interest option as discussed above. If the amounts in those options are insufficient to cover the charges, we reserve the right to deduct the charges from the fixed maturity options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.


 CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


 We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 1% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

 VARIABLE ANNUITY ADMINISTRATIVE FEE

 We deduct a fee of up to $350 from the amount to purchase a variable annuity payout option.

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50 Charges and expenses
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 CHARGES THAT EQ ADVISORS TRUST DEDUCTS

 EQ Advisors Trust deducts charges for the following types of fees and expenses:



 o  Investment advisory fees ranging from 0.25% to 1.15%.



 o  12b-1 fees of 0.25% for Class IB shares.


 o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.


 o  Investment-related expenses, such as brokerage commissions.

 These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.

 GROUP OR SPONSORED ARRANGEMENTS

 For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the minimum death benefit. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

 Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.


 We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.


 We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

 Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

 OTHER DISTRIBUTION ARRANGEMENTS

 We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

6
Payment of death benefits

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51  Payment of death benefits
--------------------------------------------------------------------------------

 YOUR BENEFICIARY AND PAYMENT OF BENEFIT


 You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Generally, the owner must be the beneficiary under EDC plan contracts and the trustee must be the beneficiary under most Trusteed contracts.

 We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. We describe the death benefit in "Contract features and benefits" earlier in this prospectus.


 On the date we determine the death benefit, your account value will be deducted from the investment options. We will hold this amount in our general account and credit it with interest at a rate not less than the rate required by law. If you have transferred the value of another annuity contract that we issue to your EQUI-VEST contract, the value of the other contract's minimum death benefit calculated as of the time of the transfer will be included in the total contributions for the purpose of calculating the minimum death benefit.

 EFFECT OF THE ANNUITANT'S DEATH

 If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


 Generally, the death of the annuitant terminates the contract. However, if you are the owner and annuitant and your spouse is the sole primary beneficiary the contract can be continued as follows:


 SUCCESSOR OWNER AND ANNUITANT. SERIES 300 AND 400 CONTRACTS ONLY. You can elect to have your spouse continue the contract, as the owner/annuitant. In such a case, no death benefit is payable until your surviving spouse's death. Neither you nor your spouse can change this selection once it is made.


 HOW DEATH BENEFIT PAYMENT IS MADE


 We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and applicable federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Choosing your annuity payout options" under "Accessing your money" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or an annuity that does not extend beyond the life expectancy of the beneficiary.

 Single sum payments generally are paid through the Equitable Life Access Account(TM), an interest bearing account with check writing privileges. The Equitable Life Access Account(TM) is part of Equitable Life's general account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account until the account is closed.

7
Tax information



 ----------------
 52 Tax information
 ------------------------------------------------------------------------------

 TAX INFORMATION AND ERISA MATTERS

 SPECIAL RULES FOR TAX-FAVORED
 RETIREMENT PROGRAMS

 Employer-sponsored retirement plans can use annuity contracts to fund the plan unless the plan specifically prohibits annuity contracts as a funding vehicle.


 Federal income tax rules prescribe how a retirement plan qualifies for tax-favored status and set requirements for plan features, including:

 o  participation and coverage;

 o  nondiscrimination;

 o  vesting and funding;

 o  limits on contributions, distributions, and benefits;

 o  withholding;

 o  reporting and disclosure; and

 o  penalties.


 State income tax rules covering contributions to and distributions from employer-sponsored retirement programs may differ from federal income tax rules. Because you are buying a contract to fund a retirement plan that already provides tax deferral, you should do so for the contract's features and benefits other than tax deferral. The tax deferral of the contract does not provide necessary or additional benefits.


 This section of the prospectus discusses the current federal income tax rules that generally apply to an annuity contract purchased to fund a tax-favored retirement program for these special markets: qualified plan and TSA.

 QUALIFIED PLANS

 GENERAL; CONTRIBUTIONS


 Any type of employer - corporation, partnership, self-employed individual, governmental entity, non-profit organization - is eligible to establish a qualified retirement plan under Section 401(a) of the Internal Revenue Code for participating employees. Because there are numerous technical federal income tax and Department of Labor "DOL" or "ERISA" rules covering establishment and operation of a qualified plan, we do not cover them in this prospectus. We also do not cover specific state law or other rules which may govern plans. Employers should consult their tax advisors for information. It is the employer's responsibility to figure out whether it is eligible to establish a plan, what kinds of plan it may establish, and whether an annuity contract may be used as a funding vehicle.


 There are limits on employer and employee contributions to qualified plans. Violation of contribution limits can result in plan disqualification and penalties. The annual limits on contributions do not apply to rollover contributions or trustee-to-trustee transfer contributions which may be permitted under the plan.

 The annual limit of contributions on behalf of an employee to all of the defined contribution plans of an employer is the lesser of $30,000 or 25% of compensation or earned income. When figuring out the contribution limit you have to:

 o include reallocated forfeitures and voluntary nondeductible employee contributions;


 o include compensation from the employer in the form of elective deferrals and excludible contributions under Code Section 457 or "EDC" plans and "cafeteria" plans. These are plans giving employees a choice between cash and deferred benefits or specified excludible health and welfare benefits;


 o disregard compensation or earned income of more than a specified amount. For 2000, this amount is $170,000. This amount could be adjusted for cost of living changes in future years.


 Special limits on contributions apply to anyone who participates in more than one qualified plan or who controls another trade or business.

 ----------
 53 Tax information
 -------------------------------------------------------------------------------

 There is also an overall limit on the total amount of contributions and benefits under all tax-favored retirement programs in which a person participates.


 "Salary reduction" or "elective deferral" contributions made under a 401(k) plan or other cash or deferred arrangement are limited to $10,500 in 2000. This amount may be adjusted for future cost of living changes. This limit applies to the total of all elective deferrals under all tax-favored plans in which the individual participates, from all employers, for example, also including salary reduction contributions under TSAs.

 Except for governmental plans that do not elect to be subject to ERISA, qualified plans must not discriminate in favor of highly compensated employees. Special "top heavy" rules apply to plans where more than 60% of the contributions or benefits are allocated to defined highly compensated employees known as "key employees." Plan administrators must test compliance with both nondiscrimination and top heavy rules. 401(k) plans can adopt a "SIMPLE 401(k)" feature which enables the plan to meet nondiscrimination requirements without testing. The SIMPLE 401(k) feature requires the 401(k) plan to meet specified contribution, vesting, and exclusive plan requirements, similar to those discussed in this section of the prospectus under "SIMPLE IRAs."



 TAX-SHELTERED ANNUITY
 ARRANGEMENTS (TSAS)


 GENERAL; SPECIAL EMPLOYER RULES

 An employer eligible to maintain a TSA plan (also referred to as a "403(b)" plan, program, or arrangement) for its employees may make contributions to an annuity contract purchased for the benefit of the employee. These contributions, if properly made, will not be currently taxable compensation to the employee. Moreover, the employee will not be taxed on the earnings in the annuity contract until he/she takes distributions.

 Two different types of employers are eligible to maintain 403(b) plans: public schools and specified tax-exempt organizations under Section 501(c)(3) of the Code.


 CONTRIBUTIONS TO TSAS


 There are four ways you can make contributions to this EQUI-VEST TSA contract:



 o  annual contributions made through the employer's payroll;

 o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code; or


 o a rollover from a conduit IRA to which only prior TSA distributions were rolled over;


 o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

 ANNUAL CONTRIBUTIONS. Annual contributions to TSAs made through the employer's payroll are limited. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to the TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. To determine the permissible annual contribution to the participant's TSA, a TSA plan participant generally must calculate tentative annual contributions under several formulas.


 Generally, the elective deferral contribution limit to a TSA is the lowest of the following: (1) the annual "maximum exclusion allowance" for the employee in Section 403(b)(2) of the Code, (2) the annual limit on employer contributions to defined contribution plans, and (3) the annual limit on all elective deferrals.

 ----------
 54  Tax information
 -------------------------------------------------------------------------------

 o The annual maximum exclusion allowance for the employee under Section 403(b)(2) of the Code is 20% of includable compensation times years of service minus previous contributions to all qualified plans, TSAs and EDC plans in which the participant participates with this employer.


 o The annual limit on employer contributions to defined contribution plans is the lesser of $30,000 or 25% of compensation.

 o The annual limit on all salary reduction or elective deferral contributions under all plans of any employer you participate in is generally limited to $10,500 in 2000. Note, however, that the maximum salary reduction contribution you can make if you participate in both a 403(b) arrangement and an EDC plan is limited to the lower maximum allowed under Code Section
    457. In 2000, this amount is $8,000. All amounts could be adjusted for cost of living changes in future years.


 Any excess deferral contributions which are not withdrawn by April 15th after the year of the deferral may cause the contract to fail TSA rules.

 Special provisions may allow "catch-up" contributions to compensate for smaller contributions made in previous years.

 ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS


 You may make rollover contributions to your EQUI-VEST TSA contract from TSAs under Section 403(b) of the Internal Revenue Code or from an IRA to which only prior TSA distributions were rolled over. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:


 o  termination of employment with the employer who provided the TSA funds; or

 o  reaching age 59 1/2 even if you are still employed; or

 o  disability (special federal income tax definition).

 A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

 o you give us acceptable written documentation as to the source of the funds, and

 o the EQUI-VEST contract receiving the funds has provisions at least as restrictive as the source contract.

 Before you transfer funds to an EQUI-VEST TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

 We do not currently accept funds which were ever held in custodial accounts under Section 403(b)(7) of the Code.

 SPECIAL RULE FOR ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS AFTER AGE 70 1/2

 Any rollover or direct transfer contribution to an EQUI-VEST TSA must be net of the required minimum distribution for the tax year if:

 o  you are or will be at least age 70 1/2 in the current calendar year, and

 o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the EQUI-VEST
    TSA.

 This rule applies regardless of whether the source of funds is a:

 o  rollover by check of the proceeds from another TSA; or

 o  direct rollover from another TSA; or

 o direct transfer under Revenue Ruling 90-24 from another TSA.

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 55  Tax information
--------------------------------------------------------------------------------

 Further, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy), if you have already begun to receive required minimum distributions from or with respect to the TSA from which you are making your contribution to the EQUI-VEST TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.


 DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS

 WITHDRAWAL RESTRICTIONS. You may not be able to to withdraw or take payment from all or part of your TSA or 401(k) qualified plan unless you reach age 59 1/2, die, become disabled (special federal income tax definition), separate from service with the employer who provided the funds or suffer financial hardship. These restrictions apply to salary reduction or elective deferral contributions and earnings on those contributions. Hardship withdrawals are limited to the amount of your salary reduction contributions without earnings.


 These restrictions do not apply to your account balance attributable to salary reduction contributions to the TSA contract and earnings on December 31, 1988 or to your account balance attributable to employer contributions. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts directly transferred to your EQUI-VEST TSA contract from another TSA in a Revenue Ruling 90-24 transfer.

 TAX TREATMENT OF DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS. Amounts held under qualified plans and TSAs are generally not subject to federal income tax until benefits are distributed.

 Distributions include withdrawals and annuity payments. Death benefits paid to a beneficiary are also taxable distributions. Amounts distributed from qualified plans and TSAs are includable in gross income as ordinary income, not capital gain. (Under limited circumstances specified in federal income tax rules, qualified plan participants, not TSA participants, are eligible for capital gains or income averaging treatment on distributions.) Distributions from qualified plans and TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, qualified plan and TSA distributions may be subject to additional tax penalties.


 If you have made after-tax contributions, you will have a tax basis in your qualified plan or TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

 DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a qualified plan or TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

 ANNUITY PAYMENTS. If you elect an annuity payout option, the nontaxable portion of each payment is calculated by dividing your investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The balance of each payment is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 Death benefit distributions from a qualified plan or TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a

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 56  Tax information
 -------------------------------------------------------------------------------

 qualified plan or TSA made to your surviving spouse may be rolled over to a traditional IRA.


 LOANS FROM QUALIFIED PLANS AND TSAS

 If the plan permits, loans are available from a qualfied plan or TSA plan. Loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA.

 Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. Finally, unpaid loans may become taxable when the individual separates from service.

 o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits, (2) $50,000 reduced by the excess
    (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.


 o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. EQUI-VEST TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.



 o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

 TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

 You may roll over any "eligible rollover distribution" from a qualified plan or TSA into another eligible retirement plan, either as a direct rollover or as a rollover you do yourself within 60 days of your receiving the distribution. To the extent rolled over, it remains tax-deferred.

 You may roll over a distribution from a qualified plan or TSA to another qualified plan or TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA. You cannot roll over funds from a TSA to a qualified plan or from a qualified plan to a TSA.

 The taxable portion of most distributions will be eligible for rollover. However, federal income tax rules exclude certain distributions from rollover treatment including (1) periodic payments for life or for a period of 10 years or more, (2) hardship withdrawals, and (3) any required minimum distributions under federal income tax rules.

 Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

 DISTRIBUTION REQUIREMENTS


 Qualified plans and TSAs are subject to required minimum distribution rules. See "Required minimum distributions."


 SPOUSAL CONSENT RULES

 If ERISA rules apply to your qualified plan or TSA you will need to get spousal consent for loans, withdrawals, or other distributions if you are married when you request a withdrawal type transaction under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

 ----------
 57  Tax information
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 If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the employer's plan and the contract.

 EARLY DISTRIBUTION PENALTY TAX

 A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a qualified plan or TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. No penalty tax applies to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o to pay for certain extraordinary medical expenses (special federal income tax definition); or

 o  if you are separated from service, any form of payout after you are age 55;
    or

 o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

 SIMPLIFIED EMPLOYEE PENSIONS (SEPS)


 An employer can establish a SEP plan for its employees and can make contributions to a contract for each eligible employee. A SEP IRA contract is a form of traditional IRA contract, owned by the employee-annuitant and most of the rules which apply to traditional IRAs apply. See "Traditional Individual Retirement Annuities (Traditional IRAs)" later in this prospectus. A major difference is the amount of permissible contributions. Rules similar to those discussed above under "Qualified Plans General; Contributions" apply. In 2000 an employer can annually contribute an amount for an employee up to the lesser of $25,500 or 15% of the employee's compensation. This amount may be adjusted for cost of living changes in future years. In figuring out compensation you exclude the employer's contribution to the SEP. Under our current practice, regular traditional IRA contributions by the employee may not be made under a SEP IRA contract and are put into a separate traditional IRA contract.


 Salary reduction SEP (SARSEP) plans may no longer be established for years beginning after December 31, 1996. However, employers who had established SARSEP plans prior to 1997 can continue to make contributions on behalf of participating employees for 1997 and later years. SARSEP plans are subject to a number of special rules, some of which are discussed in the SAI.

 SEP plans are available under EQUI-VEST Series 300 in most states. EQUI-VEST SEP Series 200 are available in states where the 300 Series is not available.

 SIMPLE IRAS (SAVINGS INCENTIVE MATCH PLAN)

 An eligible employer may establish a "SIMPLE IRA" plan to make contributions to special individual retirement accounts or individual retirement annuities for its employees ("SIMPLE IRAs"). The IRS has issued various forms which may be used by employers to set up a SIMPLE IRA plan. Currently, we are accepting only those SIMPLE IRA plans using IRS Form 5304-SIMPLE. Use of Form 5304-SIMPLE requires that the employer permit the employee to select a SIMPLE IRA provider.

 The employer cannot maintain any other qualified plan, SEP plan or TSA arrangement if it makes contributions under a SIMPLE IRA plan. (Eligible employers may maintain EDC plans.)

 Any type of employer - corporation, partnership, self-employed person, government or tax-exempt entity - is eligible to establish a SIMPLE IRA plan if it meets the requirements about number of employees and compensation of those employees.

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 58  Tax information
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 It is the responsibility of the employer to determine whether it is eligible to establish a SIMPLE IRA plan and whether such plan is appropriate.

 The employer must have no more than 100 employees who earned at least $5,000 in compensation from the employer in the prior calendar year.

 An employer establishing a SIMPLE IRA plan should consult its tax adviser concerning the various technical rules applicable to establishing and maintaining SIMPLE IRA plans. For example, the definition of employee's "compensation" may vary depending on whether it is used in the context of employer eligibility, employee participation, and employee or employer contributions.

 Participation must be open to all employees who received at least $5,000 in compensation from the employer in any two preceding years (they do not have to be consecutive years) and who are reasonably expected to receive at least $5,000 in compensation during the year. (Certain collective bargaining unit and alien employees may be excluded.)


 The only kinds of contributions which may be made to a SIMPLE IRA are (i) contributions under a salary reduction agreement entered into between the employer and the participating employee and (ii) required employer contributions (employer matching contributions or employer nonelective contributions). (Direct transfer and rollover contributions from other SIMPLE IRAs, but not traditional IRAs or Roth IRAs, may also be made.) Salary reduction contributions can be any percentage of compensation (or a specific dollar amount, if the employer's plan permits) but are limited to $6,000 in 2000. The $6,000 elective deferral limit may be indexed for cost of living adjustments in future years.


 Generally, the employer is required to make matching contributions on behalf of each eligible employee in an amount equal to the salary reduction contributions, up to 3% of the employee's compensation. In certain circumstances, an employer may elect to make required employer contributions on an alternate basis. Employer matching contributions to a SIMPLE IRA for self-employed individuals are treated the same as matching contributions for employees. (They are not subject to the elective deferral limits.)

 TAX TREATMENT OF SIMPLE IRAS

 Unless specifically otherwise mentioned, for example, regarding differences in funding and potential penalty tax on distributions, the rules which apply to traditional IRAs also apply to SIMPLE IRAs. See "Traditional Individual Retirement Annuities (Traditional IRAs)" later in this prospectus.

 Amounts contributed to SIMPLE IRAs are not currently taxable to employees. Only the employer can deduct SIMPLE IRA contributions, not the employee. An employee eligible to participate in a SIMPLE IRA is treated as an active participant in an employer plan and thus may not be able to deduct (fully) regular contributions to his/her own traditional IRA.

 As with traditional IRAs in general, contributions and earnings accumulate tax deferred until withdrawn and are then fully taxable. There are no withdrawal restrictions applicable to SIMPLE IRAs. However, because of the level of employer involvement, SIMPLE IRA plans are subject to ERISA. See the rules under "ERISA Matters" below.


 Amounts withdrawn from a SIMPLE IRA can always be rolled over to another SIMPLE IRA and, within limits, to a traditional IRA or Roth IRA. No rollovers from a SIMPLE IRA to a traditional IRA or a Roth IRA are permitted for individuals under age 59 1/2 who have not participated in the employer's SIMPLE IRA plan for two full years. Also, for such individuals, any amounts withdrawn from a SIMPLE IRA are not only fully taxable but are also subject to a 25% (not 10%) additional federal income tax penalty. (The exceptions for death, disability, etc. apply.)


 SIMPLE IRA plans are available under EQUI-VEST Series 400 in most states. EQUI-VEST SIMPLE IRA Series 300 and Series 200 are available in states where Series 400 is not available.

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 59  Tax information
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 PUBLIC AND TAX-EXEMPT ORGANIZATION EMPLOYEE DEFERRED COMPENSATION PLANS (EDC PLANS)

 SPECIAL EMPLOYER AND OWNERSHIP RULES. Employers eligible to maintain EDC plans are governmental entities such as states, municipalities, and state agencies (governmental employer) or tax-exempt entities (tax-exempt employer). Participation in an EDC plan of a tax-exempt employer is limited to a select group of management or highly compensated employees because of ERISA rules that do not apply to governmental employer plans.

 An employer can fund its EDC plan in whole or in part with annuity contracts purchased for participating employees and their beneficiaries. These employees do not have to include in income the employer's contributions to purchase the EDC contracts or any earnings until they receive or are entitled to receive funds from the EDC plan. The EDC plan funds are subject to the claims of the employer's general creditors in an EDC plan maintained by a tax-exempt employer. In an EDC plan maintained by a governmental employer, the plan's assets must be held in trust for the exclusive benefit of employees. An annuity contract can be a trust equivalent if the contract includes the trust rules. Regardless of contract ownership, the EDC plan may permit the employee to choose among various investment options.


 CONTRIBUTION LIMITS. Although an EDC plan is not a qualified plan, a number of federal income tax rules for qualified plans apply, such as limits on contributions. Generally, the maximum contribution amount that can be excluded from gross income in any tax year under an EDC plan is 33 1/3% of the employee's "includable compensation," up to a specified maximum. In 2000, the maximum contribution amount is $8,000. This amount could be adjusted for cost of living changes in future years. Special rules may permit "catch-up" contributions during the three years preceding normal retirement age under the EDC plan.


 WITHDRAWAL LIMITS. In general, no amounts may be withdrawn from an EDC plan prior to the calendar year in which the employee attains age 70 1/2, separates from service with the employer or in the event of an unforeseen emergency. Income or gains on contributions under an EDC plan are subject to federal income tax when amounts are distributed or made available to the employee or beneficiary. Small amounts (up to $5000) may be taken out by the employee or forced out by the plan under certain circumstances, even though the employee may still be working and amounts would not otherwise be made available.


 DISTRIBUTION REQUIREMENTS. IRS rules require that distributions from an EDC must be in substantially non-increasing amounts no less frequently than annually. EDC plans are subject to minimum distribution rules similar to those that apply to qualified plans. See "Required minimum distributions" in this section. That is, distributions from EDC plans generally must start no later than April 1st of the calendar year following the calendar year in which the employee attains age 70 1/2 or retires from service with the employer maintaining the EDC plan, whichever is later. Failure to make required distributions may cause the disqualification of the EDC plan. Disqualification may result in current taxation of EDC plan benefits. In addition, a 50% penalty tax is imposed on the difference between the required distribution amount and the amount actually distributed, if any. It is the plan administrator's responsibility to see that minimum distributions from an EDC plan are made.


 If the EDC plan provides, a deceased employee's beneficiary may be able to elect to receive death benefits in installments instead of a lump sum, and the payments will be taxed as they are received. However, the death benefits must be received within 15 years of the date of the deceased employee's death (or within the period of the life expectancy of the surviving spouse if the spouse is the designated beneficiary).

 TAX TREATMENT OF DISTRIBUTIONS. Distributions from an EDC plan may not be rolled over or transferred to any kind of IRA.

 Distributions to an EDC plan participant are characterized as "wages" for income tax reporting and withholding purposes.

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 60  Tax information
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 No election out of withholding is possible. See "Federal and state income tax withholding and information reporting" in this section. Withholding on wages is the employer's responsibility. Distributions from an EDC plan are not subject to FICA tax, if FICA tax was withheld by the employer when wages were deferred. In certain circumstances, receipt of payments from an EDC plan may result in a reduction of an employee's Social Security benefits.


 TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

 This part of the prospectus contains the information that the IRS requires you to have before you purchase an IRA, and covers some of the special tax rules that apply to IRAs.

 Your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.


 If you own multiple IRAs, including IRAs funded by or through your employer, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements
 (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (www.irs.gov).


 The EQUI-VEST SEP and SIMPLE IRA contracts have been approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the EQUI-VEST SEP, SARSEP and SIMPLE IRA contracts.

 CANCELLATION


 You can cancel an EQUI-VEST IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the prospectus. If you cancel a contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


 CONTRIBUTIONS


 As SEP, SARSEP-IRA and SIMPLE IRA contracts are employer-funded traditional IRAs, the employee does not make regular contributions to the contract other than through the employer. However, an employee can make rollover or transfer contributions to SEP-IRA, SARSEP-IRA, and in limited circumstances, to SIMPLE-IRA contracts.



 ROLLOVERS AND TRANSFERS

 Rollover contributions may be made to a traditional IRA from these sources:

 o  qualified plans;

 o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

 o  other traditional IRAs.


 Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


 RECHARACTERIZATION


 Employer-funded amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have employer-funded amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


 ROLLOVERS FROM QUALIFIED PLANS OR TSAS

 There are two ways to do rollovers:

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 61 Tax information
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 o  Do it yourself

    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.


 o  Direct rollover

    You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the eligible rollover distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

 All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:


 o  only after-tax contributions you made to the plan; or


 o "required minimum distributions" after age 70 1/2 or separation from service; or


 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or


 o  a hardship withdrawal; or


 o substantially equal periodic payments made for a specified period of 10 years or more; or


 o  corrective distributions which fit specified technical tax rules; or


 o  loans that are treated as distributions; or


 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or


 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

 ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

 You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

 The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

 EXCESS CONTRIBUTIONS

 Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are examples of excess contributions to IRAs:


 o  regular contributions to a traditional IRA made after you reach age 70 1/2;
    or


 o rollover contributions of amounts which are not eligible to be rolled over, for example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

 You can avoid the excise tax by withdrawing an excess contribution before the due date (including extensions) for filing your federal income tax return for the year. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

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 62  Tax information
 -------------------------------------------------------------------------------

 Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

 (1) the rollover was from a qualified retirement plan to a traditional IRA;

 (2) the excess contribution was due to incorrect information that the plan provided; and

 (3) you took no tax deduction for the excess contribution.


 WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

 NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS

 You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

 TAXATION OF PAYMENTS

 Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. The conversion of amounts from a SEP IRA, SARSEP IRA or SIMPLE IRA (after two plan participant years) to a Roth IRA is taxable. Generally, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

 In addition, a distribution is not taxable if:

 o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

 o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above).


 Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans under very limited circumstances.



 REQUIRED MINIMUM DISTRIBUTIONS

 Traditional IRAs are subject to required minimum distribution rules described below in "Required minimum distributions."

 SUCCESSOR ANNUITANT AND OWNER

 If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

 PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

 IRA death benefits are taxed the same as IRA distributions.

 BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

 You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year.

 EARLY DISTRIBUTION PENALTY TAX

 A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o to pay for certain extraordinary medical expenses (special federal income tax definition); or

 o to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

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 63  Tax information
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 o to pay certain first-time home buyer expenses (special federal income tax definition); or

 o to pay certain higher education expenses (special federal income tax definition); or

 o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

 ILLUSTRATION OF GUARANTEED INTEREST RATES

 In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 3% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option under series 300 and 400 contracts. In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. We assume no withdrawals or transfers were made under the contract. In Table II we assume a single initial contribution of $1,000, and no additional contributions. We also assume no withdrawals or transfers. The 3% guaranteed interest rate is in the contract.

 The values shown assume the withdrawal charge applies. These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

 To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored.

 ----------
 64  Tax information
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You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.


                                    TABLE I
                              ACCOUNT VALUES AND
                                  CASH VALUES
                 (assuming $1,000 contributions made annually
                    at the beginning of the contract year)


             3% MINIMUM GUARANTEE
-----------------------------------------------
   CONTRACT        ACCOUNT           CASH
   YEAR END         VALUE            VALUE
-----------------------------------------------
       1         $  1,009.40      $    954.89
-----------------------------------------------
       2         $  2,039.68      $  1,929.54
-----------------------------------------------
       3         $  3,100.87      $  2,933.43
-----------------------------------------------
       4         $  4,193.90      $  3,967.43
-----------------------------------------------
       5         $  5,319.72      $  5,032.45
-----------------------------------------------
       6         $  6,479.31      $  6,129.42
-----------------------------------------------
       7         $  7,673.69      $  7,313.69
-----------------------------------------------
       8         $  8,903.90      $  8,543.90
-----------------------------------------------
       9         $ 10,171.01      $  9,811.01
-----------------------------------------------
      10         $ 11,476.14      $ 11,116.14
-----------------------------------------------
      11         $ 12,820.43      $ 12,460.43
-----------------------------------------------
      12         $ 14,205.04      $ 13,845.04
-----------------------------------------------
      13         $ 15,631.19      $ 15,271.19
-----------------------------------------------
      14         $ 17,100.13      $ 16,740.13
-----------------------------------------------
      15         $ 18,613.13      $ 18,253.13
-----------------------------------------------
      16         $ 20,201.53      $ 19,841.53
-----------------------------------------------
      17         $ 21,837.57      $ 21,477.57
-----------------------------------------------
      18         $ 23,522.70      $ 23,162.70
-----------------------------------------------
      19         $ 25,258.38      $ 24,898.38
-----------------------------------------------
      20         $ 27,046.13      $ 26,686.13
-----------------------------------------------
      21         $ 28,887.52      $ 28,527.52
-----------------------------------------------
      22         $ 30,784.14      $ 30,424.14
-----------------------------------------------
      23         $ 32,737.67      $ 32,377.67
-----------------------------------------------
      24         $ 34,749.80      $ 34,389.80
-----------------------------------------------
      25         $ 36,822.29      $ 36,462.29
-----------------------------------------------



             3% MINIMUM GUARANTEE
-----------------------------------------------
   CONTRACT        ACCOUNT           CASH
   YEAR END         VALUE            VALUE
-----------------------------------------------
      26         $  38,956.96     $  38,596.96
-----------------------------------------------
      27         $  41,155.67     $  40,795.67
-----------------------------------------------
      28         $  43,420.34     $  43,060.34
-----------------------------------------------
      29         $  45,752.95     $  45,392.95
-----------------------------------------------
      30         $  48,155.53     $  47,795.53
-----------------------------------------------
      31         $  50,630.20     $  50,270.20
-----------------------------------------------
      32         $  53,179.11     $  52,819.11
-----------------------------------------------
      33         $  55,804.48     $  55,444.48
-----------------------------------------------
      34         $  58,508.61     $  58,148.61
-----------------------------------------------
      35         $  61,293.87     $  60,933.87
-----------------------------------------------
      36         $  64,162.69     $  63,802.69
-----------------------------------------------
      37         $  67,117.57     $  66,757.57
-----------------------------------------------
      38         $  70,161.10     $  69,801.10
-----------------------------------------------
      39         $  73,295.93     $  72,935.93
-----------------------------------------------
      40         $  76,524.81     $  76,164.81
-----------------------------------------------
      41         $  79,850.55     $  79,490.55
-----------------------------------------------
      42         $  83,276.07     $  82,916.07
-----------------------------------------------
      43         $  86,804.35     $  86,444.35
-----------------------------------------------
      44         $  90,438.48     $  90,078.48
-----------------------------------------------
      45         $  94,181.64     $  93,821.64
-----------------------------------------------
      46         $  98,037.08     $  97,677.08
-----------------------------------------------
      47         $ 102,008.20     $ 101,648.20
-----------------------------------------------
      48         $ 106,098.44     $ 105,738.44
-----------------------------------------------
      49         $ 110,311.40     $ 109,951.40
-----------------------------------------------
      50         $ 114,650.74     $ 114,290.74
-----------------------------------------------

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65  Tax information
--------------------------------------------------------------------------------

                                    TABLE II
                              ACCOUNT VALUES AND
                                  CASH VALUES
                 (assuming a single contribution of $1,000 and
                            no further contribution)

             3% MINIMUM GUARANTEE
-----------------------------------------------
   CONTRACT        ACCOUNT           CASH
   YEAR END         VALUE            VALUE
-----------------------------------------------
       1         $ 1,009.40       $   954.89
-----------------------------------------------
       2         $ 1,018.89       $   963.87
-----------------------------------------------
       3         $ 1,019.46       $   964.40
-----------------------------------------------
       4         $ 1,020.04       $   964.96
-----------------------------------------------
       5         $ 1,020.64       $   965.53
-----------------------------------------------
       6         $ 1,021.26       $   966.11
-----------------------------------------------
       7         $ 1,021.90       $ 1,021.90
-----------------------------------------------
       8         $ 1,022.55       $ 1,022.55
-----------------------------------------------
       9         $ 1,023.23       $ 1,023.23
-----------------------------------------------
      10         $ 1,023.93       $ 1,023.93
-----------------------------------------------
      11         $ 1,024.65       $ 1,024.65
-----------------------------------------------
      12         $ 1,025.38       $ 1,025.38
-----------------------------------------------
      13         $ 1,026.15       $ 1,026.15
-----------------------------------------------
      14         $ 1,026.93       $ 1,026.93
-----------------------------------------------
      15         $ 1,027.74       $ 1,027.74
-----------------------------------------------
      16         $ 1,028.57       $ 1,028.57
-----------------------------------------------
      17         $ 1,029.43       $ 1,029.43
-----------------------------------------------
      18         $ 1,030.31       $ 1,030.31
-----------------------------------------------
      19         $ 1,031.22       $ 1,031.22
-----------------------------------------------
      20         $ 1,032.16       $ 1,032.16
-----------------------------------------------
      21         $ 1,033.12       $ 1,033.12
-----------------------------------------------
      22         $ 1,034.11       $ 1,034.11
-----------------------------------------------
      23         $ 1,035.14       $ 1,035.14
-----------------------------------------------
      24         $ 1,036.19       $ 1,036.19
-----------------------------------------------
      25         $ 1,037.28       $ 1,037.28
-----------------------------------------------



             3% MINIMUM GUARANTEE
-----------------------------------------------
   CONTRACT        ACCOUNT           CASH
   YEAR END         VALUE            VALUE
-----------------------------------------------
      26         $ 1,038.40       $ 1,038.40
-----------------------------------------------
      27         $ 1,039.55       $ 1,039.55
-----------------------------------------------
      28         $ 1,040.73       $ 1,040.73
-----------------------------------------------
      29         $ 1,041.96       $ 1,041.96
-----------------------------------------------
      30         $ 1,043.22       $ 1,043.22
-----------------------------------------------
      31         $ 1,044.51       $ 1,044.51
-----------------------------------------------
      32         $ 1,045.85       $ 1,045.85
-----------------------------------------------
      33         $ 1,047.22       $ 1,047.22
-----------------------------------------------
      34         $ 1,048.64       $ 1,048.64
-----------------------------------------------
      35         $ 1,050.10       $ 1,050.10
-----------------------------------------------
      36         $ 1,051.60       $ 1,051.60
-----------------------------------------------
      37         $ 1,053.15       $ 1,053.15
-----------------------------------------------
      38         $ 1,054.74       $ 1,054.74
-----------------------------------------------
      39         $ 1,056.39       $ 1,056.39
-----------------------------------------------
      40         $ 1,058.08       $ 1,058.08
-----------------------------------------------
      41         $ 1,059.82       $ 1,059.82
-----------------------------------------------
      42         $ 1,061.61       $ 1,061.61
-----------------------------------------------
      43         $ 1,063.46       $ 1,063.46
-----------------------------------------------
      44         $ 1,065.37       $ 1,065.37
-----------------------------------------------
      45         $ 1,067.33       $ 1,067.33
-----------------------------------------------
      46         $ 1,069.35       $ 1,069.35
-----------------------------------------------
      47         $ 1,071.43       $ 1,071.43
-----------------------------------------------
      48         $ 1,073.57       $ 1,073.57
-----------------------------------------------
      49         $ 1,075.78       $ 1,075.78
-----------------------------------------------
      50         $ 1,078.05       $ 1,078.05
-----------------------------------------------

 ----------
 66  Tax information
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 REQUIRED MINIMUM DISTRIBUTIONS

 If you are a participant in a qualified retirement plan, EDC plan, or own a TSA or traditional IRA, including SEP, SARSEP or SIMPLE IRA, the required minimum distribution rules force you to start calculating and taking annual distributions from these tax-favored retirement plans and arrangements by a specified date. The beginning date depends on the type of plan or arrangement, and your age and retirement status. The distribution requirements are designed to use up your interest in the plan over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions to allow amounts taken in excess of the required amount to be carried back to other years.


 LIFETIME REQUIRED MINIMUM DISTRIBUTIONS - WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION


 You must start taking annual distributions from your traditional IRAs beginning at age 70 1/2.

 Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. Qualified plan, TSA and EDC participants may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

 o For qualified plan, TSA and EDC participants who have not retired from service with the employer who provided the funds for this qualified plan, TSA, or EDC contract by the calendar year the participant turns age
    70 1/2, the required beginning date for minimum distributions is extended to April 1st following the calendar year of retirement. Note that this rule does not apply to qualified plan participants who are 5% owners.

 o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age
    70 1/2.


 The first required minimum distribution is for the calendar year in which you turn age 70 1/2, or the year you retire, if you are eligible for the delayed start rule. You have the choice to take this first required minimum distribution during the calendar year you turn 70 1/2 or retire, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2 or retire if you are eligible for the delayed start rule. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


 HOW YOU CALCULATE REQUIRED MINIMUM DISTRIBUTIONS

 There are two approaches to taking required minimum distributions - "account-based" or "annuity-based."

 ACCOUNT-BASED METHOD. If you choose an "account-based" method, you divide the value of your qualified plan, TSA, EDC, or traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This account balance gives you the required minimum distribution amount for that particular plan or arrangement for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

 You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually "recalculate" your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual

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 account-based required minimum distributions, you have to use the "term certain" method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

 You can later apply your traditional IRA or TSA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate selecting a form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

 If the qualified plan or EDC plan permits, you may also be able to select an account based withdrawal method followed by a life annuity payout if you elect to recalculate life expectancies.

 ANNUITY-BASED METHOD. If you choose an annuity-based method you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

 DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS?

 No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.


 WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE?

 No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.


 WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR?

 The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice-versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA or TSA that you maintain, using the method that you picked for that particular IRA or TSA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA or TSA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.


 WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR?

 Your plan or arrangement could be disqualified, and you could have to pay tax on the entire value. Even if your plan or arrangement is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If this is an IRA or TSA and you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA or TSA that you own. Note that in the case of a qualified plan or EDC the distribution must be taken annually.


 WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE?

 If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death.

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 In some circumstances, your surviving spouse may elect to become the owner of your traditional IRA and halt distributions until he or she reaches age
 70 1/2.

 If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your qualified plan, TSA, or traditional IRA into his or her own traditional IRA.

 SPECIAL EDC MINIMUM DISTRIBUTION RULES

 Any distribution payable over a period of more than one year must be paid at least annually and must be substantially nonincreasing. If an EDC plan participant dies before the Required Beginning Date, then required minimum distributions made after death must be paid over a period of not more than 15 years. If the surviving spouse is the beneficiary, these required minimum distributions may be paid over the life expectancy period of the spouse. Rollovers to traditional IRAs are not permitted.

 ERISA MATTERS

 ERISA rules are designed to save and protect qualified retirement plan assets to be paid to plan participants when they retire.

 Qualified plans under Section 401 of the Internal Revenue Code are generally subject to ERISA. Some TSAs may be subject to Title I of ERISA, generally dependent on the level of employer involvement, for example, if the employer makes matching contributions.

 In addition, certain loan rules apply only to loans under ERISA plans:

 o For contracts which are subject to ERISA, the trustee or sponsoring employer is responsible for insuring that any loan meets applicable DOL requirements. It is the responsibility of the plan administrator, the trustee of the qualified plan and/or the employer, and not Equitable Life, to properly administer any loan made to plan participants.

 o With respect to specific loans made by the plan to a plan participant, the plan administrator determines the interest rate, the maximum term consistent with EQUI-VEST processing and all other terms and conditions of the loan.

 o Only 50% of the participant's vested account balance may serve as security for a loan. To the extent that a participant borrows an amount which should be secured by more than 50% of the participant's vested account balance, it is the responsibility of the trustee or plan administrator to obtain the additional security.

 o Each new or renewed loan must bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances.

 o Loans must be available to all plan participants, former participants (or death beneficiaries of participants) who still have account balances under the plan, and alternate payees on a reasonably equivalent basis.

 o Plans subject to ERISA provide that the participant's spouse must consent in writing to the loan.

 o Except to the extent permitted in accordance with the terms of a prohibited transaction exemption issued by DOL, loans are not available (i) in a Keogh (non-corporate) plan to an owner-employee or a partner who owns more than 10% of a partnership or (ii) to 5% shareholders in an S corporation.

 CERTAIN RULES APPLICABLE TO PLANS DESIGNED TO COMPLY WITH SECTION 404(C)
 OF ERISA

 Section 404(c) of ERISA, and the related DOL regulation, provide that if a plan participant or beneficiary exercises control over the assets in his or her plan account, plan fiduciaries will not be liable for any loss that is the direct and

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 necessary result of the plan participant's or beneficiary's exercise of control. As a result, if the plan complies with Section 404(c) and the DOL regulation thereunder, the plan participant can make and is responsible for the results of his or her own investment decisions.

 Section 404(c) plans must provide, among other things, that a broad range of investment choices are available to plan participants and beneficiaries and must provide such plan participants and beneficiaries with enough information to make informed investment decisions. Compliance with the Section 404(c) regulation is completely voluntary by the plan sponsor, and the plan sponsor may choose not to comply with Section 404(c).


 The EQUI-VEST Trusteed, HR-10 Annuitant-Owned, SIMPLE IRA and TSA programs provide the broad range of investment choices and information needed in order to meet the requirements of the Section 404(c) regulation. If the plan is intended to be a Section 404(c) plan, it is, however, the plan sponsor's responsibility to see that the requirements of the DOL regulation are met. Equitable Life and its financial professionals shall not be responsible if a plan fails to meet the requirements of Section 404(c).



 FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

 We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

 You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

 You should note the following special situations:



 o We might have to withhold and/or report on amounts we pay under a free look or cancellation.



 o We are generally required to withhold on conversion rollovers of traditional IRAs in SEP, SARSEP, or SIMPLE IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

 Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


 FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

 We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


 Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,880 in periodic annuity payments in 2000 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your

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 withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


 MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

 Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

 o  any after-tax contributions you made to the plan; or

 o any distributions which are "required minimum distributions" after age 70 1/2 or separation from service; or

 o  hardship withdrawals; or

 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o  corrective distributions which fit specified technical tax rules; or

 o  loans that are treated as distributions; or

 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

 A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


 FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

 For a non-periodic distribution (total surrender or partial withdrawal), and any distribution from a qualified plan or TSA which is not an eligible rollover distribution we generally withhold at a flat 10% rate.

 You cannot elect out of withholding if the payment is an "eligible rollover distribution" from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an "eligible rollover distribution" then the 10% withholding rate applies.

 IMPACT OF TAXES TO EQUITABLE LIFE

 The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

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 ABOUT OUR SEPARATE ACCOUNT A

 Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to Equitable Life's other operations.

 Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account A.

 Each subaccount (variable investment option) within Separate Account A invests solely in Class IA or Class IB shares, respectively, issued by the corresponding portfolios of EQ Advisors Trust.

 We reserve the right subject to compliance with laws that apply:

 (1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

 (2) to combine any two or more variable investment options;

 (3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

 (4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

 (5) to deregister Separate Account A under the Investment Company Act of 1940;


 (6) to restrict or eliminate any voting rights as to Separate Account A; and

 (7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

 ABOUT EQ ADVISORS TRUST

 EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.


 Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999, EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life served as investment manager to EQ Advisors Trust.)

 EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.

 EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, their Rule 12b-1 plan relating to its Class IB shares, and

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 other aspects of the Trusts operations, appears in the prospectus for EQ Advisors Trust, attached at the end of this prospectus, or in its SAI which is available upon request.

 ABOUT OUR FIXED MATURITY OPTIONS

 RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

 We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

 The rates to maturity for new allocations as of March 1, 2000 and the related price per $100 of maturity value were as follows:



-----------------------------------------------------------------------------
   FIXED MATURITY
      OPTIONS
  WITH JUNE 15TH
   MATURITY DATE       RATE TO MATURITY AS            PRICE
        OF                     OF               PER $100 OF
   MATURITY YEAR          MARCH 1, 2000        MATURITY VALUE
-----------------------------------------------------------------------------
        2001                 5.20%                 $ 93.68
        2002                 5.65%                 $ 88.20
        2003                 6.10%                 $ 82.34
        2004                 6.15%                 $ 77.41
        2005                 6.25%                 $ 72.57
        2006                 6.35%                 $ 67.90
        2007                 6.40%                 $ 63.63
        2008                 6.40%                 $ 59.82
        2009                 6.45%                 $ 55.96
        2010                 6.50%                 $ 52.31
V=-----------------------------------------------------------------------------



 HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

 We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

 (1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

 (2) We determine the fixed maturity amount as of the current date.

 (3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

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 Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
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 If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III for an example.

 For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that

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 fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

 INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

 Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

 We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

 Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be require to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


 ABOUT THE GENERAL ACCOUNT


 Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options as well as our general obligations.

 The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interest under the contracts are registered under the Securities Act of 1933.

 We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to general accounts, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


 ABOUT OTHER METHODS OF PAYMENT


 AUTOMATIC INVESTMENT PROGRAM - FOR CERTAIN SEP AND KEOGH PLAN CONTRACTS ONLY


 You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a bank checking account, bank money market account, or credit union checking account and contributed as an

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 additional contribution into your contracts on a monthly basis. AIP is available for Single Life SEP and Keogh Units provided that the single life is the employer who provided the funds.


 AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.


 You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

 Wire transfers. Employers may also send contributions by wire transfer from a bank.


 DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

 We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

 BUSINESS DAY


 Our business day is any day on which Equitable Life is open and the New York Stock Exchange is open for trading. We are closed on national business holidays including Martin Luther King, Jr. Day and the Friday after Thanksgiving. Additionally, we may choose to close on the day immediately preceding or following a national business holiday or due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may close earlier due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.


 o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern time on a business day, we will use the next business day.

 o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

 o Quarterly rebalancing will be processed on a calendar year basis and semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.

 CONTRIBUTIONS AND TRANSFERS

 o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.


 o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.


 o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.


 o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.


 o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

 o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.


 o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

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 o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.


 o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

 o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

 ABOUT YOUR VOTING RIGHTS

 As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

 o  the election of trustees; or

 o  the formal approval of independent auditors selected for EQ Advisors Trust;
    or

 o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

 We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

 VOTING RIGHTS OF OTHERS


 Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of EQ Advisors Trust are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


 SEPARATE ACCOUNT A VOTING RIGHTS

 If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

 CHANGES IN APPLICABLE LAW


 The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


 ABOUT LEGAL PROCEEDINGS

 Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.

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 ABOUT OUR INDEPENDENT ACCOUNTANTS


 The consolidated financial statements of Equitable Life at December 31, 1999 and 1998, and for the three years ended December 31, 1999 incorporated in this prospectus by reference to the Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP independent accountants given on the authority of such firm as experts in auditing and accounting.

 FINANCIAL STATEMENTS

 The financial statements of Separate Account A, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing our processing office or calling 1-800-628-6673.


 TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

 Generally, the owner may not assign a contract for any purpose. However, a trustee owner of a Trusteed contract can transfer ownership to the annuitant. We will not be bound by an assignment unless it is in writing and we have received it at our processing office. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

 You cannot assign a contract as security for a loan or other obligation. Loans from account value, however, are permitted under TSA (but not University TSA) and Corporate Trusteed contracts only, unless restricted by the employer.

 FUNDING CHANGES

 The employer or trustee can change the funding vehicle for an EDC or Trusteed contract. You can change the funding vehicle for a TSA, SEP or SIMPLE IRA contract.

 DISTRIBUTION OF THE CONTRACTS


 AXA Advisors, LLC ("AXA Advisors"), the successor to Equitable Financial Consultants, Inc., and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account A. AXA Advisors serves as the principal underwriter of Separate Account A. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, NY 10104. Pursuant to a Distribution and Servicing Agreement between AXA Advisors, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account A, Equitable Life paid AXA Advisors fees of $325,380 for 1999 $325,380 for 1998 and $325,380 for 1997, as distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account A.

 The contracts will be sold by financial professionals who are registered representatives of AXA Advisors, and its affiliates who are also our licensed insurance agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.

 9
 Investment performance


 ----------------
 77  Investment performance
 -------------------------------------------------------------------------------


 We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you.


 Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


 Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1and 2 take into account all current fees and charges under the contract including the withdrawal charge, if applicable, but do not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, or the annuity administrative fee, if applicable.

 Tables 3, 4 and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all current fees and charges under the contract, but do not reflect the annual administrative charge and any withdrawal charge, or charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state or the annuity administrative fee if applicable. If the charges were reflected they would effectively reduce the rates of return shown.


 In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. Since charges under the contracts vary, we have assumed, for each charge, the highest that might apply.


 Finally, the results shown for the Alliance Money Market, EQ/Balanced, Alliance Common Stock and EQ/Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.


 EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

 All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


 From time to time, we may advertise different measurements of the investment performance options and/or the portfolios, including the measurements reflected in the tables below.

 THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECTS PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


 BENCHMARKS

 Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks.

 Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating

 ----------
 78  Investment performance
 -------------------------------------------------------------------------------


 expenses typically associated with a managed portfolio. Also, they do not reflect other current charges such as the mortality and expense risks and other expense charges, annual administrative charge, or any withdrawal charge, under the contracts. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:



 -------------------------------------------------------------------------------
 EQ/Aggressive Stock: 50% Russell 2000 Index and 50% Standard & Poor's Mid-Cap
  Total Return Index.
 Alliance Common Stock: Standard & Poor's 500 Index.
 Alliance Conservative Investors: 70% Lehman Treasury Bond Composite Index
  and 30% Standard & Poor's 500 Index.
 Alliance Equity Index: Standard & Poor's 500 Index.
 Alliance Global: Morgan Stanley Capital International World Index.
 Alliance Growth and Income: 75% Standard & Poor's 500 Index and 25%
  Value Line Convertibles Index.
 Alliance Growth Investors: 30% Lehman Government/Corporate Bond Index and
  70% Standard & Poor's 500 Index.
 Alliance High Yield: Benchmark #1 - Merrill Lynch High Yield Master Index.
  Benchmark #2 - Credit Suisse First Boston Global High Yield Index.
 Alliance Intermediate Government Securities: Lehman Intermediate Government
  Bond Index.
 Alliance International: Morgan Stanley Capital International Europe,
  Australia, Far East Index.
 Alliance Money Market: Salomon Brothers Three-Month T-Bill Index.
 EQ/Alliance Premier Growth: Standard & Poor's 500 Index.
 Alliance Quality Bond: Lehman Aggregate Bond Index.
 Alliance Small Cap Growth: Russell 2000 Growth Index.
 EQ/Alliance Technology: NASDAQ Composite.
 EQ/Balanced: 50% Standard & Poor's 500 and 50% Lehman Government/Corporate
  Bond Index.
 Calvert Socially Responsible: Standard & Poor's 500 Index.
 Capital Guardian Research: Standard & Poor's 500 Index.
 Capital Guardian U.S. Equity: Standard & Poor's 500 Index.
 EQ/Evergreen: Benchmark #1 - Russell 2000 Index. Benchmark #2 - Standard &
  Poor's 500 Index.
 EQ/Evergreen Foundation: 60% Standard & Poor's 500 Index/40% Lehman Brothers
  Aggregate Bond Index.
 MFS Emerging Growth Companies: Benchmark #1 - Russell 2000 Index.
 MFS Growth with Income: Standard & Poor's 500 Index.
 MFS Research: Standard & Poor's 500 Index.
 Mercury Basic Value Equity: Standard & Poor's 500 Index.
 Mercury World Strategy: 36% Standard & Poor's 500 Index/24% Morgan Stanley
  Capital International Europe, Australia, Far East Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+ 14% Salomon Brothers World Government Bond (excluding U.S.)/and 5% Three-Month U.S. Treasury Bill.
 Morgan Stanley Emerging Markets Equity: Morgan Stanley Capital International
  Emerging Markets Free Price Return Index.
 EQ/Putnam Balanced: 60% Standard & Poor's 500 Index and 40% Lehman
  Government/Corporate Bond Index.
 EQ/Putnam Growth & Income Value: Standard & Poor's 500 Index.
 T. Rowe Price Equity Income: Standard & Poor's 500 Index.
 T. Rowe Price International Stock: Morgan Stanley Capital International
  Europe, Australia, Far East Index.
 Warburg Pincus Small Company Value: Benchmark #1 - Russell 2000 Index.
  Benchmark #2 - Russell 2000 Value Index.
 ------------------------------------------------------------------------------


 LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc (Lipper), the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the EQUI-VEST performance relative to other variable annuity products.

 -----
 79  Investment performance
 -------------------------------------------------------------------------------


                                    TABLE 1
 AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999




-------------------------------------------------------------------------------------------------------------------------
                                                                      LENGTH OF INVESTMENT PERIOD
-------------------------------------------------------------------------------------------------------------------------
                                                                                                    SINCE        SINCE
                                                    1             3           5          10        OPTION      PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                       YEAR         YEARS       YEARS       YEARS     INCEPTION*    INCEPTION
-------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                 8.86%        4.09%       11.69%      13.32%      14.94%       14.94%
-------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                              14.47%       22.12%       23.70%      14.88%      15.43%       10.83%
-------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                     0.75%        6.69%        7.58%       6.09%       4.93%        6.28%
-------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                              10.11%       21.15%       23.54%         --       20.78%       19.46%
-------------------------------------------------------------------------------------------------------------------------
Alliance Global                                    26.71%       17.59%       16.04%      12.04%      13.48%       10.81%
-------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                          8.54%       16.14%       17.55%         --       13.71%       12.82%
-------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                          15.78%       14.83%       15.53%      13.50%      11.61%       13.59%
-------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                               (11.60)%      (2.77)%       5.08%       6.55%       3.06%        5.81%
-------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities        (8.41)%      (0.61)%       1.38%         --        0.48%        2.33%
-------------------------------------------------------------------------------------------------------------------------
Alliance International                             26.03%        8.09%          --          --        7.76%        8.15%
-------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                              (4.02)%      (0.39)%       0.27%       1.10%       3.13%        3.13%
-------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                             (10.36)%      (0.47)%       2.59%         --        0.42%        0.74%
-------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                          17.00%          --           --          --        7.76%       11.62%
-------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                                         7.77%       11.05%       11.70%       7.94%       9.51%        9.51%
-------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                      60.35%          --           --          --       39.18%       42.20%
-------------------------------------------------------------------------------------------------------------------------
MFS Research                                       12.61%          --           --          --       15.36%       17.66%
-------------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                          8.79%          --           --          --        9.17%       11.67%
-------------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                             10.99%          --           --          --        4.37%        6.18%
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity             82.12%          --           --          --       (0.51)%      (0.51)%
-------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                                 (8.50)%         --           --          --        2.42%        3.79%
-------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                    (9.78)%         --           --          --        2.28%        4.21%
-------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                        (5.28)%         --           --          --        5.19%        6.82%
-------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                  20.62%          --           --          --        8.47%        9.58%
-------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value                 (6.89)%         --           --          --       (4.99)%      (2.50)%
-------------------------------------------------------------------------------------------------------------------------



* The variable investment option inception dates are: EQ/Aggressive Stock (5/1/84), EQ/Balanced (5/1/84), Alliance Common Stock (8/27/81), Alliance Conservative Investors (1/4/94), Alliance Equity Index (6/1/94), Alliance Global (1/4/94), Alliance Growth and Income (1/4/94), Alliance Growth Investors (1/4/94), Alliance High Yield (1/4/94), Alliance Intermediate Government Securities (6/1/94), Alliance International (9/1/95), Alliance Money Market (5/11/82), Alliance Quality Bond (1/4/94), Alliance Small Cap Growth (6/2/97), MFS Emerging Growth Companies (6/2/97), MFS Research (6/2/97), Mercury Basic Value Equity (6/2/97), Mercury World Strategy (6/2/97), Morgan Stanley Emerging Markets Equity (8/20/97), EQ/Putnam Balanced (6/2/97), EQ/Putnam Growth & Income Value (6/2/97), T. Rowe Price Equity Income (6/2/97), T. Rowe Price International Stock (6/2/97), Warburg Pincus Small Company Value (6/2/97). The inception dates for the variable investment options that became available after 12/31/98 and are therefore not shown in this table are: EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income, EQ/Alliance Premier Growth, Capital Guardian Research, Capital Guardian U.S. Equity and Calvert Socially Responsible (8/30/99) and EQ/Alliance Technology (anticipated to become available on or about 5/1/00).

-----
80  Investment performance
--------------------------------------------------------------------------------


** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. The portfolio inception dates are: EQ/Aggressive Stock (5/1/84), EQ/Balanced (5/1/84), Alliance Common Stock (8/1/68), Alliance Conservative Investors (10/2/89), Alliance Equity Index (3/1/94), Alliance Global (8/27/87), Alliance Growth and Income (10/1/93), Alliance Growth Investors (10/2/89), Alliance High Yield (1/2/87), Alliance Intermediate Government Securities (4/1/91), Alliance International (4/3/95), Alliance Money Market (5/11/82), Alliance Quality Bond (10/1/93), Alliance Small Cap Growth (5/1/97), MFS Emerging Growth Companies (5/1/97), MFS Research (5/1/97), Mercury Basic Value Equity (5/1/97), Mercury World Strategy (5/1/97), Morgan Stanley Emerging Markets Equity (8/20/97), EQ/Putnam Balanced (5/1/97), EQ/Putnam Growth & Income Value (5/1/97), T. Rowe Price Equity Income (5/1/97), T. Rowe Price International Stock (5/1/97), Warburg Pincus Small Company Value (5/1/97). EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (inception dates of 12/31/98) are not included because the variable investment options that correspond to the portfolios became available after 12/31/98. The inception dates for the portfolios that became available after 12/31/98 and are therefore not shown in the tables are: EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (4/30/99); and Calvert Socially Responsible (8/30/99); and EQ/Alliance Technology (anticipated to become available on or about 5/1/00).

-----
81  Investment performance
--------------------------------------------------------------------------------

                                    TABLE 2

      GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999





-------------------------------------------------------------------------------------------------------------------------
                                                                     LENGTH OF INVESTMENT PERIOD
-------------------------------------------------------------------------------------------------------------------------
                                                                                                             SINCE
                                                     1              3              5             10         PORTFOLIO
VARIABLE INVESTMENT OPTIONS                        YEAR           YEARS          YEARS          YEARS       INCEPTION*
-------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                             $ 1,088.59     $ 1,127.66     $ 1,738.39     $ 3,491.17    $  8,860.66
-------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                           $ 1,144.67     $ 1,821.06     $ 2,896.44     $ 4,004.07    $ 25,286.20
-------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                 $ 1,007.45     $ 1,214.41     $ 1,441.12     $ 1,806.37    $  1,866.13
-------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                           $ 1,101.11     $ 1,778.01     $ 2,877.87              -    $  2,824.22
-------------------------------------------------------------------------------------------------------------------------
Alliance Global                                 $ 1,267.06     $ 1,625.87     $ 2,103.61     $ 3,118.14    $  3,551.28
-------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                      $ 1,085.36     $ 1,566.72     $ 2,244.66              -    $  2,125.31
-------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                       $ 1,157.81     $ 1,514.12     $ 2,058.07     $ 3,549.13    $  3,691.54
-------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                             $   883.99     $   919.14     $ 1,280.91     $ 1,885.62    $  2,083.10
-------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities     $   915.94     $   981.67     $ 1,071.06             --    $  1,223.05
-------------------------------------------------------------------------------------------------------------------------
Alliance International                          $ 1,260.28     $ 1,262.88             --             --    $  1,450.53
-------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                           $   959.77     $   988.45     $ 1,013.82     $ 1,115.98    $  1,723.86
-------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                           $   896.36     $   985.91     $ 1,136.62             --    $  1,047.10
-------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                       $ 1,169.97             --             --             --    $  1,341.32
-------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                                     $ 1,077.67     $ 1,369.45     $ 1,738.88     $ 2,146.09    $  4,154.52
-------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                   $ 1,603.47             --             --             --    $  2,561.01
-------------------------------------------------------------------------------------------------------------------------
MFS Research                                    $ 1,126.08             --             --             --    $  1,543.93
-------------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                      $ 1,087.90             --             --             --    $  1,342.95
-------------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                          $ 1,109.90             --             --             --    $  1,173.71
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity          $ 1,821.24             --             --             --    $    987.89
-------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                              $   915.02             --             --             --    $  1,104.41
-------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                 $   902.24             --             --             --    $  1,116.34
-------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                     $   947.17             --             --             --    $  1,192.84
-------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock               $ 1,206.17             --             --             --    $  1,276.97
-------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value              $   931.13             --             --             --    $    934.60
-------------------------------------------------------------------------------------------------------------------------


----------
*     Portfolio inception dates are shown in Table 1.

-----
82  Investment performance
--------------------------------------------------------------------------------


                                    TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999






------------------------------------------------------------------------------------------------------------------------
                                                                                                        SINCE
                                        1             3             5            10            20      PORTFOLIO
                                       YEAR         YEARS         YEARS         YEARS         YEARS    INCEPTION*
------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK                    17.24%        8.23%        14.69%        14.99%           --     16.11%
------------------------------------------------------------------------------------------------------------------------
Lipper Mid-Cap Growth                  51.65%       24.68%        19.97%        14.78%           --     15.86%
------------------------------------------------------------------------------------------------------------------------
Benchmark                              18.09%       17.48%        19.92%        15.41%           --     14.58%
------------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK                  23.47%       26.17%        26.31%        16.97%        16.89%    12.42%
------------------------------------------------------------------------------------------------------------------------
Lipper Growth                          29.78%       26.87%        25.55%        16.90%        15.83%    15.16%
------------------------------------------------------------------------------------------------------------------------
Benchmark                              21.03%       27.56%        28.56%        18.21%        17.88%    16.19%
------------------------------------------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS         8.67%       10.90%        10.96%         8.46%           --      8.53%
------------------------------------------------------------------------------------------------------------------------
Lipper Income                           4.42%       11.65%        13.70%        10.10%           --     10.15%
------------------------------------------------------------------------------------------------------------------------
Benchmark                               4.19%       12.07%        13.60%        10.75%           --     10.68%
------------------------------------------------------------------------------------------------------------------------
ALLIANCE EQUITY INDEX                  18.77%       25.21%        26.12%           --            --     21.99%
------------------------------------------------------------------------------------------------------------------------
Lipper S&P 500 Index Funds             19.36%       25.86%        26.81%           --            --     23.89%
------------------------------------------------------------------------------------------------------------------------
Benchmark                              21.03%       27.56%        28.56%           --            --     24.14%
------------------------------------------------------------------------------------------------------------------------
ALLIANCE GLOBAL                        36.67%       21.81%        19.09%        14.27%           --     12.92%
------------------------------------------------------------------------------------------------------------------------
Lipper Global                          44.62%       23.92%        20.57%        11.65%           --     11.06%
------------------------------------------------------------------------------------------------------------------------
Benchmark                              24.93%       21.61%        19.76%        11.42%           --     10.74%
------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME             17.07%       20.41%        20.42%           --            --     15.56%
------------------------------------------------------------------------------------------------------------------------
Lipper Growth & Income                 12.90%       17.23%        20.50%           --            --     16.45%
------------------------------------------------------------------------------------------------------------------------
Benchmark                              20.71%       23.10%        25.01%           --            --     18.77%
------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS              24.89%       19.14%        18.56%        15.50%           --     15.50%
------------------------------------------------------------------------------------------------------------------------
Lipper Flexible Portfolio              10.45%       14.19%        15.15%        11.65%           --     11.68%
------------------------------------------------------------------------------------------------------------------------
Benchmark                              13.77%       20.90%        22.15%        15.13%           --     15.15%
------------------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                    (4.65)%       1.41%         8.39%         8.75%           --      7.89%
------------------------------------------------------------------------------------------------------------------------
Lipper High Yield                       3.65%        4.82%         8.59%         9.61%           --      7.79%
------------------------------------------------------------------------------------------------------------------------
Benchmark #1                            1.57%        5.91%         9.61%        10.79%           --      9.99%
------------------------------------------------------------------------------------------------------------------------
Benchmark #2                            3.28%        5.37%         9.07%        11.06%           --     10.04%
------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE GOVERNMENT
 SECURITIES                            (1.20)%       3.59%         4.94%           --            --      4.85%
------------------------------------------------------------------------------------------------------------------------
Lipper U.S. Government                 (2.60)%       4.04%         5.81%           --            --      5.89%
------------------------------------------------------------------------------------------------------------------------
Benchmark                               0.49%        5.50%         6.93%           --            --      6.76%
------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERNATIONAL                 35.94%       12.36%           --            --            --     11.61%
------------------------------------------------------------------------------------------------------------------------
Lipper International                   43.24%       18.74%           --            --            --     16.13%
------------------------------------------------------------------------------------------------------------------------
Benchmark                              26.96%       15.74%           --            --            --     13.11%
------------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                   3.53%        3.80%         3.93%         3.75%           --      5.23%
------------------------------------------------------------------------------------------------------------------------
Lipper Money Market                     3.78%        4.05%         4.16%         3.96%           --      5.70%
------------------------------------------------------------------------------------------------------------------------
Benchmark                               4.74%        5.01%         5.20%         5.06%           --      6.65%
------------------------------------------------------------------------------------------------------------------------

-----
83
--------------------------------------------------------------------------------


                                    TABLE 3
  ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999 (CONTINUED)





-------------------------------------------------------------------------------------------------------------------------
                                                                                                              SINCE
                                               1            3          5             10       20            PORTFOLIO
                                             YEAR         YEARS       YEARS         YEARS    YEARS          INCEPTION*
-------------------------------------------------------------------------------------------------------------------------
 ALLIANCE QUALITY BOND                       (3.31)%       3.74%       6.02%           --       --             3.55%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Corporate Bond A-Rated               (2.56)%       4.06%       6.53%           --       --             4.36%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   (0.82)%       5.73%       7.73%           --       --             5.64%
-------------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH                   26.20%          --          --            --       --            16.30%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Small-Cap                            34.26%          --          --            --       --            19.49%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   43.09%          --          --            --       --            25.88%
-------------------------------------------------------------------------------------------------------------------------
 EQ/BALANCED                                 16.20%       15.38%      14.86%        10.28%      --            11.15%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                             10.45%       14.19%      15.15%        11.65%      --            11.09%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                    9.07%       16.47%      17.93%        13.04%      --            13.19%
-------------------------------------------------------------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY                  17.35%          --          --             --      --            16.36%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                      12.90%          --          --             --      --            18.00%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   21.03%          --          --             --      --            27.36%
-------------------------------------------------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY                      19.72%          --          --             --      --            10.63%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Global Flexible Portfolio            12.93%          --          --             --      --            11.91%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   13.07%          --          --             --      --            16.18%
-------------------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES               71.35%          --          --             --      --            46.28%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                              51.65%          --          --             --      --            32.50%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   21.26%          --          --             --      --            16.99%
-------------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                                21.47%          --          --             --      --            22.28%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                               29.78%          --          --             --      --            29.33%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   21.03%          --          --             --      --            27.36%
-------------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING
  MARKETS EQUITY                             93.12%          --          --             --      --             4.28%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Emerging Markets                     82.53%          --          --             --      --             2.90%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   66.41%          --          --             --      --            (0.88)%
-------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED                          (1.30)%         --          --             --      --             8.24%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                              8.69%          --          --             --      --            13.91%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   11.39%          --          --             --      --            18.81%
-------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE             (2.68)%         --          --             --      --             8.64%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                      12.90%          --          --             --      --            18.00%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   21.03%          --          --             --      --            27.36%
-------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME                  2.17%          --          --             --      --            11.30%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Equity Income                         6.90%          --          --             --      --            14.28%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   21.03%          --          --             --      --            27.36%
-------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL STOCK           30.10%          --          --             --      --            14.18%
-------------------------------------------------------------------------------------------------------------------------
 Lipper International                        43.24%          --          --             --      --            20.38%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                   26.96%          --          --             --      --            18.32%
-------------------------------------------------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE           0.44%          --          --             --      --             1.95%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Small-Cap                            34.26%          --          --             --      --            24.22%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark #1                                21.26%          --          --             --      --            16.99%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark #2                                (1.49)%         --          --             --      --             7.06%
-------------------------------------------------------------------------------------------------------------------------


----------

* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as of the month-end closest to the actual date of portfolio inception.

-----
84  Investment performance
--------------------------------------------------------------------------------


                                    TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999



-------------------------------------------------------------------------------------------------------------------------
                                                                                                                SINCE
                                                                                                              PORTFOLIO
                                        1 YEAR       3 YEARS       5 YEARS       10 YEARS        20 YEARS     INCEPTION*
 ------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK                    17.24%         26.79%        98.47%        304.38%             --        938.42%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap Growth                  51.65%        102.87%       158.98%        311.69%             --        683.45%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                              18.09%         62.12%       147.96%        319.19%             --        595.55%
 ------------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK                  23.47%        100.83%       221.53%        379.30%       2,167.26%     3,853.25%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                          29.78%        106.30%       216.51%        386.68%       1,816.52%     2,838.39%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                              21.03%        107.56%       251.12%        432.78%       2,584.39%     3,555.48%
 ------------------------------------------------------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS         8.67%         36.39%        68.17%        125.19%             --        131.37%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper Income                           4.42%         39.31%        91.71%        163.35%             --        169.02%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                               4.19%         40.74%        89.21%        177.71%             --        186.90%
 ------------------------------------------------------------------------------------------------------------------------
 ALLIANCE EQUITY INDEX                  18.77%         96.29%       219.12%            --              --        218.98%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper S&P 500 Index Funds             19.36%         99.37%       227.98%            --              --        242.77%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                              21.03%        107.56%       251.12%            --              --        253.66%
 ------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GLOBAL                        36.67%         80.74%       139.55%        279.74%             --        348.31%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper Global                          44.62%         93.38%       162.57%        205.54%             --        273.03%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                              24.93%         79.83%       146.35%        194.99%             --        252.80%
 ------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH AND INCOME             17.07%         74.59%       153.19%            --              --        146.90%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                 12.90%         62.52%       157.04%            --              --        158.01%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                              20.71%         86.55%       205.26%            --              --        204.09%
 ------------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS              24.89%         69.11%       134.23%        322.33%             --        337.75%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper Flexible Portfolio              10.45%         49.38%       103.90%        204.29%             --        211.11%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                              13.77%         76.71%       171.92%        309.28%             --        352.50%
 ------------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD                    (4.65)%         4.29%        49.59%        131.34%             --        168.23%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper High Yield                       3.65%         15.25%        51.19%        151.82%             --        166.74%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark #1                            1.57%         18.80%        58.22%        178.72%             --        245.03%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark #2                            3.28%         17.00%        54.39%        185.43%             --        246.92%
 ------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE
  GOVERNMENT SECURITIES                 (1.20)%        11.17%        27.26%            --              --         51.36%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper U.S. Government                 (2.60)%        12.55%        32.56%            --              --         64.40%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                               0.49%         17.43%        39.81%            --              --         77.41%
 ------------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERNATIONAL                 35.94%         41.84%           --             --              --         68.41%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper International                   43.24%         69.17%           --             --              --        103.07%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                              26.96%         55.06%           --             --              --         79.52%
 ------------------------------------------------------------------------------------------------------------------------

-----
85  Investment performance
--------------------------------------------------------------------------------


                                    TABLE 4
  CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999 (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                                                              SINCE
                                                                                                            PORTFOLIO
                                          1 YEAR        3 YEARS       5 YEARS      10 YEARS     20 YEARS    INCEPTION*
 ------------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET                     3.53%         11.83%        21.27%       44.51%        --           145.59%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper Money Market                       3.78%         12.64%        22.65%       47.52%        --           178.18%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 4.74%         15.79%        28.88%       63.79%        --           229.35%
 ------------------------------------------------------------------------------------------------------------------------
 ALLIANCE QUALITY BOND                    (3.31)%        11.64%        33.98%          --         --            24.39%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper Corporate Bond A-Rated             2.56%         12.69%        37.39%          --         --            30.19%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                                (0.82)%        18.20%        45.12%          --         --            40.97%
 ------------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH                26.20%            --            --           --         --            49.64%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper Small-Cap                         34.26%            --            --           --         --            62.98%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                                43.09%            --            --           --         --            84.91%
 ------------------------------------------------------------------------------------------------------------------------
 EQ/BALANCED                              16.20%         53.60%        99.89%      166.11%        --           423.93%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                          10.45%         49.38%       103.91%      204.29%        --           335.16%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 9.07%         58.00%       128.08%      240.54%        --           558.00%
 ------------------------------------------------------------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY               17.35%            --            --           --         --            49.82%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                   12.90%            --            --           --         --            56.85%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                                21.03%            --            --           --         --            90.75%
 ------------------------------------------------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY                   19.72%            --            --           --         --            30.94%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper Global Flexible Portfolio         12.93%            --            --           --         --            35.69%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                                13.07%            --            --           --         --            49.16%
 ------------------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES            71.35%            --            --           --         --           175.93%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                           51.65%            --            --           --         --           120.85%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                                21.26%            --            --           --         --            52.05%
 ------------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH                             21.47%            --            --           --         --            71.06%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                            29.78%            --            --           --         --           101.13%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                                21.03%            --            --           --         --            90.75%
 ------------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING
  MARKETS EQUITY                          93.12%            --            --           --         --            10.43%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper Emerging Markets                  82.53%            --            --           --         --             7.48%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                                66.41%            --            --           --         --             5.32%
 ------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED                       (1.30)%           --            --           --         --            23.53%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                           8.69%            --            --           --         --            42.44%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                                11.39%            --            --           --         --            61.21%
 ------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH &
  INCOME VALUE                            (2.68)%           --            --           --         --            24.76%
 ------------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                   12.90%            --            --           --         --            56.85%
 ------------------------------------------------------------------------------------------------------------------------
 Benchmark                                21.03%            --            --           --         --            90.75%
 ------------------------------------------------------------------------------------------------------------------------

-----
86  Investment performance
--------------------------------------------------------------------------------


                                    TABLE 4
  CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999 (CONTINUED)





 --------------------------------------------------------------------------------------------------------
                                                                                                SINCE
                                                                                              PORTFOLIO
                                     1 YEAR  3 YEARS     5 YEARS    10 YEARS     20 YEARS     INCEPTION*
 --------------------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME          2.17%    --          --          --           --          33.07%
 --------------------------------------------------------------------------------------------------------
 Lipper Equity Income                 6.90%    --          --          --           --          43.31%
 --------------------------------------------------------------------------------------------------------
 Benchmark                           21.03%    --          --          --           --          90.75%
 --------------------------------------------------------------------------------------------------------
 T. ROWE PRICE
  INTERNATIONAL STOCK                30.10%    --          --          --           --          42.46%
 --------------------------------------------------------------------------------------------------------
 Lipper International                43.24%    --          --          --           --          65.44%
 --------------------------------------------------------------------------------------------------------
 Benchmark                           26.96%    --          --          --           --          56.70%
 --------------------------------------------------------------------------------------------------------
 WARBURG PINCUS SMALL
  COMPANY VALUE                       0.44%    --          --          --           --           5.28%
 --------------------------------------------------------------------------------------------------------
 Lipper Small-Cap                    34.26%    --          --          --           --          83.94%
 --------------------------------------------------------------------------------------------------------
 Benchmark #1                        21.26%    --          --          --           --          52.05%
 --------------------------------------------------------------------------------------------------------
 Benchmark #2                        (1.49)%   --          --          --           --          19.99%
 --------------------------------------------------------------------------------------------------------


----------

* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as of month-end closest to the actual date of portfolio inception.

-----
87  Investment performance
--------------------------------------------------------------------------------

                                    TABLE 5
                         YEAR-BY-YEAR RATES OF RETURN


---------------------------------------------------------------------------------------
                                          1990        1991         1992           1993
---------------------------------------------------------------------------------------
EQ/Aggressive Stock                       5.73%      84.57%        (4.47)%       15.17%
---------------------------------------------------------------------------------------
Alliance Common Stock                    (9.27)%     35.81%         1.82%        23.11%
---------------------------------------------------------------------------------------
Alliance Conservative Investors           4.97%      18.23%         4.36%         9.27%
---------------------------------------------------------------------------------------
Alliance Equity Index                       --          --            --            --
---------------------------------------------------------------------------------------
Alliance Global                          (7.33)%     28.79%        (1.86)%       30.34%
---------------------------------------------------------------------------------------
Alliance Growth and Income                  --          --            --         (0.59)%+
---------------------------------------------------------------------------------------
Alliance Growth Investors                 9.12%      46.90%         3.52%        13.71%
---------------------------------------------------------------------------------------
Alliance High Yield                      (2.43)%     22.78%        10.80%        21.48%
---------------------------------------------------------------------------------------
Alliance Intermediate Government
  Securities                                --       10.94%+        4.17%         9.09%
---------------------------------------------------------------------------------------
Alliance International                      --          --            --            --
---------------------------------------------------------------------------------------
Alliance Money Market                     6.82%       4.69%         2.16%         1.58%
---------------------------------------------------------------------------------------
Alliance Quality Bond                       --          --            --         (0.84)%+
---------------------------------------------------------------------------------------
Alliance Small Cap Growth                    -          --            --             -
---------------------------------------------------------------------------------------
EQ/Balanced                              (1.46)%     40.02%        (4.15)%       10.80%
---------------------------------------------------------------------------------------
Mercury Basic Value Equity                  --          --            --            --
---------------------------------------------------------------------------------------
Mercury World Strategy                      --          --            --            --
---------------------------------------------------------------------------------------
MFS Emerging Growth Companies               --          --            --            --
---------------------------------------------------------------------------------------
MFS Research                                --          --            --            --
---------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets
  Equity                                    --          --            --            --
---------------------------------------------------------------------------------------
EQ/Putnam Balanced                          --          --            --            --
---------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value             --          --            --            --
---------------------------------------------------------------------------------------
T. Rowe Price Equity Income                 --          --            --            --
---------------------------------------------------------------------------------------
T. Rowe Price International Stock           --          --            --            --
---------------------------------------------------------------------------------------
Warburg Pincus Small Company Value          --          --            --            --
---------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                          1994         1995        1996          1997           1998         1999
-------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                      (5.11)%      29.87%       20.54%         9.31%         (1.07)%     17.24%
-------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                    (3.48)%      30.64%       22.55%        27.45%         27.62%      23.50%
-------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors          (5.38)%      18.79%        3.79%        11.71%         12.35%       8.67%
-------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                    (0.04)%+     34.66%       20.73%        30.79%         26.36%      18.77%
-------------------------------------------------------------------------------------------------------------------
Alliance Global                           3.82%       17.23%       13.06%        10.05%         20.17%      36.67%
-------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income               (1.90)%      22.42%       18.47%        25.06%         19.25%      17.07%
-------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                (4.44)%      24.68%       11.09%        15.21%         17.53%      24.89%
-------------------------------------------------------------------------------------------------------------------
Alliance High Yield                      (4.09)%      18.32%       21.23%        16.88%         (6.42)%     (4.65)%
-------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government
  Securities                             (5.65)%      11.81%        2.38%         5.85%          6.30%      (1.20)%
-------------------------------------------------------------------------------------------------------------------
Alliance International                      --         9.60%+       8.33%        (4.35)%         9.09%      35.94%
-------------------------------------------------------------------------------------------------------------------
Alliance Money Market                     2.62%        4.32%        3.90%         3.98%          3.89%       3.56%
-------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                    (6.37)%      15.46%        3.94%         7.68%          7.23%      (3.31)%
-------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                   --           --           --         25.55%+        (5.56)%     26.20%
-------------------------------------------------------------------------------------------------------------------
EQ/Balanced                              (9.27)%      18.13%       10.16%        13.44%         16.52%      16.20%
-------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                  --           --           --         15.97%+        10.09%      17.35%
-------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                      --           --           --          3.77%+         5.39%      19.72%
-------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies               --           --           --         21.34%+        32.72%      71.35%
-------------------------------------------------------------------------------------------------------------------
MFS Research                                --           --           --         15.01%+        22.44%      21.47%
-------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets
  Equity                                    --           --           --        (20.59)%+      (28.00)%     93.12%
-------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                          --           --           --         13.46%+        10.31%      (1.30)%
-------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value             --           --           --         15.17%+        11.31%      (2.68)%
-------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                 --           --           --         21.04%+         7.61%       2.17%
-------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock           --           --           --         (2.39)%+       12.17%      30.10%
-------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value          --           --           --         18.06%+       (11.21)%      0.44%
-------------------------------------------------------------------------------------------------------------------


----------
+ Returns for these portfolios represent less than 12 months of performance. The returns are as of each portfolio's inception date as shown in Table 1.

----------
 88  Investment performance
--------------------------------------------------------------------------------

 COMMUNICATING PERFORMANCE DATA

 In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios, and may compare the performance or ranking of those options and the portfolios with:

 o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

 o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

 o  data developed by us derived from such indices or averages.

 We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

 -------------------------------------------------------------------------------
 Barron's                                      Money Management Letter
 Morningstar's Variable Annuity Sourcebook     Investment Dealers Digest
 Business Week                                 National Underwriter
 Forbes                                        Pension & Investments
 Fortune                                       USA Today
 Institutional Investor                        Investor's Business Daily
 Money                                         The New York Times
 Kiplinger's Personal Finance                  The Wall Street Journal
 Financial Planning                            The Los Angeles Times
 Investment Adviser                            The Chicago Tribune
 Investment Management Weekly
 -------------------------------------------------------------------------------

 Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

 The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

 o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life insurance and annuity contracts; and

 o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

 The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.

 YIELD INFORMATION

 Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the other options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

 "Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option.

----------
89  Investment performance
--------------------------------------------------------------------------------


 The current yields and effective yields assume the deduction of all current contract charges and expenses other than the annual administrative charge, withdrawal charge, and any charges for state premium and other applicable taxes. For more information, see "Alliance Money Market option yield information" and "Other yield information" in the SAI.

 Incorporation of certain documents by reference


 ----------------
 90 Incorporation of certain documents by reference
 -------------------------------------------------------------------------------


 Equitable Life's annual report on Form 10-K for the year ended December 31, 1999, is considered to be a part of this prospectus because it is incorporated by reference.


 After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

 Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


 We file our Exchange Act documents and reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


 Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
 (212) 554-1234).

Appendix I: Condensed financial information


--------
A-1  Appendix I: Condensed financial information
--------------------------------------------------------------------------------


The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same asset based charge. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.



SERIES 300 AND 400 CONTRACTS



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT EQ/ALLIANCE TECHNOLOGY WHICH IS BEING OFFERED FOR THE FIRST TIME ON MAY 1, 2000.




------------------------------------------------------------------------------------------------------------------
                                                                        DECEMBER 31,
                                        --------------------------------------------------------------------------
                                             1994        1995         1996         1997         1998         1999
------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
------------------------------------------------------------------------------------------------------------------
 Unit value                              $  95.45    $  123.95     $ 149.41     $ 163.33     $ 161.59     $ 189.44
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          664        1,310        2,468        3,226        3,342        2,980
------------------------------------------------------------------------------------------------------------------
 EQ/BALANCED
------------------------------------------------------------------------------------------------------------------
 Unit value                              $  91.64    $  108.26     $ 119.26     $ 135.29     $ 157.63     $ 183.18
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          289          386          548          655          752          854
------------------------------------------------------------------------------------------------------------------
 ALLIANCE COMMON STOCK
------------------------------------------------------------------------------------------------------------------
 Unit value                              $  97.03       126.78     $ 155.42     $ 198.12     $ 252.88     $ 312.81
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          948        1,989        3,457        4,765        5,808        6,502
------------------------------------------------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS
------------------------------------------------------------------------------------------------------------------
 Unit value                              $  95.10    $  112.97     $ 117.25     $ 130.98     $ 147.17     $ 159.92
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          325          491          567          553          661          752
------------------------------------------------------------------------------------------------------------------
 ALLIANCE EQUITY INDEX
------------------------------------------------------------------------------------------------------------------
 Unit value                              $ 100.95    $  135.94     $ 164.12     $ 214.66     $ 271.24     $ 322.15
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           47          592        1,486        2,686        3,805        4,579
------------------------------------------------------------------------------------------------------------------
 ALLIANCE GLOBAL
------------------------------------------------------------------------------------------------------------------
 Unit value                              $ 104.12    $  122.06     $ 138.00     $ 151.87     $ 182.50     $ 249.93
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        1,305        2,121        2,995        3,369        3,395        3,509
------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------
 Unit value                              $  98.86    $  121.02     $ 143.37     $ 179.30     $ 213.81     $ 250.31
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)          210          498          975        1,800        2,475        3,095
------------------------------------------------------------------------------------------------------------------
 ALLIANCE GROWTH INVESTORS
------------------------------------------------------------------------------------------------------------------
 Unit value                              $  96.31    $  120.08     $ 133.40     $ 153.69     $ 180.63     $ 225.59
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)        1,023        2,113        3,325        3,704        3,962        4,231
------------------------------------------------------------------------------------------------------------------

-----
A-2  Appendix I: Condensed financial information
--------------------------------------------------------------------------------

SERIES 300 AND 400 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)


------------------------------------------------------------------------------------------------------------------
                                                                        DECEMBER 31,
                                           -----------------------------------------------------------------------
                                             1994        1995         1996         1997         1998         1999
------------------------------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD
------------------------------------------------------------------------------------------------------------------
 Unit value                              $  95.88     $ 113.44     $ 137.53     $ 160.74     $ 150.42     $ 143.43
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          99          209          444          831        1,164           34
------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERMEDIATE GOVERNMENT
  SECURITIES
------------------------------------------------------------------------------------------------------------------
 Unit value                              $  98.19     $ 109.80     $ 112.40     $ 118.98     $ 126.48     $ 124.96
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          32           89          146          202          314          360
------------------------------------------------------------------------------------------------------------------
 ALLIANCE INTERNATIONAL
------------------------------------------------------------------------------------------------------------------
 Unit value                                    --     $ 104.15     $ 112.83     $ 107.92     $ 117.72     $ 160.04
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          141          763          968          971          926
------------------------------------------------------------------------------------------------------------------
 ALLIANCE MONEY MARKET
------------------------------------------------------------------------------------------------------------------
 Unit value                              $ 102.61     $ 107.04     $ 111.21     $ 115.66     $ 120.19     $ 124.47
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          63           81          165          146          262          360
------------------------------------------------------------------------------------------------------------------
 ALLIANCE QUALITY BOND
------------------------------------------------------------------------------------------------------------------
 Unit value                              $  93.87     $ 108.38     $ 112.65     $ 121.30     $ 130.07     $ 125.76
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          53          135          196          283          557          622
------------------------------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------
 Unit value                                    --           --           --     $ 125.55     $ 118.57     $ 149.54
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --           --           --          488        1,101          976
------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
------------------------------------------------------------------------------------------------------------------
 Unit value                                    --           --           --           --           --     $ 116.36
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --           --           --           --           --          887
------------------------------------------------------------------------------------------------------------------
 CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------
 Unit value                                    --           --           --           --           --     $ 107.58
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --           --           --           --           --            4
------------------------------------------------------------------------------------------------------------------
 CAPITAL GUARDIAN U.S. EQUITY
------------------------------------------------------------------------------------------------------------------
 Unit value                                    --           --           --           --           --     $ 101.64
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --           --           --           --           --           13
------------------------------------------------------------------------------------------------------------------
 CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------
 Unit value                                    --           --           --           --           --     $ 106.78
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)           --           --           --           --           --            8
------------------------------------------------------------------------------------------------------------------

-----
A-3  Appendix I: Condensed financial information
--------------------------------------------------------------------------------


SERIES 300 AND 400 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                                 DECEMBER 31,
                                      ---------------------------------------------------------------------------
                                      1994     1995     1996        1997         1998         1999
------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN
----------------------------------------------------------------------------------------------------------------
 Unit value                            --       --       --             --           --     $ 106.57
----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)   --       --       --             --           --            5
----------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION
----------------------------------------------------------------------------------------------------------------
 Unit value                            --       --       --             --           --     $ 105.16
----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)   --       --       --             --           --            1
----------------------------------------------------------------------------------------------------------------
 MFS EMERGING GROWTH COMPANIES
----------------------------------------------------------------------------------------------------------------
 Unit value                            --       --       --       $ 121.34     $ 161.04     $ 275.93
----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)   --       --       --            256        1,090        2,427
----------------------------------------------------------------------------------------------------------------
 MFS GROWTH WITH INCOME
----------------------------------------------------------------------------------------------------------------
 Unit value                            --       --       --             --           --     $ 104.48
----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)   --       --       --             --           --           18
----------------------------------------------------------------------------------------------------------------
 MFS RESEARCH
----------------------------------------------------------------------------------------------------------------
 Unit value                            --       --       --       $ 115.01     $ 140.83     $ 171.06
----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)   --       --       --            236          720          959
----------------------------------------------------------------------------------------------------------------
 MERCURY BASIC VALUE EQUITY
----------------------------------------------------------------------------------------------------------------
 Unit value                            --       --       --       $ 115.97     $ 127.67     $ 149.82
----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)   --       --       --            145          444          617
----------------------------------------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY
----------------------------------------------------------------------------------------------------------------
 Unit value                            --       --       --       $ 103.77     $ 109.37     $ 130.94
----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)   --       --       --             52           84           88
----------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY EMERGING MARKETS
  EQUITY
----------------------------------------------------------------------------------------------------------------
 Unit value                            --       --       --       $  79.41     $  57.18     $ 110.43
----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)   --       --       --            109          217          590
----------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED
----------------------------------------------------------------------------------------------------------------
 Unit value                            --       --       --       $ 113.46     $ 125.16     $ 123.53
----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)   --       --       --            109          275          345
----------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
----------------------------------------------------------------------------------------------------------------
 Unit value                            --       --       --       $ 115.17     $ 128.20     $ 124.76
----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)   --       --       --            250          581          640
----------------------------------------------------------------------------------------------------------------

-----
A-4  Appendix I: Condensed financial information
--------------------------------------------------------------------------------

SERIES 300 AND 400 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)





------------------------------------------------------------------------------------------------------------------
                                                                 DECEMBER 31,
                                       ---------------------------------------------------------------------------
                                          1994     1995     1996       1997         1998         1999
------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME
------------------------------------------------------------------------------------------------------------------
 Unit value                            --       --       --         $ 121.04     $ 130.25     $ 133.07
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)   --       --       --              475        1,070        1,072
------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE INTERNATIONAL STOCK
------------------------------------------------------------------------------------------------------------------
 Unit value                            --       --       --         $  97.61     $ 109.49     $ 142.46
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)   --       --       --              387          671          765
------------------------------------------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------
 Unit value                            --       --       --         $ 118.06     $ 104.82     $ 105.28
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)   --       --       --              577          859          721
------------------------------------------------------------------------------------------------------------------

-----
A-5 Appendix I: Condensed financial information
--------------------------------------------------------------------------------

SERIES 100 AND 200 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION



--------------------------------------------------------------------------------------------
                                                DECEMBER 31,
                            ----------------------------------------------------------------
                              1990        1991        1992        1993        1994
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
--------------------------------------------------------------------------------------------
 Unit value                $ 27.36   $ 50.51    $  48.30    $  55.68    $  52.88
--------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)        9,545    12,962      17,986      21,496      24,787
--------------------------------------------------------------------------------------------
 ALLIANCE COMMON
  STOCK
--------------------------------------------------------------------------------------------
 Unit value                $ 75.67   $102.76    $ 104.63    $ 128.81    $ 124.32
--------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)        9,670    10,292      11,841      13,917      15,749
--------------------------------------------------------------------------------------------
 ALLIANCE
  CONSERVATIVE
  INVESTORS
--------------------------------------------------------------------------------------------
 Unit value                     --        --          --          --    $  95.10
--------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)           --        --          --          --         325
--------------------------------------------------------------------------------------------
 ALLIANCE EQUITY INDEX
--------------------------------------------------------------------------------------------
 Unit value                     --        --          --          --    $ 100.95
--------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)           --        --          --          --          47
--------------------------------------------------------------------------------------------
 ALLIANCE GLOBAL
--------------------------------------------------------------------------------------------
 Unit value                     --        --          --          --    $ 104.12
--------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)           --        --          --          --       1,305
--------------------------------------------------------------------------------------------
 ALLIANCE GROWTH AND
  INCOME
--------------------------------------------------------------------------------------------
 Unit value                     --        --          --          --    $  98.86
--------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)           --        --          --          --         210
--------------------------------------------------------------------------------------------
 ALLIANCE GROWTH
  INVESTORS
--------------------------------------------------------------------------------------------
 Unit value                     --        --          --          --    $  96.31
--------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)           --        --          --          --       1,023
--------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD
--------------------------------------------------------------------------------------------
 Unit value                     --        --          --          --    $  95.88
--------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)           --        --          --          --          99
--------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------
                                                 DECEMBER 31,
                           -----------------------------------------------------------------
                              1995        1996        1997        1998        1999
--------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
--------------------------------------------------------------------------------------------
 Unit value              $ 68.73    $  82.91    $  90.75    $  89.92       $ 105.59
--------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)     25,821      27,945      28,030      25,634         20,946
--------------------------------------------------------------------------------------------
 ALLIANCE COMMON
  STOCK
--------------------------------------------------------------------------------------------
 Unit value             $ 162.42    $ 199.05    $ 253.68    $ 323.75       $ 399.74
--------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)     16,292      16,933      17,386      17,231         16,705
--------------------------------------------------------------------------------------------
 ALLIANCE
  CONSERVATIVE
  INVESTORS
--------------------------------------------------------------------------------------------
 Unit value             $ 112.97    $ 117.25    $ 130.98    $ 147.17       $ 159.92
--------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)        491         567         553         661            752
--------------------------------------------------------------------------------------------
 ALLIANCE EQUITY INDEX
--------------------------------------------------------------------------------------------
 Unit value             $ 135.94    $ 164.12    $ 214.66    $ 271.24       $ 322.15
--------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)        592       1,486       2,686       3,805          4,579
--------------------------------------------------------------------------------------------
 ALLIANCE GLOBAL
--------------------------------------------------------------------------------------------
 Unit value             $ 122.06    $ 138.00    $ 151.87    $ 182.50       $ 249.93
--------------------------------------------------------------------------------------------
 Number of units
 outstanding (000's)       2,121       2,995       3,369       3,395          3,509
--------------------------------------------------------------------------------------------
 ALLIANCE GROWTH AND
  INCOME
--------------------------------------------------------------------------------------------
 Unit value             $ 121.02    $ 143.37    $ 179.30    $ 213.81       $ 250.31
--------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)        498         975       1,800       2,475          3,095
--------------------------------------------------------------------------------------------
 ALLIANCE GROWTH
  INVESTORS
--------------------------------------------------------------------------------------------
 Unit value             $ 120.08    $ 133.40    $ 153.69    $ 180.63       $ 225.59
--------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)      2,113       3,325       3,704       3,962          4,231
--------------------------------------------------------------------------------------------
 ALLIANCE HIGH YIELD
--------------------------------------------------------------------------------------------
 Unit value             $ 113.44    $ 137.53    $ 160.74    $ 150.42       $ 143.43
--------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)        209         444         831       1,164            998
--------------------------------------------------------------------------------------------

-----
A-6 Appendix I: Condensed financial information
--------------------------------------------------------------------------------


SERIES 100 AND 200 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)



------------------------------------------------------------------------------------------
                                               DECEMBER 31,
                         -----------------------------------------------------------------
                             1990        1991        1992        1993        1994
------------------------------------------------------------------------------------------
 ALLIANCE
  INTERMEDIATE
  GOVERNMENT
  SECURITIES
------------------------------------------------------------------------------------------
 Unit value                 --          --          --          --     $ 98.19
------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)       --          --          --          --          32
------------------------------------------------------------------------------------------
 ALLIANCE
  INTERNATIONAL
------------------------------------------------------------------------------------------
 Unit value                 --          --          --          --
------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)       --          --          --          --
------------------------------------------------------------------------------------------
 ALLIANCE MONEY
  MARKET
------------------------------------------------------------------------------------------
 Unit value            $ 23.38     $ 24.48     $ 25.01     $ 25.41     $ 26.08
------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)    1,307       1,325       1,201       1,065       1,000
------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER
  GROWTH
------------------------------------------------------------------------------------------
 Unit value
------------------------------------------------------------------------------------------
 Number of unites
  outstanding (000's)
------------------------------------------------------------------------------------------
 ALLIANCE QUALITY
  BOND
------------------------------------------------------------------------------------------
 Unit value                 --          --          --          --     $ 93.87
------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)       --          --          --          --          53
------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP
  GROWTH
------------------------------------------------------------------------------------------
 Unit value                 --          --          --          --           -
------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)       --          --          --          --           -
------------------------------------------------------------------------------------------
 EQ/BALANCED
------------------------------------------------------------------------------------------
 Unit value            $ 19.40     $ 27.17     $ 26.04     $ 28.85     $ 26.18
------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)   19,423      21,100      25,975      31,259      32,664
------------------------------------------------------------------------------------------
 CALVERT SOCIALLY
  RESPONSIBLE
------------------------------------------------------------------------------------------
Unit Value
------------------------------------------------------------------------------------------
Number of units
  outstanding (000's)
------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------
                                                  DECEMBER 31,
                          ----------------------------------------------------------------
                             1995         1996         1997         1998         1999
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
 ALLIANCE
  INTERMEDIATE
  GOVERNMENT
  SECURITIES
------------------------------------------------------------------------------------------
 Unit value               $ 109.80     $ 112.40     $ 118.98     $ 126.48     $ 124.96
------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)           89          146          202          314          360
------------------------------------------------------------------------------------------
 ALLIANCE
  INTERNATIONAL
------------------------------------------------------------------------------------------
 Unit value               $ 104.15     $ 112.83     $ 107.92     $ 117.72     $ 160.04
------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)          141          763          968          971          926
------------------------------------------------------------------------------------------
 ALLIANCE MONEY
  MARKET
------------------------------------------------------------------------------------------
 Unit value               $  27.22     $  28.28     $  29.41     $  30.55     $  31.63
------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)        1,021        1,013          973        1,261        1,516
------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER
  GROWTH
------------------------------------------------------------------------------------------
 Unit value                                                                   $ 116.36
------------------------------------------------------------------------------------------
 Number of unites
  outstanding (000's)                                                              887
------------------------------------------------------------------------------------------
 ALLIANCE QUALITY
  BOND
------------------------------------------------------------------------------------------
 Unit value               $ 108.38     $ 112.65     $ 121.30     $ 130.07     $ 125.76
------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)          135          196          283          557          622
------------------------------------------------------------------------------------------
 ALLIANCE SMALL CAP
  GROWTH
------------------------------------------------------------------------------------------
 Unit value                      -            -     $ 125.55     $ 118.57     $ 149.64
------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)            -            -          488        1,101          976
------------------------------------------------------------------------------------------
 EQ/BALANCED
------------------------------------------------------------------------------------------
 Unit value               $  30.92     $  34.06     $  38.66     $  45.07     $  52.39
------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)       30,212       28,319       26,036       24,361       22,434
------------------------------------------------------------------------------------------
 CALVERT SOCIALLY
  RESPONSIBLE
------------------------------------------------------------------------------------------
Unit Value                                                                    $ 107.58
------------------------------------------------------------------------------------------
Number of units
  outstanding (000's)                                                                4
------------------------------------------------------------------------------------------

-----
A-7 Appendix I: Condensed financial information
--------------------------------------------------------------------------------

SERIES 100 AND 200 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------------
                                                                    DECEMBER 31,
-----------------------------------------------------------------------------------------------------------------------------
                           1990     1991     1992     1993     1994     1995     1996       1997         1998         1999
-----------------------------------------------------------------------------------------------------------------------------
 CAPITAL GUARDIAN U.S.
  EQUITY
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                                        $ 101.64
-----------------------------------------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)                                                                                                    13
-----------------------------------------------------------------------------------------------------------------------------
 CAPITAL GUARDIAN
  RESEARCH
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                                        $ 106.78
-----------------------------------------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)                                                                                                     8
-----------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                                        $ 106.57
-----------------------------------------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)                                                                                                     5
-----------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN
  FOUNDATION
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                                        $ 105.16
-----------------------------------------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)                                                                                                     -
-----------------------------------------------------------------------------------------------------------------------------
 MFS EMERGING
  GROWTH
  COMPANIES
-----------------------------------------------------------------------------------------------------------------------------
 Unit value             --       --       --       --       --       --         --       $ 121.34     $ 101.04     $ 275.93
-----------------------------------------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)   --       --       --       --       --       --         --            256        1,090        2,427
-----------------------------------------------------------------------------------------------------------------------------
 MFS GROWTH WITH
  INCOME
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                                        $ 104.48
-----------------------------------------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)                                                                                                    18
-----------------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH
-----------------------------------------------------------------------------------------------------------------------------
 Unit value             --       --       --       --       --       --         --       $ 115.01     $ 140.83     $ 171.06
-----------------------------------------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)   --       --       --       --       --       --         --            236          720          959
-----------------------------------------------------------------------------------------------------------------------------
 MERCURY BASIC VALUE
  EQUITY
-----------------------------------------------------------------------------------------------------------------------------
 Unit value             --       --       --       --       --       --         --       $ 115.97     $ 127.97     $ 149.82
-----------------------------------------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)   --       --       --       --       --       --         --            145          444          617
-----------------------------------------------------------------------------------------------------------------------------

-----
A-8 Appendix I: Condensed financial information
--------------------------------------------------------------------------------


SERIES 100 AND 200 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------------
                                                                    DECEMBER 31,
                        -----------------------------------------------------------------------------------------------------
                           1990     1991     1992     1993     1994     1995     1996       1997         1998         1999
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
 MERCURY WORLD
  STRATEGY
-----------------------------------------------------------------------------------------------------------------------------
 Unit value             --       --       --       --       --       --         --       $ 103.77     $ 109.37     $ 130.94
-----------------------------------------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)   --       --       --       --       --       --         --             52           84           88
-----------------------------------------------------------------------------------------------------------------------------
 MORGAN STANLEY
  EMERGING MARKETS
  EQUITY
-----------------------------------------------------------------------------------------------------------------------------
 Unit value             --       --       --       --       --       --         --       $  79.41     $  57.18     $ 110.43
-----------------------------------------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)   --       --       --       --       --       --         --            109          217          590
-----------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED
-----------------------------------------------------------------------------------------------------------------------------
 Unit value             --       --       --       --       --       --         --       $ 113.46     $ 125.16     $ 123.53
-----------------------------------------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)   --       --       --       --       --       --         --            109          275          345
-----------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH &
  INCOME VALUE
-----------------------------------------------------------------------------------------------------------------------------
 Unit value             --       --       --       --       --       --         --       $ 115.17     $ 128.20     $ 124.76
-----------------------------------------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)   --       --       --       --       --       --         --            250          581          648
-----------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY
  INCOME
-----------------------------------------------------------------------------------------------------------------------------
 Unit value             --       --       --       --       --       --         --       $ 121.04     $ 130.25     $ 133.07
-----------------------------------------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)   --       --       --       --       --       --         --            475        1,070        1,072
-----------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE
  INTERNATIONAL
  STOCK
-----------------------------------------------------------------------------------------------------------------------------
 Unit value             --       --       --       --       --       --         --       $  97.61     $ 109.49     $ 142.46
-----------------------------------------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)   --       --       --       --       --       --         --            387          671          765
-----------------------------------------------------------------------------------------------------------------------------
 WARBURG PINCUS
  SMALL COMPANY
  VALUE
-----------------------------------------------------------------------------------------------------------------------------
 Unit value             --       --       --       --       --       --         --       $ 118.06     $ 104.82     $ 105.28
-----------------------------------------------------------------------------------------------------------------------------
 Number of units
  outstanding (000's)   --       --       --       --       --       --         --            577          859          721
-----------------------------------------------------------------------------------------------------------------------------

Appendix II: Original contracts


--------
B-1 Appendix II: Original contracts
--------------------------------------------------------------------------------


Original Contracts are EQUI-VEST contracts under which the contract owner has not elected to add any new variable investment options. Therefore, only the Alliance Money Market, EQ/Balanced, Alliance Common Stock and EQ/Aggressive Stock variable investment options are available.

SELECTING YOUR INVESTMENT METHOD. If you own an original contract, only the guaranteed interest option and the Alliance Money Market, EQ/Balanced, Alliance Common Stock and EQ/Aggressive Stock options are available. In most cases, you may request that we add additional variable investment options to your original contract. We reserve the right to deny your request.


TRANSFERRING YOUR ACCOUNT VALUE. If you own an original contract, including original contract owners who elect to amend their contract by selecting maximum transfer flexibility, the Alliance Money Market option is always available. However, we will not permit transfers into the Alliance Money Market option from any other investment option. There will not be any other transfer limitations under your original contract.

Appendix III: Market value adjustment example


--------
C-1  Appendix III: Market value adjustment example
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 14, 2001 to a fixed maturity option with a maturity date of June 15, 2010 (i.e., nine years later) at a rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2005.







----------------------------------------------------------------------------------------------
                                                                    HYPOTHETICAL ASSUMED RATE
                                                                     TO MATURITY ON JUNE 15,
                                                                              2005
----------------------------------------------------------------------------------------------
                                                                        5.00%        9.00%
----------------------------------------------------------------------------------------------
AS OF JUNE 15, 2005 (BEFORE WITHDRAWAL)
----------------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $144,048     $ 119,487
----------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                            $131,080     $ 131,080
----------------------------------------------------------------------------------------------
(3) Market value adjustment:
   (1) - (2)                                                         $ 12,968     $ (11,593)
----------------------------------------------------------------------------------------------
 ON JUNE 15, 2005 (AFTER WITHDRAWAL)
----------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
   (3) x [$50,000/(1)]                                               $  4,501     $  (4,851)
----------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount
   [$50,000 - (4)]                                                   $ 45,499     $  54,851
----------------------------------------------------------------------------------------------
(6) Fixed maturity amount (2) - (5)                                  $ 85,581     $  76,229
----------------------------------------------------------------------------------------------
(7) Maturity value                                                   $120,032     $ 106,915
----------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                    $ 94,048     $  69,487
----------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.

Statement of additional information
--------------------------------------------------------------------------------

TABLE OF CONTENTS





                                                    PAGE
Additional loan provisions                           2
Tax rules: special aspects                           4
Required minimum distributions option                5
Calculation of annuity payments                      6
The reorganization                                   8
Custodian and independent accountants                9
Alliance Money Market option yield information       9
Other yield information                             10
Financial statements                                17


HOW TO OBTAIN AN EQUI-VEST STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT A

Call 1-800-628-6673 or send this request form to:
  EQUI-VEST
  Employer Sponsored Programs
  Processing Office
  The Equitable Life
  P.O. Box 2996
  New York, NY 10116-2996
 ................................................................................


Please send me an EQUI-VEST Statement of Additional Information dated May 1,
2000
(Employer-Sponsored Retirement Programs)



------------------------------------------------------------------------------
Name:


------------------------------------------------------------------------------
Address:


------------------------------------------------------------------------------
City           State   Zip



888-1285A (5/00)

EQUI-VEST(TM)
Employer-Sponsored Retirement Programs

TSA ADVANTAGE(SM)



SUPPLEMENT DATED MAY 1, 2000
TO THE PROSPECTUS DATED MAY 1, 2000


--------------------------------------------------------------------------------


This supplement adds and modifies certain information contained in the prospectus dated May 1, 2000 for the EQUI-VEST deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES.

We offer the series 600 TSA Advantage contract to fund all Section 403(b) plans sponsored by Section 501(c)(3) tax-exempt organizations, except those plans sponsored by primary or secondary schools. It is also available to post-secondary public educational institutions described in Section 403(b)(1)(A)(ii) of the Internal Revenue Code with more than 500 employees eligible to participate. For plans sponsored by a hospital or other health care organization qualified or intended to qualify under Section 501(c)(3) of the Internal Revenue Code, the TSA Advantage contract will be available only when the employer makes contributions to the 403(b) plan (whether on a matching or non-elective contribution basis) or makes a contribution to a plan qualified under 401(a) of the Internal Revenue Code, matching employee elective deferrals in the 403(b) plan. Under the TSA Advantage contract, contributions including rollover contributions and direct transfer contributions from existing Section 403(b) plans (programs or arrangements) may be accepted only if the contributions are fully vested under the existing TSA plan. The TSA Advantage contract may not currently be available in your state. Your financial professional can provide information about state availability.

For Section 403(b) plans offered for hospital and health care facility employees, non-salary reduction (employer contributions) must be made. TSA Advantage is available only to employees of employers that currently have, or within the first contract year are expected to have, at least 50 participants. Employees in Section 403(b) plans that do not meet these requirements are only eligible for TSA series 100 and 200 contracts. Subject to a written agreement between Equitable Life and an employer sponsoring a 403(b) plan that uses an EQUI-VEST TSA Advantage contract as a funding vehicle for plan assets, Equitable Life may reimburse that employer for certain expenses associated with that employer's plan, for example recordkeeping or other administrative services. Any such reimbursement will not exceed ten dollars for each EQUI-VEST TSA Advantage contract issued to a participant of that employer's 403(b) plan.


--------------------------------------------------------------------------------
A participant is an individual who participates in an employer's plan funded by an EQUI-VEST contract. The participant is also the annuitant who is the measuring life for determining annuity benefits.
--------------------------------------------------------------------------------

We may at some future time, under certain circumstances and subject to applicable law, allow a current owner of a series 100 or series 200 TSA contract to exchange it for a TSA Advantage contract. An exchange for a TSA Advantage contract may or may not be advantageous to you, based on all the circumstances, including a comparison of contractual terms and conditions, and charges and deductions. We will provide additional information upon request at such time as exchanges may be permitted.

                        ---------------------------------

See "Tax information" in the prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.

We offer the EQUI-VEST TSA Advantage contract to purchasers on the same basis and under the same terms and conditions described in the prospectus as those that apply to the EQUI-VEST series 100 and 200 TSA contracts, except for certain material differences. Terms we use in this supplement have the same meaning as in the prospectus, unless we indicate otherwise.


Material differences between TSA Advantage and the provisions of the EQUI-VEST TSA series 100 and 200 contracts described in the prospectus include the information above as well as the following:


                                                                           72241

-----
  2
--------------------------------------------------------------------------------


THE FOLLOWING IS ADDED TO "EQUI-VEST EMPLOYER-SPONSORED RETIREMENT PROGRAMS AT A GLANCE - KEY FEATURES" UNDER "FEES AND CHARGES" ON PAGE 11 OF THE PROSPECTUS:



--------------------------------------------------------------------------------
Fees and charges under series 600         o  Daily charge on amounts invested in
                                             variable investment options for
                                             mortality and expense risks and
                                             other expenses at a current annual
                                             rate of 1.20% currently (2%
                                             maximum).

                                          o  Annual administrative charge: $30
                                             currently or 2% of the account
                                             value, if less ($65 maximum).

                                          o  Charge for third-party transfer
                                             (such as in the case of a
                                             trustee-to-trustee transfer for an
                                             IRA contract) or exchange (if your
                                             contract is exchanged for a
                                             contract issued by another
                                             insurance company): none currently
                                             ($65 maximum).

                                          o  No sales charge deducted at the
                                             time you make contributions.

                                          o  Withdrawal charge: We deduct a
                                             charge equal to 6% of the amount
                                             withdrawn or the defaulted loan
                                             amount in the first six contract
                                             years. The total of all withdrawal
                                             charges may not exceed 8% of all
                                             contributions made in the first six
                                             contract years. Under certain
                                             circumstances the withdrawal charge
                                             will not apply. They are discussed
                                             in "Charges and expenses" later in
                                             this supplement.

                                          o  We deduct a charge designed to
                                             approximate certain taxes that may
                                             be imposed on us, such as premium
                                             taxes in your state. The charge is
                                             generally deducted from the amount
                                             applied to an annuity payout
                                             option.

                                          o  We deduct a $350 annuity
                                             administrative fee from amounts
                                             applied to a variable annuity
                                             payout option.

                                          o  Annual expenses of EQ Advisors
                                             Trust portfolios are calculated as
                                             a percentage of the average daily
                                             net assets invested in each
                                             portfolio. These expenses include
                                             management fees ranging from 0.25%
                                             to 1.15% annually, 12b-1 fees of
                                             0.25% annually, and other expenses.
--------------------------------------------------------------------------------

THE FOLLOWING TABLE AND EXAMPLES ARE ADDED AFTER "IF YOU ELECT A VARIABLE ANNUITY PAYOUT OPTION:" ON PAGE 18 OF THE PROSPECTUS:

Fee table

-----
  3
--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to the series 600 TSA Advantage contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this supplement.

The guaranteed interest option and fixed maturity options discussed in the prospectus are not covered by the fee table and examples. However, the annual administrative charge and the withdrawal charge do apply to the guaranteed interest and the fixed maturity options. Also, an annuity administrative fee may apply when your annuity payments are to begin. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.


EQUI-VEST SERIES 600 CONTRACTS


-------------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL
PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risk(1)                                                              0.95%
Other expenses                                                                             0.25%
                                                                                           ----
Total Separate Account A annual expenses                                                   1.20% current (2.00% maximum)
-------------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
-------------------------------------------------------------------------------------------------------------------------------
Annual administrative charge(2)                                                            $30 current or 2% of your account
                                                                                           value, if less ($65
                                                                                           maximum, per occurrence)
-------------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
-------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge(3)                                                               6%
Charge for third-party transfer or exchange(4)                                             None currently ($65 maximum per
                                                                                           occurrence)
-------------------------------------------------------------------------------------------------------------------------------

-----
  4
--------------------------------------------------------------------------------

CLASS IB SHARES ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)


-----------------------------------------------------------------------------------------------------------
                                                                                                 TOTAL
                                                MANAGEMENT                        OTHER          ANNUAL
                                                  FEES(5)       12B-1 FEE(6)   EXPENSES(7)   EXPENSES(6)(8)
-----------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                 0.60%           0.25%          0.04%          0.89%
Alliance Common Stock                               0.46%           0.25%          0.04%          0.75%
Alliance Conservative Investors                     0.60%           0.25%          0.07%          0.92%
Alliance Equity Index                               0.25%           0.25%          0.05%          0.55%
Alliance Global                                     0.73%           0.25%          0.09%          1.07%
Alliance Growth and Income                          0.59%           0.25%          0.05%          0.89%
Alliance Growth Investors                           0.57%           0.25%          0.05%          0.87%
Alliance High Yield                                 0.60%           0.25%          0.05%          0.90%
Alliance Intermediate Government Securities         0.50%           0.25%          0.07%          0.82%
Alliance International                              0.85%           0.25%          0.20%          1.30%
Alliance Money Market                               0.34%           0.25%          0.05%          0.64%
EQ/Alliance Premier Growth                          0.90%           0.25%          0.00%          1.15%
Alliance Quality Bond                               0.53%           0.25%          0.05%          0.83%
Alliance Small Cap Growth                           0.75%           0.25%          0.07%          1.07%
EQ/Alliance Technology                              0.90%           0.25%          0.00%          1.15%
EQ/Balanced                                         0.57%           0.25%          0.05%          0.87%
Calvert Socially Responsible                        0.65%           0.25%          0.15%          1.05%
Capital Guardian Research                           0.65%           0.25%          0.05%          0.95%
Capital Guardian U.S. Equity                        0.65%           0.25%          0.05%          0.95%
EQ/Evergreen                                        0.65%           0.25%          0.05%          0.95%
EQ/Evergreen Foundation                             0.60%           0.25%          0.10%          0.95%
MFS Emerging Growth Companies                       0.65%           0.25%          0.10%          1.00%
MFS Growth with Income                              0.60%           0.25%          0.10%          0.95%
MFS Research                                        0.65%           0.25%          0.05%          0.95%
Mercury Basic Value Equity                          0.60%           0.25%          0.10%          0.95%
Mercury World Strategy                              0.70%           0.25%          0.25%          1.20%
Morgan Stanley Emerging Markets Equity              1.15%           0.25%          0.35%          1.75%
EQ/Putnam Balanced                                  0.60%           0.25%          0.05%          0.90%
EQ/Putnam Growth & Income Value                     0.60%           0.25%          0.10%          0.95%
T. Rowe Price Equity Income                         0.60%           0.25%          0.10%          0.95%
T. Rowe Price International Stock                   0.85%           0.25%          0.15%          1.25%
Warburg Pincus Small Company Value                  0.75%           0.25%          0.10%          1.10%
-----------------------------------------------------------------------------------------------------------

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----------

Notes:

(1)   A portion of this charge is for providing the death benefit.

(2) The charge is the lesser of $30 or 2% of account value. We reserve the right to increase this charge to an annual maximum of $65.

(3) This charge applies to withdrawn contributions that were made in the current and five prior contract years. This charge is deducted upon a withdrawal of amounts, or defaulted loan amounts, in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

(4) We do not currently impose a third-party transfer or exchange charge. However, we reserve the right to impose a charge in the future, but the charge may not exceed a maximum of $65 for each occurrence.

(5) The management fees shown reflect revised management fees, effective on or about May 1, 2000 which were approved by shareholders. The management fees shown for EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, Warburg Pincus Small Company Value and T. Rowe Price International Stock do not reflect the waiver of a portion of each portfolio's investment management fees that is currently in effect. The management fee for each portfolio cannot be increased without a vote of that portfolio's shareholders.

(6) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Prior to October 18, 1999, the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1999, absent the expense limitation arrangement.

(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreements.

      On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the entire year ended December 31, 1999. The restated expenses reflect an increase of 0.01% for each of these portfolios.

(8) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) are limited as a percentage of the average daily net assets of each of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity; 1.25% for T. Rowe Price International Stock; 1.20% for Mercury World Strategy; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Warburg Pincus Small Company Value; 1.05% for Calvert Socially Responsible; 1.00% for MFS Emerging Growth Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income, MFS Research, Mercury Basic Value Equity, EQ/Putnam Growth & Income Value and T. Rowe Price Equity Income; and 0.90% for EQ/Putnam Balanced. The expense limitations for the EQ/Putnam Growth & Income Value, Mercury Basic Value Equity, MFS Growth with Income, MFS Research, MFS Emerging Growth Companies, T. Rowe Price Equity Income, T. Rowe Price International Stock and Warburg Pincus Small Company Value, portfolios reflect an increase effective on May 1, 2000. The expense limitation for the EQ/Evergreen portfolio reflects a decrease effective on May 1, 2000.

      Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
      1.00% for Morgan Stanley Emerging Markets Equity; 0.30% for T. Rowe Price International Stock; 0.66% for Capital Guardian International; 0.46% for Mercury World Strategy; 0.23% for EQ/Alliance Premier Growth; 0.10% for EQ/Alliance Technology; 0.24% for Warburg Pincus Small Company Value; 4.45% for Calvert Socially Responsible; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity; 0.47% for Capital Guardian Research; 1.87% for EQ/Evergreen; 1.07% for EQ/Evergreen Foundation; 0.37% for MFS Growth with Income; 0.17% for MFS Research; 0.17% for Mercury Basic Value Equity; 0.16% for EQ/Putnam Growth & Income Value; 0.21% for T. Rowe Price Equity Income; and 0.28% for EQ/Putnam Balanced. Initial seed capital was invested on April 30, 1999 for the EQ/Alliance Premier Growth, Capital Guardian U.S. Equity and Capital Guardian Research portfolios and will be invested on May 1, 2000 for the EQ/Alliance Technology portfolio and therefore expenses have been estimated.

      Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided, that among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.

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EXAMPLES: EQUI-VEST SERIES 600 CONTRACTS


For the series 600 TSA Advantage contract, the examples show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a single contribution of $1,000 is invested in one of the variable investment options listed and a 5% annual return is earned on assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.51 per $1,000. We also assume there is no waiver of the withdrawal charge. Total Separate Account A expenses used to compute the example below are the maximum expenses rather than the lower current expenses. The series 600 contracts were first offered in July 1998.


These examples should not be considered a representation of past or future expense for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


--------------------------------------------------------------------------------------------
                                                   IF YOU SURRENDER YOUR CONTRACT AT
                                                   THE END OF EACH PERIOD SHOWN, THE
                                                          EXPENSES WOULD BE:
                                             -----------------------------------------------
Class IB Shares                               1 YEAR      3 YEARS      5 YEARS     10 YEARS
--------------------------------------------------------------------------------------------
EQ/Aggressive Stock                           $ 85.90     $ 151.54     $ 219.71     $ 336.63
Alliance Common Stock                         $ 84.51     $ 147.42     $ 212.96     $ 322.77
Alliance Conservative Investors               $ 86.20     $ 152.42     $ 221.16     $ 339.57
Alliance Equity Index                         $ 82.52     $ 141.53     $ 203.24     $ 302.61
Alliance Global                               $ 87.69     $ 156.81     $ 228.34     $ 354.16
Alliance Growth and Income                    $ 85.90     $ 151.54     $ 219.71     $ 336.63
Alliance Growth Investors                     $ 85.70     $ 150.95     $ 218.75     $ 334.66
Alliance High Yield                           $ 86.00     $ 151.83     $ 220.19     $ 337.61
Alliance Intermediate Government Securities   $ 85.20     $ 149.48     $ 216.34     $ 329.72
Alliance International                        $ 89.97     $ 163.51     $ 239.26     $ 376.10
Alliance Money Market                         $ 83.42     $ 144.18     $ 207.62     $ 311.73
EQ/Alliance Premier Growth                    $ 88.48     $ 159.15           -            -
Alliance Quality Bond                         $ 85.30     $ 149.78     $ 216.82     $ 330.71
Alliance Small Cap Growth                     $ 87.69     $ 156.81     $ 228.34     $ 354.16
EQ/Alliance Technology                        $ 88.48     $ 159.15           -            -
EQ/Balanced                                   $ 85.70     $ 150.95     $ 218.75     $ 334.66
Calvert Socially Responsible                  $ 87.49     $ 156.22           -            -
Capital Guardian Research                     $ 86.49     $ 153.30           -            -
Capital Guardian U.S. Equity                  $ 86.49     $ 153.30           -            -
EQ/Evergreen                                  $ 86.49     $ 153.30     $ 222.60     $ 342.51
EQ/Evergreen Foundation                       $ 86.49     $ 153.30     $ 222.60     $ 342.51
MFS Emerging Growth Companies                 $ 86.99     $ 154.76     $ 224.99     $ 347.38
MFS Growth with Income                        $ 86.49     $ 153.30     $ 222.60     $ 342.51
MFS Research                                  $ 86.49     $ 153.30     $ 222.60     $ 342.51
Mercury Basic Value Equity                    $ 86.49     $ 153.30     $ 222.60     $ 342.51
Mercury World Strategy                        $ 88.98     $ 160.60     $ 234.52     $ 366.63
Morgan Stanley Emerging Markets Equity        $ 94.44     $ 176.54     $ 260.31     $ 417.55
EQ/Putnam Balanced                            $ 86.00     $ 151.83     $ 220.19     $ 337.61
EQ/Putnam Growth & Income Value               $ 86.49     $ 153.30     $ 222.60     $ 342.51
T. Rowe Price Equity Income                   $ 86.49     $ 153.30     $ 222.60     $ 342.51
T. Rowe Price International Stock             $ 89.47     $ 162.06     $ 236.89     $ 371.38
Warburg Pincus Small Company Value            $ 87.98     $ 157.69     $ 229.77     $ 357.06
--------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                               IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                  THE END OF EACH PERIOD SHOWN, THE
                                                          EXPENSES WOULD BE:
                                           ------------------------------------------------
Class IB Shares                               1 YEAR     3 YEARS     5 YEARS      10 YEARS
-------------------------------------------------------------------------------------------
EQ/Aggressive Stock                           $ 30.87     $  94.38   $ 160.35     $ 336.63
Alliance Common Stock                         $ 29.40     $  90.02   $ 153.16     $ 322.77
Alliance Conservative Investors               $ 31.18     $  95.31   $ 161.88     $ 339.57
Alliance Equity Index                         $ 27.30     $  83.76   $ 142.82     $ 302.61
Alliance Global                               $ 32.75     $  99.97   $ 169.52     $ 354.16
Alliance Growth and Income                    $ 30.87     $  94.38   $ 160.35     $ 336.63
Alliance Growth Investors                     $ 30.66     $  93.76   $ 159.32     $ 334.66
Alliance High Yield                           $ 30.97     $  94.69   $ 160.86     $ 337.61
Alliance Intermediate Government Securities   $ 30.13     $  92.20   $ 156.76     $ 329.72
Alliance International                        $ 35.17     $ 107.08   $ 181.13     $ 376.10
Alliance Money Market                         $ 28.24     $  86.58   $ 147.49     $ 311.73
EQ/Alliance Premier Growth                    $ 33.59     $ 102.44         -            -
Alliance Quality Bond                         $ 30.24     $  92.51   $ 157.27     $ 330.71
Alliance Small Cap Growth                     $ 32.75     $  99.97   $ 169.52     $ 354.16
EQ/Alliance Technology                        $ 33.59     $ 102.44         -            -
EQ/Balanced                                   $ 30.66     $  93.76   $ 159.32     $ 334.66
Calvert Socially Responsible                  $ 32.54     $  99.35         -            -
Capital Guardian Research                     $ 31.49     $  96.24         -            -
Capital Guardian U.S. Equity                  $ 31.49     $  96.24         -            -
EQ/Evergreen                                  $ 31.49     $  96.24   $ 163.41     $ 342.51
EQ/Evergreen Foundation                       $ 31.49     $  96.24   $ 163.41     $ 342.51
MFS Emerging Growth Companies                 $ 32.02     $  97.80   $ 165.96     $ 347.38
MFS Growth with Income                        $ 31.49     $  96.24   $ 163.41     $ 342.51
MFS Research                                  $ 31.49     $  96.24   $ 163.41     $ 342.51
Mercury Basic Value Equity                    $ 31.49     $  96.24   $ 163.41     $ 342.51
Mercury World Strategy                        $ 34.12     $ 103.99   $ 176.10     $ 366.63
Morgan Stanley Emerging Markets Equity        $ 39.89     $ 120.89   $ 203.53     $ 417.55
EQ/Putnam Balanced                            $ 30.97     $  94.69   $ 160.86     $ 337.61
EQ/Putnam Growth & Income Value               $ 31.49     $  96.24   $ 163.41     $ 342.51
T. Rowe Price Equity Income                   $ 31.49     $  96.24   $ 163.41     $ 342.51
T. Rowe Price International Stock             $ 34.64     $ 105.53   $ 178.62     $ 371.38
Warburg Pincus Small Company Value            $ 33.07     $ 100.90   $ 171.04     $ 357.06
-------------------------------------------------------------------------------------------

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(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."


IF YOU ELECT A VARIABLE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a variable annuity payout option, the expenses shown in the above example of "if you do not surrender your contract" would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" in "Charges and expenses."



CONDENSED FINANCIAL INFORMATION


Please see the Appendix at the end of this supplement for unit values and number of units outstanding as of the period shown for each of the variable investment options, available as of December 31, 1999.

THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER "VARIABLE ANNUITY ADMINISTRATIVE FEE" ON PAGE 49 OF THE PROSPECTUS:


Charges and expenses

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CHARGES UNDER SERIES 600 CONTRACTS

MORTALITY AND EXPENSE RISKS CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to a current annual rate of 0.95%.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.



CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual rate of 0.25% of the net assets in each variable investment option.


MAXIMUM TOTAL CHARGES. The total annual rate for the above charges is currently 1.20%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. We will only make any increase after we have sent you advance notice. Any increase or decrease will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfairly discriminatory.


ANNUAL ADMINISTRATIVE CHARGE


We deduct an administrative charge from your account value on the last day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last day of the contract year is less than $25,000 for TSA Advantage contracts. If your account value on such date is $25,000 or more for TSA Advantage contracts, we do not deduct the charge. The charge is equal to $30 or, if less, 2% of your current account value plus any amount previously withdrawn during that contract year.

The charge is deducted pro rata from the variable investment options and the guaranteed interest option, unless you tell us otherwise. If these amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options, unless you tell us otherwise.


We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We reserve the right to deduct this charge on a quarterly, rather than annual basis.

Also, we may reduce or eliminate the administrative charge when a TSA Advantage contract is used by an employer and administrative services are performed by us at a modified or minimum level. Any reduction or waiver we make will not be unfairly discriminatory.


CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE


There currently is no third-party transfer (such as in the case of a trustee-to-trustee transfer for an IRA contract), or exchange (if your contract is exchanged for a contract issued by another insurance company) charge for series 600 contracts. However, we reserve the right to impose this charge in the future, but it may not exceed a maximum of $65 per occurrence, subject to any law that applies.

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WITHDRAWAL CHARGE FOR SERIES 600 CONTRACTS

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you terminate your contract; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charges from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge.


We deduct the amount of the withdrawal and the withdrawal charge pro rata from the variable investment options and from the guaranteed interest option. If these amounts are insufficient we will make up the required amounts from the fixed maturity options in order of the earliest maturities date(s). If we will make up the required amounts from the fixed maturity options, a market value adjustment may apply. The withdrawal charge is equal to 6% of the amount withdrawn or the defaulted loan amount during the first six contract years. In the case of a surrender, we will pay the greater of (i) the account value after the withdrawal charge has been imposed (cash value), or (ii) the free withdrawal amount plus 94% of the remaining account value.


We reserve the right to change the amount of the withdrawal charge, but it will not exceed 6% of the amount withdrawn or the defaulted loan amount. Any change will not be unfairly discriminatory. Also, the total of all withdrawal charges assessed will not exceed 8% of all contributions made in the first six contract years.

10% FREE WITHDRAWAL AMOUNT. Each contract year, you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.

EXCEPTIONS TO THE WITHDRAWAL CHARGE. A withdrawal charge will not apply upon any of the events listed below:



o The annuitant retires under the terms of the TSA plan, or separates from service;


o The annuitant reaches age 59 1/2 and completes at least five contract years;


o     The annuitant dies and a death benefit is payable to the beneficiary;


o We receive a properly completed election form providing for the account value to be used to buy a life annuity;


o The annuitant reaches age 55 and completes at least five contract years and we receive a properly completed election form providing for the account value to be used to buy a period certain annuity. The period certain annuity must extend beyond the annuitant's age 59 1/2 and must not permit any prepayment of the unpaid principal before the annuitant reaches age 59 1/2;


o The annuitant completes at least three contract years and we receive a properly completed election form providing for the account value to be used to buy a period certain annuity of at least 10 years which does not permit any prepayment of the unpaid principal;


o A request is made for a refund of an excess contribution within one month of the date on which the contribution is made;


o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;


o We receive proof satisfactory to us that the annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);


o The annuitant has been confined to a nursing home for more than 90 days (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (a) approved by

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Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

- its main function is to provide skilled, intermediate, or custodial nursing care;

-     it provides continuous room and board to three or more persons;

-     it is supervised by a registered nurse or licensed practical nurse;

-     it keeps daily medical records of each patient;

-     it controls and records all medications dispensed; and

-     its primary service is other than to provide housing for residents.



o The annuitant elects a withdrawal that qualifies as a hardship withdrawal under the federal income tax rules.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 1% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).


VARIABLE ANNUITY ADMINISTRATIVE FEE

We deduct a fee of up to $350 from the amount to purchase a variable annuity payout option.



CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:



o     Investment advisory fees ranging from 0.25% to 1.15%.


o     12b-1 fees of 0.25% for Class IB shares.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.


o     Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following the prospectus.

THE FOLLOWING "INVESTMENT PERFORMANCE" INFORMATION REPLACES "INVESTMENT PERFORMANCE" BEGINNING ON PAGE 82 OF THE PROSPECTUS:


Investment performance


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We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you.


Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all current fees and charges under the contract, including the withdrawal charge, if applicable, but do not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state if applicable or any applicable annuity administrative fee.

Tables 3, 4 and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all current fees and charges under the contract, but do not reflect the annual administrative charge and any withdrawal charge, or charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.

In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available.

Finally, the results shown for the Alliance Money Market, EQ/Balanced, Alliance Common Stock and EQ/Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.


EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


From time to time, we may advertise different measurements of the investment performance options and/or the portfolios, including the measurements reflected in the tables below.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.



BENCHMARKS


Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks.

Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other current charges such as the mortality and expense risks and other expense charge,

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annual administration charge, or any withdrawal charge under the contracts. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:


--------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK: 50% Russell 2000 Index and 50% Standard
  & Poor's Mid-Cap Total Return Index.
ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.
ALLIANCE CONSERVATIVE INVESTORS: 70% Lehman Treasury Bond
  Composite Index and 30% Standard & Poor's 500 Index.
ALLIANCE EQUITY INDEX: Standard & Poor's 500 Index.
ALLIANCE GLOBAL: Morgan Stanley Capital International World Index.
ALLIANCE GROWTH AND INCOME: 75% Standard & Poor's 500 Index
  and 25% Value Line Convertibles Index.
ALLIANCE GROWTH INVESTORS: 30% Lehman Government/Corporate
  Bond Index and 70% Standard & Poor's 500 Index.
ALLIANCE HIGH YIELD: Benchmark #1 - Merrill Lynch High Yield
  Master Index and Benchmark #2 - Credit Suisse First Boston Global High Yield Index.
ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: Lehman
  Intermediate Government Bond Index.
ALLIANCE INTERNATIONAL: Morgan Stanley Capital International
  Europe, Australia, Far East Index.
ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill
  Index.
EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.
ALLIANCE QUALITY BOND: Lehman Aggregate Bond Index.
ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.
EQ/ALLIANCE TECHNOLOGY: NASDAQ Composite
EQ/BALANCED: 50% Standard & Poor's 500 and 50% Lehman
  Government/Corporate Bond Index.
CALVERT SOCIALLY RESPONSIBLE: Standard & Poor's 500 Index
CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.
CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.
EQ/EVERGREEN: Benchmark #1 - Russell 2000 Index and
  Benchmark #2 - Standard & Poor's 500 Index.
EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500
  Index/40% Lehman Brothers Aggregate Bond Index.
MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.
MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.
MFS RESEARCH: Standard & Poor's 500 Index.
MERCURY BASIC VALUE EQUITY: Standard & Poor's 500 Index.
MERCURY WORLD STRATEGY: 36% Standard & Poor's 500 Index/24%
  Morgan Stanley Capital International Europe, Australia, Far East
  Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+ 14%
  Salomon Brothers World Government Bond (excluding U.S.)/and
  5% Three-Month U.S. Treasury Bill.
MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley
  Capital International Emerging Markets Free Price Return Index.
EQ/PUTNAM BALANCED: 60% Standard & Poor's 500 Index and 40%
  Lehman Government/Corporate Bond Index.
EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500
  Index.
T. ROWE PRICE EQUITY INCOME: Standard & Poor's 500 Index.
T. ROWE PRICE INTERNATIONAL STOCK: Morgan Stanley Capital
  International Europe, Australia, Far East Index.
WARBURG PINCUS SMALL COMPANY VALUE: Benchmark #1 -
  Russell 2000 Index and Benchmark #2 - Russell 2000 Value Index.
--------------------------------------------------------------------------------


LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc. (Lipper), the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the EQUI-VEST performance relative to other variable annuity products.

-----
 13
--------------------------------------------------------------------------------


                                     TABLE 1
  AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999



--------------------------------------------------------------------------------------------------------------------------
                                                                      LENGTH OF INVESTMENT PERIOD
                                               ---------------------------------------------------------------------------
                                                                                                    SINCE        SINCE
                                                    1             3           5           10       OPTION      PORTFOLIO
VARIABLE INVESTMENT OPTIONS                        YEAR         YEARS       YEARS       YEARS     INCEPTION*   INCEPTION**
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                 8.58%        4.01%       11.43%      13.33%      14.69%       14.69%
--------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                              14.39%       22.04%       23.64%      15.05%      15.27%       10.94%
--------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                     0.64%        6.59%        7.48%       6.28%       4.89%        6.36%
--------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                               9.99%       21.03%       23.44%          -       20.67%       19.36%
--------------------------------------------------------------------------------------------------------------------------
Alliance Global                                    26.56%       17.46%       15.92%      12.21%      13.36%       10.91%
--------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                          8.42%       16.03%       17.44%          -       13.60%       13.38%
--------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                          15.66%       14.40%       15.24%      13.56%      11.35%       13.60%
--------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                               (11.69)%      (2.53)%       4.99%       6.74%       3.00%        5.91%
--------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities        (8.51)%      (0.44)%       1.61%          -        0.88%        2.66%
--------------------------------------------------------------------------------------------------------------------------
Alliance International                             25.89%        7.97%           -           -        7.73%        8.04%
--------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                              (4.08)%      (0.21)%       0.65%       1.60%       3.15%        3.15%
--------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                             (10.47)%      (0.30)%       2.66%          -        0.77%        1.38%
--------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                          16.90%           -            -           -        7.64%       11.51%
--------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                                         7.63%       10.91%       11.58%       8.15%       9.43%        9.43%
--------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                      60.59%           -            -           -       39.39%       42.41%
--------------------------------------------------------------------------------------------------------------------------
MFS Research                                       12.77%           -            -           -       15.53%       17.83%
--------------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                          8.94%           -            -           -        9.32%       11.83%
--------------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                             11.15%           -            -           -        4.59%        6.33%
--------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity             82.40%           -            -           -       (0.03)%      (0.03)%
--------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                                 (8.37)%          -            -           -        2.79%        4.04%
--------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                    (9.65)%          -            -           -        2.66%        4.42%
--------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                        (5.15)%          -            -           -        5.35%        6.98%
--------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                  20.79%           -            -           -        8.62%        9.74%
--------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value                 (6.75)%          -            -           -       (4.42)%      (2.01)%
--------------------------------------------------------------------------------------------------------------------------



* The variable investment option inception dates are: EQ/Aggressive Stock (5/1/84), EQ/Balanced (5/1/84), Alliance Common Stock (8/27/81), Alliance Conservative Investors (1/4/94), Alliance Equity Index (6/1/94), Alliance Global (1/4/94), Alliance Growth and Income (1/4/94), Alliance Growth Investors (1/4/94), Alliance High Yield (1/4/94), Alliance Intermediate Government Securities (6/1/94), Alliance International (9/1/95), Alliance Money Market (5/11/82), Alliance Quality Bond (1/4/94), Alliance Small Cap Growth (6/2/97), MFS Emerging Growth Companies (6/2/97), MFS Research (6/2/97), Mercury Basic Value Equity (6/2/97), Mercury World Strategy (6/2/97), Morgan Stanley Emerging Markets Equity (8/20/97), EQ/Putnam Balanced (6/2/97), EQ/Putnam Growth & Income Value (6/2/97), T. Rowe Price Equity Income (6/2/97), T. Rowe Price International Stock (6/2/97), Warburg Pincus Small Company Value (6/2/97). The inception dates for the variable investment options that became available on or after 12/31/98 and are therefore not shown in this table are: EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income, EQ/Alliance Premier Growth, Capital Guardian Research, Capital Guardian U.S. Equity and Calvert Socially Responsible (8/30/99) and EQ/Alliance Technology (anticipated to become available on or about 5/1/00).

------
  14
--------------------------------------------------------------------------------


** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. The portfolio inception dates are: EQ/Aggressive Stock (5/1/84), EQ/Balanced (5/1/84), Alliance Common Stock (8/1/68), Alliance Conservative Investors (10/2/89), Alliance Equity Index (3/1/94), Alliance Global (8/27/87), Alliance Growth and Income (10/1/93), Alliance Growth Investors (10/2/89), Alliance High Yield (1/2/87), Alliance Intermediate Government Securities (4/1/91), Alliance International (4/3/95), Alliance Money Market (5/11/82), Alliance Quality Bond (10/1/93), Alliance Small Cap Growth (5/1/97), MFS Emerging Growth Companies (5/1/97), MFS Research (5/1/97), Mercury Basic Value Equity (5/1/97), Mercury World Strategy (5/1/97), Morgan Stanley Emerging Markets Equity (8/20/97), EQ/Putnam Balanced (5/1/97), EQ/Putnam Growth & Income Value (5/1/97), T. Rowe Price Equity Income (5/1/97), T. Rowe Price International Stock (5/1/97), Warburg Pincus Small Company Value (5/1/97). The inception dates for the portfolios that became available on or after 12/31/98 and are therefore not shown in the tables are: EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (12/31/98), EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (4/30/99); and Calvert Socially Responsible (8/30/99); and EQ/Alliance Technology (5/1/00).

------
  15
--------------------------------------------------------------------------------


                                     TABLE 2
      GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999



----------------------------------------------------------------------------------------------------------------------
                                                                     LENGTH OF INVESTMENT PERIOD
                                               -----------------------------------------------------------------------
                                                                                                              SINCE
                                                     1              3              5              10        PORTFOLIO
VARIABLE INVESTMENT OPTIONS                        YEAR           YEARS          YEARS          YEARS       INCEPTION*
----------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                             $ 1,085.82     $ 1,125.17     $ 1,718.33     $ 3,495.28    $  8,571.56
----------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                           $ 1,143.87     $ 1,817.51     $ 2,888.87     $ 4,061.47    $ 26,069.65
----------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                 $ 1,006.36     $ 1,210.96     $ 1,434.12     $ 1,838.49    $  1,881.53
----------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                           $ 1,099.93     $ 1,772.91     $ 2,866.02              -    $  2,809.53
----------------------------------------------------------------------------------------------------------------------
Alliance Global                                 $ 1,265.57     $ 1,620.57     $ 2,093.13     $ 3,164.30    $  3,591.14
----------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                      $ 1,084.21     $ 1,561.98     $ 2,234.41              -    $  2,192.20
----------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                       $ 1,156.61     $ 1,497.35     $ 2,032.02     $ 3,566.75    $  3,693.95
----------------------------------------------------------------------------------------------------------------------
Alliance High Yield                             $   883.13     $   926.10     $ 1,275.76     $ 1,920.50    $  2,109.55
----------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities     $   914.94     $   986.86     $ 1,082.97              -    $  1,258.05
----------------------------------------------------------------------------------------------------------------------
Alliance International                          $ 1,258.92     $ 1,258.57              -              -    $  1,433.72
----------------------------------------------------------------------------------------------------------------------
Alliance Money Market                           $   959.24     $   993.83     $ 1,032.79     $ 1,171.83    $  1,727.85
----------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                           $   895.29     $   990.95     $ 1,140.18              -    $  1,089.50
----------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                       $ 1,168.97              -              -              -    $  1,337.76
----------------------------------------------------------------------------------------------------------------------
EQ/Balanced                                     $ 1,076.26     $ 1,364.15     $ 1,729.25     $ 2,188.11    $  4,102.83
----------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                   $ 1,605.89              -              -              -    $  2,571.24
----------------------------------------------------------------------------------------------------------------------
MFS Research                                    $ 1,127.68              -              -              -    $  1,550.20
----------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                      $ 1,089.44              -              -              -    $  1,348.05
----------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                          $ 1,111.47              -              -              -    $  1,178.16
----------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity          $ 1,823.97              -              -              -    $    999.29
----------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                              $   916.31              -              -              -    $  1,111.51
----------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                 $   903.52              -              -              -    $  1,122.61
----------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                     $   948.51              -              -              -    $  1,197.36
----------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock               $ 1,207.87              -              -              -    $  1,281.80
----------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value              $   932.45              -              -              -    $    947.29
----------------------------------------------------------------------------------------------------------------------


----------
* Portfolio inception dates are shown in Table 1.

------
  16
--------------------------------------------------------------------------------


                                     TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999



--------------------------------------------------------------------------------------------------------------------
                                                                                                           SINCE
                                                                                                         PORTFOLIO
                                        1 YEAR      3 YEARS      5 YEARS      10 YEARS      20 YEARS     INCEPTION*
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK                     17.12%        8.11%        14.59%        14.87%            -         15.88%
--------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap Growth                  51.65%       24.68%        19.97%        14.78%            -         15.86%
--------------------------------------------------------------------------------------------------------------------
 Benchmark                              18.09%       17.48%        19.92%        15.41%            -         14.58%
--------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK                   23.38%       26.09%        26.25%        16.90%        16.72%        12.24%
--------------------------------------------------------------------------------------------------------------------
 Lipper Growth                          29.78%       26.87%        25.55%        16.90%        15.83%        15.16%
--------------------------------------------------------------------------------------------------------------------
 Benchmark                              21.03%       27.56%        28.56%        18.21%        17.88%        16.19%
--------------------------------------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS          8.55%       10.79%        10.85%         8.36%            -          8.44%
--------------------------------------------------------------------------------------------------------------------
 Lipper Income                           4.42%       11.65%        13.70%        10.10%            -         10.15%
--------------------------------------------------------------------------------------------------------------------
 Benchmark                               4.19%       12.07%        13.60%        10.75%            -         10.68%
--------------------------------------------------------------------------------------------------------------------
ALLIANCE EQUITY INDEX                   18.64%       25.10%        26.02%            -             -         21.89%
--------------------------------------------------------------------------------------------------------------------
 Lipper S&P 500 Index Funds             19.36%       25.86%        26.81%            -             -         23.89%
--------------------------------------------------------------------------------------------------------------------
 Benchmark                              21.03%       27.56%        28.56%            -             -         24.14%
--------------------------------------------------------------------------------------------------------------------
ALLIANCE GLOBAL                         36.51%       21.69%        18.98%        14.16%            -         12.80%
--------------------------------------------------------------------------------------------------------------------
 Lipper Global                          44.62%       23.92%        20.57%        11.65%            -         11.06%
--------------------------------------------------------------------------------------------------------------------
 Benchmark                              24.93%       21.61%        19.76%        11.42%            -         10.74%
--------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME              16.95%       20.30%        20.31%            -             -         15.46%
--------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                 12.90%       17.23%        20.50%            -             -         16.45%
--------------------------------------------------------------------------------------------------------------------
 Benchmark                              20.71%       23.10%        25.01%            -             -         18.77%
--------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS               24.76%       18.73%        18.28%        15.31%            -         15.32%
--------------------------------------------------------------------------------------------------------------------
 Lipper Flexible Portfolio              10.45%       14.19%        15.15%        11.65%            -         11.68%
--------------------------------------------------------------------------------------------------------------------
 Benchmark                              13.77%       20.90%        22.15%        15.13%            -         15.15%
--------------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                     (4.74)%       1.32%         8.30%         8.66%            -          7.80%
--------------------------------------------------------------------------------------------------------------------
 Lipper High Yield                       3.65%        4.82%         8.59%         9.61%            -          7.79%
--------------------------------------------------------------------------------------------------------------------
 Benchmark #1                            1.57%        5.91%         9.61%        10.79%            -          9.99%
--------------------------------------------------------------------------------------------------------------------
 Benchmark #2                            3.28%        5.37%         9.07%        11.06%            -         10.04%
--------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE GOVERNMENT
 SECURITIES                             (1.31)%       3.49%         4.84%            -             -          4.75%
--------------------------------------------------------------------------------------------------------------------
 Lipper U.S. Government                 (2.60)%       4.04%         5.81%            -             -          5.89%
--------------------------------------------------------------------------------------------------------------------
 Benchmark                               0.49%        5.50%         6.93%            -             -          6.76%
--------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERNATIONAL                  35.79%       12.23%            -             -             -         11.49%
--------------------------------------------------------------------------------------------------------------------
 Lipper International                   43.24%       18.74%            -             -             -         16.13%
--------------------------------------------------------------------------------------------------------------------
 Benchmark                              26.96%       15.74%            -             -             -         13.11%
--------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                    3.47%        3.73%         3.85%         3.67%            -          5.15%
--------------------------------------------------------------------------------------------------------------------
 Lipper Money Market                     3.78%        4.05%         4.16%         3.96%            -          5.70%
--------------------------------------------------------------------------------------------------------------------
 Benchmark                               4.74%        5.01%         5.20%         5.06%            -          6.65%
--------------------------------------------------------------------------------------------------------------------
ALLIANCE QUALITY BOND                   (3.43)%       3.63%         5.92%            -             -          3.45%
--------------------------------------------------------------------------------------------------------------------
 Lipper Corporate Bond BBB-Rated        (2.56)%       4.06%         6.53%            -             -          4.36%
--------------------------------------------------------------------------------------------------------------------
 Benchmark                              (0.82)%       5.73%         7.73%            -             -          5.64%
--------------------------------------------------------------------------------------------------------------------

------
  17
--------------------------------------------------------------------------------


                                     TABLE 3
  ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999 (CONTINUED)



----------------------------------------------------------------------------------------------------------------------
                                                                                                              SINCE
                                                                                                            PORTFOLIO
                                           1 YEAR       3 YEARS       5 YEARS      10 YEARS     20 YEARS    INCEPTION*
----------------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH                  26.09%             -             -             -            -    16.19%
---------------------------------------------------------------------------------------------------------------------
 Lipper Small-Cap                          34.26%             -             -             -            -    19.49%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                 43.09%             -             -             -            -    25.88%
-------------------------------------------------------------------------------------------------------------------
EQ/BALANCED                                16.09%         15.28%        14.77%        10.20%           -    11.04%
-------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                           10.45%         14.19%        15.15%        11.65%           -    11.09%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                  9.07%         16.47%        17.93%        13.04%           -    13.19%
-------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES              71.59%             -             -             -            -    46.49%
-------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                            51.65%             -             -             -            -    32.50%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.26%             -             -             -            -    16.99%
-------------------------------------------------------------------------------------------------------------------
MFS RESEARCH                               21.64%             -             -             -            -    22.46%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth                             29.78%             -             -             -            -    29.33%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.03%             -             -             -            -    27.36%
-------------------------------------------------------------------------------------------------------------------
MERCURY BASIC VALUE EQUITY                 17.51%             -             -             -            -    16.52%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                    12.90%             -             -             -            -     18.00%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.03%             -             -             -            -    27.36%
-------------------------------------------------------------------------------------------------------------------
MERCURY WORLD STRATEGY                     19.89%             -             -             -            -    10.79%
-------------------------------------------------------------------------------------------------------------------
 Lipper Global Flexible Portfolio          12.93%             -             -             -            -    11.91%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                 13.07%             -             -             -            -    16.81%
-------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING
 MARKETS EQUITY                            93.40%             -             -             -            -     4.43%
-------------------------------------------------------------------------------------------------------------------
 Lipper Emerging Markets                   82.53%             -             -             -            -     2.90%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                 66.41%             -             -             -            -    (0.88)%
-------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM BALANCED                         (1.16)%            -             -             -            -     8.39%
-------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                            8.69%             -             -             -            -    13.91%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                 11.39%             -             -             -            -    18.81%
-------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE            (2.54)%            -             -             -            -     8.80%
-------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                    12.90%             -             -             -            -    18.00%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.03%             -             -             -            -    27.36%
-------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME                 2.31%             -             -             -            -    11.46%
-------------------------------------------------------------------------------------------------------------------
 Lipper Equity Income                       6.90%             -             -             -            -    14.28%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.03%             -             -             -            -    27.36%
-------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK          30.29%             -             -             -            -    14.34%
-------------------------------------------------------------------------------------------------------------------
 Lipper International                      43.24%             -             -             -            -    20.38%
-------------------------------------------------------------------------------------------------------------------
 Benchmark                                 26.96%             -             -             -            -    18.32%
-------------------------------------------------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY VALUE          0.58%             -             -             -            -     2.09%
-------------------------------------------------------------------------------------------------------------------
 Lipper Small-Cap                          34.26%             -             -             -            -    24.22%
-------------------------------------------------------------------------------------------------------------------
 Benchmark #1                              21.26%             -             -             -            -    16.99%
-------------------------------------------------------------------------------------------------------------------
 Benchmark #2                              (1.49)%            -             -             -            -     7.06%
-------------------------------------------------------------------------------------------------------------------


----------

* Portfolio inception dates are shown in Table 1. Lipper Survey and benchmark "since portfolio inception" information are as of the month-end closest to the actual date of portfolio inception.

------
  18
--------------------------------------------------------------------------------


                                     TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999



-------------------------------------------------------------------------------------------------------------------------
                                                                                                                SINCE
                                                                                                              PORTFOLIO
                                        1 YEAR       3 YEARS       5 YEARS       10 YEARS        20 YEARS     INCEPTION*
-------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK                    17.12%          26.37%        97.56%        300.04%              -        907.17%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap Growth                 51.65%         102.87%       158.98%        311.69%              -        683.45%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                             18.09%          62.12%       147.96%        319.19%              -        595.55%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK                  23.38%         100.46%       220.74%        376.76%       2,102.68%     3,665.21%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                         29.78%         106.30%       216.51%        386.68%       1,816.52%     2,838.39%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                             21.03%         107.56%       251.12%        432.78%       2,584.39%     3,555.48%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS         8.55%          36.01%        67.41%        123.19%              -        129.28%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Income                          4.42%          39.31%        91.71%        163.35%              -        169.02%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                              4.19%          40.74%        89.21%        177.71%              -        186.90%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE EQUITY INDEX                  18.64%          95.77%       217.89%             -               -        217.43%
-------------------------------------------------------------------------------------------------------------------------
 Lipper S&P 500 Index Funds            19.36%          99.37%       227.98%             -               -        242.77%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                             21.03%         107.56%       251.12%             -               -        253.66%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE GLOBAL                        36.51%          80.19%       138.43%        276.09%              -        342.49%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Global                         44.62%          93.38%       162.57%        205.54%              -        273.03%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                             24.93%          79.83%       146.35%        194.99%              -        252.80%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME             16.95%          74.09%       152.11%             -               -        145.50%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                12.90%          62.52%       157.04%             -               -        158.01%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                             20.71%          86.55%       205.26%             -               -        204.09%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS              24.76%          67.36%       131.47%        315.58%              -        330.68%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Flexible Portfolio             10.45%          49.38%       103.90%        204.29%              -        211.11%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                             13.77%          76.71%       171.92%        309.28%              -        352.50%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                   (4.74)%           4.01%        48.99%        129.49%              -        165.41%
-------------------------------------------------------------------------------------------------------------------------
 Lipper High Yield                      3.65%          15.25%        51.19%        151.82%              -        166.74%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark #1                           1.57%          18.80%        58.22%        178.72%              -        245.03%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark #2                           3.28%          17.00%        54.39%        185.43%              -        246.92%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE
 GOVERNMENT SECURITIES                (1.31)%          10.84%        26.65%             -               -         50.13%
-------------------------------------------------------------------------------------------------------------------------
 Lipper U.S. Government               (2.60)%          12.55%        32.56%             -               -         64.40%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                              0.49%          17.43%        39.81%             -               -         77.41%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERNATIONAL                 35.79%          41.35%            -              -               -         67.58%
-------------------------------------------------------------------------------------------------------------------------
 Lipper International                  43.24%          69.17%            -              -               -        103.07%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                             26.96%          55.06%            -              -               -         79.52%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                   3.47%          11.62%        20.78%         43.42%              -        142.62%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Money Market                    3.78%          12.64%        22.65%         47.52%              -        178.18%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                              4.74%          15.79%        28.88%         63.79%              -        229.35%
-------------------------------------------------------------------------------------------------------------------------

------
  19
--------------------------------------------------------------------------------


                                     TABLE 4
  CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999 (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                                                                 SINCE
                                                                                                               PORTFOLIO
                                           1 YEAR        3 YEARS       5 YEARS       10 YEARS      20 YEARS    INCEPTION*
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE QUALITY BOND                      (3.43)%        11.30%        33.34%             -          -           23.61%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Corporate Bond BBB-Rated           (2.56)%        12.69%        37.39%             -          -           30.19%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 (0.82)%        18.20%        45.12%             -          -           40.97%
-------------------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH                  26.09%             -             -              -          -           49.24%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Small-Cap                          34.26%             -             -              -          -           62.98%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 43.09%             -             -              -          -           84.91%
-------------------------------------------------------------------------------------------------------------------------
EQ/BALANCED                                16.09%         53.21%        99.12%        164.09%         -          415.98%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                           10.45%         49.38%       103.90%        204.29%         -          335.16%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                  9.07%         58.00%       128.08%        240.54%         -          558.00%
-------------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES              71.59%             -             -              -          -          176.97%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Mid-Cap                            51.65%             -             -              -          -          120.85%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.26%             -             -              -          -           52.05%
-------------------------------------------------------------------------------------------------------------------------
MFS RESEARCH                               21.64%             -             -              -          -           71.70%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Growth                             29.78%             -             -              -          -          101.13%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.03%             -             -              -          -           90.75%
-------------------------------------------------------------------------------------------------------------------------
MERCURY BASIC VALUE EQUITY                 17.51%             -             -              -          -           50.39%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                    12.90%             -             -              -          -           56.85%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.03%             -             -              -          -           90.75%
-------------------------------------------------------------------------------------------------------------------------
MERCURY WORLD STRATEGY                     19.89%             -             -              -          -           31.43%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Global Flexible Portfolio          12.93%             -             -              -          -           35.69%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 13.07%             -             -              -          -           49.16%
-------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING
 MARKETS EQUITY                            93.40%             -             -              -          -           10.80%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Emerging Markets                   82.53%             -             -              -          -            7.48%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 66.41%             -             -              -          -            5.32%
-------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM BALANCED                         (1.16)%            -             -              -          -           24.00%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Balanced                            8.69%             -             -              -          -           42.44%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 11.39%             -             -              -          -           61.21%
-------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH &
 INCOME VALUE                              (2.54)%            -             -              -          -           25.24%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Growth & Income                    12.90%             -             -              -          -           56.85%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.03%             -             -              -          -           90.75%
-------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME                 2.31%             -             -              -          -           33.58%
-------------------------------------------------------------------------------------------------------------------------
 Lipper Equity Income                       6.90%             -             -              -          -           43.31%
-------------------------------------------------------------------------------------------------------------------------
 Benchmark                                 21.03%             -             -              -          -           90.75%
-------------------------------------------------------------------------------------------------------------------------

------
  20
--------------------------------------------------------------------------------


                                     TABLE 4
  CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999 (CONTINUED)



--------------------------------------------------------------------------------------------------
                                                                                          SINCE
                                                                                        PORTFOLIO
                           1 YEAR      3 YEARS     5 YEARS     10 YEARS     20 YEARS    INCEPTION*
--------------------------------------------------------------------------------------------------
T. ROWE PRICE
 INTERNATIONAL STOCK       30.29%         -           -            -            -         43.00%
--------------------------------------------------------------------------------------------------
 Lipper International      43.24%         -           -                         -         65.44%
--------------------------------------------------------------------------------------------------
 Benchmark                 26.96%         -           -            -            -         56.70%
--------------------------------------------------------------------------------------------------
WARBURG PINCUS SMALL
 COMPANY VALUE              0.58%         -           -            -            -          5.68%
--------------------------------------------------------------------------------------------------
 Lipper Small-Cap          34.26%         -           -            -            -         83.94%
--------------------------------------------------------------------------------------------------
 Benchmark #1              21.26%         -           -            -            -         52.05%
--------------------------------------------------------------------------------------------------
 Benchmark #2              (1.49)%        -           -            -            -         19.99%
--------------------------------------------------------------------------------------------------



----------
* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as month-end closest to the actual date and portfolio inception.

------
  21
--------------------------------------------------------------------------------

                                     TABLE 5
                          YEAR-BY-YEAR RATES OF RETURN


--------------------------------------------------------------------------------------------------------
                                              1990        1991         1992         1993         1994
--------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                           5.52%       84.47%       (4.61)%     15.08%        (5.24)%
--------------------------------------------------------------------------------------------------------
Alliance Common Stock                        (9.36)%      35.86%        1.72%      23.07%        (3.58)%
--------------------------------------------------------------------------------------------------------
Alliance Conservative Investors               4.88%       18.16%        4.27%       9.18%        (5.50)%
--------------------------------------------------------------------------------------------------------
Alliance Equity Index                            -            -            -           -         (0.14)%
--------------------------------------------------------------------------------------------------------
Alliance Global                              (7.49)%      28.72%       (1.96)%     30.27%         3.71%
--------------------------------------------------------------------------------------------------------
Alliance Growth and Income                       -            -            -       (0.62)%       (2.02)%
--------------------------------------------------------------------------------------------------------
Alliance Growth Investors                     9.01%       46.85%        3.42%      13.63%        (4.56)%
--------------------------------------------------------------------------------------------------------
Alliance High Yield                          (2.54)%      22.72%       10.72%      21.42%        (4.20)%
--------------------------------------------------------------------------------------------------------
Alliance Intermediate Government
  Securities                                     -        10.88%        4.08%       9.01%        (5.77)%
--------------------------------------------------------------------------------------------------------
Alliance International                           -            -            -           -             -
--------------------------------------------------------------------------------------------------------
Alliance Money Market                         6.80%        4.69%        2.07%       1.48%         2.53%
--------------------------------------------------------------------------------------------------------
Alliance Quality Bond                            -            -            -       (0.87)%       (6.49)%
--------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                        -            -            -           -             -
--------------------------------------------------------------------------------------------------------
EQ/Balanced                                  (1.45)%      40.11%       (4.26)%     10.71%        (9.38)%
--------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                    -            -            -           -             -
--------------------------------------------------------------------------------------------------------
MFS Research                                     -            -            -           -             -
--------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                       -            -            -           -             -
--------------------------------------------------------------------------------------------------------
Mercury World Strategy                           -            -            -           -             -
--------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity           -            -            -           -             -
--------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                               -            -            -           -             -
--------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  -            -            -           -             -
--------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                      -            -            -           -             -
--------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                -            -            -           -             -
--------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value               -            -            -           -             -
--------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                             1995        1996          1997           1998         1999
---------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                          29.81%      20.44%         9.20%        ( 1.19)%     17.12%
---------------------------------------------------------------------------------------------------------
Alliance Common Stock                        30.61%      22.50%        27.37%         27.55%      23.38%
---------------------------------------------------------------------------------------------------------
Alliance Conservative Investors              18.71%       3.68%        11.62%         12.25%       8.55%
---------------------------------------------------------------------------------------------------------
Alliance Equity Index                        34.60%      20.64%        30.69%         26.25%      18.64%
---------------------------------------------------------------------------------------------------------
Alliance Global                              17.14%      12.96%         9.93%         20.07%      36.51%
---------------------------------------------------------------------------------------------------------
Alliance Growth and Income                   22.34%      18.37%        24.95%         19.13%      16.95%
---------------------------------------------------------------------------------------------------------
Alliance Growth Investors                    24.61%      10.99%        15.11%         16.54%      24.76%
---------------------------------------------------------------------------------------------------------
Alliance High Yield                          18.24%      21.15%        16.79%        ( 6.51)%     (4.74)%
---------------------------------------------------------------------------------------------------------
Alliance Intermediate Government
  Securities                                 11.73%       2.27%         5.76%          6.20%      (1.31)%
---------------------------------------------------------------------------------------------------------
Alliance International                        9.54%       8.23%       ( 4.49)%         8.99%      35.79%
---------------------------------------------------------------------------------------------------------
Alliance Money Market                         4.23%       3.81%         3.91%          3.82%       3.47%
---------------------------------------------------------------------------------------------------------
Alliance Quality Bond                        15.38%       3.84%         7.58%          7.13%      (3.43)%
---------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                        -           -         25.50%+       ( 5.69)%     26.09%
---------------------------------------------------------------------------------------------------------
EQ/Balanced                                  18.07%      10.07%        13.35%+        16.43%      16.09%
---------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                    -           -         21.45%+        32.90%      71.59%
---------------------------------------------------------------------------------------------------------
MFS Research                                     -           -         15.12%+        22.62%      21.64%
---------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                       -           -         16.08%+        10.24%      17.51%
---------------------------------------------------------------------------------------------------------
Mercury World Strategy                           -           -          3.87%+         5.54%      19.89%
---------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity           -           -        (20.54)%+      (27.90)%     93.40%
---------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                               -           -         13.56%+        10.47%      (1.16)%
---------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  -           -         15.28%+        11.47%      (2.54)%
---------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                      -           -         21.15%+         7.76%       2.31%
---------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                -           -        ( 2.30)%+       12.33%      30.29%
---------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value               -           -         18.17%+       (11.09)%      0.58%
---------------------------------------------------------------------------------------------------------

----------
+ Returns for these portfolios represent less than 12 months of performance. The returns are as of each portfolio inception date as shown in Table 1.

------
  22
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:


o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;


o other appropriate indices of investment securities and averages for peer universes of mutual funds; or


o     data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

Barron's                                    Money Management Letter
Morningstar's Variable Annuity Sourcebook   Investment Dealers Digest
Business Week                               National Underwriter
Forbes                                      Pension & Investments
Fortune                                     USA Today
Institutional Investor                      Investor's Business Daily
Money                                       The New York Times
Kiplinger's Personal Finance                The Wall Street Journal
Financial Planning                          The Los Angeles Times
Investment Adviser                          The Chicago Tribune
Investment Management Weekly

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life insurance and annuity contracts; and


o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION

Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the other options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option.

------
  23
--------------------------------------------------------------------------------


The current yields and effective yields assume the deduction of all current contract charges and expenses other than the annual administrative charge, withdrawal charge, and any charges for state premium and other applicable taxes. For more information, see "Alliance Money Market option yield information" and "Other yield information" in the SAI.

THE FOLLOWING IS ADDED AFTER PAGE B-6 OF THE PROSPECTUS:

-------
  A-1
--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account A with the same daily asset charges of 1.20%.

SERIES 600 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT EQ/ALLIANCE TECHNOLOGY WHICH IS BEING OFFERED FOR THE FIRST TIME ON MAY 22, 2000.

--------------------------------------------------------------------------------
                                                 DECEMBER 31,      DECEMBER 31,
                                                    1998              1999
--------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK
--------------------------------------------------------------------------------
 Unit value                                          $90.25            $105.69
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                      -                  4
--------------------------------------------------------------------------------
ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------
 Unit value                                         $102.87            $126.92
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                      -                105
--------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS
--------------------------------------------------------------------------------
 Unit value                                         $102.74            $111.53
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                      -                  6
--------------------------------------------------------------------------------
ALLIANCE EQUITY INDEX
--------------------------------------------------------------------------------
 Unit value                                         $103.69            $123.02
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                      -                 50
--------------------------------------------------------------------------------
ALLIANCE GLOBAL
--------------------------------------------------------------------------------
 Unit value                                          $98.37            $134.29
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                      -                 20
--------------------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME
--------------------------------------------------------------------------------
 Unit value                                         $102.73            $120.14
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                      -                 37
--------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS
--------------------------------------------------------------------------------
 Unit value                                         $101.93            $127.17
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                      -                 21
--------------------------------------------------------------------------------
ALLIANCE HIGH YIELD
--------------------------------------------------------------------------------
 Unit value                                          $89.20             $84.97
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                      -                  5
--------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
--------------------------------------------------------------------------------
 Unit value                                         $103.32            $101.97
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                      -                  1
--------------------------------------------------------------------------------

-------
  A-2
--------------------------------------------------------------------------------

SERIES 600 CONTRACTS


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT EQ/ALLIANCE TECHNOLOGY WHICH IS BEING OFFERED FOR THE FIRST TIME ON MAY 22, 2000. (CONTINUED)

--------------------------------------------------------------------------
                                          DECEMBER 31,       DECEMBER 31,
                                              1998               1999
--------------------------------------------------------------------------
ALLIANCE INTERNATIONAL
--------------------------------------------------------------------------
 Unit value                                   $93.00             $126.30
--------------------------------------------------------------------------
 Number of units outstanding (000's)               -                   3
--------------------------------------------------------------------------
ALLIANCE MONEY MARKET
--------------------------------------------------------------------------
 Unit value                                  $101.68             $105.21
--------------------------------------------------------------------------
 Number of units outstanding (000's)               -                  17
--------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH
--------------------------------------------------------------------------
 Unit value                                        -              116.42
--------------------------------------------------------------------------
 Number of units outstanding (000s)                -                  36
--------------------------------------------------------------------------
ALLIANCE QUALITY BOND
--------------------------------------------------------------------------
 Unit value                                  $103.62             $100.07
--------------------------------------------------------------------------
 Number of units outstanding (000's)               -                   4
--------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------------
 Unit value                                   $86.94             $109.62
--------------------------------------------------------------------------
 Number of units outstanding (000's)               -                   2
--------------------------------------------------------------------------
EQ/BALANCED
--------------------------------------------------------------------------
 Unit value                                  $102.39             $118.36
--------------------------------------------------------------------------
 Number of units outstanding (000's)               -                  11
--------------------------------------------------------------------------
CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------
 Unit value                                        -              107.64
--------------------------------------------------------------------------
 Number of units outstanding (000s)                -                   -
--------------------------------------------------------------------------
CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------
 Unit value                                        -              106.84
--------------------------------------------------------------------------
 Number of units outstanding (000s)                -                   1
--------------------------------------------------------------------------
CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------------------------
 Unit value                                        -              101.69
--------------------------------------------------------------------------
 Number of units outstanding (000s)                -                   1
--------------------------------------------------------------------------
EQ/EVERGREEN
--------------------------------------------------------------------------
 Uit value                                         -              106.63
--------------------------------------------------------------------------
 Number of units outstanding (000s)                -                   -
--------------------------------------------------------------------------
EQ/EVERGREEN FOUNDATION
--------------------------------------------------------------------------
 Unit value                                        -              105.21
--------------------------------------------------------------------------
 Number of units outstanding (000s)                -                   -
--------------------------------------------------------------------------

-------
  A-3
--------------------------------------------------------------------------------


SERIES 600 CONTRACTS

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT EQ/ALLIANCE TECHNOLOGY WHICH IS BEING OFFERED FOR THE FIRST TIME ON MAY 22, 2000. (CONTINUED)

----------------------------------------------------------------------------
                                             DECEMBER 31,      DECEMBER  31,
                                                1998               1999
----------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES
----------------------------------------------------------------------------
 Unit value                                     $103.53             $177.65
----------------------------------------------------------------------------
 Number of units outstanding (000's)                  -                  36
----------------------------------------------------------------------------
MFS GROWTH WITH INCOME
----------------------------------------------------------------------------
 Unit value                                           -              104.53
----------------------------------------------------------------------------
 Number of units outstanding (000s)                   -                   2
----------------------------------------------------------------------------
MFS RESEARCH
----------------------------------------------------------------------------
 Unit value                                      $99.10             $120.55
----------------------------------------------------------------------------
 Number of units outstanding (000's)                  -                   6
----------------------------------------------------------------------------
MERCURY BASIC VALUE EQUITY
----------------------------------------------------------------------------
 Unit value                                      $97.91             $115.06
----------------------------------------------------------------------------
 Number of units outstanding (000's)                  -                   7
----------------------------------------------------------------------------
MERCURY WORLD STRATEGY
----------------------------------------------------------------------------
 Unit value                                      $94.96             $113.85
----------------------------------------------------------------------------
 Number of units outstanding (000's)                  -                   1
----------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS EQUITY
----------------------------------------------------------------------------
 Unit value                                      $81.49             $157.61
----------------------------------------------------------------------------
 Number of units outstanding (000's)                  -                   3
----------------------------------------------------------------------------
EQ/PUTNAM BALANCED
----------------------------------------------------------------------------
 Unit value                                     $101.17              $99.99
----------------------------------------------------------------------------
 Number of units outstanding (000's)                  -                   3
----------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE
----------------------------------------------------------------------------
 Unit value                                     $100.60              $98.04
----------------------------------------------------------------------------
 Number of units outstanding (000's)                  -                   3
----------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME
----------------------------------------------------------------------------
 Unit value                                     $101.12              $103.45
----------------------------------------------------------------------------
 Number of units outstanding (000's)                  -                   3
----------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK
----------------------------------------------------------------------------
 Unit value                                      $94.15             $122.67
----------------------------------------------------------------------------
 Number of units outstanding (000's)                  -                   3
----------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY VALUE
----------------------------------------------------------------------------
 Unit value                                      $82.88              $83.36
----------------------------------------------------------------------------
 Number of units outstanding (000's)                  -                   1
----------------------------------------------------------------------------

THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES


SUPPLEMENT DATED MAY 1, 2000
TO EQUI-VEST(R) EMPLOYER-SPONSORED
RETIREMENT PROGRAMS

PROSPECTUS DATED MAY 1, 2000


FOR EMPLOYEES OF ALLEGHENY COUNTY, PENNSYLVANIA
--------------------------------------------------------------------------------


This Supplement modifies certain information contained in the prospectus dated May 1, 2000 ("Prospectus") as it relates to the Series 200 EDC Contracts offered by The Equitable Life Assurance Society of the United States ("Equitable Life"). The Series 200 EDC Contracts, modified as described below (the "Modified EDC Contracts"), are offered to employees of Allegheny County, Pennsylvania, on the basis described in the Prospectus, except that the Withdrawal Charge and Annual Administrative Charge applicable to the Modified EDC Contracts will be as follows:


o Withdrawal Charge. The Withdrawal Charge ("WC") schedule for the Modified EDC Contract is as follows:

       CONTRACT YEAR(S)                   WC
  --------------------------- ---------------------------
             1                           6%
             2                           5
             3                           4
             4                           3
             5                           2
             6+                          0

This table replaces the table in the Prospectus under "Withdrawal charge for series 100 and 200 contracts" in "Charges and expenses."

No WC will apply in the event of the:
     -- Death
     -- Disability
     -- Separation from service from Allegheny County
     -- Retirement of the participant.
The annual administrative charge is waived.








                                                                           E2338

888-1281

THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES


SUPPLEMENT DATED MAY 1, 2000
TO EQUI-VEST(R) EMPLOYER-SPONSORED
RETIREMENT PROGRAMS

PROSPECTUS DATED MAY 1, 2000


--------------------------------------------------------------------------------


This supplement modifies certain information in the prospectus dated May 1, 2000 (the "Prospectus") for EQUI-VEST group and individual deferred variable annuity contracts offered by Equitable Life. Equitable Life will offer a modified version of its EQUI-VEST Series 200 TSA contracts (the "Modified TSA Agreement") only to participants in qualifying retirement programs of certain nonprofit healthcare organizations. This Supplement describes the material differences between the Modified TSA Agreement and the EQUI-VEST Series 200 TSA contract described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus.


Material differences between the Modified TSA Agreement and the TSA provisions described in the EQUI-VEST Prospectus include the following:

o WITHDRAWAL CHARGE. The Withdrawal Charge schedule for the Modified TSA Agreement is as follows:

       CONTRACT YEAR(S)                  WC
  --------------------------- ---------------------------
             1                           6%
             2                           5
             3                           4
             4                           3
             5                           2
             6+                          0

This table replaces the EQUI-VEST Series 200 Withdrawal Charge table in "Withdrawal charge for series 100 and 200 contracts" under "Charges and expenses."

o  EXCEPTIONS TO THE WITHDRAWAL CHARGE. For the modified TSA Agreement, the section in "Charges and expenses" has been revised to add the following waivers:

No charge will be applied to any amount withdrawn from the Modified TSA Agreement if:


-- The annuitant has separated from service, or

-- The annuitant makes a withdrawal at any time if he qualifies to receive
   Social Security disability benefits as certified by the Social Security Administration or any successor agency, or

-- The annuitant makes a withdrawal that qualifies as a hardship withdrawal under the Plan and the Code.


o ANNUAL ADMINISTRATIVE CHARGE. The annual administrative charge to participants under the Modified TSA Agreement is at maximum the charge described in the Prospectus -- that is, it is equal to the lesser of $30 or 2% of the account value on the last business day of each year (adjusted to include any withdrawals made during the year), to be prorated for a fractional year. This charge may be reduced or waived when a Modified TSA Agreement is used by the employer and the required participant services are performed at a modified or minimum level.





                     FOR USE ONLY IN THE STATE OF ILLINOIS




888-1278

The Equitable Life Assurance
Society Of The United States

SUPPLEMENT DATED MAY 1, 2000
TO EQUI-VEST(R) EMPLOYER-SPONSORED
RETIREMENT PROGRAMS

PROSPECTUS DATED MAY 1, 2000

EQUI-VEST(R) TSA Contracts
(Series 100 and Series 200)
Offered to Certain Public School Employees Within the State of Indiana
--------------------------------------------------------------------------------

This Supplement adds to and modifies certain information contained in the Prospectus dated May 1, 2000 ("Prospectus") for Equi-Vest(R) Employer-Sponsored Retirement Programs offered by Equitable Life. Equitable Life will offer its EQUI-VEST(R) Series 100 and Series 200 TSA Contracts, as described below ("Modified TSA Contracts"), to certain participants in plans that meet the requirements of Internal Revenue Code Section 403(b) (referred to as "Section 403(b) Plans") sponsored by a public education institution described in "Tax information" under "Tax-Sheltered annuity arrangements (TSAs)" as "Section 403(b) Plans" sponsored by a public education institution described in Section 403(b)(1)(A)(ii) of the Code within the State of Indiana ("Employer"). Modified TSA Contracts will be available only when an Employer makes contributions for employees participating in Section 403(b) Plans (whether in addition to, or instead of, employee salary reduction or elective deferred contributions, as applicable) and has entered into an agreement with Equitable Life that permits Equitable Life to offer to you Modified TSA Contracts as a funding vehicle for your Employer's Section 403(b) Plan ("Modified TSA Agreement"). Terms not otherwise defined in this Supplement have the same meaning as in the Prospectus.


Modified TSA Agreements and Contracts: Exceptions to Withdrawal Charge. Modified TSA Contracts are offered to participants on the same basis and under the same terms and conditions described in the Prospectus as applicable to the EQUI-VEST(R) TSA Series 100 and Series 200 Contracts, except for certain material differences described in this Supplement.

Your Employer may notify us of its termination of a Modified TSA Agreement during the seven-day period ("Employer Window Period") starting on the fifth anniversary of the initial Modified TSA Contract purchased pursuant to a Modified TSA Agreement. If your Employer terminates its Modified TSA Agreement during an Employer Window Period, then you will have a 30-day period ("Annuitant Window Period"), starting on the first business day after the end of an Employer Window Period, during which to notify our Processing Office, in writing, whether you desire to terminate your Modified TSA Contract and transfer your Modified TSA Contract's account value to a successor funding vehicle without a withdrawal charge being applied.

The Prospectus section entitled "Charges under the contracts" in "Charges and expenses" has been revised to add the following waiver:

No charge will be applied to any amount withdrawn from your Modified TSA Contract if your Employer terminates its Modified TSA Agreement with us; and within the 30-day Annuitant Window Period, you choose to transfer the account value under your Modified TSA Contract to a successor funding vehicle.

Your opportunity to transfer your account value without paying a withdrawal charge is wholly dependent upon your Employer providing you with timely notice of the termination of its Modified TSA Agreement with us and notifying you of the Annuitant Window Period.

Equitable Life is not obliged to provide you with information relating to your Employer's decision to terminate its Modified TSA Agreement.

You are not required to make such a transfer and you may decide to continue your Modified TSA Contract even if your Employer terminates its Modified TSA Agreement.

                      FOR USE ONLY IN THE STATE OF INDIANA

                                                                          E2342


888-1280

--------------------------------------------------------------------------------
2

Guaranteed Interest Option Rates. Until the start of the Employer Window Period all Modified TSA Contracts held by Annuitants of one Employer ("Unit") will be credited with a current rate of interest in the Guaranteed Interest Option up to 0.50% lower than the current rate for all other EQUI-VEST(R) Series 100 and Series 200 TSA Contracts purchased on the same date and not purchased pursuant to a Modified TSA Agreement or other modified service agreement Equitable Life has with an Employer. Equitable Life reserves the right to apply different interest percentage rates to Units, at its discretion, based upon variances in Unit experience, expenses and other factors. The current rate credited under Modified TSA Contracts, however, will never be lower than the minimum guaranteed rates under all EQUI-VEST(R) Series 100 and Series 200 TSA Contracts. See "Your contracts value in the guaranteed interest option" in the Prospectus.

Once the Employer Window Period begins, the rates for any Modified TSA Contract within a Unit will be the same as the rates in effect for all other EQUI-VEST(R) Series 100 and Series 200 TSA Contracts purchased on the same date and not purchased pursuant to a Modified TSA Agreement or other modified service agreement Equitable Life has with an Employer.

ANNUAL ADMINISTRATIVE CHARGE. The annual administrative charge under Modified TSA Contracts may be reduced or waived when participant services are performed at a modified or minimum level under a Modified TSA Agreement. This annual administrative charge may continue to be reduced or waived even if your Employer terminates its Modified TSA Agreement with us. Any reduction or waiver to an annual administrative charge will not be unfairly discriminatory. See "Charges and expenses" in the Prospectus.


                      FOR USE ONLY IN THE STATE OF INDIANA

                                                                           E2342

The Equitable Life Assurance
Society Of The United States

SUPPLEMENT DATED MAY 1, 2000
TO EQUIT-VEST(R) EMPLOYER-SPONSORED
RETIREMENT PROGRAMS

PROSPECTUS DATED MAY 1, 2000

--------------------------------------------------------------------------------

This Supplement modifies certain information in the prospectus dated May 1, 2000 for EQUI-VEST deferred annuity contracts offered by Equitable Life. Terms in this Supplement have the same meanings as in the prospectus.


In addition to other options described in "Accessing your money" in the prospectus, the following distribution options may be available to participants in certain public employee deferred compensation plans in the State of Iowa. If such plans permit the use of such options, your employer may select one of the following options upon receipt of your irrevocable election to receive payments in such form:

1. MINIMUM DISTRIBUTION OPTION

Beginning in the year that you are required to begin minimum distribution payments under the Code and applicable U.S. Treasury regulations and each year thereafter, we will make annual payments to you subject to the rules of the Code and to our administrative rules then in effect. The amount of each payment will be calculated as described in this item 1.

Each year, we will calculate an annual amount equal to the minimum distribution required under Section 401(a)(9) of the Code and applicable Treasury regulations. The minimum distribution for each such year will be determined by dividing (a) your account value as of December 31 of the previous year, by (b) a life expectancy factor described below.

As you may elect under the terms of your employer's plan, the life expectancy factor is either a single life expectancy factor (based on your life expectancy) or a joint life expectancy factor (based on the joint lives of you and your spouse). Either such factor will be determined based on tables contained in
Section 401(a)(9) of the Code or applicable Treasury regulations.

If the joint life expectancy factor is elected, your designated beneficiary for minimum distribution purposes must be your spouse, unless the naming of a non-spouse beneficiary is permitted pursuant to our rules in effect at the time a beneficiary is named (such naming is not permitted at this date).

Life expectancy factors will be recalculated each year, unless (a) you elect not to recalculate or (b) the beneficiary is not your spouse. If life expectancy is not recalculated, then each life expectancy factor is based on the calculation for the calendar year in which you (and the beneficiary, if joint life expectancy applies) begin receiving minimum distributions reduced by one for each subsequent calendar year.

The election of the life expectancy factor to be used and whether recalculation is to apply will be irrevocable.

The calculation procedure may be changed as necessary in our sole discretion to comply with the minimum distribution rules under Section 401(a)(9) of the Code and applicable Treasury regulations.

2. COMBINATION OF SYSTEMATIC WITHDRAWAL AND MINIMUM DISTRIBUTION OPTION

Beginning on the date of the first payment of your plan benefits, if we are directed by your employer under the terms of the employer's plan, we will make systematic withdrawal payments to you as follows at the frequency you have elected (annually, quarterly or monthly), subject to our administrative rules then in effect. The systematic withdrawal option described in "Accessing your money" in the prospectus will be in combination with the minimum distribution option as described below.


             FOR USE ONLY WITH PEDC CONTRACTS IN THE STATE OF IOWA


888-1277

--------------------------------------------------------------------------------
2


Prior to the year that minimum distributions are required to start, we will pay the amount of each systematic withdrawal payment of the type you have selected. Based on your elections regarding your beneficiary and recalculations of life expectancy as described in item 1 above, we will calculate annually the required imputed minimum distribution amount and determine whether an additional payment to you is required. The calculation of such imputed minimum distribution amount will be made on a basis consistent with the required minimum distribution rules described in item 1 above, using the tables contained in Section 401(a)(9) of the Code and applicable Treasury regulations. Beginning with the year that minimum distributions are required to start, we will calculate annually the required minimum distribution and determine whether an additional payment to you is required. If required, an imputed minimum distribution payment or a required minimum distribution payment, as applicable, will be made in addition to the systematic withdrawal payments.


If at any time after you have made the irrevocable election under your employer's plan as described above, the Internal Revenue Service disallows the basis for calculating the payments as described in this item 2, we will have the right, in our sole discretion, to change the basis for calculating the payments as we deem necessary in order to meet the requirements of the Code and applicable Treasury regulations.


             FOR USE ONLY WITH PEDC CONTRACTS IN THE STATE OF IOWA


                                                                           E2341

The Equitable Life Assurance
Society Of The United States


SUPPLEMENT DATED MAY 1, 2000
TO EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS
PROSPECTUS DATED MAY 1, 2000


EQUI-VEST(R) EDC Contracts (Series 100 and Series 200) offered to certain employees of State and Municipal Governments within the State of Iowa
--------------------------------------------------------------------------------


This Supplement adds to and modifies certain information contained in the prospectus dated May 1, 2000 (Prospectus) for EQUI-VEST(R) Employer-Sponsored Retirement Programs offered by Equitable Life. Equitable Life will offer EQUI-VEST(R) EDC, as described below ("Iowa/Enhanced EDC Contracts"), to fund plans that meet the requirements of Internal Revenue Code Section 457 ("Section 457 Plans") sponsored by certain state and municipal governments described in
Section 457 of the Code, within the State of Iowa ("Employer"). Iowa/Enhanced EDC Contracts will be available only when an Employer (i) makes contributions to a Section 457 Plan, whether in addition to, in the form of, employee salary reduction or elective deferred contributions, as applicable, and (ii) has entered into an agreement with Equitable Life that permits Equitable Life to offer Iowa/Enhanced EDC Contracts as a funding vehicle for your Employer's
Section 457 Plan; and the total assets of all Section 457 plans sponsored by all state, municipal and other local governments is greater than $50 million in plan assets for all Iowa/Enhanced EDC Contracts within the state of Iowa. Terms not otherwise defined in this Supplement have the same meaning as in the Prospectus.

Employees of an Employer may participate under an Iowa/Enhanced EDC Contract on the same basis and under the same terms and conditions described in the Prospectus as applicable to EQUI-VEST(R) EDC Contracts, except for certain material differences described in this Supplement. Participation under Iowa/Enhanced EDC Contracts will be available to (i) annuitants, within the State of Iowa, participating under EQUI-VEST(R) EDC Contracts purchased prior to the date of this Supplement and (ii) any annuitant participating under an Iowa/Enhanced EDC Contract purchased as of or after the date of this Supplement.




THE "EQUI-VEST EMPLOYER-SPONSORED RETIREMENT PROGRAMS AT A GLANCE -- KEY FEATURES" SECTION OF THE PROSPECTUS HAS BEEN MODIFIED FOR THE FEES AND CHARGES RELATED TO SERIES 100 AND 200 AS FOLLOWS:

ANNUAL ADMINISTRATIVE CHARGE. The annual administrative charge is waived and does not apply to Iowa/Enhanced EDC Contracts.


Annual expenses of EQ Advisors Trust Portfolios include 12b-1 fees for EQ Advisors Trust for Iowa/Enhanced EDC Contracts and are Class IB shares.


FEE TABLES. For Iowa/Enhanced EDC Contracts, the following fee tables are applicable. You should refer to the fee tables of the Prospectus for all other applicable expenses related to EQUI-VEST Series 100 and Series 200 Contracts. Please also see the discussion of the modifications to "Charges and expenses" set forth in the Supplement.

                       FOR USE ONLY IN THE STATE OF IOWA


888-1276

--------------------------------------------------------------------------------
2

Table 1:  EQUI-VEST Series 100

-----------------------------------------------------------------------------------------------------------------------
                                                     Alliance
                                      Alliance     Intermediate    Alliance                     Alliance      Alliance
                                         Money       Government     Quality       Alliance    Growth and        Equity
                                        Market       Securities        Bond     High Yield        Income         Index
-----------------------------------------------------------------------------------------------------------------------

SEPARATE ACCOUNT ANNUAL
EXPENSES
Mortality and Expense Risk Fees (1)    .65%           .65%           .65%          .65%         .65%           .65%
Other Expenses (2)                     .25%           .25%           .25%          .25%         .25%           .25%
-----------------------------------------------------------------------------------------------------------------------
TOTAL SEPARATE ACCOUNT
ANNUAL EXPENSES                        .90%           .90%           .90%          .90%         .90%           .90%
Annual Expenses
Investment Advisory Fees               .34%           .50%           .53%          .60%         .59%           .25%
Rule 12b-1 Fees (9)                    .25%           .25%           .25%          .25%         .25%           .25%
Other Expenses                         .05%           .07%           .05%          .05%         .05%           .05%
-----------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL EXPENSES (8)              .64%           .82%           .83%          .90%         .89%           .55%
-----------------------------------------------------------------------------------------------------------------------


Table 1:  EQUI-VEST Series 100

-----------------------------------------------------------------------------------------------------------------------
                                                                        Alliance    Alliance
                         Alliance              Alliance      EQ/           Small     Conser-                  Alliance
                           Common   Alliance     Inter-  Aggressive          Cap     vative        EQ/          Growth
                            Stock     Global   national     Stock         Growth    Investors   Balanced     Investors
-----------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT
ANNUAL EXPENSES
Mortality and Expense
Risk Fees (1)              .65%       .65%        .65%      .65%          .65%       .65%         .65%         .65%
Other Expenses (2)         .25%       .25%        .25%      .25%          .25%       .25%         .25%         .25%
-----------------------------------------------------------------------------------------------------------------------
TOTAL SEPARATE ACCOUNT
ANNUAL EXPENSES            .90%       .90%        .90%      .90%          .90%       .90%         .90%         .90%
Annual Expenses
Investment Advisory
Fees                       .46%       .73%        .85%      .60%          .75%       .60%         .57%         .57%
Rule 12b-1 Fees (9)        .25%       .25%        .25%      .25%          .25%       .25%         .25%         .25%
Other Expenses             .04%       .09%        .20%      .04%          .07%       .07%         .05%         .05%
-----------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL
EXPENSES (8)               .75%      1.07%       1.30%      .89%         1.07%       .92%         .87%         .87%
-----------------------------------------------------------------------------------------------------------------------


                       FOR USE ONLY IN THE STATE OF IOWA

--------------------------------------------------------------------------------
3

Table 1:  EQUI-VEST Series 100 (continued)

-----------------------------------------------------------------------------------------------------------------------

                                                  T. Rowe
                                                    Price     T. Rowe       EQ/Putnam
                                                   Inter-       Price        Growth &
                                                 national      Equity          Income       EQ/Putnam            MFS
                                                    Stock      Income           Value        Balanced       Research
-----------------------------------------------------------------------------------------------------------------------

SEPARATE ACCOUNT ANNUAL EXPENSES
Mortality and Expense Risk Fees (1)                 .65%        .65%           .65%            .65%            .65%
Other Expenses (2)                                  .25%        .25%           .25%            .25%            .25%
-----------------------------------------------------------------------------------------------------------------------
TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES              .90%        .90%           .90%            .90%            .90%
Annual Expenses
Investment Management and Advisory Fees             .85%        .60%           .60%            .60%            .65%
Rule 12b-1 Fees (9)                                 .25%        .25%           .25%            .25%            .25%
Other Expenses                                      .15%        .10%           .10%            .05%            .05%
-----------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL EXPENSES
(AFTER EXPENSE LIMITATION) (10)                    1.25%        .95%           .95%            .90%            .95%
-----------------------------------------------------------------------------------------------------------------------



Table 1:  EQUI-VEST Series 100

-----------------------------------------------------------------------------------------------------------------------
                                                               Morgan
                                                     MFS      Stanley       Warburg                         Mercury
                                                Emerging     Emerging  Pincus Small         Mercury          Basic
                                                  Growth      Markets       Company           World          Value
                                               Companies       Equity         Value        Strategy         Equity
-----------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES
Mortality and Expense Risk
Fees (1)                                         .65%           .65%         .65%            .65%            .65%
Other Expenses (2)                               .25%           .25%         .25%            .25%            .25%
-----------------------------------------------------------------------------------------------------------------------
TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES           .90%           .90%         .90%            .90%            .90%
Annual Expenses
Investment Management and Advisory Fees          .65%          1.15%         .75%            .70%            .60%
Rule 12b-1 Fees (9)                              .25%           .25%         .25%            .25%            .25%
Other Expenses                                   .10%           .35%         .10%            .25%            .10%
-----------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL EXPENSES
(AFTER EXPENSE LIMITATION) (10)                 1.00%          1.75%        1.10%           1.20%            .95%
-----------------------------------------------------------------------------------------------------------------------


                       FOR USE ONLY IN THE STATE OF IOWA

--------------------------------------------------------------------------------
4

Table 2:  EQUI-VEST Series 200 (continued)

----------------------------------------------------------------------------------------------------------------
                                             EQ/Alliance                      Calvert     Capital       Capital
                                                 Premier    EQ/Alliance      Socially    Guardian      Guardian
                                                  Growth     Technology   Responsible    Research   U.S. Equity
----------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES
Mortality and Expense
Risk Fees (1)                                    .65%         .65%           .65%          .65%        .65%
Other Expenses (2)                               .25%         .25%           .25%          .25%        .25%
----------------------------------------------------------------------------------------------------------------
TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES           .90%         .90%           .90%          .90%        .90%
Annual Expenses
Investment Management and Advisory Fees          .90%         .90%           .65%          .65%        .65%
Rule 12b-1 Fees (9)                              .25%         .25%           .25%          .25%        .25%
Other Expenses                                   .00%         .00%           .15%          .05%        .05%
----------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL EXPENSES
(AFTER EXPENSE LIMITATION) (10)                 1.15%        1.15%          1.05%          .95%        .95%
----------------------------------------------------------------------------------------------------------------


Table 2:  EQUI-VEST Series 200

-------------------------------------------------------------------------------------
                                                                  EQ/
                                                     EQ/    Evergreen     MFS Growth
                                               Evergreen   Foundation    With Income
-------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES
Mortality and Expense
Risk Fees (1)                                   .65%         .65%          .65%
Other Expenses (2)                              .25%         .25%          .25%
-------------------------------------------------------------------------------------
TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES          .90%         .90%          .90%
Annual Expenses
Investment Management and Advisory Fees         .65%         .60%          .60%
Rule 12b-1 Fees (9)                             .25%         .25%          .25%
Other Expenses                                  .05%         .10%          .10%
-------------------------------------------------------------------------------------
TOTAL ANNUAL EXPENSES
(AFTER EXPENSE LIMITATION) (10)                 .95%         .95%          .95%
-------------------------------------------------------------------------------------

------------
Notes 3 and 4 of the Fee Table are not applicable to Iowa/Enhanced EDC Contracts. As to certain limitations on charges, see "Maximum total charges" under "Charges and expenses" below for the modifications to the "Charges and expenses" section of the Prospectus. Also, Note 9 is revised as follows as shown on the last page of the Fee Tables.


                       FOR USE ONLY IN THE STATE OF IOWA

--------------------------------------------------------------------------------
5

Table 2:  EQUI-VEST Series 200 (continued)

-----------------------------------------------------------------------------------------------------------------------
                                                        Alliance
                                       Alliance     Intermediate     Alliance   Alliance       Alliance      Alliance
                                          Money       Government      Quality       High     Growth and        Equity
                                         Market       Securities         Bond      Yield         Income         Index
-----------------------------------------------------------------------------------------------------------------------

SEPARATE ACCOUNT ANNUAL
  EXPENSES
Mortality and Expense Risk Fees (1)      .65%           .65%           .65%         .65%         .65%          .65%
Other Expenses (2)                       .25%           .25%           .25%         .25%         .25%          .25%
-----------------------------------------------------------------------------------------------------------------------
TOTAL SEPARATE ACCOUNT ANNUAL
  EXPENSES                               .90%           .90%           .90%         .90%         .90%          .90%
Annual Expenses
Investment Advisory Fees                 .34%           .50%           .53%         .60%         .59%          .25%
Rule 12b-1 Fees (9)                      .25%           .25%           .25%         .25%         .25%          .25%
Other Expenses                           .05%           .07%           .05%         .05%         .05%          .05%
-----------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL
  EXPENSES (8)                           .64%           .82%           .83%         .90%         .89%          .55%
-----------------------------------------------------------------------------------------------------------------------




Table 2:  EQUI-VEST Series 200

-----------------------------------------------------------------------------------------------------------------------
                                                                             Alliance   Alliance
                                 Alliance            Alliance           EQ/     Small    Conser-              Alliance
                                   Common  Alliance    Inter-    Aggressive       Cap     vative       EQ/      Growth
                                    Stock    Global  national         Stock    Growth  Investors  Balanced   Investors
-----------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL
  EXPENSES
Mortality and Expense Risk Fees (1) .65%      .65%       .65%       .65%        .65%     .65%       .65%       .65%
Other Expenses (2)                  .25%      .25%       .25%       .25%        .25%     .25%       .25%       .25%
-----------------------------------------------------------------------------------------------------------------------
TOTAL SEPARATE ACCOUNT
  ANNUAL EXPENSES                   .90%      .90%       .90%       .90%        .90%     .90%       .90%       .90%
Annual Expenses
Investment Advisory Fees            .46%      .73%       .85%       .60%        .75%     .60%       .57%       .57%
Rule 12b-1 Fees (9)                 .25%      .25%       .25%       .25%        .25%     .25%       .25%       .25%
Other Expenses                      .04%      .09%       .20%       .04%        .07%     .07%       .05%       .05%
-----------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL
  EXPENSES (8)                      .75%     1.07%      1.30%       .89%       1.07%     .92%       .87%       .87%
-----------------------------------------------------------------------------------------------------------------------


                       FOR USE ONLY IN THE STATE OF IOWA

--------------------------------------------------------------------------------
6

Table 2:  EQUI-VEST Series 200 (continued)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                  T. Rowe      T. Rowe
                                                    Price        Price         EQ/Putnam
                                                   Inter-       Equity          Growth &       EQ/Putnam          MFS
                                                 national       Income      Income Value        Balanced     Research
-----------------------------------------------------------------------------------------------------------------------

SEPARATE ACCOUNT ANNUAL EXPENSES
Mortality and Expense Risk Fees (1)                .65%          .65%           .65%              .65%         .65%
Other Expenses (2)                                 .25%          .25%           .25%              .25%         .25%
-----------------------------------------------------------------------------------------------------------------------
TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES             .90%          .90%           .90%              .90%         .90%
Annual Expenses
Investment Management and Advisory Fees            .85%          .60%           .60%              .60%         .65%
Rule 12b-1 Fees (9)                                .25%          .25%           .25%              .25%         .25%
Other Expenses                                     .15%          .10%           .10%              .05%         .05%
-----------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL EXPENSES
(AFTER EXPENSE LIMITATION) (10)                   1.25%          .95%           .95%              .90%         .95%
-----------------------------------------------------------------------------------------------------------------------



Table 2:  EQUI-VEST Series 200

-----------------------------------------------------------------------------------------------------------------------
                                                               Morgan
                                                   MFS        Stanley          Warburg                       Mercury
                                              Emerging       Emerging     Pincus Small        Mercury          Basic
                                                Growth        Markets          Company          World          Value
                                             Companies         Equity            Value       Strategy         Equity
-----------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES
Mortality and Expense Risk Fees (1)             .65%             .65%           .65%            .65%         .65%
Other Expenses (2)                              .25%             .25%           .25%            .25%         .25%
-----------------------------------------------------------------------------------------------------------------------
TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES          .90%             .90%           .90%            .90%         .90%
Annual Expenses
Investment Management and Advisory Fees         .65%            1.15%           .75%            .70%         .60%
Rule 12b-1 Fees (9)                             .25%             .25%           .25%            .25%         .25%
Other Expenses                                  .10%             .35%           .10%            .25%         .10%
-----------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL EXPENSES
(AFTER EXPENSE LIMITATION) (10)                1.00%            1.75%          1.10%           1.20%         .95%
-----------------------------------------------------------------------------------------------------------------------

------------
Notes 3 and 4 of the Fee Table are not applicable to Iowa/Enhanced EDC Contracts. As to certain limitations on charges, see "Maximum total charges" under "Charges and expenses" below for the modifications to the "Charges and expenses" section of the Prospectus. Also, Note 9 is revised as follows as shown on the next page.




                       FOR USE ONLY IN THE STATE OF IOWA

--------------------------------------------------------------------------------
7

Table 1:  EQUI-VEST Series 100

--------------------------------------------------------------------------------------------------------
                                           EQ/Alliance                       Calvert           Capital
                                               Premier    EQ/Alliance       Socially          Guardian
                                                Growth     Technology    Responsible          Research
--------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES
Mortality and Expense Risk Fees (1)              .65%         .65%           .65%               .65%
Other Expenses (2)                               .25%         .25%           .25%               .25%
--------------------------------------------------------------------------------------------------------
TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES           .90%         .90%           .90%               .90%
Annual Expenses
Investment Management and Advisory Fees          .90%         .90%           .65%               .65%
Rule 12b-1 Fees (9)                              .25%         .25%           .25%               .25%
Other Expenses                                   .00%         .00%           .15%               .05%
--------------------------------------------------------------------------------------------------------
TOTAL ANNUAL EXPENSES
(AFTER EXPENSE LIMITATION) (10)                 1.15%        1.15%          1.05%               .95%
--------------------------------------------------------------------------------------------------------




Table 1:  EQUI-VEST Series 100

--------------------------------------------------------------------------------------------------
                                                 Capital                       EQ/
                                                Guardian          EQ/    Evergreen     MFS Growth
                                             U.S. Equity    Evergreen   Foundation    With Income
--------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES
Mortality and Expense Risk Fees (1)             .65%         .65%         .65%         .65%
Other Expenses (2)                              .25%         .25%         .25%         .25%
--------------------------------------------------------------------------------------------------
TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES          .90%         .90%         .90%         .90%
Annual Expenses
Investment Management and Advisory Fees         .60%         .65%         .60%         .60%
Rule 12b-1 Fees (9)                             .25%         .25%         .25%         .25%
Other Expenses                                  .05%         .05%         .10%         .10%
--------------------------------------------------------------------------------------------------
TOTAL ANNUAL EXPENSES
(AFTER EXPENSE LIMITATION) (10)                 .95%         .95%         .95%         .95%
--------------------------------------------------------------------------------------------------

------------
 (9) The Class IB shares of EQ Advisors Trust are subject to fees imposed under a distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Prior to October 1, 1999, the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1999, absent the expense limitation arrangement.



                       FOR USE ONLY IN THE STATE OF IOWA

--------------------------------------------------------------------------------
8


"CHARGES AND EXPENSES" OF THE PROSPECTUS HAS BEEN MODIFIED AS FOLLOWS:


CHARGES TO PORTFOLIOS. The following paragraph is added to "Charges that EQ Advisors Trust deducts" after the Portfolio investment advisory fee table:

The Rule 12b-1 Plan adopted with respect to EQ Advisors Trust's Class IB shares provides that EQ Advisors Trust, on behalf of each Portfolio, may charge annually up to 0.25% of the average daily net assets of a Portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares. This fee will not be increased for the life of the Iowa/Enhanced EDC Contracts. Fees and expenses are described more fully in the EQ Advisors Trust prospectus.

MAXIMUM TOTAL CHARGES. The discussion under "Maximum total charges" is applicable to Iowa/Enhanced EDC Contracts attributable to EQUI-VEST EDC Contracts issued to fund Section 457 Plans prior to the date of this Supplement. The discussion, however, does not apply to Iowa/Enhanced EDC Contracts issued on and after the date of this Supplement.

CHARGES FOR OTHER EXPENSES. The discussion under "Charges for other expenses" is replaced by the following:

We make a daily charge (after any deductions to provide for taxes) against the assets held in each of the Investment Funds under an Iowa/Enhanced EDC Contract. This charge is reflected in the unit values and made at an annual rate not to exceed 0.90% for each of the variable investment options. The charge is for financial accounting, death benefits, mortality risk, expenses and expense risk. The specific charges for Series 100 and 200 Iowa/Enhanced EDC Contracts are: expenses and financial accounting -- 0.25%; expense risks -- 0.30%; and mortality risks and death benefits -- 0.35%.

ANNUAL ADMINISTRATIVE CHARGE. The annual administrative charge under Iowa/ Enhanced EDC Contracts is waived.


WITHDRAWAL CHARGE. The following will apply to withdrawals under Iowa/Enhanced EDC Contracts, in addition to the exceptions to the withdrawal charge discussed under the section entitled "Withdrawal charges for series 100 and 200 contracts."


o the annuitant retires pursuant to terms of the Section 457 plan, or separates from service;

o the annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;

o we receive proof satisfactory to us that the annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);

o the annuitant elects a withdrawal that qualifies as a hardship withdrawal under the Code;

o the annuitant has been confined to a nursing home for more than a 90-day period (or such other period, if required in Iowa as verified by a licensed physician). A nursing home for this purpose means one which is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

o its main function is to provide skilled, intermediate or custodial nursing care;

o  it provides continuous room and board to three or more persons;


                       FOR USE ONLY IN THE STATE OF IOWA

o  it is supervised by a registered nurse or practical nurse;

o  it keeps daily medical records of each patient;

o  it controls and records all medications dispensed; and

o  its primary service is other than to provide housing for residents.


                       FOR USE ONLY IN THE STATE OF IOWA

THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES


SUPPLEMENT DATED MAY 1, 2000
TO EQUI-VEST(R) EMPLOYER-SPONSORED
RETIREMENT PROGRAMS

PROSPECTUS DATED MAY 1, 2000


--------------------------------------------------------------------------------

This supplement modifies certain information in the prospectus dated May 1, 2000 (the "Prospectus") for EQUI-VEST group and individual deferred variable annuity contracts offered by Equitable Life. Equitable Life will offer its EQUI-VEST Series 200 TSA contracts modified with Rider 95MDHOSP (the "Modified TSA Contract") only to employees (age 75 and below) of hospitals and non-profit healthcare organizations doing business in Maryland. This Supplement describes the material differences between the Modified TSA Contract and the EQUI-VEST Series 200 TSA contract described in the Prospectus. Terms in this Supplement have the same meaning as in the Prospectus.


Material differences between the Modified TSA Contract and the TSA provisions described in the EQUI-VEST Prospectus include the following:

o WITHDRAWAL CHARGE. The Withdrawal Charge schedule for the Modified TSA Contract is as follows:

    CONTRACT YEAR(S)                    CHARGE
------------------------      -------------------------
            1                             6%
            2                             5
            3                             4
            4                             3
            5                             2
            6+                            0

This table replaces the EQUI-VEST Series 200 Withdrawal Charge table in "Withdrawal charge for series 100 and 200 contracts" under "Charges and expenses" in the Prospectus.

o No withdrawal charge will apply to funds transferred on or after January 18, 1996 into the Modified TSA Contract from another tax sheltered annuity contract qualified under Section 403(b) of the Code and issued by an insurance company other than Equitable Life.

o LOANS. Loans will be available under the Modified TSA Contract when the TSA plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA). Only one outstanding loan will be permitted at any time. There is a minimum loan amount of $1,000 and a maximum loan amount which varies depending on the participant's account value but may never exceed $50,000. For more complete details and rules on Loans see "Loans from qualified plans and TSAs" in the Prospectus and "Additional Loan Provisions" in the Statement of Additional Information.

o  EXCEPTIONS TO THE WITHDRAWAL CHARGE. For the modified TSA Contract, the
   Section in "Charges and expenses" has been revised as follows:

   No charge will be applied to any amount withdrawn from the TSA Contract if:

  --     the annuitant has separated from service, or

  -- the annuitant makes a withdrawal that qualifies as a hardship withdrawal under the Plan and the Code, or

   -- the annuitant makes a withdrawal at any time if he qualifies to receive Social Security disability benefits as certified by the Social Security Administration or any successor agency.

o ANNUAL ADMINISTRATIVE CHARGE. No annual administrative charge will be charged to participants in the Modified TSA Contract.



                     FOR USE ONLY IN THE STATE OF MARYLAND

                                                                           E2337

888-1284

THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES


SUPPLEMENT DATED MAY 1, 2000
TO EQUI-VEST(R) EMPLOYER-SPONSORED
RETIREMENT PROGRAMS

PROSPECTUS DATED MAY 1, 2000


For Employees of Employers Associated with Realty One
--------------------------------------------------------------------------------


This Supplement modifies certain information contained in the prospectus dated May 1, 2000 ("Prospectus") as it relates to certain series 200 Trusteed Contracts offered by The Equitable Life Assurance Society of the United States ("Equitable Life"). The Series 200 Trusteed Contracts, modified as described below (the "Modified Trusteed Contracts"), are offered to employees of employers associated with Realty One, a real estate brokerage firm, on the basis described in the Prospectus, except that the Withdrawal Charge applicable to the Modified Trusteed Contracts will be waived for all plan assets invested under such Contracts, except for any withdrawal of plan assets which were invested in the guaranteed interest option less than 120 days prior to such withdrawal. Except as modified above, the discussion under "Withdrawal charge for series 100 and 200 contracts" under "Charges and expenses" with respect to Trusteed Contracts is applicable to the Modified Trusteed Contracts.


The annual administrative charge is waived.







                                                                           E2340



888-1282

EQUI-VEST (R) Express(SM)
A combination variable and fixed deferred annuity contract

PROSPECTUS DATED MAY 1, 2000

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust which contains important information about its portfolios.

--------------------------------------------------------------------------------

WHAT IS EQUI-VEST EXPRESS?

EQUI-VEST Express is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or in our fixed maturity options ("investment options"). This contract may not currently be available in all states.



   VARIABLE INVESTMENT OPTIONS
------------------------------------------------------------------------
   FIXED INCOME:
------------------------------------------------------------------------
   o Alliance High Yield            o Alliance Money Market
   o Alliance Intermediate          o Alliance Quality Bond
     Government Securities
------------------------------------------------------------------------
   DOMESTIC STOCKS
------------------------------------------------------------------------
   o EQ/Aggressive Stock (1)        o EQ/Evergreen
   o Alliance Common Stock          o MFS Emerging Growth
   o Alliance Equity Index            Companies
   o Alliance Growth and            o MFS Growth with Income
     Income                         o MFS Research
   o EQ/Alliance Premier Growth     o Mercury Basic Value Equity (3)
   o Alliance Small Cap Growth      o EQ/Putnam Growth & Income
   o EQ/Alliance Technology (2)       Value
   o Capital Guardian Research      o T. Rowe Price Equity Income
   o Capital Guardian U.S.          o Warburg Pincus Small
     Equity                           Company Value
------------------------------------------------------------------------
   INTERNATIONAL STOCKS
------------------------------------------------------------------------
   o Alliance Global                o Morgan Stanley Emerging
   o Alliance International           Markets Equity
                                    o T. Rowe Price International Stock
------------------------------------------------------------------------
   BALANCED/HYBRID
------------------------------------------------------------------------
   o Alliance Conservative          o EQ/Evergreen Foundation
     Investors                      o Mercury World Strategy (5)
   o Alliance Growth Investors      o EQ/Putnam Balanced
   o EQ/Balanced (4)
------------------------------------------------------------------------

(1)  Formerly named "Alliance Aggressive Stock."

(2) Anticipated to become available on or about May 22, 2000. This option may not be available in the State of California.

(3)  Formerly named "Merrill Lynch Basic Value Equity."

(4)  Formerly named "Alliance Balanced."

(5)  Formerly named "Merrill Lynch World Strategy."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only

o    An individual retirement annuity ("IRA"), either Traditional IRA or Roth
     IRA

o A Traditional IRA as a conduit to hold rollover distributions ("QP IRA") from a qualified plan or a Tax-Sheltered Annuity ("TSA")


A contribution of at least $50 is required to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2000, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1 (800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


72126

Contents of this prospectus



----------------
       2
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EQUI-VEST(R) EXPRESS(SM)

---------------------------------------------------------------
Index of key words and phrases                                4
Who is Equitable Life?                                        5
How to reach us                                               6
EQUI-VEST Express at a glance - key features                  9

---------------------------------------------------------------
FEE TABLE                                                    12
---------------------------------------------------------------
Examples                                                     15
Condensed financial information                              16

1
---------------------------------------------------------------
CONTRACT FEATURES AND BENEFITS                               17
---------------------------------------------------------------
How you can purchase and contribute to your contract         17
Owner and annuitant requirements                             19
How you can make your contributions                          19
What are your investment options under the contract?         19
Allocating your contributions                                23
Your right to cancel within a certain number of days         23

2
---------------------------------------------------------------
DETERMINING YOUR CONTRACT'S VALUE                            25
---------------------------------------------------------------
Your account value and cash value                            25
Your contract's value in the variable investment options     25
Your contract's value in the fixed maturity options          25



--------------------------------------------------------------------------------

"We," "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

----------
  3
--------------------------------------------------------------------------------


3
---------------------------------------------------------------
TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                        26
---------------------------------------------------------------
Transferring your account value                              26
Market timing                                                26
Automatic transfer options                                   26

4
---------------------------------------------------------------
ACCESSING YOUR MONEY                                         28
---------------------------------------------------------------
Withdrawing your account value                               28
How withdrawals are taken from your account value            29
Surrender of your contract to receive its cash value         29
Termination                                                  29
When to expect payments                                      29
Your annuity payout options                                  30

5
---------------------------------------------------------------
CHARGES AND EXPENSES                                         32
---------------------------------------------------------------
Charges that Equitable Life deducts                          32
Charges that EQ Advisors Trust deducts                       34
Group or sponsored arrangements                              34
Other distribution arrangements                              35

6
---------------------------------------------------------------
PAYMENT OF DEATH BENEFIT                                     36
---------------------------------------------------------------
Your beneficiary and payment of benefit                      36
How death benefit payment is made                            37
Beneficiary continuation option                              37

7
---------------------------------------------------------------
TAX INFORMATION                                              39
---------------------------------------------------------------
Overview                                                     39
Transfers among investment options                           39
Taxation of nonqualified annuities                           39
Special rules for NQ contracts issued in Puerto Rico         41
Individual retirement arrangements ("IRAs")                  41
Federal and state income tax withholding and
   information reporting                                     51
Impact of taxes to Equitable Life                            52

8
---------------------------------------------------------------
MORE INFORMATION                                             53
---------------------------------------------------------------
About our Separate Account A                                 53
About EQ Advisors Trust                                      53
About our fixed maturity options                             54
About the general account                                    55
About other methods of payment                               55
Dates and prices at which contract events occur              56
About your voting rights                                     56
About legal proceedings                                      57
About our independent accountants                            57
Financial statements                                         57
Transfers of ownership, collateral assignments, loans,
   and borrowing                                             58
Distribution of the contracts                                58

9
---------------------------------------------------------------
INVESTMENT PERFORMANCE                                       59
---------------------------------------------------------------
Benchmarks                                                   59
Communicating performance data                               69

10
---------------------------------------------------------------
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE              70
---------------------------------------------------------------
APPENDICES
I - Condensed financial information                         A-1
II - Market value adjustment example                        B-1

---------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS
---------------------------------------------------------------

Index of key words and phrases


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    4
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This index should help you locate more information on the terms used in this prospectus.






                                         PAGE
account value                              25
annuitant                                  17
annuity payout options                     30
beneficiary                                36
business day                               56
cash value                                 25
conduit IRA                                44
contract date                              10
contract date anniversary                  10
contract year                              10
contributions                              17
contributions to Roth IRAs
  regular and direct transfers             48
  rollover contributions                   48
  conversion contributions                 49
contributions to Traditional IRAs
  regular contributions                    42
  rollovers and direct transfers           43
EQAccess                                    6
financial professional                     58
fixed maturity options                     22
IRA                                     cover
IRS                                        39
investment options                         19
market adjusted amount                     23
market value adjustment                    22
maturity value                             22
NQ                                      cover
portfolio                               cover
processing office                           6
QP IRAs                                 cover
rate to maturity                           22
regular contribution                       42
Required Beginning Date                    46
Roth IRA                                cover
SAI                                     cover
SEC                                     cover
TOPS                                        6
Traditional IRA                         cover
TSA                                     cover
unit                                       24
unit investment trust                      53
variable investment options                19

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

--------------------------------------------------------------------------
PROSPECTUS                    CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------
fixed maturity options        Guarantee Periods or Fixed Maturity Accounts
variable investment options   Investment Funds or Investment Divisions
account value                 Annuity Account Value
rate to maturity              Guaranteed Rates
unit                          Accumulation unit
unit value                    Accumulation unit value
--------------------------------------------------------------------------

Who is Equitable Life?

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  5
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We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

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    6
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HOW TO REACH US

You may communicate with our processing office as listed below for any of the following purposes:

--------------------------------------------
FOR NQ AND IRA OWNERS WHO SEND
CONTRIBUTIONS INDIVIDUALLY BY REGULAR MAIL:
--------------------------------------------
Equitable Life
EQUI-VEST Express
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459

--------------------------------------------
FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS
INDIVIDUALLY BY EXPRESS DELIVERY:
--------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459

--------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------
Equitable Life
EQUI-VEST Express
P.O. Box 2996
New York, NY 10116-2996

--------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G.,
REQUESTS FOR TRANSFERS, WITHDRAWALS, OR
REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------
Equitable Life
EQUI-VEST Express
200 Plaza Drive, 2nd Floor
Secaucus, NJ 07094

--------------------------------------------
FOR NQ AND IRA CONTRIBUTIONS REMITTED BY
EMPLOYERS AND SENT BY REGULAR MAIL:
--------------------------------------------
Equitable Life
EQUI-VEST Express
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463

--------------------------------------------
FOR NQ AND IRA CONTRIBUTIONS REMITTED BY
EMPLOYERS AND SENT BY EXPRESS DELIVERY:
--------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463

--------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------

o  written confirmation of financial transactions; and

o annual statement of your contract values as of the close of the calendar year.

--------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT
("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------
 TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o  rates to maturity for fixed maturity options;

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

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  7
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You can also:


o change your allocation percentages and/or transfer among the variable investment options (anticipated to be available through EQAccess by the end of 2000); and

o change your TOPS personal identification number ("PIN") (not available through EQAccess).

o    change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1 (800) 755-7777. You may use EQAccess by visiting our website at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good fatih, or wilful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you are engaged in a market timing strategy (see "Market timing" in "Transferring your money among investment options.")




-------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
-------------------------------------------------------------
You may also use our toll-free number 1 (800) 628-6673 to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.

-------------------------------------------------------------
TOLL-FREE TELEPHONE SERVICE:
-------------------------------------------------------------
You may reach us toll-free by calling 1 (800) 841-0801 for a recording of daily unit values for the variable investment options.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)  conversion of your traditional IRA contract to a Roth IRA contract;

(2) cancellation of your Roth IRA contract and return to a traditional IRA contract;


(3)  election of the automatic investment program;

(4)  election of general dollar-cost averaging;

(5)  election of the rebalancing program;

(6)  election of required minimum distribution option;


(7)  election of beneficiary continuation option;

(8)  election of the principal assurance allocation; and

(9) request for a transfer/rollover of assets or 1035 exchange to another carrier.



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  address changes;

(2)  beneficiary changes;


(3)  transfers among investment options;

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    8
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(4)  change of ownership; and

(5)  contract surrender and withdrawal requests.



TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;


(2)  general dollar-cost averaging;

(3)  rebalancing program;

(4)  systematic withdrawals; and

(5)  the date annuity payments are to begin.


You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:


The proper person to sign forms, notices and requests would normally be the owner.

EQUI-VEST Express at a glance - key features


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  9
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----------------------------------------------------------------------------------------------------------------------
PROFESSIONAL           EQUI-VEST Express variable investment options invest in different portfolios managed by
INVESTMENT             professional investment advisers.
MANAGEMENT
----------------------------------------------------------------------------------------------------------------------
FIXED MATURITY         o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
OPTIONS                o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                       -----------------------------------------------------------------------------------------------
                       If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
----------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES         o On earnings inside the    No tax on any dividends, interest or capital gains until you
                         contract                  make withdrawals from your contract or receive annuity
                                                   payments.
                       -----------------------------------------------------------------------------------------------
                       o On transfers inside the   No tax on transfers among investment options.
                         contract
                       -----------------------------------------------------------------------------------------------
                       If you are buying a contract to fund a retirement plan that already provides tax deferral under the Internal Revenue Code you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide necessary or additional benefits.
----------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS   Minimum: $50 ($20 under our automatic investment program)
                       Maximum contribution limitations may apply.
----------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY   o Lump sum withdrawals
                       o Several withdrawal options on a periodic basis
                       o Contract surrender
                       You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                       You may also incur income tax and a penalty tax.
----------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS         o Fixed annuity payout options
                       o Variable annuity payout options
----------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o General dollar-cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Principal assurance allocation
                       o No charge on transfers among investment options
----------------------------------------------------------------------------------------------------------------------

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  10
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--------------------------------------------------------------------------------
FEES AND CHARGES   o     Daily charges on amounts invested in the variable
                         investment options for mortality and expense risks and
                         other expenses at a current annual rate of 0.95% (2%
                         maximum).
                    o    If your account value at the end of the contract year
                         is less than $25,000 for NQ contracts (or less than
                         $20,000 IRA contracts), we deduct an annual
                         administrative charge equal to $30 or during the first
                         two contract years 2% of your account value, if less.
                         If your account value is $25,000 or more for NQ
                         contracts (or $20,000 or more for IRA contracts), we
                         will not deduct the charge.
                    o    Charge for third-party transfer (such as in the case of
                         a trustee-to-trustee transfer for an IRA contract) or
                         exchange (if your contract is exchanged for a contract
                         issued by another insurance company): $25 currently
                         ($65 maximum) per occurrence.
                    o    No sales charge deducted at the time you make
                         contributions.
                    o    During the first seven contract years following each
                         contribution, a charge will be deducted from amounts
                         that you withdraw that exceed 10% of your account
                         value. We use the account value on the date of the
                         withdrawal to calculate the 10% amount available. The
                         charge begins at 7% in the first contract year
                         following each contribution. It declines each year to
                         1% in the seventh contract year. There is no withdrawal
                         charge in the eighth and later contract years following
                         a contribution.
                         -------------------------------------------------------
                         The "contract date" is the effective date of a
                         contract. This usually is the business day we receive
                         the properly completed and signed application, along
                         with any other required documents and, your initial
                         contribution. Your contract date will be shown in your
                         contract. The 12-month period beginning on your
                         contract date and each 12-month period after that date
                         is a "contract year." The end of each 12-month period
                         is your "contract date anniversary."
                         -------------------------------------------------------
                    o    We deduct a charge designed to approximate certain
                         taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.
                    o    We deduct a $350 annuity administrative fee from
                         amounts applied to purchase a variable annuity payout option.
                    o    Annual expenses of EQ Advisors Trust portfolios are
                         calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.15% annually, 12b-1 fees of 0.25% annually and other expenses.

--------------------------------------------------------------------------------
ANNUITANT                NQ                  0-79
ISSUE AGES               QP IRA              0-79
                         Traditional IRA     0-70
                         Roth IRA            0-79
                         -------------------------------------------------------
                         For Traditional IRA contracts the maximum issue age is
                         70, but we will issue up to age 79 if the contribution
                         is a rollover contribution. For all other contracts we
                         will issue up to annuitant ages 80-83 with our prior
                         approval.
--------------------------------------------------------------------------------

THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. MAXIMUM EXPENSE LIMITATIONS APPLY TO CERTAIN VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT, INCLUDING ALL VARIABLE INVESTMENT OPTIONS, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

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 11
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For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table

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   12
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The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the Portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin more fully described in "Charges and expenses" later in this prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectus for EQ Advisors Trust.

The fixed maturity options are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, and the third-party transfer or exchange charge do apply to the fixed maturity options. Also, an annuity administrative fee may apply when your annuity payments are to begin. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

-----------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
ANNUAL PERCENTAGE OF DAILY NET ASSETS
-----------------------------------------------------------------------------------------------------------
Mortality and expense risk(1)                                                 0.70% current (maximum 1.75%)
Other expenses                                                                0.25%
                                                                              ----
Total Separate Account A annual expenses                                      0.95% current (2% maximum)
-----------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
-----------------------------------------------------------------------------------------------------------
Annual administrative charge
  If your account value on the last day of your contract year is less than
   $25,000(2) for NQ contracts (or less than $20,000 for IRA contracts)            $30 ($65 maximum)
  If your account value on the last day of your contract year is $25,000 or
   more for NQ contracts (or $20,000 or more for IRA contracts)                    $0
-----------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
-----------------------------------------------------------------------------------------------------------
Withdrawal charge as a percentage of contributions (deducted if you                Contract
surrender your contract or make certain withdrawals. The withdrawal charge           year
percentage we use is determined by the contract year in which you make the            1             7.00%
withdrawal or surrender your contract. For each contribution, we consider the         2             6.00%
contract year in which we receive that contribution to be "contract year 1")(3)       3             5.00%
                                                                                      4             4.00%
                                                                                      5             3.00%
                                                                                      6             2.00%
                                                                                      7             1.00%
                                                                                      8+            0.00%
Charge for third-party transfer or exchange(4)                                  $25 current ($65 maximum)
                                                                                   for each occurrence
Charge if you elect a variable annuity payout option                            $350
-----------------------------------------------------------------------------------------------------------

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 13
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                       EQ ADVISORS TRUST ANNUAL EXPENSES
        (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)




---------------------------------------------------------------------------------------------------------------------
                                                                                                     TOTAL
                                                                                  OTHER             ANNUAL
                                                                                EXPENSES           EXPENSES
                                              MANAGEMENT                     (AFTER EXPENSE     (AFTER EXPENSE
                                                FEES(5)     12B-1 FEE(6)     LIMITATION)(7)     LIMITATION)(8)
---------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock                             0.60%          0.25%             0.04%              0.89%
 EQ/Balanced                                     0.57%          0.25%             0.05%              0.87%
 Alliance Common Stock                           0.46%          0.25%             0.04%              0.75%
 Alliance Conservative Investors                 0.60%          0.25%             0.07%              0.92%
 Alliance Equity Index                           0.25%          0.25%             0.05%              0.55%
 Alliance Global                                 0.73%          0.25%             0.09%              1.07%
 Alliance Growth and Income                      0.59%          0.25%             0.05%              0.89%
 Alliance Growth Investors                       0.57%          0.25%             0.05%              0.87%
 Alliance High Yield                             0.60%          0.25%             0.05%              0.90%
 Alliance Intermediate Government Securities     0.50%          0.25%             0.07%              0.82%
 Alliance International                          0.85%          0.25%             0.20%              1.30%
 Alliance Money Market                           0.34%          0.25%             0.05%              0.64%
 Alliance Quality Bond                           0.53%          0.25%             0.05%              0.83%
 Alliance Small Cap Growth                       0.75%          0.25%             0.07%              1.07%
 EQ/Alliance Premier Growth                      0.90%          0.25%             0.00%              1.15%
 EQ/Alliance Technology                          0.90%          0.25%             0.00%              1.15%
 Capital Guardian Research                       0.65%          0.25%             0.05%              0.95%
 Capital Guardian U.S. Equity                    0.65%          0.25%             0.05%              0.95%
 EQ/Evergreen                                    0.65%          0.25%             0.05%              0.95%
 EQ/Evergreen Foundation                         0.60%          0.25%             0.10%              0.95%
 MFS Emerging Growth Companies                   0.65%          0.25%             0.10%              1.00%
 MFS Growth with Income                          0.60%          0.25%             0.10%              0.95%
 MFS Research                                    0.65%          0.25%             0.05%              0.95%
 Mercury Basic Value Equity                      0.60%          0.25%             0.10%              0.95%
 Mercury World Strategy                          0.70%          0.25%             0.25%              1.20%
 Morgan Stanley Emerging Markets Equity          1.15%          0.25%             0.35%              1.75%
 EQ/Putnam Balanced                              0.60%          0.25%             0.05%              0.90%
 EQ/Putnam Growth & Income Value                 0.60%          0.25%             0.10%              0.95%
 T. Rowe Price Equity Income                     0.60%          0.25%             0.10%              0.95%
 T. Rowe Price International Stock               0.85%          0.25%             0.15%              1.25%
 Warburg Pincus Small Company Value              0.75%          0.25%             0.10%              1.10%
---------------------------------------------------------------------------------------------------------------------

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  14
--------------------------------------------------------------------------------

Notes:


(1)   A portion of this charge is for providing the death benefit.

(2) During the first two contract years, this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year. We reserve the right to increase this charge to an annual maximum of $65.

(3) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

(4) We reserve the right to increase this charge to a maximum of $65 for each occurrence.

(5) The management fees shown reflect revised management fees, effective on or about May 1, 2000 which were approved by shareholders. The management fees shown for EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, Warburg Pincus Small Company Value and T. Rowe Price International Stock do not reflect the waiver of a portion of each portfolio's investment management fees that is currently in effect. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.

(6) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Prior to October 18, 1999 the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1999, absent the expense limitation arrangement.

(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreements.

      On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the entire year ended December 31, 1999. The restated expenses reflect an increase of 0.01% for each of these portfolios.

(8) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited as a percentage of the average daily net assets of each of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity: 1.25% for T. Rowe Price International Stock; 1.20% for Mercury World Strategy; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Warburg Pincus Small Company Value; 1.00% for MFS Emerging Growth Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income, MFS Research, Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, and T. Rowe Price Equity Income; and 0.90% for EQ/Putnam Balanced. The expense limitations for the EQ/Putnam Growth & Income Value, Mercury Basic Value Equity, MFS Growth with Income, MFS Research, MFS Emerging Growth Companies, T. Rowe Price Equity Income, and Warburg Pincus Small Company Value portfolios reflect an increase effective on May 1, 2000. The expense limitation for the EQ/Evergreen portfolio reflects a decrease effective on May 1, 2000.

      Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
      1.00% for Morgan Stanley Emerging Markets Equity; 0.30% for T. Rowe Price International Stock; 0.46% for Mercury World Strategy; 0.23% for EQ/Alliance Premier Growth; 0.10% for EQ/Alliance Technology; 0.24% for Warburg Pincus Small Company Value; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity; 0.47% for Capital Guardian Research; 1.87% for EQ/Evergreen; 1.07% for EQ/Evergreen Foundation; 0.37% for MFS Growth with Income; 0.17% for MFS Research; 0.17% for Mercury Basic Value Equity; 0.16% for EQ/Putnam Growth & Income Value; 0.21% for T. Rowe Price Equity Income; and 0.28% for EQ/Putnam Balanced. Initial seed capital was invested on April 30, 1999 for EQ/Alliance Premier Growth, Capital Guardian U.S. Equity and Capital Guardian Research portfolios and will be invested on May 1, 2000 for the EQ/Alliance Technology portfolio and therefore expenses have been estimated.

-----
 15
--------------------------------------------------------------------------------


    Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided, that among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information, see the prospectus for EQ Advisors Trust.



EXAMPLES


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.51 per $1,000. We assume there is no waiver of the withdrawal charge. Total separate account A annual expenses used to compute the example below are the maximum expenses rather than the lower current expenses "Charges and expenses" later in this prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectus for EQ Advisors Trust.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.




------------------------------------------------------------------------------------------------
                                                  IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                   OF EACH PERIOD SHOWN, THE EXPENSES WOULD
                                                                     BE:
                                              --------------------------------------------------
                                                  1 YEAR      3 YEARS      5 YEARS     10 YEARS
                                              ------------ ------------ ------------ -----------
VARIABLE INVESTMENT OPTION
------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                             $ 100.87     $ 144.38     $ 190.35    $ 336.63
EQ/Balanced                                     $ 100.66     $ 143.76     $ 189.32    $ 334.66
Alliance Common Stock                           $  99.40     $ 140.02     $ 183.16    $ 322.77
Alliance Conservative Investors                 $ 101.18     $ 145.31     $ 191.88    $ 339.57
Alliance Equity Index                           $  97.30     $ 133.76     $ 172.82    $ 302.61
Alliance Global                                 $ 102.75     $ 149.97     $ 199.52    $ 354.16
Alliance Growth and Income                      $ 100.87     $ 144.38     $ 190.35    $ 336.63
Alliance Growth Investors                       $ 100.66     $ 143.76     $ 189.32    $ 334.66
Alliance High Yield                             $ 100.97     $ 144.69     $ 190.86    $ 337.61
Alliance Intermediate Government Securities     $ 100.13     $ 142.20     $ 186.76    $ 329.72
Alliance International                          $ 105.17     $ 157.08     $ 211.13    $ 376.10
Alliance Money Market                           $  98.24     $ 136.58     $ 177.49    $ 311.73
Alliance Quality Bond                           $ 100.24     $ 142.51     $ 187.27    $ 330.71
Alliance Small Cap Growth                       $ 102.75     $ 149.97     $ 199.52    $ 354.16
------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------
                                                  IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                     THE END OF EACH PERIOD SHOWN, THE
                                                             EXPENSES WOULD BE:
                                              ------------------------------------------------
                                                 1 YEAR     3 YEARS     5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTION
------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                             $ 30.87   $  94.38     $ 160.35     $ 336.63
EQ/Balanced                                     $ 30.66   $  93.76     $ 159.32     $ 334.66
Alliance Common Stock                           $ 29.40   $  90.02     $ 153.16     $ 322.77
Alliance Conservative Investors                 $ 31.18   $  95.31     $ 161.88     $ 339.57
Alliance Equity Index                           $ 27.30   $  83.76     $ 142.82     $ 302.61
Alliance Global                                 $ 32.75   $  99.97     $ 169.52     $ 354.16
Alliance Growth and Income                      $ 30.87   $  94.38     $ 160.35     $ 336.63
Alliance Growth Investors                       $ 30.66   $  93.76     $ 159.32     $ 334.66
Alliance High Yield                             $ 30.97   $  94.69     $ 160.86     $ 337.61
Alliance Intermediate Government Securities     $ 30.13   $  92.20     $ 156.76     $ 329.72
Alliance International                          $ 35.17   $ 107.08     $ 181.13     $ 376.10
Alliance Money Market                           $ 28.24   $  86.58     $ 147.49     $ 311.73
Alliance Quality Bond                           $ 30.24   $  92.51     $ 157.27     $ 330.71
Alliance Small Cap Growth                       $ 32.75   $  99.97     $ 169.52     $ 354.16
------------------------------------------------------------------------------------------------

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  16
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
                                             IF YOU SURRENDER YOUR CONTRACT AT THE END
                                              OF EACH PERIOD SHOWN, THE EXPENSES WOULD
                                                                BE:
                                         --------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS     10 YEARS
-------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                 $ 103.59     $ 152.44            -           -
EQ/Alliance Technology                     $ 103.59     $ 152.44            -           -
Capital Guardian Research                  $ 101.49     $ 146.24            -           -
Capital Guardian U.S. Equity               $ 101.49     $ 146.24            -           -
EQ/Evergreen                               $ 101.49     $ 146.24     $ 193.41    $ 342.51
EQ/Evergreen Foundation                    $ 101.49     $ 146.24     $ 193.41    $ 342.51
MFS Emerging Growth Companies              $ 102.02     $ 147.80     $ 195.96    $ 347.38
MFS Growth with Income                     $ 101.49     $ 146.24     $ 193.41    $ 342.51
MFS Research                               $ 101.49     $ 146.24     $ 193.41    $ 342.51
Mercury Basic Value Equity                 $ 101.49     $ 146.24     $ 193.41    $ 342.51
Mercury World Strategy                     $ 104.12     $ 153.99     $ 206.10    $ 366.63
Morgan Stanley Emerging Markets Equity     $ 109.89     $ 170.89     $ 233.53    $ 417.55
EQ/Putnam Balanced                         $ 100.97     $ 144.69     $ 190.86    $ 337.61
EQ/Putnam Growth & Income Value            $ 101.49     $ 146.24     $ 193.41    $ 342.51
T. Rowe Price Equity Income                $ 101.49     $ 146.24     $ 193.41    $ 342.51
T. Rowe Price International Stock          $ 104.64     $ 155.53     $ 208.62    $ 371.38
Warburg Pincus Small Company Value         $ 103.07     $ 150.90     $ 201.04    $ 357.06
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                              IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                 THE END OF EACH PERIOD SHOWN, THE
                                                         EXPENSES WOULD BE:
                                         --------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS      10 YEARS
-------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                 $ 33.59     $ 102.44            -            -
EQ/Alliance Technology                     $ 33.59     $ 102.44            -            -
Capital Guardian Research                  $ 31.49     $  96.24            -            -
Capital Guardian U.S. Equity               $ 31.49     $  96.24            -            -
EQ/Evergreen                               $ 31.49     $  96.24     $ 163.41     $ 342.51
EQ/Evergreen Foundation                    $ 31.49     $  96.24     $ 163.41     $ 342.51
MFS Emerging Growth Companies              $ 32.02     $  97.80     $ 165.96     $ 347.38
MFS Growth with Income                     $ 31.49     $  96.24     $ 163.41     $ 342.51
MFS Research                               $ 31.49     $  96.24     $ 163.41     $ 342.51
Mercury Basic Value Equity                 $ 31.49     $  96.24     $ 163.41     $ 342.51
Mercury World Strategy                     $ 34.12     $ 103.99     $ 176.10     $ 366.63
Morgan Stanley Emerging Markets Equity     $ 39.89     $ 120.89     $ 203.53     $ 417.55
EQ/Putnam Balanced                         $ 30.97     $  94.69     $ 160.86     $ 337.61
EQ/Putnam Growth & Income Value            $ 31.49     $  96.24     $ 163.41     $ 342.51
T. Rowe Price Equity Income                $ 31.49     $  96.24     $ 163.41     $ 342.51
T. Rowe Price International Stock          $ 34.64     $ 105.53     $ 178.62     $ 371.38
Warburg Pincus Small Company Value         $ 33.07     $ 100.90     $ 171.04     $ 357.06
-------------------------------------------------------------------------------------------


(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."



IF YOU ELECT A VARIABLE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued, (see Note (1) above), and you elect a variable annuity payout option, the expenses shown in the above example for "if you do not surrender your contract" would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" in "Charges and expenses."


CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the period shown for each of the variable investment options available as of December 31, 1999.

1
Contract features and benefits


--------
 17
--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount of $50 to purchase a contract. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
CONTRACT           AVAILABLE FOR            SOURCE OF                               LIMITATIONS ON
TYPE               ANNUITANT ISSUE AGES*    CONTRIBUTIONS                           CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------
 NQ                0 through 79            o After-tax money.                      Not applicable.
                                           o Paid to us by check or transfer
                                             of contract value in a tax
                                             deferred exchange under
                                             Section 1035 of the Internal
                                             Revenue Code.
                                           o Paid to us by an employer who
                                             establishes a payroll deduction
                                             program.
------------------------------------------------------------------------------------------------------------------------
 Traditional IRA   0 through 70            o "Regular" traditional IRA            o For all types of IRAs, regular
                                             contributions either made by           IRA contributions may not
                                             you or paid to us by an                exceed $2,000 for a year.
                                             employer who establishes a           o No additional regular IRA
                                             payroll deduction program.             contributions in the year you
                                           o Rollovers from a qualified plan.       turn age 70 1/2 and thereafter.
                                           o Rollovers from a TSA.                o Rollover and direct transfer
                                           o Rollovers from another                 contributions after age 70 1/2
                                             traditional individual retirement      must be net of required
                                             arrangement.                           minimum distributions.
                                           o Direct custodian-to-custodian
                                             transfers from other traditional
                                             individual retirement
                                             arrangements.
------------------------------------------------------------------------------------------------------------------------

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  18
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------
CONTRACT    AVAILABLE FOR            SOURCE OF                               LIMITATIONS ON
TYPE        ANNUITANT ISSUE AGES*    CONTRIBUTIONS                           CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------
 Roth IRA   0 through 79            o Regular after-tax contributions        o For all types of IRAs, regular
                                      either made by you or paid to            IRA contributions may not
                                      us by an employer who                    exceed $2,000 for a year.
                                      establishes a payroll deduction        o Contributions are subject to
                                      program.                                 income limits and other tax
                                    o Rollovers from another Roth              rules. See "Contributions
                                      IRA.                                     to Roth IRAs" in "Tax
                                    o Conversion rollovers from a              information."
                                      traditional IRA.
                                    o Direct transfers from another
                                      Roth IRA.
------------------------------------------------------------------------------------------------------------------------
 QP IRA     0 through 79            o Rollovers from a qualified plan.       o Rollover contributions after age
                                    o Rollovers from a TSA.                    70 1/2 must be net of required
                                    o The EQUI-VEST Express QP IRA             minimum distributions.
                                      contract is intended to be a           o Regular contributions are not
                                      conduit IRA. Only rollovers from         permitted.
                                      a qualified plan or TSA are
                                      permitted.
------------------------------------------------------------------------------------------------------------------------

* For traditional IRA contracts, the maximum issue age is 70, but we will issue up to age 79 if the contribution is a rollover contribution. For all other contracts we will issue up to annuitant ages 80-83 with our prior approval.


See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST contracts with the same annuitant would then total more than $1,000,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.


For information on when contributions are credited see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

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  19
--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner.

Under any type of the IRA contract, the owner and annuitant must be the same person.


HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made by wire transfer or our automatic investment program. The method of payment is discussed in detail under "About other methods of payment" in "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the contributions. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.

-----------------------------------------------------------------------------

Generally our "business day" is any day on which Equitable Life is open and the New York Stock Exchange is open for trading. We may, however, close due to emergency conditions.

-----------------------------------------------------------------------------


SECTION 1035 EXCHANGES


You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

-----------------------------------------------------------------------------

You can choose from among the variable investment options.

-----------------------------------------------------------------------------

-----
  20
--------------------------------------------------------------------------------

PORTFOLIOS OF EQ ADVISORS TRUST




 PORTFOLIO NAME                     OBJECTIVE                                          ADVISER
---------------------------------- -------------------------------------------------- -----------------------------------------
 EQ/Aggressive Stock               Long-term growth of capital                        Alliance Capital Management L.P.,
                                                                                      Massachusetts Financial Services Company
---------------------------------- -------------------------------------------------- -----------------------------------------
 EQ/Balanced                       High return through a combination of current       Alliance Capital Management L.P.
                                   income and capital appreciation                    Capital Guardian Trust Company,
                                                                                      Prudential Investments LLC,
                                                                                      Jennison Associates LLC
---------------------------------- -------------------------------------------------- -----------------------------------------
 Alliance Common Stock             Long-term growth of capital and increasing         Alliance Capital Management L.P.
                                   income
---------------------------------- -------------------------------------------------- -----------------------------------------
 Alliance Conservative Investors   High total return without, in the adviser's        Alliance Capital Management L.P.
                                   opinion, undue risk to principal
---------------------------------- -------------------------------------------------- -----------------------------------------
 Alliance Equity Index             Total return (before EQ Advisors Trust and         Alliance Capital Management L.P.
                                   Separate Account A annual expenses) that
                                   approximates the total return performance of the
                                   Standard & Poor's 500 Composite Stock Price
                                   Index
---------------------------------- -------------------------------------------------- -----------------------------------------
 Alliance Global                   Long-term growth of capital                        Alliance Capital Management L.P.
---------------------------------- -------------------------------------------------- -----------------------------------------
 Alliance Growth and Income        High total return through a combination of         Alliance Capital Management L.P.
                                   current income and capital appreciation
---------------------------------- -------------------------------------------------- -----------------------------------------
 Alliance Growth Investors         High total return consistent with the adviser's    Alliance Capital Management L.P.
                                   determination of reasonable risk
---------------------------------- -------------------------------------------------- -----------------------------------------
 Alliance High Yield               High return by maximizing current income and,      Alliance Capital Management L.P.
                                   to the extent consistent with that objective,
                                   capital appreciation
---------------------------------- -------------------------------------------------- -----------------------------------------
 Alliance Intermediate             High current income consistent with relative       Alliance Capital Management L.P.
 Government Securities             stability of principal
---------------------------------- -------------------------------------------------- -----------------------------------------
 Alliance International            Long-term growth of capital                        Alliance Capital Management L.P.
---------------------------------- -------------------------------------------------- -----------------------------------------
 Alliance Money Market             High level of current income while preserving      Alliance Capital Management L.P.
                                   assets and maintaining liquidity
---------------------------------- -------------------------------------------------- -----------------------------------------
 Alliance Quality Bond             High current income consistent with preservation   Alliance Capital Management L.P.
                                   of capital
---------------------------------- -------------------------------------------------- -----------------------------------------

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 21
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------------------------------- -------------------------------------------------- -----------------------------------------
 PORTFOLIO NAME                  OBJECTIVE                                          ADVISER
------------------------------- -------------------------------------------------- -----------------------------------------
 Alliance Small Cap Growth      Long-term growth of capital                        Alliance Capital Management L.P.
------------------------------- -------------------------------------------------- -----------------------------------------
 EQ/Alliance Premier Growth     Long-term growth of capital                        Alliance Capital Management L.P.
------------------------------- -------------------------------------------------- -----------------------------------------
 EQ/Alliance Technology         Long-term growth of capital                        Alliance Capital Management L.P.
------------------------------- -------------------------------------------------- -----------------------------------------
 Capital Guardian Research      Long-term growth of capital                        Capital Guardian Trust Company
------------------------------- -------------------------------------------------- -----------------------------------------
 Capital Guardian U.S. Equity   Long-term growth of capital                        Capital Guardian Trust Company
------------------------------- -------------------------------------------------- -----------------------------------------
 EQ/Evergreen                   Long-term growth of capital                        Evergreen Asset Management Corp.
------------------------------- -------------------------------------------------- -----------------------------------------
 EQ/Evergreen Foundation        In order of priority, reasonable income,           Evergreen Asset Management Corp.
                                conservation of capital, and capital appreciation
------------------------------- -------------------------------------------------- -----------------------------------------
 MFS Emerging Growth            Long-term capital growth                           Massachusetts Financial Services Company
 Companies
------------------------------- -------------------------------------------------- -----------------------------------------
 MFS Growth with Income         Reasonable current income and long-term            Massachusetts Financial Services Company
                                growth of capital and income
------------------------------- -------------------------------------------------- -----------------------------------------
 MFS Research                   Long-term growth of capital and future income      Massachusetts Financial Services Company
------------------------------- -------------------------------------------------- -----------------------------------------
 Mercury Basic Value Equity     Capital appreciation and, secondarily, income      Mercury Asset Management US
------------------------------- -------------------------------------------------- -----------------------------------------
 Mercury World Strategy         High total investment return                       Mercury Asset Management US
------------------------------- -------------------------------------------------- -----------------------------------------
 Morgan Stanley Emerging        Long-term capital appreciation                     Morgan Stanley Asset Management
 Markets Equity
------------------------------- -------------------------------------------------- -----------------------------------------
 EQ/Putnam Balanced             Balanced investment                                Putnam Investment Management, Inc.
------------------------------- -------------------------------------------------- -----------------------------------------
 EQ/Putnam Growth & Income      Capital growth, current income is a secondary      Putnam Investment Management, Inc.
 Value                          objective
------------------------------- -------------------------------------------------- -----------------------------------------
 T. Rowe Price Equity Income    Substantial dividend income and also capital       T. Rowe Price Associates, Inc.
                                appreciation
------------------------------- -------------------------------------------------- -----------------------------------------
 T. Rowe Price International    Long-term growth of capital                        Rowe Price-Fleming International, Inc.
 Stock
------------------------------- -------------------------------------------------- -----------------------------------------
 Warburg Pincus Small Company   Long-term capital appreciation                     Warburg Pincus Asset Management, Inc.
 Value
------------------------------- -------------------------------------------------- -----------------------------------------

Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

----------
   22
--------------------------------------------------------------------------------

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.

-----------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity
-----------------------------------------------------------------------------


The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for each of the maturity years 2001 through 2010. Not all of these fixed maturity options will be available for annuitants ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o     the rate to maturity is 3% or less; or

o the fixed maturity option's maturity date is within the current calendar year; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)   withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the Alliance Money Market option, or another investment option if we are required to do so by any state regulation or, if we change our procedures in the future.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease

----------
  23
--------------------------------------------------------------------------------


any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)   the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. The Appendix to this prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among two ways to allocate your contributions: self-directed and principal assurance.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all of the investment options. However, you may not allocate more than one contribution to any one fixed maturity option. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. We discuss account value in "Determining your contract's value."


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program, you select a fixed maturity option and we specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 6 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on March 1, 2000 you chose the fixed maturity option with a maturity date of June 15, 2009, since the rate to maturity was 6.45% on March 1, 2000, we would have allocated $5,596 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing an Equitable Life traditional IRA or QP IRA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds are sufficient to meet your required minimum distributions. See "Tax information."



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

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For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you apply for a contract with us again if:

o     you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.


In addition to the cancellation right described above, if you fully or partially convert an existing traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST Roth IRA Re-Characterization Form."

2
Determining your contract's value


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YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options and (ii) market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) any applicable withdrawal charges and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrendering your contract to receive its cash value" in "Accessing your money."



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS


Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

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Units measure your value in each variable investment option.
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The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)        increased to reflect additional contributions;

(ii) decreased to reflect a withdrawal (plus applicable withdrawal charges); or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, when we deduct the annual administrative charge or third-party transfer or exchange charge will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.




YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

3
Transferring your money
among investment
options


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TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o you must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o you may not transfer to a fixed maturity option in which you already have value.

o you may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

o if you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

Subject to the terms of your contract, upon advance notice, we may change or establish additional restrictions on transfers among the investment options. A transfer request does not change your percentages for allocating current or future contributions among the investment options.

You may request a transfer in writing or by telephone using TOPS. (We anticipate that transfers will be available through EQAccess by the end of 2000.) You must send in all signed written requests directly to our processing office. Transfer requests should specify:


(1)   the contract number,

(2)   the dollar amounts to be transferred, and

(3)   the investment options to and from which you are transferring.

We will confirm all transfers in writing.


MARKET TIMING.

You should note that the product is not designed for professional "market timing" organizations, or other organizations or individuals engaging in market timing, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying mutual fund portfolio. Market timing strategies are disruptive to the underlying mutual fund portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options reflect a market timing strategy, we reserve the right to take action including, but not limited to: restricting the availability of transfers through telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner.


AUTOMATIC TRANSFER OPTIONS


GENERAL DOLLAR-COST AVERAGING


Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.


One of our automatic transfer options, referred to as general dollar-cost averaging, allows you to have amounts automatically transferred from the Alliance Money Market option to the other variable investment options on a monthly basis. In order to elect the general dollar-cost averaging option you must have a minimum of $2,000 in the Alliance Money Market option on the date we receive your election form at our processing office. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each month is $50. The maximum amount we will transfer is equal to your

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value in the Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.


If, on any transfer date, your value in the Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. General dollar-cost averaging will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

You may not elect dollar-cost averaging if you are participating in the rebalancing program.



REBALANCING YOUR ACCOUNT VALUE


We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:


(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.
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Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial adviser before electing the program.
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You may elect the rebalancing program at any time. To be eligible, you must have at least $5,000 of account value in the variable investment options. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the dollar-cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

4
Accessing your money

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WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information."

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                                 METHOD OF WITHDRAWAL
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                                                         MINIMUM
 CONTRACT               LUMP SUM       SYSTEMATIC     DISTRIBUTION
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 NQ                       Yes             Yes             No
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 Traditional IRA          Yes             Yes             Yes
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 QP IRA                   Yes             Yes             Yes
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 Roth IRA                 Yes             Yes             No
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LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves your account value less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Lump sum withdrawals in excess of the 10% free withdrawal amount may be subject to a withdrawal charge (see "10% free withdrawal amount" in "Charges and Expenses").


SYSTEMATIC WITHDRAWALS
(All contracts)

You may take systematic withdrawals if you have at least $20,000 of account value in the variable investment options. You may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $300.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw a fixed-dollar amount from the variable investment options. You do not have to maintain a minimum amount. You may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3)   you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 10% free withdrawal amount may be subject to a withdrawal charge.

MINIMUM DISTRIBUTION WITHDRAWALS
(Traditional IRA and QP IRA contracts - See "Tax information")

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2 and have account value in the variable investment options of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. You may elect the method you want us to use to calculate your minimum distribution withdrawal from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually.

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the variable investment options. If those amounts are insufficient, we will make up required amounts from the

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fixed maturity options to the extent you have value in those options. A market value adjustment may apply. We will calculate your payment each year based on your account value at the end of each prior calendar year, based on the method you choose.

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We will send to Traditional IRA and QP IRA owners a form outlining the minimum distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).
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AUTOMATIC DEPOSIT SERVICE

If you are receiving required minimum distribution payments from a Traditional IRA or QP IRA contract you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your Traditional IRA or QP IRA contract directly into an existing EQUI-VEST NQ or Roth IRA or an existing EQUI-VEST Express NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation to make regular contributions to Roth IRAs. See "Tax information."


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s). A market value adjustment may apply if withdrawals are from the fixed maturity options.


SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information."


TERMINATION

We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a lump sum withdrawal that reduces your account value to an amount less than $500; or

(3) you have not made any contributions within 120 days from your contract date.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)   the New York Stock Exchange is closed or restricts trading,

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(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.



YOUR ANNUITY PAYOUT OPTIONS

EQUI-VEST Express offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own and the annuitant's age at contract issue.

------------------------------------------------------------------
 Fixed annuity payout        o Life annuity
 options                     o Life annuity with period certain
                             o Life annuity with refund certain
                             o Period certain annuity
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 Variable annuity payout     o Life annuity (not available in
 options                       New York)
                             o Life annuity with period certain
------------------------------------------------------------------



 o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

 o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of you and your spouse. A life annuity with period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

 o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

 o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

 The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

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FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.


VARIABLE ANNUITY PAYOUT OPTIONS

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity payout option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

We also make the variable annuity payout options available to owners of our single premium deferred annuity ("SPDA") contract and certain other combination fixed and variable annuity contracts. Such contractholders who are considering purchasing a variable payout option should also review the information in this prospectus relating to the variable investment options. EQ Advisors Trust prospectus (directly following this prospectus), and the sections of the SAI which discuss the variable annuity payout option should also be reviewed.

We may offer other payout options not outlined here. Your financial professional can provide details.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and variable annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable is imposed if you select a period certain. Any applicable withdrawal charge will be waived for Traditional IRA, Roth IRA or QP IRA contracts if the period certain is more than 10 years.



SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments are to begin. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.


Before your annuity payments are to begin, we will notify you by letter that the annuity payout options are available. Once you have selected a payout option and payments have begun, no change can be made other than transfers (if permitted in the future) among the variable investment options if a variable annuity is selected.


The amount of the annuity payments will depend on:

(1)   the amount applied to purchase the annuity;

(2) the type of annuity chosen, and whether it is fixed or variable. If you choose a variable annuity, we will use an assumed base rate of 5% to calculate the level of payments. However, in states where that rate is not

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      permitted the assumed base rate will be 3 1/2%. We provide information about the assumed base rate in the SAI;

(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4)   in certain instances, the sex of the annuitant(s).

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
Charges and expenses



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CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:


 o  A mortality and expense risks charge

 o  A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:


 o on the last day of the contract year - an annual administrative charge, if applicable

 o  charge for third-party transfer or exchange

 o at the time you make certain withdrawals or surrender your contract, or your contract is terminated - a withdrawal charge

 o at the time annuity payments are to begin - charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.



MORTALITY AND EXPENSE RISKS CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to a current annual rate of 0.70% of the net assets in each variable investment option. We reserve the right under the contract to increase this charge to 1.75%.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.


CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual rate of 0.25% of net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE


We deduct an administrative charge from your account value on the last business day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last day of the contract year, is less than $25,000 under NQ contracts and $20,000 under IRA contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not

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deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value. The charge is $30 for contract years three and later. We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually.

The charge is deducted pro rata from the variable investment options. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options, unless you tell us otherwise.


CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

We impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.


WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



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                                 CONTRACT YEAR
                       1       2       3       4       5       6       7      8+
--------------------------------------------------------------------------------
 Percentage of
   contribution      7%      6%      5%      4%      3%      2%      1%      0%
--------------------------------------------------------------------------------


For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information."

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options in order of the earliest maturities first. If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment may apply. See "About our fixed maturity options" in "More information."


The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.


DEATH. The withdrawal charge does not apply if the annuitant dies and a death benefit is payable to the beneficiary.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE
TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount

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applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).


VARIABLE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of up to $350 from the amount to be applied to purchase a variable annuity payout option.



CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:

o     investment advisory fees ranging from 0.25% to 1.15%.

o     12b-1 fees of 0.25%.

o operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o     investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.


GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

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OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

6
Payment of death benefit



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YOUR BENEFICIARY AND PAYMENT OF BENEFIT


You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. We describe the death benefit in "Contract features and benefits," earlier in this prospectus.


On the date we determine the death benefit, your account value will be deducted from the investment options. We will hold this amount in our general account and credit it with interest at a rate not less than the rate required by law. If you have transferred the value of another annuity contract that we issue to your EQUI-VEST Express contract, the value of the other contract's minimum death benefit calculated as of the time of the transfer will be included in the total contributions for the purpose of calculating the minimum death benefit.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, if you are the owner and the annuitant and your spouse is the sole primary beneficiary the contract can be continued as follows:

SUCCESSOR OWNER AND ANNUITANT. For all contracts, your spouse can elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death.

If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current minimum death benefit, if it is higher than the account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to this amount. Withdrawal charges will apply if you make additional contributions. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

Also, for IRA contracts, a beneficiary may be able to have limited ownership as discussed in "Beneficiary continuation option " below.



WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary you name to receive the death benefit upon the annuitant's death your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office.


Unless the surviving spouse of the owner who has died is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


 o the cash value of the contract must be fully paid to the successor owner (new owner) by December 31st of the fifth calendar year after your death.

 o the successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any

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    cash value on December 31st of the fifth calendar year following the year of your death.

If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that if you are both the contract owner and the annuitant, you may elect only a life annuity or any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

Single sum payments generally are paid through the Equitable Life Access Account(TM), an interest bearing account with check writing privileges. The Equitable Life Access Account(TM) is part of Equitable Life's general account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account(TM) until the account is closed.


BENEFICIARY CONTINUATION OPTION

Upon your death under a Traditional IRA, Roth IRA or QP IRA contract, your beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. This election must be made within 60 days following the date we receive proof of your death. We will increase the account value to equal the death benefit if the death benefit is greater than the account value.

Under the beneficiary continuation option:

o     the contract continues in your name for the benefit of your beneficiary.

o the beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o     the guaranteed death benefit provisions will no longer be in effect.

o the beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person the beneficiary chooses.

For Traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for required minimum distributions (see "Tax information"), the contract will continue if:

(a)   you were receiving minimum distribution withdrawals from this contract;
      and

(b) the pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information.

For all of the above contracts, if you die BEFORE the Required Beginning Date (and for traditional IRA therefore you were not taking minimum distribution withdrawals under the contract) the beneficiary may choose one of the following two beneficiary continuation options:

1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the

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beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor survivor/owner annuitant status may choose to delay beginning the minimum distributions until the December 31st of the calendar year in which you would have turned age 70 1/2.

2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
Tax information



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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST Express contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Traditional IRA, QP IRA, or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


If you are buying a contract to fund a retirement plan that already provides tax deferral under the Internal Revenue Code you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide necessary or additional benefits.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

 o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

 o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

 o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

 o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount

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of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.


Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o the owner and the annuitant are the same under the source contract and the EQUI-VEST Express NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.


The tax basis of the source contract carries over to the EQUI-VEST Express NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreements between the carriers, and provision of cost basis information may be required to process this type of exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


OTHER INFORMATION

The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to a particular portfolio within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. In that case, income and gains attributable to such portfolio shares would be included in your gross income for federal income

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 tax purposes. Under current rules, however, we believe that Equitable Life, and not the owner of a nonqualified annuity contract, would be considered the owner of the portfolio shares.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


 o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans. EQUI-VEST Express traditional IRA and QP IRA are traditional IRAs.

 o Roth IRAs, first available in 1998, funded on an after-tax basis. EQUI-VEST Express Roth IRA is a Roth IRA.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.


The EQUI-VEST Express IRA contract has been approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the EQUI-VEST Express IRA contract. Although we do not have IRS approval as to form, we believe that version of Roth IRA currently offered complies with the requirements of the Internal Revenue Code.




CANCELLATION


You can cancel any version of the EQUI-VEST Express IRA contract (traditional IRA, QP IRA, or Roth IRA) by following

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the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an EQUI-VEST Express Roth IRA contract issued as a result of a full or partial conversion of any EQUI-VEST traditional IRA contract by following the instructions in the "EQUI-VEST Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a traditional IRA, or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.



TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES
(TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

 o  regular contributions out of earned income or compensation; or

 o  tax-free "rollover" contributions; or

 o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS


The EQUI-VEST Express traditional IRA is intended to receive regular contributions. Regular contributions are not permitted for QP IRAs.


LIMITS ON CONTRIBUTIONS TO TRADITIONAL IRAS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional IRAs and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make partially deductible contributions to your traditional IRAs.

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IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $32,000 and $42,000 in 2000. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $52,000 and $62,000 in 2000. This range will increase every year until 2007 when the range is $80,000-$100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution in 2000, you determine AGI and subtract $32,000 if you are single, or $52,000 if you are married and file a joint return with your spouse. The resulting amount is your Excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:





($10,000-excess AGI)            times     $2,000 (or earned     Equals     the adjusted
------------------------------    x        income, if less)        =       deductible
  divided by $10,000                                                       contribution
                                                                           limit

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess Contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of Traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.


WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15th return filing deadline (without extensions) of the following calendar year to make your regular contributions for a tax year.



ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

 o  qualified plans;

 o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

 o  other traditional IRAs.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

 o  do it yourself

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You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.


 o  direct rollover


You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

 o  only after-tax contributions you made to the plan; or

 o "required minimum distributions" after age 70 1/2 or separation from service; or

 o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

 o  a hardship withdrawal; or

 o substantially equal periodic payments made for a specified period of 10 years or more; or

 o  corrective distributions that fit specified technical tax rules; or

 o  loans that are treated as distributions; or

 o  a death benefit payment to a beneficiary who is not your surviving spouse;
    or

 o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.



EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

 o  regular contributions of more than $2,000; or

 o regular contributions of more than earned income for the year, if that amount is under $2,000; or

 o  regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

 o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed below in "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

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Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)   the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)   you took no tax deduction for the excess contribution.


RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.



WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a conduit, you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit Traditional IRA treatment:

      o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan, and

      o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.


However, you may lose conduit treatment, if you make an eligible rollover distribution contribution to a Traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date.

The EQUI-VEST Express QP IRA contract can be used as a conduit IRA if amounts are not commingled. Distributions from a traditional IRA are not eligible for ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans.

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REQUIRED MINIMUM DISTRIBUTIONS

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your Traditional IRAs beginning at age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age
70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 -
April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year
- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions - "account-based" or "annuity-based."

Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate selecting any form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an annuity-based method you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your Traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

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WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice-versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.


SUCCESSOR ANNUITANT AND OWNER


If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.



PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age
59 1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

 o  on or after your death; or

 o  because you are disabled (special federal income tax definition); or

 o to pay for certain extraordinary medical expenses (special federal income tax definition); or

 o to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

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o to pay certain first-time home buyer expenses (special federal income tax definition); or

o to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)


This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional IRAs."


The EQUI-VEST Express Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o  regular after-tax contributions out of earnings; or

o taxable rollover contributions from Traditional IRAs ("conversion" contributions); or

o  tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular IRA and after-tax contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:

o your federal income tax filing status is "married filing jointly" and your adjusted gross income is over $160,000; or,

o your federal income tax filing status is "single" and your adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

WHEN YOU CAN MAKE CONTRIBUTIONS? Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

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ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

 o  another Roth IRA ("tax-free rollover contribution"); or

 o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable "conversion" rollover ("conversion contribution").

You may not make contributions to a Roth IRA from a qualified plan under Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).


You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.



CONVERSION CONTRIBUTIONS TO ROTH IRAS


In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular IRA contributions to any traditional IRA - whether or not it is the traditional IRA you are converting - a pro rata portion of the distribution is tax-free.)


There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income exceeds $100,000. (For this purpose, your adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age
70 1/2.

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WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS


Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.


The following distributions from Roth IRAs are free of income tax:


 o  rollovers from a Roth IRA to another Roth IRA;

 o  direct transfers from a Roth IRA to another Roth IRA;

 o  "Qualified Distributions" from Roth IRAs; and

 o  return of excess contributions or amounts recharacterized to a traditional
    IRA.



QUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

 o  you reach age 59 1/2; or

 o  you die; or

 o  you become disabled (special federal income tax definition); or

 o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.


NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

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EXCESS CONTRIBUTIONS


Generally the same as traditional IRA, except that regular contributions made after age 70 1/2 are not "excess contributions."


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:


 o we might have to withhold and/or report on amounts we pay under a free look or cancellation.

 o we are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

 o we are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.


Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,880 in periodic annuity payments in 2000 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your

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withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

8
More information

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ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to Equitable Life's other operations.

Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account A.

Each subaccount (variable investment option) within Separate Account A invests solely in Class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2)   to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5)   to deregister Separate Account A under the Investment Company Act of 1940;


(6)   to restrict or eliminate any voting rights as to Separate Account A; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each of its portfolios.


Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisors with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisors. (Prior to September 1999, EQ Financial Consultants, Inc. the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, the assets of these portfolios became the corresponding portfolios of EQ Advisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, their Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.

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ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


The rates to maturity for new allocations as of March 1, 2000 and the related price per $100 of maturity value were as follows:

--------------------------------------------------------------------------------
   FIXED MATURITY
      OPTIONS
   WITH JUNE 15
   MATURITY DATE       RATE TO MATURITY AS            PRICE
        OF                     OF                 PER $100 OF
   MATURITY YEAR          MARCH 1, 2000          MATURITY VALUE
--------------------------------------------------------------------------------
        2001                   5.20%                $ 93.68
        2002                   5.65%                $ 88.20
        2003                   6.10%                $ 82.34
        2004                   6.15%                $ 77.41
        2005                   6.25%                $ 72.57
        2006                   6.35%                $ 67.90
        2007                   6.40%                $ 63.63
        2008                   6.40%                $ 59.82
        2009                   6.45%                $ 55.96
        2010                   6.50%                $ 52.31
--------------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

      (a) we determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

      (b) we determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

      (c) we determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

      (d) we determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)   We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

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Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
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If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See the Appendix for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we

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are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to general accounts, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


AUTOMATIC INVESTMENT PROGRAM - FOR NQ, TRADITIONAL IRA, AND ROTH IRA CONTRACTS


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Traditional IRA, or Roth IRA contract on a monthly basis.


AIP additional contributions may be allocated to any of the variable investment options but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have

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your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.

WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day is any day on which Equitable Life is open and the New York Stock Exchange is open for trading. We are closed on national business holidays including Martin Luther King, Jr. Day and the Friday after Thanksgiving. Additionally, we may choose to close on the day immediately preceding or following a national business holiday or due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may close earlier due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.


 o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern time on a business day, we will use the next business day.

 o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

 o Quarterly rebalancing will be processed on a calendar year basis and semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.


CONTRIBUTIONS AND TRANSFERS

 o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

 o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

 o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.

 o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

 o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

 o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

 o For general dollar-cost averaging, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.



ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

 o  the election of trustees; or

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   58
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 o  the formal approval of independent auditors selected for EQ Advisors Trust;
    or

 o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS


Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of EQ Advisors Trust are held by separate accounts of insurance companies unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.



SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW


The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 1999 and 1998, and for the three years ended December 31, 1999 incorporated in this prospectus by reference to the 1999 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-628-6673.

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TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of a Traditional IRA, QP IRA, or Roth IRA contract except by surrender to us. Loans are not available and you cannot assign Traditional IRA, QP IRA and Roth IRA contracts as security for a loan or other obligation.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option " in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Traditional IRA, QP IRA or Roth IRA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge if one applies.



DISTRIBUTION OF THE CONTRACTS


AXA Advisors, LLC ("AXA Advisors"), the successor to Equitable Financial Consultants, Inc., and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account A. AXA Advisors serves as the principal underwriter of Separate Account
A. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, NY 10104. Pursuant to a Distribution and Servicing Agreement between AXA Advisors, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account A, Equitable Life paid AXA Advisors distribution fees of $325,380 for 1999, $325,380 for 1998 and $325,380 for 1997, as distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account A.

The contracts are sold by financial professionals who are registered representatives of AXA Advisors and its affiliates, who are also our licensed insurance agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.

9
Investment performance



----------------
      60
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We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you.


Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all current fees and charges under the contract, including the withdrawal charge, and the annual administrative charge but do not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

Tables 3, 4 and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all current fees and charges under the contract, but do not reflect the annual administrative charge and any withdrawal charge, or charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, or any applicable annuity administrative fee. If the charges were reflected they would effectively reduce the rates of return shown.

In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market, EQ/Balanced, Alliance Common Stock and EQ/Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.


EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, those portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


From time to time, we may advertise different measurements of the investment performance options and/or the portfolios, including the measurements reflected in the tables below.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.



BENCHMARKS

Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges

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  61
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for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other charges such as the mortality and expense risks and other expense charges, annual administrative charge, or any withdrawal charge, under the contracts. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:

--------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK: 50% Russell 2000 Index and 50% Standard
  & Poor's Mid-Cap Total Return Index.
EQ/BALANCED: 50% Standard & Poor's 500 and 50% Lehman
  Government/Corporate Bond Index.
ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.
ALLIANCE CONSERVATIVE INVESTORS: 70% Lehman Treasury Bond
  Composite Index and 30% Standard & Poor's 500 Index.
ALLIANCE EQUITY INDEX: Standard & Poor's 500 Index.
ALLIANCE GLOBAL: Morgan Stanley Capital International World Index.
ALLIANCE GROWTH AND INCOME: 75% Standard & Poor's 500 Index
  and 25% Value Line Convertibles Index.
ALLIANCE GROWTH INVESTORS: 30% Lehman Government/Corporate
  Bond Index and 70% Standard & Poor's 500 Index.
ALLIANCE HIGH YIELD: Benchmark #1 - Merrill Lynch High Yield
  Master Index and Benchmark #2 - Credit Suisse First Boston
  Global High Yield Index.
ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: Lehman
  Intermediate Government Bond Index.
ALLIANCE INTERNATIONAL: Morgan Stanley Capital International
  Europe, Australia, Far East Index.
ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill
  Index.
EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.
ALLIANCE QUALITY BOND: Lehman Aggregate Bond Index.
ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.
EQ/ALLIANCE TECHNOLOGY: NASDAQ Composite.
CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.
CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.
EQ/EVERGREEN: Benchmark #1 - Russell 2000 Index and
  Benchmark #2 - Standard & Poor's 500 Index.
EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500
  Index/40% Lehman Brothers Aggregate Bond Index.

MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.
MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.
MFS RESEARCH: Standard & Poor's 500 Index.
MERCURY BASIC VALUE EQUITY: Standard & Poor's 500 Index.
MERCURY WORLD STRATEGY: 36% Standard & Poor's 500 Index/24%
  Morgan Stanley Capital International Europe, Australia, Far East
  Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+ 14%
  Salomon Brothers World Government Bond (excluding U.S.)/and
  5% Three-Month U.S. Treasury Bill.
MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley
  Capital International Emerging Markets Free Price Return Index.
EQ/PUTNAM BALANCED: 60% Standard & Poor's 500 Index and 40%
  Lehman Government/Corporate Bond Index.
EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500
  Index.
T. ROWE PRICE EQUITY INCOME: Standard & Poor's 500 Index.
T. ROWE PRICE INTERNATIONAL STOCK: Morgan Stanley Capital
  International Europe, Australia, Far East Index.
WARBURG PINCUS SMALL COMPANY VALUE: Benchmark #1 -
  Russell 2000 Index and Benchmark #2 - Russell 2000 Value
  Index.
--------------------------------------------------------------------------------


LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc. (Lipper), the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the EQUI-VEST Express performance relative to other variable annuity products.

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                                    TABLE 1
 AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999

-------------------------------------------------------------------------------------------------------------------------
                                                            LENGTH OF INVESTMENT PERIOD
                                   --------------------------------------------------------------------------------------
                                                                                         SINCE        SINCE
                                          1            3           5          10         OPTION      PORTFOLIO
 VARIABLE INVESTMENT OPTIONS            YEAR         YEARS       YEARS       YEARS     INCEPTION*   INCEPTION**
-------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                      8.07%        4.55%       12.38%      13.64%      14.97%       14.97%
-------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                   14.22%       23.01%       24.36%      15.24%      15.54%       10.97%
-------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors         (0.35)%       7.32%        8.43%       6.42%       5.63%        6.49%
-------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                    9.57%       22.04%       24.20%          -       21.43%       20.09%
-------------------------------------------------------------------------------------------------------------------------
Alliance Global                         27.12%       18.49%       16.74%      12.41%      14.09%       10.98%
-------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income               7.90%       17.08%       18.28%          -       14.35%       13.41%
-------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors               15.57%       15.47%       16.11%      13.87%      12.29%       14.00%
-------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                    (13.41)%      (2.51)%       5.93%       6.98%       3.80%        6.01%
-------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government
  Securities                           (10.04)%      (0.25)%       2.12%          -        1.32%        2.56%
-------------------------------------------------------------------------------------------------------------------------
Alliance International                  26.41%        8.80%           -           -        8.45%        8.77%
-------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                   (5.34)%       0.01%        1.00%       1.30%       3.35%        3.35%
-------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                  (12.12)%      (0.10)%       3.31%          -        1.21%        0.87%
-------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth               16.88%           -            -           -        8.13%       12.27%
-------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                              7.06%       11.94%       12.49%       8.31%       9.69%        9.69%
-------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies           62.02%           -            -           -       40.44%       43.41%
-------------------------------------------------------------------------------------------------------------------------
MFS Research                            12.51%           -            -           -       16.76%       19.00%
-------------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity               8.45%           -            -           -       10.25%       12.93%
-------------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                  10.79%           -            -           -        5.17%        7.04%
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets
  Equity                                83.89%           -            -           -        0.18%        0.18%
-------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                      (9.89)%          -            -           -        3.23%        4.58%
-------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value        (11.25)%          -            -           -        3.09%        5.00%
-------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income             (6.48)%          -            -           -        5.99%        7.74%
-------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock       21.26%           -            -           -        9.59%       10.79%
-------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company
  Value                                 (8.18)%          -            -           -       (4.58)%      (1.95)%
-------------------------------------------------------------------------------------------------------------------------

* The variable investment option inception dates are: EQ/Aggressive Stock (5/1/84), EQ/Balanced (5/1/84), Alliance Common Stock (8/27/81); Alliance Conservative Investors (1/4/94); Alliance Equity Index (6/1/94); Alliance Global (1/4/94); Alliance Growth and Income (1/4/94); Alliance Growth Investors (1/4/94); Alliance High Yield (1/4/94); Alliance Intermediate Government Securities (6/1/94); Alliance International (9/1/95); Alliance Money Market (5/11/82); Alliance Quality Bond (1/4/94); Alliance Small Cap Growth (6/2/97); MFS Emerging Growth Companies (6/2/97); MFS Growth with Income (12/31/98); MFS Research (6/2/97); Mercury Basic Value Equity (6/2/97); Mercury World Strategy (6/2/97); Morgan Stanley Emerging Markets Equity (8/20/97); EQ/Putnam Balanced (6/2/97); EQ/Putnam Growth & Income Value (6/2/97); T. Rowe Price Equity Income (6/2/97); T. Rowe Price International Stock (6/2/97); and Warburg Pincus Small Company Value (6/2/97). The inception dates for the variable investment options that became available after 12/31/98 and are therefore not shown in this table are: EQ/Evergreen; EQ/Evergreen Foundation; EQ/Alliance Premier Growth; Capital Guardian Research; Capital Guardian U.S. Equity (8/30/99); and EQ/Alliance Technology (5/1/00).

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** The inception dates for portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. The portfolio inception dates are:
      EQ/Aggressive Stock (5/1/84); EQ/Balanced (5/1/84); Alliance Common Stock (8/1/68); Alliance Conservative Investors (10/2/89); Alliance Equity Index (3/1/94); Alliance Global (8/27/87); Alliance Growth and Income (10/1/93); Alliance Growth Investors (10/2/89); Alliance High Yield (1/2/87); Alliance Intermediate Government Securities (4/1/91); Alliance International (4/3/95); Alliance Money Market (5/11/82); Alliance Quality Bond (10/1/93); Alliance Small Cap Growth, MFS Emerging Growth Companies, MFS Research, Mercury Basic Value Equity, Mercury World Strategy (5/1/97); Morgan Stanley Emerging Markets Equity (8/20/97); EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, T. Rowe Price Equity Income, T. Rowe Price International Stock and Warburg Pincus Small Company Value (5/1/97). EQ/Evergreen; EQ/Evergreen Foundation; and MFS Growth with Income (inception dates of 12/31/98 are not included because the variable investment options that correspond to the portfolios became available after 12/31/98). The inception dates for the Portfolios that became available after 12/31/98 and are therefore not shown in the tables are:
      EQ/Alliance Premier Growth; Capital Guardian Research; Capital Guardian U.S. Equity (4/30/99); and EQ/Alliance Technology (5/1/00).

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                                    TABLE 2

      GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999

-------------------------------------------------------------------------------------------------------------------------
                                                                     LENGTH OF INVESTMENT PERIOD
                                             ----------------------------------------------------------------------------
                                                                                                              SINCE
                                                     1              3              5              10        PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                       YEAR           YEARS          YEARS          YEARS       INCEPTION*
-------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                             $ 1,080.71     $ 1,142.90     $ 1,792.41     $ 3,590.63    $  8,898.27
-------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                           $ 1,142.23     $ 1,861.36     $ 2,973.86     $ 4,129.01    $ 26,336.88
-------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                 $   996.50     $ 1,236.15     $ 1,498.85     $ 1,863.42    $  1,904.65
-------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                           $ 1,095.66     $ 1,817.42     $ 2,954.89              -    $  2,912.25
-------------------------------------------------------------------------------------------------------------------------
Alliance Global                                 $ 1,271.20     $ 1,663.74     $ 2,168.54     $ 3,221.69    $  3,617.89
-------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                      $ 1,079.00     $ 1,604.70     $ 2,314.92              -    $  2,195.80
-------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                       $ 1,155.72     $ 1,539.58     $ 2,109.99     $ 3,664.95    $  3,829.62
-------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                             $   865.91     $   926.55     $ 1,333.61     $ 1,963.69    $  2,134.39
-------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities     $   899.61     $   992.59     $ 1,110.52              -    $  1,247.70
-------------------------------------------------------------------------------------------------------------------------
Alliance International                          $ 1,264.15     $ 1,287.90              -              -    $  1,490.82
-------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                           $   946.56     $ 1,000.16     $ 1,051.21     $ 1,137.51    $  1,787.16
-------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                           $   878.79     $   997.03     $ 1,176.63              -    $  1,055.73
-------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                       $ 1,168.83              -              -              -    $  1,362.26
-------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                                     $ 1,070.58     $ 1,402.64     $ 1,800.98     $ 2,221.75    $  4,262.37
-------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                   $ 1,620.23              -              -              -    $  2,619.60
-------------------------------------------------------------------------------------------------------------------------
MFS Research                                    $ 1,125.06              -              -              -    $  1,591.43
-------------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                      $ 1,084.54              -              -              -    $  1,383.92
-------------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                          $ 1,107.89              -              -              -    $  1,199.43
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity          $ 1,838.86              -              -              -    $  1,004.35
-------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                              $   901.07              -              -              -    $  1,127.05
-------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                 $   887.51              -              -              -    $  1,139.11
-------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                     $   935.19              -              -              -    $  1,220.28
-------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock               $ 1,212.62              -              -              -    $  1,314.78
-------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value              $   918.17              -              -              -    $    948.72
-------------------------------------------------------------------------------------------------------------------------


*     Portfolio inception dates are shown in Table 1.

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                                    TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 SINCE PORTFOLIO
                                                1 YEAR       3 YEARS       5 YEARS      10 YEARS      20 YEARS      INCEPTION*
--------------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK                              17.42%        8.39%        14.88%        15.16%            -         16.15%
--------------------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap                                 51.65%       24.68%        19.97%        14.78%            -         15.86%
--------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      18.09%       17.48%        19.92%        15.41%            -         14.58%
--------------------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK                            23.70%       26.39%        26.54%        17.17%        16.97%        12.54%
--------------------------------------------------------------------------------------------------------------------------------
  Lipper Growth                                  29.78%       26.87%        25.55%        16.90%        15.83%        15.16%
--------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      21.04%       27.56%        28.56%        18.21%        17.88%        16.19%
--------------------------------------------------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS                   8.83%       11.08%        11.14%         8.63%            -          8.71%
--------------------------------------------------------------------------------------------------------------------------------
  Lipper Income                                   4.42%       11.65%        13.70%        10.10%            -         10.15%
--------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                       4.19%       12.07%        13.60%        10.75%            -         10.68%
--------------------------------------------------------------------------------------------------------------------------------
ALLIANCE EQUITY INDEX                            18.94%       25.41%        26.34%            -             -         22.18%
--------------------------------------------------------------------------------------------------------------------------------
  Lipper S&P 500 Index Funds                     19.36%       25.86%        26.81%            -             -         23.89%
--------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      21.04%       27.56%        28.56%            -             -         24.14%
--------------------------------------------------------------------------------------------------------------------------------
ALLIANCE GLOBAL                                  36.86%       22.00%        19.28%        14.45%            -         13.08%
--------------------------------------------------------------------------------------------------------------------------------
  Lipper Global                                  44.62%       23.92%        20.57%        11.65%            -         11.06%
--------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      24.93%       21.61%        19.76%        11.42%            -         10.74%
--------------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME                       17.24%       20.60%        20.62%            -             -         15.72%
--------------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                         12.90%       17.23%        20.50%            -             -         16.45%
--------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      20.71%       23.10%        25.01%            -             -         18.77%
--------------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS                        25.07%       19.03%        18.58%        15.60%            -         15.69%
--------------------------------------------------------------------------------------------------------------------------------
  Lipper Flexible Portfolio                      10.45%       14.19%        15.15%        11.65%            -         11.68%
--------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      13.77%       20.90%        22.15%        15.13%            -         15.15%
--------------------------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                              (4.50)%       1.58%         8.58%         8.94%            -          8.07%
--------------------------------------------------------------------------------------------------------------------------------
  Lipper High Yield                               3.65%        4.82%         8.59%         9.61%            -          7.79%
--------------------------------------------------------------------------------------------------------------------------------
  Benchmark #1                                    1.57%        5.91%         9.61%        10.79%            -          9.99%
--------------------------------------------------------------------------------------------------------------------------------
  Benchmark #2                                    3.28%        5.37%         9.07%        11.06%            -         10.04%
--------------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES      (1.06)%       3.75%         5.10%            -             -          5.02%
--------------------------------------------------------------------------------------------------------------------------------
  Lipper U.S. Government                         (2.60)%       4.04%         5.81%            -             -          5.89%
--------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                       0.49%        5.50%         6.93%            -             -          6.76%
--------------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERNATIONAL                           36.14%       12.51%            -             -             -         11.76%
--------------------------------------------------------------------------------------------------------------------------------
  Lipper International                           43.24%       18.74%            -             -             -         16.13%
--------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      26.96%       15.74%            -             -             -         13.11%
--------------------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                             3.73%        3.99%         4.11%         3.93%            -          5.42%
--------------------------------------------------------------------------------------------------------------------------------
  Lipper Money Market                             3.78%        4.05%         4.16%         3.96%            -          5.70%
--------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                       4.74%        5.01%         5.20%         5.06%            -          6.65%
--------------------------------------------------------------------------------------------------------------------------------
ALLIANCE QUALITY BOND                            (3.18)%       3.89%         6.19%            -             -          3.71%
--------------------------------------------------------------------------------------------------------------------------------
  Lipper Corporate Bond BBB-Rated                (2.56)%       4.06%         6.53%            -             -          4.36%
--------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      (0.82)%       5.73%         7.73%            -             -          5.64%
--------------------------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH                        26.41%           -             -             -             -         16.17%
--------------------------------------------------------------------------------------------------------------------------------
  Lipper Small-Cap                               34.26%           -             -             -             -         19.49%
--------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      43.09%           -             -             -             -         25.88%
--------------------------------------------------------------------------------------------------------------------------------
EQ/BALANCED                                      16.39%       15.57%        15.06%        10.48%            -         11.32%
--------------------------------------------------------------------------------------------------------------------------------
  Lipper Balanced                                10.45%       14.19%        15.15%        11.65%            -         11.09%
--------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                       9.07%       16.47%        17.93%        13.04%            -         13.19%
--------------------------------------------------------------------------------------------------------------------------------

-----
  66
--------------------------------------------------------------------------------

                              TABLE 3 (CONTINUED)
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999

------------------------------------------------------------------------------------------------------------------------------
                                                                                                        SINCE PORTFOLIO
                                                1 YEAR      3 YEARS     5 YEARS    10 YEARS    20 YEARS    INCEPTION*
------------------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES                    72.02%          -           -           -           -        46.86%
------------------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap                                 51.65%          -           -           -           -        32.50%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      21.26%          -           -           -           -        16.99%
------------------------------------------------------------------------------------------------------------------------------
MFS RESEARCH                                     21.95%          -           -           -           -        22.77%
------------------------------------------------------------------------------------------------------------------------------
  Lipper Growth                                  29.78%          -           -           -           -        29.33%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      21.03%          -           -           -           -        27.36%
------------------------------------------------------------------------------------------------------------------------------
MERCURY BASIC VALUE EQUITY                       17.81%          -           -           -           -        16.82%
------------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                         12.90%          -           -           -           -        18.00%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      21.03%          -           -           -           -        27.36%
------------------------------------------------------------------------------------------------------------------------------
MERCURY WORLD STRATEGY                           20.19%          -           -           -           -        11.07%
------------------------------------------------------------------------------------------------------------------------------
  Lipper Global Flexible Portfolio               12.93%          -           -           -           -        11.91%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      13.07%          -           -           -           -        16.18%
------------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS EQUITY           93.89%          -           -           -           -         4.70%
------------------------------------------------------------------------------------------------------------------------------
  Lipper Emerging Markets                        82.53%          -           -           -           -         2.90%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      66.41%          -           -           -           -        (0.88)%
------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM BALANCED                               (0.91)%         -           -           -           -         8.67%
------------------------------------------------------------------------------------------------------------------------------
  Lipper Balanced                                 8.69%          -           -           -           -        13.91%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      11.39%          -           -           -           -        18.81%
------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE                  (2.29)%         -           -           -           -         9.07%
------------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                         12.90%          -           -           -           -        18.00%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      21.03%          -           -           -           -        27.36%
------------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME                       2.57%          -           -           -           -        11.74%
------------------------------------------------------------------------------------------------------------------------------
  Lipper Equity Income                            6.90%          -           -           -           -        14.28%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      21.03%          -           -           -           -        27.36%
------------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK                30.88%          -           -           -           -        14.72%
------------------------------------------------------------------------------------------------------------------------------
  Lipper International                           43.24%          -           -           -           -        20.38%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                      26.96%          -           -           -           -        18.32%
------------------------------------------------------------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY VALUE                0.83%          -           -           -           -         2.35%
------------------------------------------------------------------------------------------------------------------------------
  Lipper Small-Cap                               34.26%          -           -           -           -        24.22%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark #1                                   21.26%          -           -           -           -        16.99%
------------------------------------------------------------------------------------------------------------------------------
  Benchmark #2                                   (1.49)%                                                       7.06%
------------------------------------------------------------------------------------------------------------------------------

* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as of the month-end closest to the actual date of portfolio inception.

-----
 67
--------------------------------------------------------------------------------

                                    TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    SINCE PORTFOLIO
                                               1 YEAR       3 YEARS        5 YEARS       10 YEARS       20 YEARS       INCEPTION*
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK                            17.42%         27.33%        100.07%        310.29%              -         943.69%
-----------------------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap Growth                        51.65%        102.87%        158.98%        311.69%              -         683.45%
-----------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    18.09%         62.12%        147.96%        319.19%              -         595.55%
-----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE COMMON STOCK                          23.70%        101.89%        224.39%        387.92%       2,199.43%      3,987.49%
-----------------------------------------------------------------------------------------------------------------------------------
  Lipper Growth                                29.78%        106.30%        216.51%        386.68%       1,816.52%      2,838.39%
-----------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    21.04%        107.56%        251.12%        432.78%       2,584.39%      3,555.48%
-----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS                 8.83%         37.04%         69.54%        128.91%              -         135.33%
-----------------------------------------------------------------------------------------------------------------------------------
  Lipper Income                                 4.42%         39.31%         91.71%        163.35%              -         169.02%
-----------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                     4.19%         40.74%         89.21%        177.71%                        186.90%
-----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE EQUITY INDEX                          18.94%         97.26%        221.93%             -               -         221.94%
-----------------------------------------------------------------------------------------------------------------------------------
  Lipper S&P 500 Index Funds                   19.36%         99.37%        227.98%             -               -         242.77%
-----------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    21.04%        107.56%        251.12%             -               -         253.66%
-----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE GLOBAL                                36.86%         81.56%        141.46%        285.72%              -         355.99%
-----------------------------------------------------------------------------------------------------------------------------------
  Lipper Global                                44.62%         93.38%        162.57%        205.54%              -         273.03%
-----------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    24.93%         79.83%        146.35%        194.99%              -         252.80%
-----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME                     17.24%         75.42%        155.32%             -               -         149.00%
-----------------------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                       12.90%         62.52%        157.04%             -               -         158.01%
-----------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    20.71%         86.55%        205.26%             -               -         204.09%
-----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS                      25.07%         68.64%        134.42%        326.22%              -         345.22%
-----------------------------------------------------------------------------------------------------------------------------------
  Lipper Flexible Portfolio                    10.45%         49.38%        103.90%        204.29%              -         211.11%
-----------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    13.77%         76.71%        171.92%        309.28%              -         352.50%
-----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE HIGH YIELD                            (4.50)%         4.80%         50.89%        135.37%              -         174.11%
-----------------------------------------------------------------------------------------------------------------------------------
  Lipper High Yield                             3.65%         15.25%         51.19%        151.82%              -         166.74%
-----------------------------------------------------------------------------------------------------------------------------------
  Benchmark #1                                  1.57%         18.80%         58.22%        178.72%              -         245.03%
-----------------------------------------------------------------------------------------------------------------------------------
  Benchmark #2                                  3.28%         17.00%         54.39%        185.43%              -         246.92%
-----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES    (1.06)%        11.68%         28.26%             -               -          53.49%
-----------------------------------------------------------------------------------------------------------------------------------
  Lipper U.S. Government                       (2.60)%        12.55%         32.56%             -               -          64.40%
-----------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                     0.49%         17.43%         39.81%             -               -          77.41%
-----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE INTERNATIONAL                         36.14%         42.43%             -              -               -          69.49%
-----------------------------------------------------------------------------------------------------------------------------------
  Lipper International                         43.24%         69.17%             -              -               -         103.07%
-----------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    26.96%         55.06%             -              -               -          79.52%
-----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE MONEY MARKET                           3.73%         12.47%         22.32%         47.09%              -         153.72%
-----------------------------------------------------------------------------------------------------------------------------------
  Lipper Money Market                           3.78%         12.64%         22.65%         47.52%              -         178.18%
-----------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                     4.74%         15.79%         28.88%         63.79%              -         229.35%
-----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE QUALITY BOND                          (3.18)%        12.14%         35.03%             -               -          25.59%
-----------------------------------------------------------------------------------------------------------------------------------
  Lipper Corporate Bond BBB-Rated              (2.56)%        12.69%         37.39%             -               -          30.19%
-----------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    (0.82)%        18.20%         45.12%             -               -          40.97%
-----------------------------------------------------------------------------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH                      26.41%             -              -              -               -          49.16%
-----------------------------------------------------------------------------------------------------------------------------------
  Lipper Small-Cap                             34.26%             -              -              -               -          62.98%
-----------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                    43.09%             -              -              -               -          84.91%
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BALANCED                                    16.39%         54.38%        101.65%        170.86%              -         436.79%
-----------------------------------------------------------------------------------------------------------------------------------
  Lipper Flexible Portfolio                    10.45%         49.36%        103.70%        204.29%              -         335.16%
-----------------------------------------------------------------------------------------------------------------------------------
  Benchmark                                     9.07%         58.00%        128.08%        240.54%              -         558.00%
-----------------------------------------------------------------------------------------------------------------------------------

-----
  68
--------------------------------------------------------------------------------


                              TABLE 4 (CONTINUED)
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999

------------------------------------------------------------------------------------------------------------------------
                                                                                                              SINCE
                                                                                                            PORTFOLIO
                                               1 YEAR      3 YEARS     5 YEARS    10 YEARS    20 YEARS      INCEPTION*
------------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES                    72.02%         -           -           -           -         178.85%
-----------------------------------------------------------------------------------------------------------------------
  Lipper Mid-Cap                                 51.65%         -           -           -           -         120.85%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                                      21.26%         -           -           -           -          52.05%
-----------------------------------------------------------------------------------------------------------------------
MFS RESEARCH                                     21.95%         -           -           -           -          72.87%
-----------------------------------------------------------------------------------------------------------------------
  Lipper Growth                                  29.78%         -           -           -           -         101.13%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                                      21.03%         -           -           -           -          90.75%
-----------------------------------------------------------------------------------------------------------------------
MERCURY BASIC VALUE EQUITY                       17.81%         -           -           -           -          51.40%
-----------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                         12.90%         -           -           -           -          56.85%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                                      21.03%         -           -           -           -          90.75%
-----------------------------------------------------------------------------------------------------------------------
MERCURY WORLD STRATEGY                           20.19%         -           -           -           -          32.32%
-----------------------------------------------------------------------------------------------------------------------
  Lipper Global Flexible Portfolio               12.93%         -           -           -           -          35.69%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                                      13.07%         -           -           -           -          49.16%
-----------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS EQUITY           93.89%         -           -           -           -          11.46%
-----------------------------------------------------------------------------------------------------------------------
  Lipper Emerging Markets                        82.53%         -           -           -           -           7.48%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                                      66.41%         -           -           -           -           5.32%
-----------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM BALANCED                               (0.91)%        -           -           -           -          24.84%
-----------------------------------------------------------------------------------------------------------------------
  Lipper Balanced                                 8.69%         -           -           -           -          42.44%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                                      11.39%         -           -           -           -          61.21%
-----------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE                  (2.29)%        -           -           -           -          26.09%
-----------------------------------------------------------------------------------------------------------------------
  Lipper Growth & Income                         12.90%         -           -           -           -          56.85%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                                      21.03%         -           -           -           -          90.75%
-----------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME                       2.57%         -           -           -           -          34.48%
-----------------------------------------------------------------------------------------------------------------------
  Lipper Equity Income                            6.90%         -           -           -           -          43.31%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                                      21.03%         -           -           -           -          90.75%
-----------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK                30.88%         -           -           -           -          44.25%
-----------------------------------------------------------------------------------------------------------------------
  Lipper International                           43.24%         -           -           -           -          65.44%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark                                      26.96%         -           -           -           -          56.70%
-----------------------------------------------------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY VALUE                0.83%         -           -           -           -           6.39%
-----------------------------------------------------------------------------------------------------------------------
  Lipper Small-Cap                               34.26%         -           -           -           -          83.94%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark #1                                   21.26%         -           -           -           -          52.05%
-----------------------------------------------------------------------------------------------------------------------
  Benchmark #2                                   (1.49)%        -           -           -           -          19.99%
-----------------------------------------------------------------------------------------------------------------------

----------
* Portfolio inception dates are shown in Table 1. Lipper survey and benchmark "since portfolio inception" information are as month-end closest to the actual date of portfolio inception.

-----
 69
--------------------------------------------------------------------------------

                                    TABLE 5
                         YEAR-BY-YEAR RATES OF RETURN


------------------------------------------------------------------------------------------------------------------
                                                   1990        1991         1992           1993
------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                5.79%      84.94%        (4.37)%       15.37%
------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                             (9.22)%     36.24%         1.98%        23.33%
------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                    5.14%      18.46%         4.53%         9.46%
------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                                 -           -             -             -
------------------------------------------------------------------------------------------------------------------
Alliance Global                                   (7.25)%     29.04%        (1.71)%       30.60%
------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                            -           -             -         (0.72)%+
------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                          9.28%      47.22%         3.68%        13.91%
------------------------------------------------------------------------------------------------------------------
Alliance High Yield                               (2.29)%     23.03%        11.00%        21.73%
------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities           -       11.10%+        4.34%         9.28%
------------------------------------------------------------------------------------------------------------------
Alliance International                                -           -             -             -
------------------------------------------------------------------------------------------------------------------
Alliance Money Market                              7.07%       4.95%         2.33%         1.74%
------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                                 -           -             -         (0.80)%+
------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                             -           -             -             -
------------------------------------------------------------------------------------------------------------------
EQ/Balanced                                       (1.20)%     40.46%        (4.02)%       10.99%
------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                         -           -             -             -
------------------------------------------------------------------------------------------------------------------
MFS Research                                          -           -             -             -
------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                            -           -             -             -
------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                                -           -             -             -
------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity                -           -             -             -
------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                                    -           -             -             -
------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                       -           -             -             -
------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                           -           -             -             -
------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                     -           -             -             -
------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value                    -           -             -             -
------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------
                                                   1994         1995        1996          1997           1998         1999
------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                (5.00)%      30.13%      20.74%         9.47%         (0.94)%     17.42%
------------------------------------------------------------------------------------------------------------------------------
Alliance Common Stock                              (3.31)%      30.87%      22.78%        27.67%         27.83%      23.70%
------------------------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors                    (5.26)%      19.01%       3.95%        11.90%         12.54%       8.83%
------------------------------------------------------------------------------------------------------------------------------
Alliance Equity Index                               0.00%+      34.94%      20.95%        31.02%         26.57%      18.94%
------------------------------------------------------------------------------------------------------------------------------
Alliance Global                                     3.98%       17.44%      13.24%        10.21%         20.37%      36.86%
------------------------------------------------------------------------------------------------------------------------------
Alliance Growth and Income                         (1.77)%      22.65%      18.67%        25.27%         19.43%      17.24%
------------------------------------------------------------------------------------------------------------------------------
Alliance Growth Investors                          (4.32)%      24.93%      11.27%        15.40%         16.84%      25.07%
------------------------------------------------------------------------------------------------------------------------------
Alliance High Yield                                (3.96)%      18.53%      21.46%        17.09%         (6.27)%     (4.50)%
------------------------------------------------------------------------------------------------------------------------------
Alliance Intermediate Government Securities        (5.53)%      12.01%       2.53%         6.02%          6.46%      (1.06)%
------------------------------------------------------------------------------------------------------------------------------
Alliance International                                 -         9.68%       8.50%        (4.25)%         9.27%      36.14%
------------------------------------------------------------------------------------------------------------------------------
Alliance Money Market                               2.79%        4.50%       4.07%         4.17%          4.09%       3.73%
------------------------------------------------------------------------------------------------------------------------------
Alliance Quality Bond                              (6.25)%      15.67%       4.10%         7.86%          7.40%      (3.18)%
------------------------------------------------------------------------------------------------------------------------------
Alliance Small Cap Growth                              -            -           -         24.81%+        (5.45)%     26.41%
------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                                        (9.15)%      18.37%      10.35%        13.64%         16.72%      16.39%
------------------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Companies                          -            -           -         21.66%+        33.24%      72.02%
------------------------------------------------------------------------------------------------------------------------------
MFS Research                                           -            -           -         15.32%+        22.93%      21.95%
------------------------------------------------------------------------------------------------------------------------------
Mercury Basic Value Equity                             -            -           -         16.28%+        10.52%      17.81%
------------------------------------------------------------------------------------------------------------------------------
Mercury World Strategy                                 -            -           -          4.05%+         5.81%      20.19%
------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Emerging Markets Equity                 -            -           -        (20.47)%+      (27.71)%     93.89%
------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Balanced                                     -            -           -         13.76%+        10.75%      (0.91)%
------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                        -            -           -         15.48%+        11.75%      (2.29)%
------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income                            -            -           -         21.36%+         8.04%       2.57%
------------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock                      -            -           -         (2.13)%+       12.62%      30.88%
------------------------------------------------------------------------------------------------------------------------------
Warburg Pincus Small Company Value                     -            -           -         18.37%+       (10.86)%      0.83%
------------------------------------------------------------------------------------------------------------------------------

----------
+ Returns for these portfolios represent less than 12 months of performance. The returns are as of each portfolio inception date as shown in Table 1.

----------
   70
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options, and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o  data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
Barron's                           Money Management Letter
Morningstar's Variable Annuity     Investment Dealers Digest
 Sourcebook                        National Underwriter
Business Week                      Pension & Investments
Forbes                             USA Today
Fortune                            Investor's Business Daily
Institutional Investor             The New York Times
Money                              The Wall Street Journal
Kiplinger's Personal Finance       The Los Angeles Times
Financial Planning                 The Chicago Tribune
Investment Adviser
Investment Management Weekly
--------------------------------------------------------------------------------

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed Portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts; and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION

Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the other options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the annual administrative charge, withdrawal charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. For more information, see "Alliance Money Market option yield information" and "Other yield information" in the SAI.

10
Incorporation of certain documents by reference


----------------
  71
--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1999, is considered to be a part of this prospectus because it is incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.


Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).

Appendix I: Condensed financial information


--------
 A-1
--------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT EQ/ALLIANCE TECHNOLOGY WHICH IS BEING OFFERED FOR THE FIRST TIME ON MAY 1, 2000.

----------------------------------------------------------------------
                                                  FOR THE YEAR ENDING
                                                     DEC. 31, 1999
                                                  --------------------
----------------------------------------------------------------------
EQ/AGGRESSIVE STOCK
----------------------------------------------------------------------
  Unit value                                             $ 112.33
----------------------------------------------------------------------
  Number of units outstanding (000s)                            3
----------------------------------------------------------------------
EQ\BALANCED
----------------------------------------------------------------------
  Unit value                                             $ 108.71
----------------------------------------------------------------------
  Number of units outstanding (000s)                            2
----------------------------------------------------------------------
ALLIANCE COMMON STOCK
----------------------------------------------------------------------
  Unit value                                             $ 111.02
----------------------------------------------------------------------
  Number of units outstanding (000's)                          25
----------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS
----------------------------------------------------------------------
  Unit value                                             $ 104.41
----------------------------------------------------------------------
  Number of units outstanding (000's)                           4
----------------------------------------------------------------------
ALLIANCE EQUITY INDEX
----------------------------------------------------------------------
  Unit value                                             $ 106.17
----------------------------------------------------------------------
  Number of units outstanding (000's)                           9
----------------------------------------------------------------------
ALLIANCE GLOBAL
----------------------------------------------------------------------
  Unit value                                             $ 119.52
----------------------------------------------------------------------
  Number of units outstanding (000's)                           9
----------------------------------------------------------------------
ALLIANCE GROWTH AND INCOME
----------------------------------------------------------------------
  Unit value                                             $ 103.87
----------------------------------------------------------------------
  Number of units outstanding (000's)                          14
----------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS
----------------------------------------------------------------------
  Unit value                                             $ 112.30
----------------------------------------------------------------------
  Number of units outstanding (000's)                          10
----------------------------------------------------------------------
ALLIANCE HIGH YIELD
----------------------------------------------------------------------
  Unit value                                             $  99.34
----------------------------------------------------------------------
  Number of units outstanding (000's)                           4
----------------------------------------------------------------------
ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
----------------------------------------------------------------------
  Unit value                                             $ 100.40
----------------------------------------------------------------------
  Number of units outstanding (000's)                           3
----------------------------------------------------------------------

-----
  A-2
--------------------------------------------------------------------------------



----------------------------------------------------------------
                                             FOR THE YEAR ENDING
                                                DEC. 31, 1999
                                             -------------------
ALLIANCE INTERNATIONAL
----------------------------------------------------------------
  Unit value                                     $ 126.71
----------------------------------------------------------------
  Number of units outstanding (000's)                   1
----------------------------------------------------------------
ALLIANCE MONEY MARKET
----------------------------------------------------------------
  Unit value                                     $ 101.49
----------------------------------------------------------------
  Number of units outstanding (000's)                  43
----------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH
----------------------------------------------------------------
  Unit value                                     $ 116.53
----------------------------------------------------------------
  Number of units outstanding (000's)                  21
----------------------------------------------------------------
ALLIANCE QUALITY BOND
----------------------------------------------------------------
  Unit value                                     $  99.28
----------------------------------------------------------------
  Number of units outstanding (000's)                   4
----------------------------------------------------------------
ALLIANCE SMALL CAP GROWTH
----------------------------------------------------------------
  Unit value                                     $ 130.79
----------------------------------------------------------------
  Number of units outstanding (000's)                   1
----------------------------------------------------------------
CAPITAL GUARDIAN U.S. EQUITY
----------------------------------------------------------------
  Unit value                                     $ 101.79
----------------------------------------------------------------
  Number of units outstanding (000s)                    -
----------------------------------------------------------------
CAPITAL GUARDIAN RESEARCH
----------------------------------------------------------------
  Unit value                                     $ 106.94
----------------------------------------------------------------
  Number of units outstanding (000s)                    -
----------------------------------------------------------------
EQ/EVERGREEN
----------------------------------------------------------------
  Unit value                                     $ 106.73
----------------------------------------------------------------
  Number of units outstanding (000s)                    -
----------------------------------------------------------------
EQ/EVERGREEN FOUNDATION
----------------------------------------------------------------
  Unit value                                     $ 105.31
----------------------------------------------------------------
  Number of units outstanding (000s)                    -
----------------------------------------------------------------
MERCURY BASIC VALUE EQUITY
----------------------------------------------------------------
  Unit value                                     $  97.22
----------------------------------------------------------------
  Number of units outstanding (000's)                   5
----------------------------------------------------------------
MERCURY WORLD STRATEGY
----------------------------------------------------------------
  Unit value                                     $ 113.34
----------------------------------------------------------------
  Number of units outstanding (000's)                   -
----------------------------------------------------------------

-----
 A-3
--------------------------------------------------------------------------------


------------------------------------------------------------------
                                               FOR THE YEAR ENDING
                                                 DEC. 31, 1999
                                               -------------------
MFS EMERGING GROWTH COMPANIES
------------------------------------------------------------------
  Unit value                                        $ 157.69
------------------------------------------------------------------
  Number of units outstanding (000's)                     17
------------------------------------------------------------------
MFS GROWTH WITH INCOME
------------------------------------------------------------------
  Unit value                                        $ 104.63
------------------------------------------------------------------
  Number of units outstanding (000's)                      1
------------------------------------------------------------------
MFS RESEARCH
------------------------------------------------------------------
  Unit value                                        $ 116.97
------------------------------------------------------------------
  Number of units outstanding (000's)                      3
------------------------------------------------------------------
MORGAN STANLEY EMERGING MARKETS EQUITY
------------------------------------------------------------------
  Unit value                                        $ 157.03
------------------------------------------------------------------
  Number of units outstanding (000's)                      -
------------------------------------------------------------------
EQ/PUTNAM BALANCED
------------------------------------------------------------------
  Unit value                                        $  95.64
------------------------------------------------------------------
  Number of units outstanding (000's)                      -
------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE
------------------------------------------------------------------
  Unit value                                        $  92.44
------------------------------------------------------------------
  Number of units outstanding (000's)                      -
------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME
------------------------------------------------------------------
  Unit value                                        $  93.54
------------------------------------------------------------------
  Number of units outstanding (000's)                      2
------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK
------------------------------------------------------------------
  Unit value                                        $ 123.90
------------------------------------------------------------------
  Number of units outstanding (000's)                      3
------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY VALUE
------------------------------------------------------------------
  Unit value                                        $ 106.09
------------------------------------------------------------------
  Number of units outstanding (000's)                      1
------------------------------------------------------------------

Appendix II: Market value adjustment example


--------
B-1
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 14, 2001 to a fixed maturity option with a maturity date of June 15, 2010 (i.e., nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2005.

-----------------------------------------------------------------------------------------------
                                                                     HYPOTHETICAL ASSUMED RATE
                                                                      TO MATURITY ON JUNE 15,
                                                                               2005
                                                                    ---------------------------
                                                                         5.00%        9.00%
-----------------------------------------------------------------------------------------------
AS OF JUNE 15, 2005 (BEFORE WITHDRAWAL)
-----------------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $144,048     $ 119,487
-----------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                            $131,080     $ 131,080
-----------------------------------------------------------------------------------------------
(3) Market value adjustment:
   (1) - (2)                                                         $ 12,968     $ (11,593)
-----------------------------------------------------------------------------------------------
ON JUNE 15, 2005 (AFTER WITHDRAWAL)
-----------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
   (3) x [$50,000/(1)]                                               $  4,501     $  (4,851)
-----------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount
   [$50,000 - (4)]                                                   $ 45,499     $  54,851
-----------------------------------------------------------------------------------------------
(6) Fixed maturity amount (2) - (5)                                  $ 85,581     $  76,229
-----------------------------------------------------------------------------------------------
(7) Maturity value                                                   $120,032     $ 106,915
-----------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                    $ 94,048     $  69,487
-----------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.

 Statement of additional information
--------------------------------------------------------------------------------


TABLE OF CONTENTS




                                                    PAGE
Required minimum distributions option                2
Custodian and independent accountants                4
Alliance Money Market option yield information       4
Other yield information                              5
Financial statements                                12


HOW TO OBTAIN AN EQUI-VEST EXPRESS STATEMENT OF ADDITIONAL INFORMATION FOR
  SEPARATE ACCOUNT A

Call 1-800-628-6673 or send this request form to:
  EQUI-VEST Express
  Processing Office
  The Equitable Life
  P.O. Box 2996
  New York, NY 10116-2996

--------------------------------------------------------------------------------

Please send me an EQUI-VEST Express Statement of Additional Information dated May 1, 2000.
(Combination variable and fixed deferred annuity)



------------------------------------------------------------------------------
Name:


------------------------------------------------------------------------------
Address:


------------------------------------------------------------------------------
City            State    Zip








SAI (05/00)

EQUI-VEST(Registered Trademark)

A combination variable and fixed deferred annuity contract


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust, which contains important information about its portfolios.


PROSPECTUS DATED MAY 1, 2000
--------------------------------------------------------------------------------

WHAT IS EQUI-VEST?

EQUI-VEST is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract also offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, our guaranteed interest option or in our fixed maturity options ("investment options"). This contract may not currently be available in all states.

---------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS
---------------------------------------------------------------------
FIXED INCOME
---------------------------------------------------------------------
o Alliance High Yield            o Alliance Money Market
o Alliance Intermediate          o Alliance Quality Bond
  Government Securities
---------------------------------------------------------------------
DOMESTIC STOCKS
---------------------------------------------------------------------
o EQ/Aggressive Stock (1)        o EQ/Evergreen
o Alliance Common Stock          o MFS Emerging Growth Companies
o Alliance Equity Index          o MFS Growth with Income
o Alliance Growth and Income     o MFS Research
o EQ/Alliance Premier Growth     o Mercury Basic Value Equity (3)
o Alliance Small Cap Growth      o EQ/Putnam Growth & Income Value
o EQ/Alliance Technology (2)     o T. Rowe Price Equity Income
o Capital Guardian Research      o Warburg Pincus Small
o Capital Guardian U.S.Equity      Company Value
---------------------------------------------------------------------
INTERNATIONAL STOCKS
---------------------------------------------------------------------
o Alliance Global                o Morgan Stanley Emerging
o Alliance International           Markets Equity
                                 o T. Rowe Price International Stock
---------------------------------------------------------------------
BALANCED/HYBRID:
---------------------------------------------------------------------
o Alliance Conservative          o EQ/Evergreen Foundation
  Investors                      o Mercury World Strategy (5)
o Alliance Growth Investors      o EQ/Putnam Balanced
o EQ/Balanced (4)
---------------------------------------------------------------------

----------
 (1)   Formerly named "Alliance Aggressive Stock."
 (2) Anticipated to become available on or about May 22, 2000. This option may not be available in the State of California.
 (3)   Formerly named "Merrill Lynch Basic Value Equity."
 (4)   Formerly named "Alliance Balanced."
 (5)   Formerly named "Merrill Lynch World Strategy."

You may allocate amounts to the variable investment options under your choice of investment method subject to any restrictions. Each variable investment option is a subaccount of our Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.


FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.

o   An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.

o A traditional IRA as a conduit to hold rollover distributions ("QP IRA") from a qualified plan or a Tax-Sheltered Annuity ("TSA").



A contribution ranging from $50 to $2,500 is required to purchase a contract. The minimum amount required depends on the type of contract, NQ, IRA or QP IRA, purchased.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2000, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1(800) 628-6673. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                    71974
                                                                    SERIES 800

CONTENTS OF THIS PROSPECTUS

----------------
       2

CONTENTS OF THIS PROSPECTUS

--------------------------------------------------------------------------------

EQUI-VEST(R)

---------------------------------------------------------------
Index of key words and phrases                                4
Who is Equitable Life?                                        5
How to reach us                                               6
EQUI-VEST at a glance - key features                          9


---------------------------------------------------------------
FEE TABLE                                                    12
---------------------------------------------------------------
Examples                                                     15
Condensed financial information                              16

---------------------------------------------------------------
1
CONTRACT FEATURES AND BENEFITS                               17
---------------------------------------------------------------
How you can purchase and contribute to your contract         17
Owner and annuitant requirements                             21
How you can make your contributions                          21
What are your investment options under the contract?         21
Selecting your investment method                             25
Allocating your contributions                                27
Your right to cancel within a certain number of days         27
Death benefit                                                27

---------------------------------------------------------------
2
DETERMINING YOUR CONTRACT'S VALUE                            29
---------------------------------------------------------------
Your account value and cash value                            29
Your contract's value in the variable investment options     29
Your contract's value in the guaranteed interest option      29
Your contract's value in the fixed maturity options          29



--------------------------------------------------------------------------------

"We," "our" and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

----------
    3

CONTENTS OF THIS PROSPECTUS

--------------------------------------------------------------------------------

---------------------------------------------------------------
3
TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                        30
---------------------------------------------------------------
Transferring your account value                              30
Market timing                                                30
Automatic transfer options-investment simplifier             30
Rebalancing your account value                               31
---------------------------------------------------------------
4
ACCESSING YOUR MONEY                                         32
---------------------------------------------------------------
Withdrawing your account value                               32
How withdrawals are taken from your account value            33
Surrender of your contract to receive its cash value         33
Termination                                                  33
When to expect payments                                      34
Your annuity payout options                                  34
---------------------------------------------------------------
5
CHARGES AND EXPENSES                                         37
---------------------------------------------------------------
Charges that Equitable Life deducts                          37
Charges that EQ Advisors Trust deducts                       41
Group or sponsored arrangements                              42
Other distribution arrangements                              42
---------------------------------------------------------------
6
PAYMENT OF DEATH BENEFIT                                     43
---------------------------------------------------------------
Your beneficiary and payment of benefit                      43
How death benefit payment is made                            44
Beneficiary continuation option                              44
---------------------------------------------------------------
7
TAX INFORMATION                                              46
---------------------------------------------------------------
Overview                                                     46
Transfers among investment options                           46
Taxation of nonqualified annuities                           46
Other information                                            47
Special rules for NQ contracts issued in Puerto Rico         48
Individual retirement arrangements ("IRAs")                  48
Federal and state income tax withholding and
   information reporting                                     61
Impact of taxes to Equitable Life                            61
---------------------------------------------------------------
8
MORE INFORMATION                                             62
---------------------------------------------------------------
About our Separate Account A                                 62
About EQ Advisors Trust                                      62
About our fixed maturity options                             63
About the general account                                    64
About other methods of payment                               64
Dates and prices at which contract events occur              65
About your voting rights                                     66
About legal proceedings                                      66
About our independent accountants                            66
Financial statements                                         67
Transfers of ownership, collateral assignments, loans,
   and borrowing                                             67
Distribution of the contracts                                67
---------------------------------------------------------------
9
INVESTMENT PERFORMANCE                                       68
---------------------------------------------------------------
Benchmarks                                                   68
Communicating performance data                               78
---------------------------------------------------------------
10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE              80
---------------------------------------------------------------

---------------------------------------------------------------
APPENDICES
---------------------------------------------------------------
I   - Condensed financial information                       A-1
II  - Market value adjustment example                       B-1
III - Death benefit example                                 C-1
---------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS
---------------------------------------------------------------

INDEX OF KEY WORDS AND PHRASES

--------
    4

INDEX OF KEY WORDS AND PHRASES

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                          PAGE
  account value                             29
  annuitant                                 17
  annuity payout options                    34
  beneficiary                               43
  business day                              65
  cash value                                29
  conduit IRA                               51
  contract date                             11
  contract date anniversary                 11
  contract year                             11
  contributions                             21
  Contributions to Roth IRAs
    regular contribution                    54
    rollovers and direct transfers          55
    conversion contributions                55
    direct transfers                        54
  contributions to traditional IRAs
    regular contributions                   49
    rollover contributions                  49
    direct transfers                        49
  EQAccess                                   6
  fixed maturity amount                     24
  fixed maturity options                    24
  guaranteed interest option                24
  IRA                                     cover
  IRS                                       46
  investment options                        22
  market adjusted amount                    24
  market value adjustment                   24
  maturity value                            24
  NQ                                      cover
  portfolio                               cover
  processing office                          6
  QP IRAs                                 cover
  ratcheted death benefit                   28
  rate to maturity                          24
  Required Beginning Date                   52
  Roth IRA                                cover
  SAI                                     cover
  SEC                                     cover
  TOPS                                       6
  traditional IRA                         cover
  TSA                                     cover
  unit                                      29
  unit investment trust                     62
  variable investment options               22

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we do use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.



  PROSPECTUS                    CONTRACT OR SUPPLEMENTAL MATERIALS
  ----------                    ----------------------------------
  fixed maturity options        Guarantee Periods or Fixed Maturity Accounts
  variable investment options   Investment Funds or Investment Divisions
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  guaranteed interest option    Guaranteed Interest Account
  unit                          Accumulation unit
  unit value                    Accumulation unit value

WHO IS EQUITABLE LIFE?



----------------
       5

WHO IS EQUITABLE LIFE?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The majority shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $462.7 billion in assets as of December 31, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

----------
    6

WHO IS EQUITABLE LIFE?

------------------------------------------------------------------------------

HOW TO REACH US

You may communicate with our processing office as listed below for any of the following purposes:

------------------------------------------------------------------------------
FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDIVIDUALLY BY REGULAR MAIL:
------------------------------------------------------------------------------
Equitable Life
EQUI-VEST
Individual Collections
P.O. Box 13459
Newark, NJ 07188-0459

------------------------------------------------------------------------------
FOR NQ AND IRA OWNERS WHO SEND CONTRIBUTIONS INDIVIDUALLY BY EXPRESS DELIVERY:
------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13459

------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
------------------------------------------------------------------------------
Equitable Life
EQUI-VEST
P.O. Box 2996
New York, NY 10116-2996

------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
------------------------------------------------------------------------------
Equitable Life
EQUI-VEST
200 Plaza Drive, 2nd Floor
Secaucus, NJ 07094

------------------------------------------------------------------------------
FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS AND SENT BY REGULAR MAIL:
------------------------------------------------------------------------------
Equitable Life
EQUI-VEST
Unit Collections
P.O. Box 13463
Newark, New Jersey 07188-0463

------------------------------------------------------------------------------
FOR NQ AND IRA CONTRIBUTIONS REMITTED BY EMPLOYERS AND SENT BY EXPRESS
DELIVERY:
------------------------------------------------------------------------------
Equitable Life
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Secaucus, NJ 07094
Attn: Box 13463

------------------------------------------------------------------------------
REPORTS WE PROVIDE:
------------------------------------------------------------------------------

o   written confirmation of financial transactions; and

o annual statement of your contract values as of the close of the calendar year.

------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o   your current account value;

o   your current allocation percentages;

o   the number of units you have in the variable investment options;

o   rates to maturity for the fixed maturity options;

o   the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

----------
    7

WHO IS EQUITABLE LIFE?

--------------------------------------------------------------------------------

You can also:

o change your allocation percentages and/or transfer among the variable investment options and the guaranteed interest option (anticipated to be available through EQAccess by end of 2000);

o   elect the investment simplifier; (not available through EQAccess);

o change your TOPS personal identification number ("PIN"); (not available through EQ Access); and

o   change your EQAccess password (not available through TOPS).

TOPS and EQ Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll-free 1 (800) 755-7777. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQ Access. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the geniuness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you are engaged in a market timing strategy (see "Market timing" in "Transferring your money among investment options.")

-------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
-------------------------------------------------------------------------------
You may also use our toll-free number (1-800-628-6673) to speak with one of our customer service representatives. Our customer service representatives are available on each business day Monday through Thursday from 8:00 a.m. to 7:00 p.m., and on Fridays until 5:00 p.m., Eastern Time.

-------------------------------------------------------------------------------
TOLL FREE TELEPHONE SERVICE:
-------------------------------------------------------------------------------
You may reach us toll-free by calling 1(800) 841-0801 for a recording of daily unit values for the variable investment options.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1)  conversion of your traditional IRA to a Roth IRA contract;

(2) cancellation of your Roth IRA contract and return to a traditional IRA contract;

(3)  election of the automatic investment program;

(4)  election of the investment simplifier;

(5)  election of the automatic NQ deposit service;

(6)  election of the rebalancing program;

(7)  election of required minimum distribution option;

(8)  election of beneficiary continuation option;

(9)  election of the principal assurance allocation; and

(10) request for a transfer/rollover of assets or 1035 exchange to another carrier.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers among investment options;

(4)  change of ownership; and

(5)  contract surrender and withdrawal requests.

----------
    8

WHO IS EQUITABLE LIFE?

--------------------------------------------------------------------------------

TO CHANGE OR CANCEL ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  investment simplifier;

(3)  rebalancing program;

(4)  systematic withdrawals; and

(5)  the date annuity payments are to begin.


You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner.

EQUI-VEST AT A GLANCE - KEY FEATURES


--------
   9

EQUI-VEST AT A GLANCE - KEY FEATURES

--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL               EQUI-VEST's variable investment options invest in different portfolios managed by
INVESTMENT                 professional investment advisers.
MANAGEMENT
-------------------------------------------------------------------------------------------------------------------------
GUARANTEED INTEREST        o Principal and interest guarantees
OPTION                     o Interest rates set periodically
-------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY             o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years.
OPTIONS                    o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                           ----------------------------------------------------------------------------------------------
                           If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
-------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES             o On earnings inside the    No tax on any dividends, interest or capital gains until you make
                             contract                  withdrawals from your contract or receive annuity payments.
                           ----------------------------------------------------------------------------------------------
                           o On transfers inside the   No tax on transfers among investment options.
                             contract
                           ----------------------------------------------------------------------------------------------
                           If you are buying a contract to fund a retirement plan that already provides tax deferral under the Internal Revenue Code, such as any type of IRA, you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide necessary or additional benefits.
-------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS       o NQ:
                             - $1,000 (initial) or $50 (initial for payroll deduction); $50 (additional).
                           o Traditional IRA and Roth IRA:
                             - $50 (initial and additional).
                           o QP IRA:
                             - $2,500 each rollover amount.
                           ----------------------------------------------------------------------------------------------
                           Maximum contribution limitations may apply.
-------------------------------------------------------------------------------------------------------------------------
DEATH BENEFIT PROTECTION   The contract provides a death benefit for the beneficiary should the annuitant die. The death benefit is equal to the highest of the following:
                           o the account value, or
                           o the minimum death benefit, or
                           o if elected, the optional ratcheted death benefit.
-------------------------------------------------------------------------------------------------------------------------

-----
  10

EQUI-VEST AT A GLANCE - KEY FEATURES

--------------------------------------------------------------------------------



ACCESS TO YOUR MONEY   o Lump sum withdrawals
                       o Several withdrawal options on a periodic basis
                       o Contract surrender

                       You may incur a withdrawal charge for certain withdrawals
                       or if you surrender your contract. You may also incur
                       income tax and a penalty tax.
--------------------------------------------------------------------------------
PAYOUT OPTIONS         o Fixed annuity payout options.
                       o Variable annuity payout options.
--------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Dollar-cost averaging by automatic transfers
                         - Interest sweep option
                         - Fixed-dollar option
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and
                         annually)
                       o Principal assurance allocation
                       o No charge on transfers among investment options
                       o Waiver of withdrawal charge for disability, confinement
                         to a nursing home, and terminal illness
--------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in the variable
                         investment options for mortality and expense risks
                         and other expenses at a current annual rate of 1.20%
                         (2.0% maximum).

                       o If your account value at the end of the contract year
                         is less than $25,000 for NQ contracts (or less than $20,000 for IRA contracts), we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less
                         ($65 maximum). If your account value is $25,000 or more for NQ contracts (or $20,000 or more for IRA contracts), we will not deduct the charge.

                       o Charge for third-party transfer (such as in the case of
                         a trustee-to-trustee transfer for an IRA contract) or exchange (if your contract is exchanged for a contract issued by another insurance company) - $25 currently
                         ($65 maximum) per occurrence.

                       o No sales charge deducted at the time you make
                         contributions.

                       o We deduct a charge equal to 6% of contributions that
                         have been withdrawn if such contributions were made in
                         the current and five prior contract years. There is no
                         charge in any contract year in which the amount
                         withdrawn does not exceed 15% of your account value at
                         the time of your withdrawal request minus prior
                         withdrawals in that contract year. Under certain
                         circumstances the withdrawal charge will not apply.
                         They are discussed in "Charges and expenses" later in
                         this prospectus. In addition there is no withdrawal
                         charge if the annuitant is age 86 or older when the
                         contract is issued. Certain other exemptions apply.
--------------------------------------------------------------------------------

-----
 11

EQUI-VEST AT A GLANCE - KEY FEATURES

--------------------------------------------------------------------------------

                     The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with other required documents and, your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."

                    ------------------------------------------------------------
FEES AND CHARGES    o We deduct an annual charge equal to 0.15% of the account
(CONTINUED)           value on each contract date anniversary if you elect the
                      optional ratcheted death benefit.

                    o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The charge is generally deducted from the amount applied to an annuity payout option.

                    o We deduct a $350 annuity administrative fee from amounts applied to a variable annuity payout option.

                    o Annual expenses of EQ Advisors Trust portfolios are
                      calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.15% annually, 12b-1 fees of 0.25% annually, and other expenses.

--------------------------------------------------------------------------------
ANNUITANT             NQ                  0 - 90
ISSUE AGES            QP IRA              0 - 90
                      Traditional IRA     0 - 90
                      Roth IRA            0 - 90
                    ------------------------------------------------------------
                     * Contracts will be issued to annuitants ages 84-90 beginning on or about May 22, 2000 subject to our prior approval.
--------------------------------------------------------------------------------
THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. MAXIMUM EXPENSE LIMITATIONS APPLY TO CERTAIN VARIABLE INVESTMENT OPTIONS, AND RIGHTS ARE RESERVED TO CHANGE OR WAIVE CERTAIN CHARGES WITHIN SPECIFIED LIMITS. ALSO, ALL FEATURES OF THE CONTRACT, INCLUDING ALL VARIABLE INVESTMENT OPTIONS, ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES OR UNDER YOUR INVESTMENT METHOD.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

FEE TABLE



--------
   12

FEE TABLE

--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the Portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.


The guaranteed interest option and fixed maturity options are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the optional ratcheted death benefit charge, and the third-party transfer or exchange charge do apply to the guaranteed interest option and fixed maturity options. Also, an annuity administrative fee may apply when your annuity payments are to begin. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.



-----------------------------------------------------------------------------------------------------
     CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
     ANNUAL PERCENTAGE OF DAILY NET ASSETS
-----------------------------------------------------------------------------------------------------
Mortality and expense risk(1)                                                             0.95%
Other expenses                                                                            0.25%
                                                                                          ----
Total Separate Account A annual expenses                                               1.20% current
                                                                                      (2.00% maximum)
----------------------------------------------------------------------- -----------------------------
     CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
-----------------------------------------------------------------------------------------------------
Annual administrative charge(2)
  If your account value is less than $25,000 for NQ contracts (or less than             $30 current
   $20,000 for IRA contracts) on the last day of your contract year                    ($65 maximum)
  If your account value is $25,000 or more for NQ contracts (or $20,000 or
   more for IRA contracts) on the last day of your contract year                             $0
-----------------------------------------------------------------------------------------------------
     CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN
     TRANSACTIONS
-----------------------------------------------------------------------------------------------------
Withdrawal charge(3)                                                                          6%
Charge for third-party transfer or exchange                                            $25 current
                                                                                    ($65 maximum) for
                                                                                     each occurrence
Charge if you elect a life annuity payout option                                           $350
-----------------------------------------------------------------------------------------------------
     CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE
     OPTIONAL BENEFIT
-----------------------------------------------------------------------------------------------------
Optional ratcheted death benefit charge (as a percentage of your account value this charge is deducted annually on each contract date anniversary until
age 90)                                                                                   0.15%

-----
 13

FEE TABLE

--------------------------------------------------------------------------------

EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



                                                                                                           TOTAL
                                                                                        OTHER              ANNUAL
                                                                                       EXPENSES           EXPENSES
                                                  MANAGEMENT                        (AFTER EXPENSE     (AFTER EXPENSE
                                                    FEES(4)       12B-1 FEE(5)     LIMITATIONS)(6)     LIMITATION)(7)
                                                 ------------   ---------------   -----------------   ---------------
 EQ/Aggressive Stock                                0.60%             0.25%             0.04%               0.89%
 Alliance Common Stock                              0.46%             0.25%             0.04%               0.75%
 Alliance Conservative Investors                    0.60%             0.25%             0.07%               0.92%
 Alliance Equity Index                              0.25%             0.25%             0.05%               0.55%
 Alliance Global                                    0.73%             0.25%             0.09%               1.07%
 Alliance Growth and Income                         0.59%             0.25%             0.05%               0.89%
 Alliance Growth Investors                          0.57%             0.25%             0.05%               0.87%
 Alliance High Yield                                0.60%             0.25%             0.05%               0.90%
 Alliance Intermediate Government Securities        0.50%             0.25%             0.07%               0.82%
 Alliance International                             0.85%             0.25%             0.20%               1.30%
 Alliance Money Market                              0.34%             0.25%             0.05%               0.64%
 EQ/Alliance Premier Growth                         0.90%             0.25%             0.00%               1.15%
 Alliance Quality Bond                              0.53%             0.25%             0.05%               0.83%
 Alliance Small Cap Growth                          0.75%             0.25%             0.07%               1.07%
 *EQ/Alliance Technology                            0.90%             0.25%             0.00%               1.15%
 EQ/Balanced                                        0.57%             0.25%             0.05%               0.87%
 Capital Guardian Research                          0.65%             0.25%             0.05%               0.95%
 Capital Guardian U.S. Equity                       0.65%             0.25%             0.05%               0.95%
 EQ/Evergreen                                       0.65%             0.25%             0.05%               0.95%
 EQ/Evergreen Foundation                            0.60%             0.25%             0.10%               0.95%
 MFS Emerging Growth Companies                      0.65%             0.25%             0.10%               1.00%
 MFS Growth with Income                             0.60%             0.25%             0.10%               0.95%
 MFS Research                                       0.65%             0.25%             0.05%               0.95%
 Mercury Basic Value Equity                         0.60%             0.25%             0.10%               0.95%
 Mercury World Strategy                             0.70%             0.25%             0.25%               1.20%
 Morgan Stanley Emerging Markets Equity             1.15%             0.25%             0.35%               1.75%
 EQ/Putnam Balanced                                 0.60%             0.25%             0.05%               0.90%
 EQ/Putnam Growth & Income Value                    0.60%             0.25%             0.10%               0.95%
 T. Rowe Price Equity Income                        0.60%             0.25%             0.10%               0.95%
 T. Rowe Price International Stock                  0.85%             0.25%             0.15%               1.25%
 Warburg Pincus Small Company Value                 0.75%             0.25%             0.10%               1.10%

----------
* Anticipated to become available on or about May 22, 2000.

-----
  14

FEE TABLE

--------------------------------------------------------------------------------

Notes:

(1)   A portion of this charge is for providing the death benefit.


(2) During the first two contract years, this charge is currently equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year. We reserve the right to increase this charge to a maximum of $65.

(3) This charge applies to any contribution withdrawn within six contract years of the date of the contribution. This charge is deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount. Important exceptions and limitations may eliminate or reduce this charge.

(4) The management fees shown reflect the revised management fees, effective on or about May 1, 2000 which were approved by shareholders. The management fees shown for EQ/Putnam Balanced, EQ/Putnam Growth & Income Value, Warburg Pincus Small Company Value and T. Rowe Price International Stock do not reflect the waiver of a portion of each of the portfolio's investment management fees that is currently in effect. The management fee for each portfolio cannot be increased without a vote of that portfolio's shareholders.

(5) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Prior to October 18, 1999, the total annual expenses for the Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 1999, absent the expense limitation arrangement.

(6) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (7) for any expense limitation agreements.

      On October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) became part of the portfolios of EQ Advisors Trust. The "Other Expenses" for these portfolios have been restated to reflect the estimated expenses that would have been incurred had these portfolios been portfolios of EQ Advisors Trust for the entire year ended December 31, 1999. The restated expenses reflect an increase of 0.01% for each of these portfolios.

(7) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the expense limitation agreement, total annual operating expenses of certain portfolios (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited as a percentage of the average daily net assets of each of the following portfolios: 1.75% for Morgan Stanley Emerging Markets Equity; 1.25% for T. Rowe Price International Stock; 1.20% for Mercury World Strategy; 1.15% for EQ/Alliance Premier Growth and EQ/Alliance Technology; 1.10% for Warburg Pincus Small Company Value; 1.00% for MFS Emerging Growth Companies; 0.95% for Capital Guardian U.S. Equity, Capital Guardian Research, EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income, MFS Research, Mercury Basic Value Equity, EQ/Putnam Growth & Income Value and T. Rowe Price Equity Income; and 0.90% for EQ/Putnam Balanced. The expense limitations for the EQ/Putnam Growth & Income Value, Mercury Basic Value Equity, MFS Growth with Income, MFS Research, MFS Emerging Growth Companies, T. Rowe Price Equity Income, T. Rowe Price International Stock and Warburg Pincus Small Company Value, portfolios reflect an increase effective on May 1, 2000. The expense limitation for the EQ/Evergreen portfolio reflects a decrease effective on May 1, 2000.

      Absent the expense limitation, the "Other Expenses" for 1999 on an annualized basis for each of the portfolios would have been as follows:
      1.00% for Morgan Stanley Emerging Markets Equity; 0.30% for T. Rowe Price International Stock; 0.46% for Mercury World Strategy; 0.23% for EQ/Alliance Premier Growth; 0.10% for EQ/Alliance Technology; 0.24% for Warburg Pincus Small Company Value; 0.17% for MFS Emerging Growth Companies; 0.34% for Capital Guardian U.S. Equity; 0.47% for Capital Guardian Research; 1.87% for EQ/Evergreen; 1.07% for EQ/Evergreen Foundation; 0.37% for MFS Growth with Income; 0.17% for MFS Research; 0.17% for Mercury Basic Value Equity; 0.16% for EQ/Putnam Growth & Income Value; 0.21% for T. Rowe Price Equity Income; and 0.28% for EQ/Putnam Balanced. Initial seed capital was

-----
 15

FEE TABLE

--------------------------------------------------------------------------------

      invested on April 30, 1999 for EQ/Alliance Premier Growth, Capital Guardian U.S. Equity and Capital Guardian Research portfolios and will be invested on May 1, 2000 for the EQ/Alliance Technology portfolio and therefore expenses have been estimated.

      Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided, that among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust.

EXAMPLES


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) We also assume that the optional ratcheted death benefit is not elected and there is no waiver of the withdrawal charge. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.51 per $1,000. We assume there is no waiver of the withdrawal charge. Total Separate Account A expenses used to compute the example below are the maximum expenses rather than the lower current expenses. The administrative charge used in the examples is the maximum charge rather than the lower current charge.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.


                                                  IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                     OF EACH PERIOD SHOWN, THE EXPENSES
                                                                  WOULD BE:
-----------------------------------------------------------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------
EQ/Aggressive Stock                             $ 82.84     $ 148.36      $ 216.41    $ 336.63
Alliance Common Stock                           $ 81.45     $ 144.23      $ 209.64    $ 322.77
Alliance Conservative Investors                 $ 83.14     $ 149.25      $ 217.86    $ 339.57
Alliance Equity Index                           $ 79.45     $ 138.32      $ 199.88    $ 302.61
Alliance Global                                 $ 84.63     $ 153.65      $ 225.07    $ 354.16
Alliance Growth and Income                      $ 82.84     $ 148.36      $ 216.41    $ 336.63
Alliance Growth Investors                       $ 82.64     $ 147.77      $ 215.45    $ 334.66
Alliance High Yield                             $ 82.94     $ 148.66      $ 216.90    $ 337.61
Alliance Intermediate Government Securities     $ 82.14     $ 146.30      $ 213.03    $ 329.72
Alliance International                          $ 86.92     $ 160.38      $ 236.03    $ 376.10
Alliance Money Market                           $ 80.35     $ 140.98      $ 204.28    $ 311.73
EQ/Alliance Premier Growth                      $ 85.43     $ 155.99      $ 228.89    $ 361.85
Alliance Quality Bond                           $ 82.24     $ 146.59      $ 213.52    $ 330.71
Alliance Small Cap Growth                       $ 84.63     $ 153.65      $ 225.07    $ 354.16
-----------------------------------------------------------------------------------------------

                                                  IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                     THE END OF EACH PERIOD SHOWN, THE
                                                             EXPENSES WOULD BE:
-----------------------------------------------------------------------------------------------
                                                 1 YEAR     3 YEARS     5 YEARS      10 YEARS
-----------------------------------------------------------------------------------------------
EQ/Aggressive Stock                             $ 30.87   $  94.38     $ 160.35     $ 336.63
Alliance Common Stock                           $ 29.40   $  90.02     $ 153.16     $ 322.77
Alliance Conservative Investors                 $ 31.18   $  95.31     $ 161.88     $ 339.57
Alliance Equity Index                           $ 27.30   $  83.76     $ 142.82     $ 302.61
Alliance Global                                 $ 32.75   $  99.97     $ 169.52     $ 354.16
Alliance Growth and Income                      $ 30.87   $  94.38     $ 160.35     $ 336.63
Alliance Growth Investors                       $ 30.66   $  93.76     $ 159.32     $ 334.66
Alliance High Yield                             $ 30.97   $  94.69     $ 160.86     $ 337.61
Alliance Intermediate Government Securities     $ 30.13   $  92.20     $ 156.76     $ 329.72
Alliance International                          $ 35.17   $ 107.08     $ 181.13     $ 376.10
Alliance Money Market                           $ 28.24   $  86.58     $ 147.49     $ 311.73
EQ/Alliance Premier Growth                      $ 33.59   $ 102.44     $ 173.57     $ 361.85
Alliance Quality Bond                           $ 30.24   $  92.51     $ 157.27     $ 330.71
Alliance Small Cap Growth                       $ 32.75   $  99.97     $ 169.52     $ 354.16
-----------------------------------------------------------------------------------------------

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16

FEE TABLE

--------------------------------------------------------------------------------

                                             IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                OF EACH PERIOD SHOWN, THE EXPENSES
                                                             WOULD BE:
------------------------------------------------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS     10 YEARS
------------------------------------------------------------------------------------------
EQ/Alliance Technology                     $ 85.43     $ 155.99             -           -
EQ/Balanced                                $ 82.64     $ 147.77      $ 215.45    $ 334.66
Capital Guardian Research                  $ 83.44     $ 150.13             -           -
Capital Guardian U.S. Equity               $ 83.44     $ 150.13             -           -
EQ/Evergreen                               $ 83.44     $ 150.13      $ 219.31    $ 342.51
EQ/Evergreen Foundation                    $ 83.44     $ 150.13      $ 219.31    $ 342.51
MFS Emerging Growth Companies              $ 83.94     $ 151.60      $ 221.71    $ 347.38
MFS Growth with Income                     $ 83.44     $ 150.13      $ 219.31    $ 342.51
MFS Research                               $ 83.44     $ 150.13      $ 219.31    $ 342.51
Mercury Basic Value Equity                 $ 83.44     $ 150.13      $ 219.31    $ 342.51
Mercury World Strategy                     $ 85.93     $ 157.46      $ 231.28    $ 366.63
Morgan Stanley Emerging Markets Equity     $ 91.41     $ 173.45      $ 257.16    $ 417.55
EQ/Putnam Balanced                         $ 82.94     $ 148.66      $ 216.90    $ 337.61
EQ/Putnam Growth & Income Value            $ 83.44     $ 150.13      $ 219.31    $ 342.51
T. Rowe Price Equity Income                $ 83.44     $ 150.13      $ 219.31    $ 342.51
T. Rowe Price International Stock          $ 86.43     $ 158.92      $ 233.66    $ 371.38
Warburg Pincus Small Company Value         $ 84.93     $ 154.53      $ 226.51    $ 357.06
------------------------------------------------------------------------------------------
                                              IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                 THE END OF EACH PERIOD SHOWN, THE
                                                         EXPENSES WOULD BE:
------------------------------------------------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS      10 YEARS
------------------------------------------------------------------------------------------
EQ/Alliance Technology                     $ 33.59     $ 102.44            -            -
EQ/Balanced                                $ 30.66     $  93.76     $ 159.32     $ 334.66
Capital Guardian Research                  $ 31.49     $  96.24            -            -
Capital Guardian U.S. Equity               $ 31.49     $  96.24            -            -
EQ/Evergreen                               $ 31.49     $  96.24     $ 163.41     $ 342.51
EQ/Evergreen Foundation                    $ 31.49     $  96.24     $ 163.41     $ 342.51
MFS Emerging Growth Companies              $ 32.02     $  97.80     $ 165.96     $ 347.38
MFS Growth with Income                     $ 31.49     $  96.24     $ 163.41     $ 342.51
MFS Research                               $ 31.49     $  96.24     $ 163.41     $ 342.51
Mercury Basic Value Equity                 $ 31.49     $  96.24     $ 163.41     $ 342.51
Mercury World Strategy                     $ 34.12     $ 103.99     $ 176.10     $ 366.63
Morgan Stanley Emerging Markets Equity     $ 39.89     $ 120.89     $ 203.53     $ 417.55
EQ/Putnam Balanced                         $ 30.97     $  94.69     $ 160.86     $ 337.61
EQ/Putnam Growth & Income Value            $ 31.49     $  96.24     $ 163.41     $ 342.51
T. Rowe Price Equity Income                $ 31.49     $  96.24     $ 163.41     $ 342.51
T. Rowe Price International Stock          $ 34.64     $ 105.53     $ 178.62     $ 371.38
Warburg Pincus Small Company Value         $ 33.07     $ 100.90     $ 171.04     $ 357.06
------------------------------------------------------------------------------------------

----------
(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."

IF YOU ELECT THE OPTIONAL RATCHETED DEATH BENEFIT:

The above examples do not reflect a charge for the optional ratcheted death benefit. If you elect the optional ratcheted death benefit we will also deduct an annual charge equal to 0.15% of your account value on each contract date anniversary up to age 90. Therefore, the expenses shown in the above examples would, in each case, be increased by an amount not in excess of $1.57 in the first year, $1.74 in the third year, $1.91 in the fifth year and $2.44 in the tenth year.

IF YOU ELECT A VARIABLE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued, (see Note (1) above), and you elect a variable annuity payout option, the expenses shown in the above example for "if you do not surrender your contract" would, in each case, be increased by $4.34 based on the average amount applied to annuity payout options in 1999. See "Annuity administrative fee" under "Charges and expenses."

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the period shown for each of the variable investment options available as of December 31, 1999.

1
CONTRACT FEATURES AND BENEFITS


--------
 17

CONTRACT FEATURES AND BENEFITS

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HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount for each type of contract purchased. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
              AVAILABLE FOR
CONTRACT      ANNUITANT            MINIMUM               SOURCE OF                   LIMITATIONS ON
TYPE          ISSUE AGES*          CONTRIBUTIONS         CONTRIBUTIONS               CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------
 NQ           0 through 90         $1,000 (initial),     o After-tax money.          o For annuitants up to
                                   $50 (additional)                                    age 83 at contract
              0 through 85                               o Paid to us by check or      issue, additional
              in New York and                              transfer of contract        contributions may be
              Pennsylvania (when                           value in a tax deferred     made up to age 84.
              available in that                            exchange under
              state)                                       Section 1035 of the       o For annuitants age 84
                                                           Internal Revenue Code.      and older at contract
                                                                                       issue, additional
                                                         o Paid to us by an            contributions may be
                                                           employer who                made up to one year
                                                           establishes a payroll       beyond the annuitant's
                                                           deduction program.          issue age.
-----------------------------------------------------------------------------------------------------------------

-----
  18

CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
                     AVAILABLE FOR
CONTRACT             ANNUITANT         MINIMUM             SOURCE OF                    LIMITATIONS ON
TYPE                 ISSUE AGES*       CONTRIBUTIONS       CONTRIBUTIONS                CONTRIBUTIONS
----------------------------------------------------------------------------------------------------------------
 Traditional IRA     0 through 90      $50 (initial and    o "Regular" traditional      o For annuitants up to
                                       additional)           IRA contributions either     ages 70 1/2 to 83 at
                     0 through 85                            made by you or paid to       contract issue,
                     in New York                             us by an employer who        additional rollover
                     and Pennsylvania                        establishes a payroll        contributions may be
                     (when available)                        deduction program.           made up to age 84.

                                                           o Rollovers from a TSA.      o For annuitants age 84
                                                                                          and older at contract
                                                           o Rollovers from another       issue, additional
                                                             traditional individual       contributions may be
                                                             retirement arrangement.      made up to one year
                                                                                          beyond the annuitant's
                                                           o Direct                       issue age.
                                                             custodian-to-custodian
                                                             transfers from other       o For all types of IRAs
                                                             traditional individual       regular IRA
                                                             retirement                   contributions may not
                                                             arrangements.                exceed $2,000 for a
                                                                                          year.

                                                                                        o No additional regular
                                                                                          IRA contributions in
                                                                                          the calendar year you
                                                                                          turn age 70 1/2 and
                                                                                          thereafter.

                                                                                        o Rollover and direct
                                                                                          transfer contributions
                                                                                          after age 70 1/2 must be
                                                                                          net of required
                                                                                          minimum distributions.

                                                                                        o Although we accept
                                                                                          rollover and direct
                                                                                          transfer contributions
                                                                                          under the Traditional
                                                                                          IRA contracts, we
                                                                                          intend that these
                                                                                          contracts be used for
                                                                                          ongoing regular
                                                                                          contributions.
----------------------------------------------------------------------------------------------------------------

-----
 19

CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                     AVAILABLE FOR
CONTRACT             ANNUITANT         MINIMUM             SOURCE OF                    LIMITATIONS ON
TYPE                 ISSUE AGES*       CONTRIBUTIONS       CONTRIBUTIONS                CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------
 Roth IRA            0 through 90      $50 (initial and    o Regular after-tax          o For annuitants up to
                                       additional)           contributions either         age 83 at contract
                     0 through 85                            made by you or paid to       issue, additional
                     in New York                             us by an employer who        contributions may be
                     and Pennsylvania                        establishes a payroll        made up to age 84.
                     (when available)                        deduction program.
                                                                                        o For annuitants age 84
                                                           o Rollovers from another       and older at contract
                                                             Roth IRA.                    issue, additional
                                                                                          contributions may be
                                                           o Conversion rollovers         made up to one year
                                                             from a traditional IRA.      beyond the annuitant's
                                                                                          issue age.
                                                           o Direct transfers from
                                                             another Roth IRA.          o For all types of IRAs,
                                                                                          regular IRA
                                                                                          contributions may not
                                                                                          exceed $2,000 for a
                                                                                          year.

                                                                                        o Contributions are
                                                                                          subject to income limits
                                                                                          and other tax rules.
                                                                                          See "Contributions to
                                                                                          Roth IRAs - Tax
                                                                                          information."
------------------------------------------------------------------------------------------------------------------

-----
 20

CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                     AVAILABLE FOR
CONTRACT             ANNUITANT         MINIMUM             SOURCE OF                    LIMITATIONS ON
TYPE                 ISSUE AGES*       CONTRIBUTIONS       CONTRIBUTIONS                CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------
QP Traditional       0 through 90      $2,500            o Rollovers from a             o For annuitants up to
IRA                                                        qualified plan.                age 83 at contract
                     0 through 85 in                                                      issue, additional
                     New York and                        o Rollovers from a TSA.          contributions may be
                     Pennsylvania                                                         made up to age 84.
                     (when available)                    o The EQUI-VEST QP
                                                           Traditional IRA contract     o For annuitants age 84
                                                           is intended to be a            and older at contract
                                                           conduit IRA only for           issue, additional
                                                           rollovers from a               contributions may be
                                                           qualified plan or TSA.         made up to one year
                                                                                          beyond the annuitant's
                                                                                          issue age.

                                                                                        o Rollover contributions
                                                                                          after age 70 1/2 must be
                                                                                          net of required
                                                                                          minimum distributions.

                                                                                        o Regular after-tax
                                                                                          contributions are not
                                                                                          permitted.
------------------------------------------------------------------------------------------------------------------

See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all EQUI-VEST contracts with the same annuitant would then total more than $1,000,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited see "Dates and prices at which contract events occur" under "More information" later in this prospectus.

----------
    21

CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner.

Under any type of the IRA contract, the owner and annuitant must be the same person.


HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be made by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made by wire transfer or our automatic investment program. The method of payment is discussed in detail under "About our methods of payment" in "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the contribution. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


Generally, you may make additional contributions at any time. You may do so in single sum amounts, on a regular basis, or as your financial situation permits.


--------------------------------------------------------------------------------
Generally our "business day" is any day on which Equitable Life is open and the New York Stock Exchange is open for trading. We may, however, close due to emergency conditions.
--------------------------------------------------------------------------------


SECTION 1035 EXCHANGES

You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an NQ contract in a tax-free exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options.
--------------------------------------------------------------------------------

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22

CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------

PORTFOLIOS OF EQ ADVISORS TRUST



-------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock               Long-term growth of capital                        Alliance Capital Management L.P.,
                                                                                     Massachusetts Financial Services Company

Alliance Common Stock             Long-term growth of capital and increasing         Alliance Capital Management L.P.
                                  income

Alliance Conservative Investors   High total return without, in the adviser's        Alliance Capital Management L.P.
                                  opinion, undue risk to principal

Alliance Equity Index             Total return (before EQ Advisors Trust and         Alliance Capital Management L.P.
                                  Separate Account A annual expenses) that
                                  approximates the total return performance of
                                  the Standard & Poor's 500 Composite Stock
                                  Price Index

Alliance Global                   Long-term growth of capital                        Alliance Capital Management L.P.

Alliance Growth and Income        High total return through a combination of         Alliance Capital Management L.P.
                                  current income and capital appreciation

Alliance Growth Investors         High total return consistent with the              Alliance Capital Management L.P.
                                  adviser's determination of reasonable risk

Alliance High Yield               High return by maximizing current income and,      Alliance Capital Management L.P.
                                  to the extent consistent with that objective,
                                  capital appreciation

Alliance Intermediate             High current income consistent with relative       Alliance Capital Management L.P.
Government Securities             stability of principal

Alliance International            Long-term growth of capital                        Alliance Capital Management L.P.

Alliance Money Market             High level of current income while preserving      Alliance Capital Management L.P.
                                  assets and maintaining liquidity

EQ/Alliance Premier Growth        Long-term growth of capital                        Alliance Capital Management L.P.

Alliance Quality Bond             High current income consistent with                Alliance Capital Management L.P.
                                  preservation of capital

Alliance Small Cap Growth         Long-term growth of capital                        Alliance Capital Management L.P.

EQ/Alliance Technology            Long-term growth of capital                        Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------

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 23

CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)
-------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                 OBJECTIVE                                          ADVISER
-------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                    High return through a combination of current       Alliance Capital Management L.P.
                               income and capital appreciation                    Capital Guardian Trust Company
                                                                                  Prudential Investment Fund
                                                                                  Management, LLC
                                                                                  Jennison Associates, LLC

Capital Guardian Research      Long-term growth of capital                        Capital Guardian Trust Company

Capital Guardian U.S. Equity   Long-term growth of capital                        Capital Guardian Trust Company

EQ/Evergreen                   Long-term growth of capital                        Evergreen Asset Management Corp.

EQ/Evergreen Foundation        In order of priority, reasonable income,           Evergreen Asset Management Corp.
                               conservation of capital, and capital appreciation

MFS Emerging Growth            Long-term capital growth                           Massachusetts Financial Services Company
Companies

MFS Growth with Income         Reasonable current income and long-term            Massachusetts Financial Services Company
                               growth of capital and income

MFS Research                   Long-term growth of capital and future income      Massachusetts Financial Services Company

Mercury Basic Value Equity     Capital appreciation and, secondarily, income      Mercury Asset Management US

Mercury World Strategy         High total investment return                       Mercury Asset Management US

Morgan Stanley Emerging        Long-term capital appreciation                     Morgan Stanley Asset Management
Markets Equity

EQ/Putnam Balanced             Balanced investment                                Putnam Investment Management, Inc.

EQ/Putnam Growth & Income      Capital growth, current income is a secondary      Putnam Investment Management, Inc.
Value                          objective

T. Rowe Price Equity Income    Substantial dividend income and also capital       T. Rowe Price Associates, Inc.
                               appreciation

T. Rowe Price International    Long-term growth of capital                        Rowe Price-Fleming International, Inc.
Stock

Warburg Pincus Small Company   Long-term capital appreciation                     Warburg Pincus Asset Management, Inc.
Value
-------------------------------------------------------------------------------------------------------------------------------

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   24

CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------

Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information."


We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period.

Therefore, different interest rates may apply to different amounts in the guaranteed interest option.


We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


The minimum yearly guaranteed interest rate is 4% for 2000. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.



FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. However, you may not allocate more than one contribution to any one fixed maturity option. Your contributions will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount."


The fixed maturity options are not available in contracts issued in Maryland. For contracts issued in New York see "Charges and expenses" for information on withdrawal charges when amounts are allocated to the fixed maturity options.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on June 15th for each of the maturity years 2001 through 2010. Not all of these fixed maturity options will be available for annuitants ages 76 and older. See "Allocating your

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    25

CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------

contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:


o you previously allocated a contribution or made a transfer to the same fixed maturity option; or

o  the rate to maturity is 3% or less; or

o the fixed maturity option's maturity date is within the current calendar year; or

o the fixed maturity option's maturity date is later than the date annuity payments are to begin.

YOUR CHOICES AT THE MATURITY DATE. We will notify you at least 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b) withdraw the maturity value (there may be a withdrawal charge).


Currently, we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the Alliance Money Market option, or another investment option if we are required to do so by any state regulation or we change our procedures in the future. Such a case is the State of New York where a different rule applies. See "Contracts issued in New York - fixed maturity options."


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and


(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.



We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II to this prospectus provides an example of how the market value adjustment is calculated.



SELECTING YOUR INVESTMENT METHOD


You must choose one of the following methods for selecting your investment options:


o MAXIMUM INVESTMENT OPTIONS CHOICE. Under this method you may allocate contributions or transfer funds to any of the available investment options listed in A and B in the investment options chart. You can make transfers whenever you choose. However, there will be restrictions on the amount you can transfer out of the guaranteed interest option listed in A.

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   26

CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------

o MAXIMUM TRANSFER FLEXIBILITY. Under this method you may allocate contributions or transfer funds to any of the available investment options listed in A in the investment options chart and no transfer restrictions will apply.

o TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS THAT APPLY TO THE INVESTMENT METHODS. From time to time we may remove certain restrictions that apply to your investment method. If we do so we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions that apply to your investment method, amounts that are in any investment options that are not available under your investment method can remain in these options, but you will not be permitted to allocate new contributions or make additional transfers (including through our rebalancing program) into these options.


--------------------------------------------------------------------------------
                               INVESTMENT OPTIONS
                                        A
--------------------------------------------------------------------------------
 o Guaranteed Interest Option
--------------------------------------------------------------------------------
 DOMESTIC STOCKS                 INTERNATIONAL STOCKS
--------------------------------------------------------------------------------
 o EQ/Aggressive Stock           o Alliance Global
 o Alliance Common Stock         o Alliance International
 o Alliance Equity Index         o Morgan Stanley Emerging
 o Alliance Growth and Income      Markets Equity
 o EQ/Alliance Premier Growth    o T. Rowe Price International
 o Alliance Small Cap Growth       Stock
 o EQ/Alliance Technology
 o Capital Guardian Research
 o Capital Guardian U.S. Equity
 o EQ/Evergreen
 o MFS Emerging Growth
   Companies
 o MFS Growth with Income
 o MFS Research
 o Mercury Basic Value Equity
 o EQ/Putnam Growth & Income
   Value
 o T. Rowe Price Equity Income
 o Warburg Pincus Small
   Company Value
--------------------------------------------------------------------------------
 BALANCED/HYBRID
--------------------------------------------------------------------------------
 o Alliance Growth Investors
 o EQ/Balanced
 o EQ/Evergreen Foundation
 o Mercury World Strategy
 o EQ/Putnam Balanced
--------------------------------------------------------------------------------
                             B
--------------------------------------------------------------------------------
 FIXED INCOME                      BALANCED/HYBRID
--------------------------------------------------------------------------------
 o Alliance High Yield           o Alliance Conservative
 o Alliance Intermediate           Investors
   Government Securities
 o Alliance Money Market
 o Alliance Quality Bond
--------------------------------------------------------------------------------
 FIXED MATURITY OPTIONS
--------------------------------------------------------------------------------
Transfer restrictions apply as indicated above under "Fixed maturity options and maturity dates."
--------------------------------------------------------------------------------
o PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program, you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 6 years from your

----------
    27

CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------

contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on March 1, 2000 you chose the fixed maturity option with a maturity date of June 15, 2009, since the rate to maturity was 6.45% on March 1, 2000, we would have allocated $5,596 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing an Equitable Life traditional IRA or QP IRA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds are sufficient to meet your required minimum distributions. See "Tax information."


ALLOCATING YOUR CONTRIBUTIONS

Once you have made your investment method choice, you may allocate your contributions to one or more, or all, of the investment options that you have chosen, subject to any restrictions under the investment method you chose. However, you may not allocate more than one contribution to any one fixed maturity option. Allocations must be in whole percentages and you may change your allocation percentages at any time. However, the total of your allocations must equal 100%. Once your contributions are allocated to the investment options they become part of your account value. We discuss account value in "Determining your contract's value." After your contract is issued, you may request that we add or eliminate any variable investment options that result in transfer restrictions. We reserve the right to deny your request. See "Transferring your money among investment options."


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

For contributions allocated to the variable investment options, your refund will equal your contributions, reflecting any investment gain or loss that also reflects the daily charges we deduct. For contributions allocated to the guaranteed interest option, your refund will equal the amount of the contributions but will not include interest. For contributions allocated to the fixed maturity options, your refund will equal the amount of the contribution allocated to the fixed maturity options reflecting any positive or negative market value adjustments. Some states require that we refund the full amount of your contribution (not including any investment gain or loss, interest, or market value adjustment). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.


In addition to the cancellation right described above, if you fully or partially convert an existing Traditional IRA contract to a Roth IRA contract, you may cancel your Roth IRA contract and return to a Traditional IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions. Ask for the form entitled "EQUI-VEST Roth IRA Re-Characterization Form."



DEATH BENEFIT


Your contract provides a death benefit. The death benefit is equal to (i) your account value, or (ii) the "minimum death benefit" or, if elected, (iii) the ratcheted death benefit, whichever provides the highest amount. The minimum death benefit is equal to your total contributions, less withdrawals and any withdrawal charges, and any taxes that apply.

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   28

CONTRACT FEATURES AND BENEFITS

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RATCHETED DEATH BENEFIT


For an additional fee you may elect the ratcheted death benefit. On the contract date, your ratcheted death benefit equals your initial contribution. Then, on each third contract date anniversary, until the annuitant is age 90, we will determine your ratcheted death benefit by comparing your current ratcheted death benefit to your account value on that third contract date anniversary. If your account value is higher than your ratcheted death benefit, we will increase your ratcheted death benefit to equal your account value. On the other hand, if your account value on the third contract date anniversary is less than your ratcheted death benefit, we will not adjust your ratcheted death benefit either up or down.


If you make additional contributions, we will increase your current ratcheted death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your death benefit on the date you take the withdrawal.


Each withdrawal you make will reduce the amount of your current ratcheted death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current ratcheted death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your ratcheted death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new ratcheted death benefit after the withdrawal would be $24,000 ($40,000 - $16,000). You may only elect the ratcheted death benefit at the time you apply for a contract if the annuitant is less than age 87 when the contract is issued. Once you elect this benefit, you may not cancel it as long as the contract is in effect.


See Appendix III for an example of how we calculate the death benefit.

2
DETERMINING YOUR CONTRACT'S VALUE


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  29

DETERMINING YOUR CONTRACT'S VALUE

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YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) guaranteed interest option; and (iii) market adjusted amounts you have in the fixed maturity options. These amounts are subject to certain fees and charges discussed under "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less (i) any withdrawal charge that may apply and (ii) the total amount or a pro rata portion of the annual administrative charge. Please see "Surrendering your contract to receive its cash value" in "Accessing your money."


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS


Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------


The unit value for each variable investment option depends on the investment performance of that option minus daily charges for mortality and expense risks and other expenses. On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges); or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of a variable investment option.

In addition, when we deduct the annual administrative charge, third-party transfer or exchange charge, or the ratcheted death benefit charge, will reduce the number of units credited to your contract. A description of how unit values are calculated is found in the SAI.



YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals and transfers out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

3
TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS


----------------
      30

TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS


--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You must transfer at least $300 of account value or, if less, the entire amount in the investment option. We may waive the $300 requirement.

o You may not transfer to a fixed maturity option in which you already have value.

o You may not transfer to a fixed maturity option if its maturity date is later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

o If you choose the maximum investment options choice method for selecting investment options, the maximum amount you may transfer in any contract year from the guaranteed interest option to any other investment option is
   (a) 25% of the amount you had in the guaranteed interest option on the last day of the prior contract year or, if greater, (b) the total of all amounts you transferred from the guaranteed interest option to any other investment option in the prior contract year.

If you transfer money from another financial institution into the guaranteed interest option during your first contract year, and if you have selected maximum investment options choice, you may, during the balance of that contract year, transfer up to 25% of such initial guaranteed interest option balance to any other investment option.

Subject to the terms of your contract, upon advance notice, we may change or establish additional restrictions on transfers among the investment options. A transfer request does not change your percentages for allocating current or future contributions among the investment options.


You may request a transfer in writing or by telephone using TOPS. (We anticipate that transfers will be available through EQAccess by the end of 2000.) You must send in all signed written requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.

MARKET TIMING

You should note that the product is not designed for professional "market timing" organizations, or other organizations or individuals engaging in market timing, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying mutual fund portfolio. Market timing strategies are disruptive to the underlying mutual fund portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options reflect a market timing strategy, we reserve the right to take action including, but not limited to: restricting the availability of transfers through telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of more than one owner.


AUTOMATIC TRANSFER OPTIONS INVESTMENT SIMPLIFIER

You may choose from two automatic options for transferring amounts from the guaranteed interest option to the variable investment options. The transfer options are the "fixed-dollar option" and the "interest sweep." You may select one or the other, but not both.

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment

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    31

TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

--------------------------------------------------------------------------------

options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. You also must elect to transfer at least $50 per month. The fixed-dollar option is subject to the guaranteed interest option transfer limitation described above.

The fixed-dollar option is a form of dollar-cost averaging. Dollar-cost averaging allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

INTEREST SWEEP. Under the interest sweep, we will make transfers on a monthly basis from amounts in the guaranteed interest option. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option.

WHEN YOUR PARTICIPATION IN AN AUTOMATIC TRANSFER OPTION WILL END. Your participation in an automatic transfer option will end:

o Under the fixed-dollar option, when either the number of designated monthly transfers have been completed or the amount you have available in the guaranteed interest option has been transferred out.

o Under the interest sweep, when the amount you have in the guaranteed interest option falls below $7,500 (determined on the last business day of the month) for two months in a row.

o Under either option, on the date we receive at our processing office, your written request to cancel automatic transfers, or on the date your contract terminates.

REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually).

While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional and/or financial adviser before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. To be eligible, you must have at least $5,000 of account value in the variable investment options. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or in the fixed maturity options.

You may change your allocation instructions or cancel the program at any time.

4
ACCESSING YOUR MONEY

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      32

ACCESSING YOUR MONEY

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of taking withdrawals, see "Tax information."

------------------------------------------------------------------
                                 METHOD OF WITHDRAWAL
                     ---------------------------------------------
                                                         MINIMUM
 CONTRACT               LUMP SUM       SYSTEMATIC     DISTRIBUTION
------------------   ------------   --------------   -------------
 NQ                       Yes             Yes              No
 Traditional IRA          Yes             Yes              Yes
 QP IRA                   Yes             Yes              Yes
 Roth IRA                 Yes             Yes              No
------------------------------------------------------------------
LUMP SUM WITHDRAWALS
(All Contracts)


You may take lump sum withdrawals from your account value at any time while the annuitant is living and before annuity payments begin. The minimum amount you may withdraw at any time is $300. If you request a withdrawal that leaves your account value less than $500, we may treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.


Lump sum withdrawals in excess of the 15% free withdrawal amount may be subject to a withdrawal charge.

SYSTEMATIC WITHDRAWALS
(All Contracts)


You may take systematic withdrawals if you have at least $20,000 of account value in the variable investment options and the guaranteed interest option. You may take systematic withdrawals on a monthly or quarterly basis. The minimum amount you may take for each withdrawal is $250.


We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, your withdrawals will be made on the first day of the month. A check for the amount of the withdrawal will be mailed to you or, if you prefer, we will electronically transfer the money to your checking account.

You may withdraw either the amount of interest earned in the guaranteed interest option or a fixed-dollar amount from either the variable investment options or the guaranteed interest option. If you elect the interest option, a minimum of $20,000 must be maintained in the guaranteed interest option. If you elect the fixed-dollar option you do not have to maintain a minimum amount. You may elect to have the amount of the withdrawal subtracted from your account value in one of three ways:

(1) pro rata from more than one variable investment option (without using up your total value in those options); or

(2) pro rata from more than one variable investment option (until your value in those options is used up); or

(3) you may specify a dollar amount from only one variable investment option.

You can cancel the systematic withdrawal option at any time.

Amounts withdrawn in excess of the 15% free withdrawal amount may be subject to a withdrawal charge.

MINIMUM DISTRIBUTION WITHDRAWALS
(Traditional IRA and QP IRA contracts - See "Tax information")


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2 and have account value in the variable investment options and the guaranteed interest option of at least $2,000. The minimum amount we will pay out is $300, or if less, your account value. If your account value is less than $500 after the withdrawal, we may terminate your contract and pay you its cash value. You may elect the method you want us to use to calculate your minimum distribution withdrawal from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. We will calculate your payment each year

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ACCESSING YOUR MONEY


based on your account value at the end of each prior calendar year, based on the method you choose.

--------------------------------------------------------------------------------
We will send to Traditional IRA and QP IRA owners a form outlining the minimum distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).
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HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your values in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed investment option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s). A market value adjustment may apply if withdrawals are from the fixed maturity options.


AUTOMATIC DEPOSIT SERVICE

If you are receiving required minimum distribution payments from a Traditional IRA or QP IRA contract you may use our automatic deposit service.

Under this service we will automatically deposit the required minimum distribution payment from your Traditional IRA or QP IRA contract directly into an existing EQUI-VEST NQ or Roth IRA or an existing EQUI-VEST Express NQ or Roth IRA contract according to your allocation instructions. Please note that you must have compensation to make regular contributions to Roth IRAs. See "Tax information."


DEPOSIT OPTION FOR NQ CONTRACTS ONLY

You can elect the deposit option for your benefit while you live, or for the benefit of your beneficiary.

Proceeds from your NQ contract can be deposited with us for a period you select (including one for as long as the annuitant lives). We will hold the amounts in our general account. We will credit interest on the amounts at a guaranteed rate for the specified period. We will pay out the interest on the amount deposited at least once each year.

If you elect this option for your benefit, you deposit the amount with us that you would otherwise apply to an annuity payout option. If you elect this option for your beneficiary before the annuitant's death, death benefit proceeds can be left on deposit with us subject to certain restrictions, instead of being paid out to the beneficiary.

Other restrictions apply to the deposit option. Your financial professional can provide more information about this option, or you may call our processing office.


SURRENDER OF YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. We will usually pay the cash value within seven calendar days, but we may delay payment as described in "When to expect payments" below. For the tax consequences of surrenders, see "Tax information."


TERMINATION


We may terminate your contract and pay you the cash value if:

(1) your account value is less than $500 and you have not made contributions to your contract for a period of three years; or

(2) you request a lump sum withdrawal that reduces your account value to an amount less than $500; or

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ACCESSING YOUR MONEY

--------------------------------------------------------------------------------

(3) you have not made any contributions within 120 days from your contract date.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity payout option, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender or termination, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your values in the guaranteed interest option and the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.



YOUR ANNUITY PAYOUT OPTIONS

EQUI-VEST offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.



ANNUITY PAYOUT OPTIONS

You choose from among the following annuity payout options:


--------------------------------------------------------------------------------
Fixed annuity payout options        Life annuity
                                    Life annuity with period
                                      certain
                                    Life annuity with refund
                                      certain
                                    Period certain annuity
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Variable annuity payout options     Life annuity (not available
                                      in New York)
                                    Life annuity with period
                                      certain
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 o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.


 o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy or the joint life expectancy of you and your spouse. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years or the annuitant's life expectancy.

 o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the

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   beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.


o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guarantee period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. Currently, this payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTION

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for you.


VARIABLE ANNUITY PAYOUT OPTIONS

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity payout option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate. Please see "Annuity unit values" in the SAI.

We also make the variable annuity payout options available to owners of our single premium deferred annuity ("SPDA") contract and certain other combination fixed and variable annuity contracts. Such contractholders who are considering purchasing a variable payout option should also review the information in this prospectus relating to the variable investment options. EQ Advisors Trust prospectus (directly following this prospectus), and the sections of the SAI which discuss the variable annuity payout option should also be reviewed.

We may offer other payout options not outlined here. Your financial professional can provide details.


SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. Unless you choose a different payout option, we will pay annuity payments under a life annuity with a period certain of 10 years. You choose whether these payments will be fixed or variable. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments are to begin. You can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than:

(i) if the annuitant was not older than age 83 when the contract was issued, the contract date anniversary that follows the annuitant's 90th birthday;

(ii) if the annuitant was age 84 but not older than age 88 when the contract was issued the annuitant's age at issue plus six years; and

(iii) if the annuitant was age 89 or 90 when the contract was issued, age 95.

(iv)  for contracts issued in New York, by the annuitant's 90th birthday.


The above may be different in some states.

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Before the last date by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than transfers (if permitted in the future) among the variable investment options if a variable annuity is selected.


The amount of the annuity payments will depend on:

(1) the amount applied to purchase the annuity;

(2) the type of annuity chosen, and whether it is fixed or variable. If you choose a variable annuity, we use an assumed base rate of 5% to calculate the level of payments. However, in states where that rate is not permitted the assumed base rate will be 3 1/2%. We provide information about the assumed base rate in the SAI;

(3) in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages); and

(4) in certain instances, the sex of the annuitant(s).

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
CHARGES AND EXPENSES

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CHARGES AND EXPENSES

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CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:


o  A mortality and expense risks charge

o  A charge for other expenses

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On the last day of the contract year - an annual administrative charge, if applicable

o  Charge for third-party transfer or exchange

o At the time you make certain withdrawals or surrender your contract, or your contract is terminated - a withdrawal charge

o A ratcheted death benefit charge, if you elect the benefit

o At the time annuity payments are to begin - charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


More information about these charges appears below.


We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the death benefit. The daily charge is equivalent to a current annual rate of 0.95% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. We may change the actuarial basis for our guaranteed annuity payment tables, but only for new contributions and only at five year intervals from the contract date. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts.

CHARGE FOR OTHER EXPENSES

We deduct this daily charge from the net assets in each variable investment option. This charge, together with the annual administrative charge described below, is for providing administrative and financial accounting services under the contracts. The daily charge is equivalent to a maximum annual rate of 0.25% of net assets in each variable investment option.


TOTAL MAXIMUM SEPARATE ACCOUNT A CHARGES. The total annual rate for Separate Account A charges is 1.20%. We may increase or decrease this total annual rate, but we may not increase it above a maximum rate of 2.00%. Any increase will apply only after the date of the change. Any changes we make will reflect differences in costs and anticipated expenses, and will not be unfairly discriminatory.

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CHARGES AND EXPENSES

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ANNUAL ADMINISTRATIVE CHARGE


We deduct an administrative charge from your account value on the last day of each contract year. We will deduct a pro rata portion of the charge if you surrender your contract, elect an annuity payout option, or the annuitant dies during the contract year. We deduct the charge if your account value on the last business day of the contract year, is less than $25,000 under NQ contracts and $20,000 under IRA and contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your current account value. The charge is $30 for contract years three and later.


The charge is deducted pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options to the extent you have value in those options, unless you tell us otherwise.

We may increase this charge if our administrative costs rise, but the charge will never exceed $65 annually. We reserve the right to deduct this charge on a quarterly, rather than annual basis.


CHARGE FOR THIRD-PARTY TRANSFER OR EXCHANGE

We impose a charge for making a direct transfer of amounts from your contract to a third party, such as in the case of a trustee-to-trustee transfer for an IRA contract, or if you request that your contract be exchanged for a contract issued by another insurance company. In either case, we will deduct from your account value any withdrawal charge that applies and a charge of $25 for each direct transfer or exchange. We reserve the right to increase this charge to a maximum of $65.


WITHDRAWAL CHARGE

A withdrawal charge may apply in three circumstances: (1) you make one or more withdrawals during a contract year; (2) you surrender your contract to receive its cash value; or (3) we terminate your contract. The amount of the charge will depend on whether the free withdrawal amount applies, and the availability of one or more exceptions.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to a withdrawal charge. We deduct the withdrawal amount and the withdrawal charge pro rata from the variable investment options and the guaranteed interest option. If those amounts are insufficient, we will make up the required amounts from the fixed maturity options in order of the earliest maturities date(s). If we deduct all or a portion of the withdrawal charge from the fixed maturity options, a market value adjustment may apply. See "About our fixed maturity options" in "More information."

The amount of the withdrawal charge we deduct is equal to 6% of any contribution withdrawn within six years of the date of the contribution. In the case of surrenders, we will pay you the greater of (i) the account value after any withdrawal charge has been imposed (cash value), or (ii) the free withdrawal amount plus 94% of the remaining account value.

For purposes of calculating the withdrawal charge, amounts withdrawn up to the free withdrawal amount are not considered a withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, the federal income tax rules treat earnings under most NQ contracts as withdrawn first. See "Tax information." Please note that you may incur a withdrawal charge if your contract was issued in New York and your annuitant was age 84 or 85 at issue because you must accept distribution of your cash value beginning with the contract anniversary following the annuitant's 90th birthday.


We reserve the right to change the amount of the withdrawal charge, but it will not exceed 6% of the contributions withdrawn.

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Any change would not be unfairly discriminatory. We may also reduce the withdrawal charge in order to comply with any state law requirement. See "Contracts issued in New York - fixed maturity options" below.


For annuitants that are ages 84 and 85 when the contract is issued in Pennsylvania (when available in that state), no withdrawal charge will apply.


The withdrawal charge does not apply in the circumstances described below.


ANNUITANT AGES 86 THROUGH 90 WHEN THE CONTRACT IS ISSUED. The withdrawal charge does not apply under the contract if the annuitant is age 86 or older when the contract is issued.


15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the time you request a withdrawal, minus any other withdrawals made during the contract year.


DEATH OR PURCHASE OF ANNUITY. The withdrawal charge does not apply if:

o  the annuitant dies and a death benefit is payable to the beneficiary.

o we receive a properly completed election form providing for the account value to be used to buy a life contingent annuity or a non-life annuity with a period certain for a term of at least ten years.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

o The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

o We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

o The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or
   Guam) and meets all of the following:


   - its main function is to provide skilled, intermediate, or custodial nursing care;

   - it provides continuous room and board to three or more persons;

   - it is supervised by a registered nurse or licensed practical nurse;

   - it keeps daily medical records of each patient;

   - it controls and records all medications dispensed; and

   - its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the disability is caused by a preexisting condition or a condition that began within 12 months of the contract date. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

For Traditional IRA, QP IRA, and Roth IRA contracts the withdrawal charge also does not apply:

o  after six contract years and the annuitant is at least age 59 1/2; or

o if you request a refund of a contribution in excess of amounts allowed to be contributed under the federal income tax rules within one month of the date on which you made the contribution.

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CONTRACTS ISSUED IN NEW YORK - FIXED MATURITY OPTIONS


For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 6% and will be determined by applying the New York Declining Scale ("declining scale"). If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternative Scale ("alternative scale") if it produces a higher charge than the declining scale.


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    DECLINING SCALE              ALTERNATIVE SCALE
--------------------------------------------------------------------------------
    Year of investment in        Year of transfer within
    fixed maturity option*       fixed maturity option*
--------------------------------------------------------------------------------
  Within year 1     6%          Within year 1        5%
--------------------------------------------------------------------------------
        2           6%                2              4%
--------------------------------------------------------------------------------
        3           5%                3              3%
--------------------------------------------------------------------------------
        4           4%                4              2%
--------------------------------------------------------------------------------
        5           3%                5              1%
--------------------------------------------------------------------------------
        6           2%          After year 5         0%
--------------------------------------------------------------------------------
   After year 6     0%     Not to exceed 1%
                           times the number of
                           years remaining in the
                           fixed maturity option,
                           rounded to the higher
                           number of years. In
                           other words, if 4.3
                           years remain, it would
                           be a 5% charge.
--------------------------------------------------------------------------------
* Measured from the contract date anniversary prior to the date of the contribution or transfer.


In the following example we compare the withdrawal charge that would apply to a withdrawal from a NQ, Traditional IRA or QP IRA contract that has an account value of $10,000; $8,000 from a contribution made three years ago and $2,000 from positive investment performance.

o If you were to withdraw the total amount of the contribution within the first six years after it was made the withdrawal charge that generally applies would be $480 (6% of $8,000). However, if when you made your contribution you allocated it to a fixed maturity option, the withdrawal charge would be lower. According to the declining scale method described above, the withdrawal charge would be limited to 5% of the $8,000, or $400 in the third year.

o The withdrawal charge may be different if when you made your contribution three years ago, you allocated it to a fixed maturity option and then in the third year, you transfer the amounts that apply to such contribution to a new fixed maturity option. In this example we assume that there is one year remaining in the new fixed maturity option. Because you made a transfer among the fixed maturity options, the alternative scale may now apply. Based on this alternative scale, a contribution that is transferred will be subject to a 5% withdrawal charge if you withdraw that contribution in the same year that you make the transfer. However, the withdrawal charge may not exceed 1% for each year remaining in the new fixed maturity option. Since, in this example, the time remaining in the new fixed maturity option is one year, the withdrawal charge under the alternative scale would be limited to 1%. Because New York regulations permit us to use the greater of the declining scale or the alternative scale, the withdrawal charge would be 5%, or $400, based on the declining scale.

o The withdrawal charge may not exceed the charge that would normally apply under the contract. Use of a New York scale can only result in a lower charge. If your contribution has been in the contract for more than six years and therefore would not have a withdrawal charge associated with it, no withdrawal charge would apply.

o If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

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o As of any date on which 50% or more of your account value is held in fixed maturity options, the free withdrawal amount is zero.


For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option scheduled to mature next. If we are not offering other fixed maturity options, we will transfer your maturity value to the Alliance Money Market option.


The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than those that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.

We will deduct the annual administrative charge and the withdrawal charge from the variable investment options and the guaranteed interest option as discussed above. If the amounts in those options are insufficient to cover the charges, we reserve the right to deduct the charges from the fixed maturity options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).


VARIABLE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of up to $350 from the amount to be applied to purchase a variable annuity payout option.

OPTIONAL RATCHETED DEATH BENEFIT CHARGE

If you elect the optional ratcheted death benefit we deduct a charge annually from your account value on each contract date anniversary until the annuitant is age 90. The charge is equal to 0.15% of your account value on the contract date anniversary.


We will deduct this charge from your investment options beginning first with your value in the guaranteed interest option. If there is not enough value in the guaranteed interest option we will deduct all or a portion of the charge from your value in the variable investment options next, followed by your value in the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply if we deduct the charge from the fixed maturity options.


CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:


o  Investment advisory fees ranging from 0.25% to 1.15%.


o  12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o  Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution

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requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Traditional IRA and Roth IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it will be unfairly discriminatory.

6
PAYMENT OF DEATH BENEFIT


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YOUR BENEFICIARY AND PAYMENT OF BENEFIT


You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.


We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. We describe the death benefit in "Contract features and benefits" earlier in this prospectus.

On the date we determine the death benefit, your account value will be deducted from the investment options. We will hold this amount in our general account and credit it with interest at a rate not less than the rate required by law. If you have transferred the value of another annuity contract that we issue to your EQUI-VEST contract, the value of the other contract's minimum death benefit calculated as of the time of the transfer will be included in the total contributions for the purpose of calculating the minimum death benefit.

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EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, if you are the owner and the annuitant and your spouse is the sole primary beneficiary the contract can be continued as follows:

SUCCESSOR OWNER AND ANNUITANT. For all contracts, your spouse can elect upon your death to continue the contract as the owner/annuitant and no death benefit is payable until the surviving spouse's death.

If your surviving spouse decides to continue the contract, then on the contract date anniversary following your death, we will increase the account value to equal your current guaranteed minimum death benefit, if it is higher than the account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to this amount. Withdrawal charges will apply if you make additional contributions. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

Also, for all contracts, a beneficiary who is not a surviving spouse may be able to have limited ownership as discussed under "Beneficiary continuation option" below.



WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, we will automatically make the beneficiary you name to receive the death benefit upon the annuitant's death your successor owner. If you do not want this beneficiary also to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office.


Unless the surviving spouse of the owner who has died is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value of the contract must be fully paid to the successor owner (new owner) by December 31st of the fifth calendar year after your death.


o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin no later than December 31st following the calendar year of the non-annuitant owner's

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   death. Unless this alternative is elected, we will pay any cash value on December 31st of the fifth calendar year following the year of your death.



If the surviving spouse is the successor owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that an annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

Single sum payments generally are paid through the Equitable Life Access Account(TM), an interest bearing account with check writing privileges. The Equitable Life Access Account(TM) is part of Equitable Life's general account. Beneficiaries have immediate access to the proceeds by writing a check on the account. We pay interest from the date the single sum is deposited into the Access Account(TM) until the account is closed.


BENEFICIARY CONTINUATION OPTION

Upon your death under a Traditional IRA, Roth IRA or QP contract, your beneficiary may generally elect to keep the QP contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual (certain trusts with only individual beneficiaries will be treated as individuals). This election must be made 60 days following the date we receive proof of your death. We will increase the account value to equal the death benefit if the death benefit is greater than the account value.

Under the beneficiary continuation option:

o  The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options, but no additional contributions will be permitted.

o Any death benefit (including the racheted death benefit) provisions will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person the beneficiary chooses.

For Traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for required minimum distributions (see "Tax information"), the contract will continue if:

(a) You were receiving minimum distribution withdrawals from this contract;
    and

(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information.

For all of the above contracts, If you die BEFORE the Required Beginning Date (and, for a traditional IRA, therefore you were not taking minimum distribution withdrawals under the contract) the beneficiary may choose one of the following two beneficiary continuation options:

1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one

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     beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner annuitant status may also choose to delay beginning these minimum distributions until the December 31st of the calendar year in which you would have turned age
     70 1/2.

 2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
TAX INFORMATION


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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to EQUI-VEST contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Traditional IRA, QP IRA, or Roth IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


If you are buying a contract to fund a retirement plan that already provides tax deferral under the Internal Revenue Code you should do so for the contract's features and benefits other than tax deferral. In such situations, the tax deferral of the contract does not provide necessary or additional benefits.



TRANSFERS AMONG INVESTMENT OPTIONS


You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out

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of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payments.


Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the EQUI-VEST NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis of the source contract carries over to the EQUI-VEST NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


OTHER INFORMATION

The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to a particular portfolio within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. In that case, income and gains attributable to such portfolio shares

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would be included in your gross income for federal income tax purposes. Under current rules, however, we believe that Equitable Life, and not the owner of a nonqualified annuity contract, would be considered the owner of the portfolio shares.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o "Traditional IRAs," typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans. EQUI-VEST traditional IRA and QP IRA are traditional IRAs.

o Roth IRAs, first available in 1998, funded on an after-tax basis. EQUI-VEST Roth IRA is a Roth IRA.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.


The EQUI-VEST IRA contract has been approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the EQUI-VEST IRA contract. Although we do not have IRS approval as to form, we believe that the version of ROTH IRA currently offered complies with the requirements of the Internal Revenue Code.



CANCELLATION


You can cancel any version of the EQUI-VEST IRA contract (Traditional IRA, QP IRA, or Roth IRA) by following the

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directions under "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in the prospectus. You can cancel an EQUI-VEST Roth IRA contract issued as a result of a full or partial conversion of any EQUI-VEST traditional IRA contract by following the instructions in the "EQUI-VEST Roth IRA Re-Characterization Form." The form is available from our processing office or your financial professional. If you cancel a Traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.



TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES
(TRADITIONAL IRAS)


CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:


o  regular contributions out of earned income or compensation; or

o  tax-free "rollover" contributions; or
o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS.


The EQUI-VEST traditional IRA is intended to receive regular contributions.


LIMITS ON CONTRIBUTIONS TO TRADITIONAL IRAS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional IRAs and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make partially deductible contributions to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER

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FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $32,000 and $42,000 in 2000. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $52,000 and $62,000 in 2000. This range will increase every year until 2007 when the range is $80,000-$100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution in 2000, you determine AGI and subtract $32,000 if you are single, or $52,000 if you are married and file a joint return with your spouse. The resulting amount is your Excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:



($10,000-excess AGI)    times    $2,000 (or earned    Equals    the adjusted
---------------------     x       income, if less)      =       deductible
 divided by $10,000                                             contribution
                                                                limit


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess Contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15th return filing deadline (without extensions) of the following calendar year to make your regular contributions for a tax year.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o  regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o  regular contributions to a traditional IRA made after you reach age 70 1/2;
   or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular contribution, you

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cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed below in "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.


Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.


RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.



WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a conduit, you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

   o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan, and

   o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment, if you make an eligible rollover distribution contribution to a traditional IRA

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and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date.

The EQUI-VEST QP IRA contract can be used as a conduit IRA if amounts are not commingled. Distributions from a traditional IRA are not eligible for ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your Traditional IRAs beginning at age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM
DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions - "account-based" or "annuity-based."

Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate selecting any form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an annuity-based method you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS?
No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an

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annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY
YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice-versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more Traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year.

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EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o to pay certain first-time home buyer expenses (special federal income tax definition); or

o to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional IRAs."

The EQUI-VEST Roth IRA contracts are designed to qualify as Roth individual retirement annuities under Sections 408A and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o  regular after-tax contributions out of earnings; or

o taxable rollover contributions from Traditional IRAs ("conversion" contributions); or

o  tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular IRA and after-tax contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:

o your federal income tax filing status is "married filing jointly" and your adjusted gross income is over $160,000; or,

o your federal income tax filing status is "single" and your adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your adjusted gross income is between $150,000 and $160,000; or

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o your federal income tax filing status is "single" and your adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your adjusted gross income is between $0 and $10,000 the amount of regular contribution you are permitted to make is phased out. If your adjusted gross income is more than $10,000 you cannot make a regular Roth IRA contribution.

WHEN YOU CAN MAKE CONTRIBUTIONS? Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o  another Roth IRA ("tax-free rollover contribution"); or

o another traditional IRA, including a SEP-IRA or SIMPLE-IRA, in a taxable "conversion" rollover ("conversion contribution").

You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following. In a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular IRA contributions to any traditional IRA - whether or not it is the traditional IRA you are converting - a pro rata portion of the distribution is tax-free.)

There is, however, no early distribution penalty tax on the Traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your adjusted gross income

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exceeds $100,000. (For this purpose, your adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."


Finally, you cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age
70 1/2.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender and termination of your contract and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

o  Rollovers from a Roth IRA to another Roth IRA;

o  Direct transfers from a Roth IRA to another Roth IRA;

o  "Qualified Distributions" from a Roth IRA; and

o  Return of excess contributions or amounts recharacterized to a traditional
   IRA.


QUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o  you reach age 59 1/2; or

o  you die; or

o  you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.


NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Nonqualified distributions from Roth IRAs are distributions that do not meet the qualifying event and five-year aging period tests described above. Such distributions are potentially taxable as ordinary income. Nonqualified distributions receive return-of-investment-first treatment. Only the difference between the amount of the distribution and the amount of contributions to all of your Roth IRAs is taxable. You have to reduce the amount of contributions to all of your Roth IRAs to reflect any previous tax-free recoveries.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

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REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Generally, the same as traditional IRA, except that regular contributions made after age 70 1/2 are not "excess contributions."

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.


ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o  qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o  other traditional IRAs.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o  Do it yourself

   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o  Direct rollover

   You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o  only after-tax contributions you made to the plan; or

o "required minimum distributions" after age 70 1/2 or separation from service; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o  a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  corrective distributions which fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  a death benefit payment to a beneficiary who is not your surviving spouse;
   or

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o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.


The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


ILLUSTRATION OF GUARANTEED INTEREST RATES

In the following two tables, we provide information that the IRS requires us to furnish to prospective IRA contract owners. In the tables we illustrate the 3% minimum guaranteed interest rate for contributions we assume are allocated entirely to the guaranteed interest option. In Table I we assume a $1,000 contribution made annually on the contract date and on each anniversary after that. In Table II we assume a single initial contribution of $1,000, and no additional contributions. The 3% guaranteed interest rate is in the contract.

The account values shown reflect no withdrawal charges. The cash values shown reflect the withdrawal charge that applies if you surrender your contract for its cash value. In all cases we assume no transfers.

These values reflect the effect of the annual administrative charge deducted at the end of each contract year in which the account value is less than $20,000.

To find the appropriate value for the end of the contract year at any particular age, you subtract the age (nearest birthday) at issue of the contract from the current age and find the corresponding year in the table. Years that correspond to a current age over 70, should be ignored, unless the contract is a Roth IRA.

You should consider the information shown in the tables in light of your present age. Also, with respect to Table I, you should consider your ability to contribute $1,000 annually. Any change in the amounts contributed annually in Table I, or in the amount of the single contribution in Table II would, of course, change the results shown.

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                                    TABLE I
                         ACCOUNT VALUES AND CASH VALUES
                  (assuming $1,000 contributions made annually
                     at the beginning of the contract year)




------------------------------------------------------------------------------
                             3% MINIMUM GUARANTEE
------------------------------------------------------------------------------
   CONTRACT                 ACCOUNT                          CASH
   YEAR END                  VALUE                           VALUE
--------------   ------------------------------   ----------------------------
       1                  $  1,009.40                      $    954.89
       2                  $  2,039.68                      $  1,929.54
       3                  $  3,100.87                      $  2,933.43
       4                  $  4,193.90                      $  3,967.43
       5                  $  5,319.72                      $  5,032.45
       6                  $  6,479.31                      $  6,129.42
       7                  $  7,673.69                      $  7,313.69
       8                  $  8,903.90                      $  8,543.90
       9                  $ 10,171.01                      $  9,811.01
      10                  $ 11,476.14                      $ 11,116.14
      11                  $ 12,820.43                      $ 12,460.43
      12                  $ 14,205.04                      $ 13,845.04
      13                  $ 15,631.19                      $ 15,271.19
      14                  $ 17,100.13                      $ 16,740.13
      15                  $ 18,613.13                      $ 18,253.13
      16                  $ 20,201.53                      $ 19,841.53
      17                  $ 21,837.57                      $ 21,477.57
      18                  $ 23,522.70                      $ 23,162.70
      19                  $ 25,258.38                      $ 24,898.38
      20                  $ 27,046.13                      $ 26,686.13
      21                  $ 28,887.52                      $ 28,527.52
      22                  $ 30,784.14                      $ 30,424.14
      23                  $ 32,737.67                      $ 32,377.67
      24                  $ 34,749.80                      $ 34,389.80
      25                  $ 36,822.29                      $ 36,462.29
      26                  $ 38,956.96                      $ 38,596.96
      27                  $ 41,155.67                      $ 40,795.67
      28                  $ 43,420.34                      $ 43,060.34
      29                  $ 45,752.95                      $ 45,392.95
      30                  $ 48,155.53                      $ 47,795.53
      31                  $ 50,630.20                      $ 50,270.20
      32                  $ 53,179.11                      $ 52,819.11
      33                  $ 55,804.48                      $ 55,444.48
      34                  $ 58,508.61                      $ 58,148.61
      35                  $ 61,293.87                      $ 60,933.87
      36                  $ 64,162.69                      $ 63,802.69
      37                  $ 67,117.57                      $ 66,757.57
      38                  $ 70,161.10                      $ 69,801.10
      39                  $ 73,295.93                      $ 72,935.93
      40                  $ 76,524.81                      $ 76,164.81
      41                  $ 79,850.55                      $ 79,490.55
      42                  $ 83,276.07                      $ 82,916.07
      43                  $ 86,804.35                      $ 86,444.35
      44                  $ 90,438.48                      $ 90,078.48
      45                  $ 94,181.64                      $ 93,821.64
      46                  $ 98,037.08                      $ 97,677.08
      47                  $102,008.20                      $101,648.20
      48                  $106,098.44                      $105,738.44
      49                  $110,311.40                      $109,951.40
      50                  $114,650.74                      $114,290.74
------------------------------------------------------------------------------

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                                    TABLE II
                         ACCOUNT VALUES AND CASH VALUES
                 (assuming a single contribution of $1,000 and
                            no further contribution)





------------------------------------------------------------------------------
                              3% MINIMUM GUARANTEE
------------------------------------------------------------------------------
   CONTRACT                  ACCOUNT                          CASH
   YEAR END                   VALUE                           VALUE
--------------   ------------------------------   ----------------------------
        1                   $1,009.40                        $  954.89
        2                   $1,018.89                        $  963.87
        3                   $1,019.46                        $  964.40
        4                   $1,020.04                        $  964.96
        5                   $1,020.64                        $  965.53
        6                   $1,021.26                        $  966.11
        7                   $1,021.90                        $1,021.90
        8                   $1,022.55                        $1,022.55
        9                   $1,023.23                        $1,023.23
       10                   $1,023.93                        $1,023.93
       11                   $1,024.65                        $1,024.65
       12                   $1,025.38                        $1,025.38
       13                   $1,026.15                        $1,026.15
       14                   $1,026.93                        $1,026.93
       15                   $1,027.74                        $1,027.74
       16                   $1,028.57                        $1,028.57
       17                   $1,029.43                        $1,029.43
       18                   $1,030.31                        $1,030.31
       19                   $1,031.22                        $1,031.22
       20                   $1,032.16                        $1,032.16
       21                   $1,033.12                        $1,033.12
       22                   $1,034.11                        $1,034.11
       23                   $1,035.14                        $1,035.14
       24                   $1,036.19                        $1,036.19
       25                   $1,037.28                        $1,037.28
       26                   $1,038.40                        $1,038.40
       27                   $1,039.55                        $1,039.55
       28                   $1,040.73                        $1,040.73
       29                   $1,041.96                        $1,041.96
       30                   $1,043.22                        $1,043.22
       31                   $1,044.51                        $1,044.51
       32                   $1,045.85                        $1,045.85
       33                   $1,047.22                        $1,047.22
       34                   $1,048.64                        $1,048.64
       35                   $1,050.10                        $1,050.10
       36                   $1,051.60                        $1,051.60
       37                   $1,053.15                        $1,053.15
       38                   $1,054.74                        $1,054.74
       39                   $1,056.39                        $1,056.39
       40                   $1,058.08                        $1,058.08
       41                   $1,059.82                        $1,059.82
       42                   $1,061.61                        $1,061.61
       43                   $1,063.46                        $1,063.46
       44                   $1,065.37                        $1,065.37
       45                   $1,067.33                        $1,067.33
       46                   $1,069.35                        $1,069.35
       47                   $1,071.43                        $1,071.43
       48                   $1,073.57                        $1,073.57
       49                   $1,075.78                        $1,075.78
       50                   $1,078.05                        $1,078.05
------------------------------------------------------------------------------

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FEDERAL AND STATE INCOME TAX WITHHOLDING
AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:


o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional
   IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,880 in periodic annuity payments in 2000 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender, termination, or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs and Roth IRAs.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account A for taxes. We do not now, but may in the future set up reserves for such taxes.

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ABOUT OUR SEPARATE ACCOUNT A

Each variable investment option is a subaccount of our Separate Account A. We established Separate Account A in 1968 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account A and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account A's operations are accounted for without regard to Equitable Life's other operations.

Separate Account A is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account A.

Each subaccount (variable investment option) within Separate Account A invests solely in Class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account A, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account A or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account A or a variable investment option directly);

(5) to deregister Separate Account A under the Investment Company Act of 1940;


(6) to restrict or eliminate any voting rights as to Separate Account A; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each of its portfolios.


Equitable Life serves as the investment manager of EQ Advisors Trust. As such Equitable Life oversees the activities of the investment advisors with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisors. (Prior to September 1999, EQ Financial Consultants Inc. the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life served as investment manager to EQ Advisors Trust).

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, the assets of these portfolios became the corresponding portfolios of EQ Advisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, their Rule 12b-1 Plan relating to its Class 1B shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.

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ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


The rates to maturity for new allocations as of March 1, 2000 and the related price per $100 of maturity value were as follows:



--------------------------------------------------------------------------------
    FIXED MATURITY
      OPTIONS
  WITH JUNE 15TH
   MATURITY DATE          RATE TO MATURITY AS               PRICE
        OF                        OF                     PER $100 OF
   MATURITY YEAR             MARCH 1, 2000              MATURITY VALUE
--------------------------------------------------------------------------------
        2001                      5.20%                     $ 93.68
        2002                      5.65%                     $ 88.20
        2003                      6.10%                     $ 82.34
        2004                      6.15%                     $ 77.41
        2005                      6.25%                     $ 72.57
        2006                      6.35%                     $ 67.90
        2007                      6.40%                     $ 63.63
        2008                      6.40%                     $ 59.82
        2009                      6.45%                     $ 55.96
        2010                      6.50%                     $ 52.31
--------------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------


If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to

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add up to 0.50% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to general accounts, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM - FOR NQ, TRADITIONAL IRA, AND ROTH IRA CONTRACTS


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Traditional IRA, or Roth IRA contract on a monthly basis.


AIP additional contributions may be allocated to any of the variable investment options and the guaranteed interest option, but not the fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

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You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

PAYROLL DEDUCTION PROGRAM. You can authorize your employer to remit your IRA contributions to us if your employer has a payroll deduction program. Those contributions are still your contributions, not your employer's.

WIRE TRANSFERS. You may also send your contributions by wire transfer from your bank.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY


Our business day is any day on which Equitable Life is open and the New York Stock Exchange is open for trading. We are closed on national business holidays including Martin Luther King, Jr. Day and the Friday after Thanksgiving. Additionally, we may choose to close on the day immediately preceding or following a national business holiday or due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may close earlier due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m., Eastern Time on a business day, we will use the next business day.


o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o Quarterly rebalancing will be processed on a calendar year basis and semiannual or annual rebalancing will be processed on the first business day of the month. Rebalancing will not be done retroactively.


CONTRIBUTIONS AND TRANSFERS


o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.


o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.

o If a fixed maturity option is scheduled to mature on June 15th and June 15th is a non-business day, that fixed maturity option will mature on the prior business day.


o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.


o Transfers to the guaranteed interest option will receive the guaranteed interest rate in effect on that business day.


o Transfers to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.


o Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

o For the fixed-dollar option, the first monthly transfer will occur on the last business day of the month in which we receive your election form at our processing office.

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o For the interest sweep, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o  the election of trustees; or

o  the formal approval of independent auditors selected for EQ Advisors Trust;
   or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS


Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of EQ Advisors Trust are held by separate accounts of insurance companies unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.



SEPARATE ACCOUNT A VOTING RIGHTS

If actions relating to Separate Account A require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW


The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 1999 and 1998, and for the three years ended December 31, 1999, incorporated in this prospectus by reference to the 1999 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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FINANCIAL STATEMENTS

The financial statements of Separate Account A, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-628-6673.



TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of a Traditional IRA, QP IRA or Roth IRA contract except by surrender to us. Loans are not available and you cannot assign Traditional IRA, QP IRA and Roth IRA contracts as security for a loan or other obligation.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Traditional IRA, QP IRA or Roth IRA contract to another similar arrangement. Under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge if one applies.



DISTRIBUTION OF THE CONTRACTS


AXA Advisors, LLC ("AXA Advisors"), the successor to Equitable Financial Consultants, Inc., and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account A. AXA Advisors serves as the principal underwriter of Separate Account A. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, NY 10104. Pursuant to a Distribution and Servicing Agreement between AXA Advisors, Equitable Life, and certain of Equitable Life's separate accounts, including Separate Account A, Equitable Life paid AXA Advisors distribution fees of $325,380 for 1999, $325,380 for 1998 and $325,380 for 1997, as
distributor of certain contracts and as the principal underwriter of certain separate accounts including Separate Account A.

The contracts are sold by financial professionals who are registered representatives of AXA Advisors and its affiliates, who are also our licensed insurance agents. AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. The offering of the contracts is intended to be continuous.

9
INVESTMENT PERFORMANCE


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We provide the following tables to show five different measurements of the investment performance of the variable investment options and/or the portfolios in which they invest. We include these tables because they may be of general interest to you.


Table 1 shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


Table 2 shows the growth of a hypothetical $1,000 investment in the variable investment options over the periods shown. Both Tables 1 and 2 take into account all current fees and charges under the contract, including the withdrawal charge but do not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state if applicable, or any applicable annuity administrative fee.

Tables 3, 4 and 5 show the rates of return of the variable investment options on an annualized, cumulative, and year-by-year basis. These tables take into account all current fees and charges under the contract, but do not reflect the annual administrative charge, any withdrawal charge, ratcheted death benefit charge, charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, or any applicable annuity administrative fee, if applicable. If the charges were reflected they would effectively reduce the rates of return shown.

In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the Alliance Money Market, EQ/Balanced, Alliance Common Stock and EQ/Aggressive Stock options for periods before those options were operated as part of a unit investment trust reflect the results of the separate accounts that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding separate accounts. We have adjusted these results to reflect the fee and expense structure in effect for Separate Account A as a unit investment trust. See "The reorganization" in the SAI for additional information.


EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, those portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


From time to time, we may advertise different measurements of the investment performance options and/or the portfolios, including the measurements reflected in the tables below.



BENCHMARKS


Tables 3 and 4 compare the performance of variable investment options to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other charges such as the mortality and expense risks and other expense charges, annual administrative charge, or any withdrawal charge or optional ratcheted death benefit charge, under the contracts. Comparisons with these benchmarks, therefore, may be of limited use. We include them because they are widely known and may help you to understand the universe of securities

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from which each portfolio is likely to select its holdings. Benchmark data reflect the reinvestment of dividend income. The benchmarks include:
--------------------------------------------------------------------------------

EQ/AGGRESSIVE STOCK: 50% Russell 2000 Index and 50% Standard & Poor's Mid-Cap
  Total Return Index.

ALLIANCE COMMON STOCK: Standard & Poor's 500 Index.

ALLIANCE CONSERVATIVE INVESTORS: 70% Lehman Treasury Bond Composite Index and
  30% Standard & Poor's 500 Index.

ALLIANCE EQUITY INDEX: Standard & Poor's 500 Index.

ALLIANCE GLOBAL: Morgan Stanley Capital International World Index.

ALLIANCE GROWTH & INCOME: 75% Standard & Poor's 500 Index and 25% Value Line
  Convertibles Index.

ALLIANCE GROWTH INVESTORS: 30% Lehman Government/Corporate Bond Index and 70%
  Standard & Poor's 500 Index.

ALLIANCE HIGH YIELD: Benchmark #1-Merrill Lynch High Yield Master Index and
  Benchmark #2-Credit Suisse First Boston Global High Yield Index.

ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES: Lehman Intermediate Government
  Bond Index.

ALLIANCE INTERNATIONAL: Morgan Stanley Capital International Europe, Australia,
  Far East Index.

ALLIANCE MONEY MARKET: Salomon Brothers Three-Month T-Bill Index.

EQ/ALLIANCE PREMIER GROWTH: Standard & Poor's 500 Index.

ALLIANCE QUALITY BOND: Lehman Aggregate Bond Index.

ALLIANCE SMALL CAP GROWTH: Russell 2000 Growth Index.

EQ/ALLIANCE TECHNOLOGY: NASDAQ Composite

EQ/BALANCED: 50% Standard & Poor's 500 and 50% Lehman Government/Corporate Bond
  Index.

CAPITAL GUARDIAN RESEARCH: Standard & Poor's 500 Index.

CAPITAL GUARDIAN U.S. EQUITY: Standard & Poor's 500 Index.

EQ/EVERGREEN: Benchmark #1-Russell 2000 Index and Benchmark #2-Standard & Poor's
  500 Index.

EQ/EVERGREEN FOUNDATION: 60% Standard & Poor's 500 Index/40% Lehman Brothers
  Aggregate Bond Index.

MFS EMERGING GROWTH COMPANIES: Russell 2000 Index.

MFS GROWTH WITH INCOME: Standard & Poor's 500 Index.

MFS RESEARCH: Standard & Poor's 500 Index.

MERCURY BASIC VALUE EQUITY: Standard & Poor's 500 Index.

MERCURY WORLD STRATEGY: 36% Standard & Poor's 500 Index/24% Morgan Stanley
  Capital International Europe, Australia, Far East Index/21% Salomon Brothers U.S. Treasury Bond 1 Year+ 14% Salomon Brothers World Government Bond (excluding U.S.)/and 5% Three-Month U.S. Treasury Bill.

MORGAN STANLEY EMERGING MARKETS EQUITY: Morgan Stanley Capital International
  Emerging Markets Free Price Return Index.

EQ/PUTNAM BALANCED: 60% Standard & Poor's 500 Index and 40% Lehman
  Government/Corporate Bond Index.

EQ/PUTNAM GROWTH & INCOME VALUE: Standard & Poor's 500 Index.

T. ROWE PRICE EQUITY INCOME: Standard & Poor's 500 Index.

T. ROWE PRICE INTERNATIONAL STOCK: Morgan Stanley Capital International Europe, Australia, Far East Index.

WARBURG PINCUS SMALL COMPANY VALUE: Benchmark #1-Russell 2000 Index and
  Benchmark #2- Russell 2000 Value Index.
--------------------------------------------------------------------------------

LIPPER SURVEY. The Lipper Variable Insurance Products Performance Analysis Survey (Lipper Survey) records the performance of a large group of variable annuity products, including managed separate accounts of insurance companies. According to Lipper Analytical Services, Inc. (Lipper), the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the EQUI-VEST performance relative to other variable annuity products.

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                                    TABLE 1
 AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999




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                                                                      LENGTH OF INVESTMENT PERIOD
                                              --------------------------------------------------------------------------------

                                                                                                      SINCE        SINCE
                                                     1             3           5           10        OPTION      PORTFOLIO
VARIABLE INVESTMENT OPTIONS                         YEAR         YEARS       YEARS       YEARS     INCEPTION*   INCEPTION**
------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                 8.93%        3.96%       11.69%      13.33%      14.69%        14.69%
Alliance Common Stock                              14.92%       22.48%       23.81%      14.95%      15.25%        10.62%
Alliance Conservative Investors                     0.96%        6.74%        7.69%       6.12%       4.81%         6.19%
Alliance Equity Index                              10.34%       21.48%       23.61%                  20.82%        19.50%
Alliance Global                                    27.78%       17.94%       16.10%      12.10%      13.45%        10.68%
Alliance Growth and Income                          8.76%       16.52%       17.65%                  13.73%        13.22%
Alliance Growth Investors                          16.26%       14.91%       15.46%      13.56%      11.46%        13.60%
Alliance High Yield                               (11.41)%      (2.76)%       5.15%       6.69%       2.96%         5.71%
Alliance Intermediate Government Securities        (8.22)%      (0.61)%       1.32%                   0.43%         2.27%
Alliance International                             27.08%        8.22%                                7.64%         8.02%
Alliance Money Market                              (3.77)%      (0.37)%       0.24%       1.00%       3.03%         3.03%
Alliance Quality Bond                             (10.19)%      (0.47)%       2.48%                   0.36%         0.74%
Alliance Small Cap Growth                          17.57%                                             7.82%        11.98%
EQ/Balanced                                         7.97%       11.37%       11.80%       8.01%       9.39%         9.39%
MFS Emerging Growth Companies                      62.59%                                            39.84%        42.82%
MFS Research                                       13.20%                                            16.15%        18.40%
Mercury Basic Value Equity                          9.29%                                             9.62%        12.33%
Mercury World Strategy                             11.50%                                             4.53%         6.42%
Morgan Stanley Emerging Markets Equity             84.40%                                            (0.23)%       (0.23)%
EQ/Putnam Balanced                                 (8.08)%                                            2.67%         3.96%
EQ/Putnam Growth & Income Value                    (9.36)%                                            2.54%         4.37%
T. Rowe Price Equity Income                        (4.85)%                                            5.35%         7.12%
T. Rowe Price International Stock                  21.68%                                             8.87%        10.09%
Warburg Pincus Small Company Value                 (6.46)%                                           (4.73)%       (2.24)%
------------------------------------------------------------------------------------------------------------------------------

* The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Balanced (5/1/84), Alliance Common Stock (8/27/81), Alliance Conservative Investors (1/4/94), Alliance Equity Index (6/1/94), Alliance Global (1/4/94), Alliance Growth & Income (1/4/94), Alliance Growth Investors (1/4/94), Alliance High Yield (1/4/94), Alliance Intermediate Government Securities (6/1/94), Alliance International (9/1/95), Alliance Money Market (5/11/82), Alliance Quality Bond (1/4/94), Alliance Small Cap Growth (6/2/97), MFS Emerging Growth Companies (6/2/97), MFS Research (6/2/97), Mercury Basic Value Equity (6/2/97), Mercury World Strategy (6/2/97), Morgan Stanley Emerging Markets Equity (8/20/97), EQ/Putnam Balanced (6/2/97), EQ/Putnam Growth & Income Value (6/2/97), T. Rowe Price Equity Income (6/2/97), T. Rowe Price International Stock (6/2/97), Warburg Pincus Small Company Value (6/2/97), EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income, (12/31/98). The inception dates for the variable investment options that became available less than one year ago and are therefore not shown are: EQ/Alliance Premier Growth, Capital Guardian Research, Capital Guardian U.S. Equity, EQ/Evergreen, EQ/Evergreen Foundation, MFS Growth with Income (8/30/99) and EQ/Alliance Technology (anticipated to become available 5/22/00).

** The inception dates for portfolios underlying the Alliance variable investment options shown in the tables are for portfolios

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   of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on 10/18/99. The portfolio inception dates are: EQ/Aggressive Stock (5/1/84), EQ/Balanced (5/1/84), Alliance Common Stock (8/1/68), Alliance Conservative Investors (10/2/89), Alliance Equity Index (3/1/94), Alliance Global (8/27/87), Alliance Growth and Income (10/1/93), Alliance Growth Investors (10/2/89), Alliance High Yield (1/2/87), Alliance Intermediate Government Securities (4/1/91), Alliance International (4/3/95), Alliance Money Market (5/11/82), Alliance Quality Bond (10/1/93), Alliance Small Cap Growth (5/1/97), MFS Emerging Growth Companies (5/1/97), MFS Research (5/1/97), Mercury Basic Value Equity (5/1/97), Mercury World Strategy (5/1/97), Morgan Stanley Emerging Markets Equity (8/20/97), EQ/Putnam Balanced (5/1/97), EQ/Putnam Growth & Income Value (5/1/97), T. Rowe Price Equity Income (5/1/97), T. Rowe Price International Stock (5/1/97), Warburg Pincus Small Company Value (5/1/97), EQ/Evergreen, EQ/Evergreen Foundation, and MFS Growth with Income (inception dates of 12/31/98) are not included because the variable investment options that correspond to the portfolios became available after 12/31/98. The inception dates for the portfolios that became available less than one year ago and are therefore not shown in the tables are; EQ/Alliance Premier Growth, Capital Guardian Research, and Capital Guardian U.S. Equity (4/30/99) and EQ/Alliance Technology (5/1/00).

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                                    TABLE 2
      GROWTH OF $1,000 UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 1999





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                                                                     LENGTH OF INVESTMENT PERIOD
                                              ---------------------------------------------------------------------------
                                                                                                            SINCE
                                                     1              3             5            10         PORTFOLIO
VARIABLE INVESTMENT OPTIONS                        YEAR           YEARS         YEARS         YEARS       INCEPTION*
-------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              $1,089.27      $1,123.67     $1,738.33     $3,495.28     $ 8,571.56
Alliance Common Stock                            $1,149.17      $1,837.51     $2,908.87     $4,027.55     $23,833.27
Alliance Conservative Investors                  $1,009.55      $1,216.21     $1,448.66     $1,811.82     $ 1,850.12
Alliance Equity Index                            $1,103.42      $1,792.91     $2,886.02             -     $ 2,829.53
Alliance Global                                  $1,277.81      $1,640.57     $2,109.76     $3,134.36     $ 3,499.27
Alliance Growth and Income                       $1,087.65      $1,581.98     $2,254.41             -     $ 2,172.95
Alliance Growth Investors                        $1,162.63      $1,517.35     $2,052.02     $3,566.75     $ 3,693.95
Alliance High Yield                              $  885.93      $  919.53     $1,285.62     $1,910.23       2,058.41
Alliance Intermediate Government Securities      $  917.84      $  981.73     $1,067.89             -     $ 1,217.06
Alliance International                           $1,270.78      $1,267.57             -             -     $ 1,442.64
Alliance Money Market                            $  962.28      $  988.86     $1,012.29     $1,104.79     $ 1,693.82
Alliance Quality Bond                            $  898.13      $  985.91     $1,130.57             -     $ 1,047.24
Alliance Small Cap Growth                        $1,175.70              -             -             -     $ 1,352.98
EQ/Balanced                                      $1,079.68      $1,381.44     $1,746.95     $2,160.61     $ 4,079.78
MFS Emerging Growth Companies                    $1,625.89              -             -             -     $ 2,591.24
MFS Research                                     $1,132.05              -             -             -     $ 1,570.20
Mercury Basic Value Equity                       $1,092.90              -             -             -     $ 1,364.08
Mercury World Strategy                           $1,115.00              -             -             -     $ 1,180.83
Morgan Stanley Emerging Markets Equity           $1,843.97              -             -             -     $   994.45
EQ/Putnam Balanced                               $  919.22              -             -             -     $ 1,109.32
EQ/Putnam Growth & Income Value                  $  906.38              -             -             -     $ 1,120.91
T. Rowe Price Equity Income                      $  951.52              -             -             -     $ 1,201.54
T. Rowe Price International Stock                $1,216.82              -             -             -     $ 1,292.62
Warburg Pincus Small Company Value               $  935.41              -             -             -     $   941.22
-------------------------------------------------------------------------------------------------------------------------

*  Portfolio inception dates are shown in Table 1.

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                                    TABLE 3
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999




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                                                                                                            SINCE
                                                                                                          PORTFOLIO
                                        1 YEAR      3 YEARS       5 YEARS      10 YEARS      20 YEARS     INCEPTION*
-------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK                     17.12%        8.11%        14.59%        14.87%            -         15.88%
 Lipper Mid-Cap Growth                  51.65%       24.68%        19.97%        14.78%            -         15.86%
 Benchmark                              18.09%       17.48%        19.92%        15.41%            -         14.58%

ALLIANCE COMMON STOCK                   23.38%       26.09%        26.25%        16.90%        16.72%        12.24%
 Lipper Growth                          29.78%       26.87%        25.55%        16.90%        15.83%        15.16%
 Benchmark                              21.03%       27.56%        28.56%        18.21%        17.88%        16.19%

ALLIANCE CONSERVATIVE INVESTORS          8.55%       10.79%        10.85%         8.36%            -          8.44%
 Lipper Income                           4.42%       11.65%        13.70%        10.10%            -         10.15%
 Benchmark                               4.19%       12.07%        13.60%        10.75%            -         10.68%

ALLIANCE EQUITY INDEX                   18.64%       25.10%        26.02%            -             -         21.89%
 Lipper S&P 500 Index Funds             19.36%       25.86%        26.81%            -             -         23.89%
 Benchmark                              21.03%       27.56%        28.56%            -             -         24.14%

ALLIANCE GLOBAL                         36.51%       21.69%        18.98%        14.16%            -         12.80%
 Lipper Global                          44.62%       23.92%        20.57%        11.65%            -         11.06%
 Benchmark                              24.93%       21.61%        19.76%        11.42%            -         10.74%

ALLIANCE GROWTH AND INCOME              16.95%       20.30%        20.31%            -             -         15.46%
 Lipper Growth & Income                 12.90%       17.23%        20.50%            -             -         16.45%
 Benchmark                              20.71%       23.10%        25.01%            -             -         18.77%

ALLIANCE GROWTH INVESTORS               24.76%       18.73%        18.28%        15.31%            -         15.32%
 Lipper Flexible Portfolio              10.45%       14.19%        15.15%        11.65%            -         11.68%
 Benchmark                              13.77%       20.90%        22.15%        15.13%            -         15.15%

ALLIANCE HIGH YIELD                     (4.74)%       1.32%         8.30%         8.66%            -          7.80%
 Lipper High Yield                       3.65%        4.82%         8.59%         9.61%            -          7.79%
 Benchmark #1                            1.57%        5.91%         9.61%        10.79%            -          9.99%
 Benchmark #2                            3.28%        5.37%         9.07%        11.06%            -         10.04%

ALLIANCE INTERMEDIATE GOVERNMENT
 SECURITIES                             (1.31)%       3.49%         4.84%            -             -          4.75%
 Lipper U.S. Government                 (2.60)%       4.04%         5.81%            -             -          5.89%
 Benchmark                               0.49%        5.50%         6.93%            -             -          6.76%

ALLIANCE INTERNATIONAL                  35.79%       12.23%            -             -             -         11.49%
 Lipper International                   43.24%       18.74%            -             -             -         16.13%
 Benchmark                              26.96%       15.74%            -             -             -         13.11%

ALLIANCE MONEY MARKET                    3.47%        3.73%         3.85%         3.67%            -          5.15%
 Lipper Money Market                     3.78%        4.05%         4.16%         3.96%            -          5.70%
 Benchmark                               4.74%        5.01%         5.20%         5.06%            -          6.65%

ALLIANCE QUALITY BOND                   (3.43)%       3.63%         5.92%            -             -          3.45%
 Lipper Corporate Bond A-Rated          (2.56)%       4.06%         6.53%            -             -          4.36%
 Benchmark                              (0.82)%       5.73%         7.73%            -             -          5.64%

ALLIANCE SMALL CAP GROWTH               26.09%           -             -             -             -         16.19%
 Lipper Small-Cap                       34.26%           -             -             -             -         19.49%
 Benchmark                              43.09%           -             -             -             -         25.88%

EQ/BALANCED                             16.09%       15.28%        14.77%        10.20%            -         11.04%
 Lipper Balanced                        10.45%       14.19%        15.15%        11.65%            -         11.09%
 Benchmark                               9.07%       16.47%        17.93%        13.04%            -         13.19%
-------------------------------------------------------------------------------------------------------------------------


-----
 74

INVESTMENT PERFORMANCE

--------------------------------------------------------------------------------

                              TABLE 3 (CONTINUED)
        ANNUALIZED RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999



-------------------------------------------------------------------------------------------------------------------------
                                                                                                            SINCE
                                                                                                          PORTFOLIO
                                         1 YEAR      3 YEARS      5 YEARS      10 YEARS      20 YEARS     INCEPTION*
-------------------------------------------------------------------------------------------------------------------------
MFS EMERGING GROWTH COMPANIES             71.59%        -            -            -              -          46.49%
 Lipper Mid-Cap                           51.65%        -            -            -              -          32.50%
 Benchmark                                21.26%        -            -            -              -          16.99%

MFS RESEARCH                              21.64%        -            -            -              -          22.46%
 Lipper Growth                            29.78%        -            -            -              -          29.33%
 Benchmark                                21.03%        -            -            -              -          27.36%

MERCURY BASIC VALUE EQUITY                17.51%        -            -            -              -          16.52%
 Lipper Growth & Income                   12.90%        -            -            -              -          18.00%
 Benchmark                                21.03%        -            -            -              -          27.36%

MERCURY WORLD STRATEGY                    19.89%        -            -            -              -          10.79%
 Lipper Global Flexible Portfolio         12.93%        -            -            -              -          11.91%
 Benchmark                                13.07%        -            -            -              -          16.18%

MORGAN STANLEY EMERGING MARKETS
 EQUITY                                   93.40%        -            -            -              -           4.43%
 Lipper Emerging Markets                  82.53%        -            -            -              -           2.90%
 Benchmark                                66.41%        -            -            -              -          (0.88)%

EQ/PUTNAM BALANCED                        (1.16)%       -            -            -              -           8.39%
 Lipper Balanced                           8.69%        -            -            -              -          13.91%
 Benchmark                                11.39%        -            -            -              -          18.81%

EQ/PUTNAM GROWTH & INCOME VALUE           (2.54)%       -            -            -              -           8.80%
 Lipper Growth & Income                   12.90%        -            -            -              -          18.00%
 Benchmark                                21.03%        -            -            -              -          27.36%

T. ROWE PRICE EQUITY INCOME                2.31%        -            -            -              -          11.46%
 Lipper Equity Income                      6.90%        -            -            -              -          14.28%
 Benchmark                                21.03%        -            -            -              -          27.36%

T. ROWE PRICE INTERNATIONAL STOCK         30.29%        -            -            -              -          14.34%
 Lipper International                     43.24%        -            -            -              -          20.38%
 Benchmark                                26.96%        -            -            -              -          18.32%

WARBURG PINCUS SMALL COMPANY
 VALUE                                     0.58%        -            -            -              -           2.09%
 Lipper Small-Cap                         34.26%        -            -            -              -          24.22%
 Benchmark #1                             21.56%        -            -            -              -          16.99%
 Benchmark #2                             (1.49)%       -            -           -              -            7.06%
-------------------------------------------------------------------------------------------------------------------------


*  Portfolio inception dates are shown in Table 1.

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  75

INVESTMENT PERFORMANCE

--------------------------------------------------------------------------------


                                    TABLE 4
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999


-------------------------------------------------------------------------------------------------------------------------
                                                                                                                 SINCE
                                                                                                               PORTFOLIO
                                        1 YEAR        3 YEARS      5 YEARS       10 YEARS       20 YEARS       INCEPTION*
-------------------------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK                     17.12%         26.37%        97.56%        300.04%              -         907.17%
 Lipper Mid-Cap Growth                  51.65%        102.87%       158.98%        311.69%              -         683.45%
 Benchmark                              18.09%         62.12%       147.96%        319.19%              -         595.55%

ALLIANCE COMMON STOCK                   23.38%        100.46%       220.74%        376.76%       2,102.68%      3,665.21%
 Lipper Growth                          29.78%        106.30%       216.51%        386.68%       1,816.52%      2,838.39%
 Benchmark                              21.03%        107.56%       251.12%        432.78%       2,584.39%      3,555.48%

ALLIANCE CONSERVATIVE INVESTORS          8.55%         36.01%        67.41%        123.19%              -         129.28%
 Lipper Income                           4.42%         39.31%        91.71%        163.35%              -         169.02%
 Benchmark                               4.19%         40.74%        89.21%        177.71%              -         186.90%

ALLIANCE EQUITY INDEX                   18.64%         95.77%       217.89%             -               -         217.43%
 Lipper S&P 500 Index Funds             19.36%         99.37%       227.98%             -               -         242.77%
 Benchmark                              21.03%        107.56%       251.12%             -               -         253.66%

ALLIANCE GLOBAL                         36.51%         80.19%       138.43%        276.09%              -         342.49%
 Lipper Global                          44.62%         93.38%       162.57%        205.54%              -         273.03%
 Benchmark                              24.93%         79.83%       146.35%        194.99%              -         252.80%

ALLIANCE GROWTH AND INCOME              16.95%         74.09%       152.11%             -               -         145.50%
 Lipper Growth & Income                 12.90%         62.52%       157.04%             -               -         158.01%
 Benchmark                              20.71%         86.55%       205.26%             -               -         204.09%

ALLIANCE GROWTH INVESTORS               24.76%         67.36%       131.47%        315.58%              -         330.68%
 Lipper Flexible Portfolio              10.45%         49.38%       103.90%        204.29%              -         211.11%
 Benchmark                              13.77%         76.71%       171.92%        309.28%              -         352.50%

ALLIANCE HIGH YIELD                     (4.74)%         4.01%        48.99%        129.49%              -         165.41%
 Lipper High Yield                       3.65%         15.25%        51.19%        151.82%              -         166.74%
 Benchmark #1                            1.57%         18.80%        58.22%        178.72%              -         245.03%
 Benchmark #2                            3.28%         17.00%        54.39%        185.43%              -         246.92%

ALLIANCE INTERMEDIATE
 GOVERNMENT SECURITIES                  (1.31)%        10.84%        26.65%             -               -          50.13%
 Lipper U.S. Government                 (2.60)%        12.55%        32.56%             -               -          64.40%
 Benchmark                               0.49%         17.43%        39.81%             -               -          77.41%

ALLIANCE INTERNATIONAL                  35.79%         41.35%            -              -               -          67.58%
 Lipper International                   43.24%         69.17%            -              -               -         103.07%
 Benchmark                              26.96%         55.06%            -              -               -          79.52%

ALLIANCE MONEY MARKET                    3.47%         11.62%        20.78%         43.42%              -         142.62%
 Lipper Money Market                     3.78%         12.64%        22.65%         47.52%              -         178.18%
 Benchmark                               4.74%         15.79%        28.88%         63.79%                        229.35%

ALLIANCE QUALITY BOND                   (3.43)%        11.30%        33.34%             -               -          23.61%
 Lipper Corporate Bond A-Rated          (2.56)%        12.69%        37.39%             -               -          30.19%
 Benchmark                              (0.82)%        18.20%        45.12%             -               -          40.97%

ALLIANCE SMALL CAP GROWTH               26.09%             -             -              -               -          49.24%
 Lipper Small-Cap                       34.26%             -             -              -               -          62.98%
 Benchmark                              43.09%             -             -              -               -          84.91%
-------------------------------------------------------------------------------------------------------------------------

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  76

INVESTMENT PERFORMANCE

--------------------------------------------------------------------------------


                              TABLE 4 (CONTINUED)
        CUMULATIVE RATES OF RETURN FOR PERIODS ENDED DECEMBER 31, 1999


-------------------------------------------------------------------------------------------------------------------------
                                                                                                             SINCE
                                                                                                           PORTFOLIO
                                        1 YEAR       3 YEARS      5 YEARS       10 YEARS       20 YEARS    INCEPTION*
-------------------------------------------------------------------------------------------------------------------------
EQ/BALANCED                             16.09%        53.21%        99.12%       164.09%           -        415.98%
 Lipper Balanced                        10.45%        49.38%       103.90%       204.29%           -        335.16%
 Benchmark                               9.07%        58.00%       128.08%       240.54%           -        558.00%

MFS EMERGING GROWTH COMPANIES           71.59%            -             -             -            -        176.97%
 Lipper Mid-Cap                         51.65%            -             -             -            -        120.85%
 Benchmark                              21.26%            -             -             -            -         52.05%

MFS RESEARCH                            21.64%            -             -             -            -         71.70%
 Lipper Growth                          29.78%            -             -             -            -        101.13%
 Benchmark                              21.03%            -             -             -            -         90.75%

MERCURY BASIC VALUE EQUITY              17.51%            -             -             -            -         50.39%
 Lipper Growth & Income                 12.90%            -             -             -            -         56.85%
 Benchmark                              21.03%            -             -             -            -         90.75%

MERCURY WORLD STRATEGY                  19.89%            -             -             -            -         31.43%
 Lipper Global Flexible Portfolio       12.93%            -             -             -            -         35.69%
 Benchmark                              13.07%            -             -             -            -         49.16%

MORGAN STANLEY EMERGING MARKETS
 EQUITY                                 93.40%            -             -             -            -         10.80%
 Lipper Emerging Markets                82.53%            -             -             -            -          7.48%
 Benchmark                              66.41%            -             -             -            -          5.32%

EQ/PUTNAM BALANCED                      (1.16)%           -             -             -            -         24.00%
 Lipper Balanced                         8.69%            -             -             -            -         42.44%
 Benchmark                              11.39%            -             -             -            -         61.21%

EQ/PUTNAM GROWTH & INCOME VALUE         (2.54)%           -             -             -            -         25.24%
 Lipper Growth & Income                 12.90%            -             -             -            -         56.85%
 Benchmark                              21.03%            -             -             -            -         90.75%

T. ROWE PRICE EQUITY INCOME              2.31%            -             -             -            -         33.58%
 Lipper Equity Income                    6.90%            -             -             -            -         43.31%
 Benchmark                              21.03%            -             -             -            -         90.75%

T. ROWE PRICE INTERNATIONAL STOCK       30.29%            -             -             -            -         43.00%
 Lipper International                   43.24%            -             -             -            -         65.44%
 Benchmark                              26.96%            -             -             -            -         56.70%

WARBURG PINCUS SMALL COMPANY
 VALUE                                   0.58%            -             -             -            -          5.68%
 Lipper Small-Cap                       34.26%            -             -             -            -         83.94%
 Benchmark #1                           21.26%            -             -             -            -         52.05%
 Benchmark #2                           (1.49)%           -             -             -            -         19.99%
-------------------------------------------------------------------------------------------------------------------------


*   Portfolio inception dates are shown in Table 1.

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  77

INVESTMENT PERFORMANCE

--------------------------------------------------------------------------------

                                    TABLE 5
                         YEAR-BY-YEAR RATES OF RETURN




-----------------------------------------------------------------------------------------
                                         1990        1991         1992           1993
-----------------------------------------------------------------------------------------
EQ/Aggressive Stock                      5.52%      84.47%        (4.61)%       15.08%
Alliance Common Stock                   (9.36)%     35.86%         1.72%        23.07%
Alliance Conservative Investors          4.88%      18.16%         4.27%         9.18%
Alliance Equity Index                       -           -             -             -
Alliance Global                         (7.49)%     28.72%        (1.96)%       30.27%
Alliance Growth and Income                  -           -             -         (0.62)%+
Alliance Growth Investors                9.01%      46.85%         3.42%        13.63%
Alliance High Yield                     (2.54)%     22.72%        10.72%        21.42%
Alliance Intermediate Government
  Securities                                -       10.88%+        4.08%         9.01%
Alliance International                      -           -             -             -
Alliance Money Market                    6.80%       4.69%         2.07%         1.48%
Alliance Quality Bond                       -           -             -         (0.87)%+
Alliance Small Cap Growth                   -           -             -             -
EQ/Balanced                             (1.45)%     40.11%        (4.26)%       10.71%
MFS Emerging Growth Companies               -           -             -             -
MFS Research                                -           -             -             -
Mercury Basic Value Equity                  -           -             -             -
Mercury World Strategy                      -           -             -             -
Morgan Stanley Emerging Markets
  Equity                                    -           -             -             -
EQ/Putnam Balanced                          -           -             -             -
EQ/Putnam Growth & Income Value             -           -             -             -
T. Rowe Price Equity Income                 -           -             -             -
T. Rowe Price International Stock           -           -             -             -
Warburg Pincus Small Company
  Value                                     -           -             -             -
-----------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
                                         1994         1995        1996          1997           1998          1999
-----------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                     (5.24)%      29.81%       20.44%         9.20%         (1.19)%     17.12%
Alliance Common Stock                   (3.58)%      30.61%       22.50%        27.37%         27.55%      23.38%
Alliance Conservative Investors         (5.50)%      18.71%        3.68%        11.62%         12.25%       8.55%
Alliance Equity Index                   (0.14)%+     34.60%       20.64%        30.69%         26.25%      18.64%
Alliance Global                          3.71%       17.14%       12.96%         9.93%         20.07%      36.51%
Alliance Growth and Income              (2.02)%      22.34%       18.37%        24.95%         19.13%      16.95%
Alliance Growth Investors               (4.56)%      24.61%       10.99%        15.11%         16.54%      24.76%
Alliance High Yield                     (4.20)%      18.24%       21.15%        16.79%         (6.51)%     (4.74)%
Alliance Intermediate Government
  Securities                            (5.77)%      11.73%        2.27%         5.76%          6.20%      (1.31)%
Alliance International                      -         9.54%+       8.23%        (4.49)%         8.99%      35.79%
Alliance Money Market                    2.53%        4.23%        3.81%         3.91%          3.82%       3.47%
Alliance Quality Bond                   (6.49)%      15.38%        3.84%         7.58%          7.13%      (3.43)%
Alliance Small Cap Growth                   -            -            -         25.50%+        (5.69)%     26.09%
EQ/Balanced                             (9.38)%      18.07%       10.07%        13.35%         16.43%      16.09%
MFS Emerging Growth Companies               -            -            -         21.45%+        32.90%      71.59%
MFS Research                                -            -            -         15.12%+        22.62%      21.64%
Mercury Basic Value Equity                  -            -            -         16.08%+        10.24%      17.51%
Mercury World Strategy                      -            -            -          3.87%+         5.54%      19.89%
Morgan Stanley Emerging Markets
  Equity                                    -            -            -        (20.54)%+      (27.90)%     93.40%
EQ/Putnam Balanced                          -            -            -         13.56%+        10.47%      (1.16)%
EQ/Putnam Growth & Income Value             -            -            -         15.28%+        11.47%      (2.54)%
T. Rowe Price Equity Income                 -            -            -         21.15%+         7.76%       2.31%
T. Rowe Price International Stock           -            -            -         (2.30)%+       12.33%      30.29%
Warburg Pincus Small Company
  Value                                     -            -            -         18.17%+       (11.09)%      0.58%

----------
+ Returns for these portfolios represent less than 12 months of performance. These returns are as of each portfolio inception date as shown in Table 1.

----------
    78

INVESTMENT PERFORMANCE

--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options, and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o  data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:


--------------------------------------------------------------------------------
 Barron's                           Money Management Letter
 Morningstar's Variable Annuity     Investment Dealers Digest
  Sourcebook                        National Underwriter
 Business Week                      Pension & Investments
 Forbes                             USA Today
 Fortune                            Investor's Business Daily
 Institutional Investor             The New York Times
 Money                              The Wall Street Journal
 Kiplinger's Personal Finance       The Los Angeles Times
 Financial Planning                 The Chicago Tribune
 Investment Adviser
 Investment Management Weekly
--------------------------------------------------------------------------------

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts; and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION

Current yield for the Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the other options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).


"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the annual administrative charge,

----------
    79

INVESTMENT PERFORMANCE

--------------------------------------------------------------------------------


optional ratcheted death benefit charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. For more information, see "Alliance Money Market Option yield information" and "Other yield information" in the SAI.

10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


----------------
      80

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 1999, is considered to be a part of this prospectus because it is incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.


Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).

APPENDIX I: CONDENSED FINANCIAL INFORMATION


--------
 A-1

APPENDIX I: CONDENSED FINANCIAL INFORMATION

--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below, as of December 31, 1999, are for contracts offered under Separate Account A with the same asset based charge of 1.20%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION



--------------------------------------------------------------------------------
                                                    DECEMBER  31,
                                                        1999
--------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK
 Unit value                                           $105.70
 Number of units outstanding (000's)                       17

ALLIANCE COMMON STOCK
 Unit value                                           $126.92
 Number of units outstanding (000's)                      105

ALLIANCE CONSERVATIVE INVESTORS
 Unit value                                           $111.53
 Number of units outstanding (000's)                        6

ALLIANCE EQUITY INDEX
 Unit value                                           $123.02
 Number of units outstanding (000's)                       50

ALLIANCE GLOBAL
 Unit value                                           $134.29
 Number of units outstanding (000's)                       20

ALLIANCE GROWTH AND INCOME
 Unit value                                           $120.14
 Number of units outstanding (000's)                       37

ALLIANCE GROWTH INVESTORS
 Unit value                                           $127.17
 Number of units outstanding (000's)                       21

ALLIANCE HIGH YIELD
 Unit value                                           $ 84.97
 Number of units outstanding (000's)                        5

ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
 Unit value                                           $101.97
 Number of units outstanding (000's)                        1

ALLIANCE INTERNATIONAL
 Unit value                                           $126.30
 Number of units outstanding (000's)                        3
--------------------------------------------------------------------------------

-----
 A-2

APPENDIX I: CONDENSED FINANCIAL INFORMATION

--------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT
OPTION (CONTINUED)





-------------------------------------------------------------------------------
                                                      DECEMBER  31,
                                                          1999
-------------------------------------------------------------------------------
ALLIANCE MONEY MARKET
 Unit value                                             $105.21
 Number of units outstanding (000's)                         17

EQ/ALLIANCE PREMIER GROWTH
 Unit value                                             $116.42
 Number of units outstanding (000s)                          36

ALLIANCE QUALITY BOND
 Unit value                                             $100.07
 Number of units outstanding (000's)                          4

ALLIANCE SMALL CAP GROWTH
 Unit value                                             $109.62
 Number of units outstanding (000's)                          2

EQ/BALANCED
 Unit value                                             $118.36
 Number of units outstanding (000's)                         11

CAPITAL GUARDIAN RESEARCH
 Unit value                                             $106.84
 Number of units outstanding (000s)                           1

CAPITAL GUARDIAN U.S. EQUITY
 Unit value                                             $101.69
 Number of units outstanding (000s)                           1

EQ/EVERGREEN
 Unit value                                             $106.63
 Number of units outstanding (000's)                          -

EQ/EVERGREEN FOUNDATION
 Unit value                                             $105.21
 Number of units outstanding (000's)                          -

MFS EMERGING GROWTH COMPANIES
 Unit value                                             $177.65
 Number of units outstanding (000's)                         36

MFS GROWTH WITH INCOME
 Unit value                                             $104.53
 Number of units outstanding (000's)                          2
-------------------------------------------------------------------------------

-----
 A-3

APPENDIX I: CONDENSED FINANCIAL INFORMATION

--------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT
OPTION (CONTINUED)





-------------------------------------------------------------------------------
                                                           DECEMBER  31,
                                                               1999
-------------------------------------------------------------------------------
MFS RESEARCH
 Unit value                                                   $120.55
 Number of units outstanding (000's)                                6

MERCURY BASIC VALUE EQUITY
 Unit value                                                   $115.06
 Number of units outstanding (000's)                                7

MERCURY WORLD STRATEGY
 Unit value                                                   $113.85
 Number of units outstanding (000's)                                1

MORGAN STANLEY EMERGING MARKETS EQUITY
 Unit value                                                   $157.61
 Number of units outstanding (000's)                                3

EQ/PUTNAM BALANCED
 Unit value                                                   $ 99.99
 Number of units outstanding (000's)                                3

EQ/PUTNAM GROWTH & INCOME VALUE
 Unit value                                                   $ 98.04
 Number of units outstanding (000's)                                3

T. ROWE PRICE EQUITY INCOME
 Unit value                                                   $103.45
 Number of units outstanding (000's)                                3

T. ROWE PRICE INTERNATIONAL STOCK
 Unit value                                                   $122.67
 Number of units outstanding (000's)                                3

WARBURG PINCUS SMALL COMPANY VALUE
 Unit value                                                   $ 83.36
 Number of units outstanding (000's)                                1
-------------------------------------------------------------------------------

APPENDIX II: MARKET VALUE ADJUSTMENT EXAMPLE


--------
 B-1

APPENDIX II: MARKET VALUE ADJUSTMENT EXAMPLE

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 had been invested on June 15, 2001 to a fixed maturity option with a maturity date of June 15, 2010 (i.e., nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later, on June 15, 2005.




-------------------------------------------------------------------------------------------
                                                                      HYPOTHETICAL ASSUMED
                                                                      RATE TO MATURITY ON
                                                                         JUNE 15, 2005
                                                                     ---------------------
                                                                        5.00%        9.00%
-------------------------------------------------------------------------------------------
AS OF JUNE 15, 2005 (BEFORE WITHDRAWAL)
(1) Market adjusted amount                                            $144,048    $ 119,487
(2) Fixed maturity amount                                             $131,080    $ 131,080
(3) Market value adjustment:
    (1) - (2)                                                         $ 12,968    $ (11,593)

ON JUNE 15, 2005 (AFTER WITHDRAWAL)
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                               $  4,501    $  (4,851)
(5) Reduction in fixed maturity amount
    [$50,000 - (4)]                                                   $ 45,499    $  54,851
(6) Fixed maturity amount (2) - (5)                                   $ 85,581    $  76,229
(7) Maturity value                                                    $120,032    $ 106,915
(8) Market adjusted amount of (7)                                     $ 94,048    $  69,487
-------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a positive market value adjustment is realized.

APPENDIX III: DEATH BENEFIT EXAMPLE


--------
   C-1

APPENDIX III: DEATH BENEFIT EXAMPLE

--------------------------------------------------------------------------------


The death benefit under the contracts is equal to (i) the account value or,
(ii) the minimum death benefit (contributions, less withdrawals, and any withdrawal charges and taxes that may apply) or, if elected, (iii) the optional ratcheted death benefit, whichever provides the highest amount.


The following illustrates the death benefit calculation. Assuming $100,000 is allocated to the variable investment options, no additional contributions, no transfers and no withdrawals, the death benefit for an annuitant age 45 would be calculated as follows:



--------------------------------------------------------------------------------
  END OF
 CONTRACT                                                 RATCHETED
   YEAR         ACCOUNT VALUE(1)        CONTRIBUTION    DEATH BENEFIT
--------------------------------------------------------------------------------
    1             $105,000(2)             $100,000       $100,000
    2             $115,500(2)                            $100,000
    3             $129,360(2)                            $129,360(2)
    4             $103,488                               $129,360(3)
    5             $113,837                               $129,360(3)
    6             $127,497                               $129,360(3)
    7             $127,497                               $129,360(3)
    8             $133,872(2)                            $129,360
    9             $147,259                               $147,259(4)
--------------------------------------------------------------------------------

The account values for contract years 1 through 9 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00%, 0.00%, 5%
and 10%. We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

(1) If the optional ratcheted death benefit was not elected, the death benefit on each contract date anniversary would be equal to the account value, since it is higher than the contribution.

(2) If the optional ratcheted death benefit was elected at the end of contract year 1, 2, 3 and 8, the death benefit will be equal to the account value. Also in year 3, the ratcheted death benefit is increased to equal the account value.
(3) At the end of contract years 4, 5, 6 and 7, the death benefit would be equal to the ratcheted death benefit since it is higher than the account value. Also, at the end of contract year six, no adjustment would be made to the ratcheted death benefit, since the ratcheted death benefit is higher than the account value.

(4) At the end of contract year 9, the ratcheted death benefit would be increased to the account value, since the account value on the contract date anniversary is higher than the current ratcheted death benefit.

STATEMENT OF ADDITIONAL INFORMATION


--------

STATEMENT OF ADDITIONAL INFORMATION

--------------------------------------------------------------------------------

TABLE OF CONTENTS




                                                                  PAGE
Required minimum distributions option                              2
Calculation of annuity payments                                    3
Alliance Money Market option yield information                     4
Other yield information                                            5
Financial statements                                               5


HOW TO OBTAIN AN EQUI-VEST STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT A

Call 1-800-628-6673 or send this request form to:
  EQUI-VEST
  Processing Office
  The Equitable Life
  P.O. Box 2996
  New York, NY 10116-2996

--------------------------------------------------------------------------------


Please send me an EQUI-VEST Statement of Additional Information dated May 1, 2000. (Combination variable and fixed deferred annuity)



------------------------------------------------------------------------------
Name:


------------------------------------------------------------------------------
Address:


------------------------------------------------------------------------------
City            State    Zip








SAI (05/00)


888-1260

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 15.        Indemnification of Directors and Officers
                -----------------------------------------

                Equitable Life's By-Laws provide, in Article VII, as follows:


                7.4      Indemnification of Directors, Officers and Employees.
                         -----------------------------------------------------
                         (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                (iii) the related expenses of any such person in any of said categories may be advanced by the Company

                           (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721 -726; Insurance Law ss.1216}


                The directors and officers of Equitable Life are insured under policies issued by Lloyd's of London, X. L. Insurance Company and ACE Insurance Company. The annual limit on such policies is $100 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.


Item 16.        Exhibits
                --------

                Exhibits No.
                ------------



                (1)        (a)      Distribution and Servicing Agreement among
                                    Equico Securities, Inc. (now AXA Advisors,
                                    LLC), Equitable and Equitable Variable
                                    Life Insurance Company, dated as of May 1,
                                    1994, incorporated by reference to Exhibit
                                    3.(c) to Registration Statement File
                                    No. 2-30070, previously filed on February
                                    14, 1995, refiled electronically on July 10,
                                    1998.

                           (b) Sales Agreement dated as of January 1, 1995 by and among Equico Securities, Inc. (now AXA Advisors, LLC), Equitable, Separate Account A, Separate Account No. 301 and Separate Account No. 51, previously filed as
                                    Exhibit 1(c) to this Registration Statement
                                    No. 33-89510 on April 24, 1995, incorporated by reference to Exhibit 3(e) to Registration Statement File No. 2-30070, filed electronically July 10, 1998.

                           (c) Participation Agreement among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), dated as of the 14th day of April 1997, incorporated by reference to the Registration Statement of EQ Advisors Trust (File No. 333-17217) on Form N-1A, filed August 28, 1997.


                (2)        Not applicable.


                (4)        (a)      Form of group annuity contract no.
                                    1050-94IC, previously filed with this
                                    Registration Statement No. 33-89510 on April
                                    24, 1995, incorporated herein by reference to Exhibit 4(f) to Registration Statement
                                    File No. 2-30070, refiled electronically
                                    July 10, 1998.

                           (b) Form of group annuity certificate nos. 94ICA and 94ICB, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Exhibit 4(g) to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.

                           (c) Forms of endorsement nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Exhibit 4(h) to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.

                           (d) Forms of data pages to endorsement nos. 94ENIRAI, 94ENNQI and 94ENMVAI, previously filed with this Registration Statement No. 33-89510 on April 24, 1995, incorporated herein by reference to Registration Statement File No. 2-30070, refiled electronically July 10, 1998.


                           (e) Form of application used with the annuity contract identified above, previously filed with this Registration Statement No. 33-89510 on April 26, 1996.


                           (f) Form of data pages for standard Roth IRA Certificates, incorporated herein by reference to Exhibit 4(m) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (g) Form of endorsement for standard Roth IRA Certificates, incorporated herein by reference to Exhibit 4(n) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (h) Form of data pages for Roth Advantage Certificates, incorporated herein by reference to Exhibit 4(o) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (i) Form of endorsement for Roth Advantage Certificates, incorporated herein by reference to Exhibit 4(p) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (j) Form of data pages for EQUI-VEST Express No. 94ICA/B (8/99), incorporated herein by reference to Exhibit No. 4(g) to the Registration Statement File No. 333-81393, filed on Form N-4 on June 23, 1999.

                           (k) Form of data pages for EQUI-VEST Tax Deferred Variable Annuity Application Form #180-1009, incorporated herein by reference to Exhibit No. 5(a) to the Registration Statement File No. 333-81393, filed on Form N-4 on June 23, 1999.

                           (l) Form of Guaranteed Death Benefit Rider, Form No. 99GDB, incorporated herein by reference to Exhibit No. 4(g) to Registration Statement File No. 333-81501 filed on Form N-4 on June 24, 1999.

                           (m) Form of EQUI-VEST data pages, Form No. 94ICA/B (8/99), incorporated herein by reference to Exhibit No. 4(h) to Registration Statement File No. 333-81501 filed on Form N-4 on June 24, 1999.


                           (n) Form of endorsement -- EQUI-VEST Beneficiary Continuation Option (for use with IRA contracts).

                (5)        (a)      Opinion and Consent of Jonathan E. Gaines,
                                    Esq., Vice President and Associate
                                    General Counsel of Equitable, as to the
                                    legality of the securities being registered, previously filed with this Registration No.
                                    33-89510 on February 14, 1995, refiled
                                    electronically, July 10, 1998.

                           (b) Copies of the Internal Revenue Service determination letters regarding qualification under Section 408 of the Internal Revenue Code, previously filed with this Registration Statement No. 33-89510 on April 26, 1996.


                           (c) Form of application for use with standard IRA Certificates and Roth Advantage Certificates, incorporated herein by reference to Exhibit No. 5(c) to the Registration Statement on Form N-4, File No. 2-30070, filed June 9, 1998.

                           (d) Form of EQUI-VEST(R) Tax-Deferred Variable Individual Annuity Application, Form No. 180-1009, incorporated herein by reference to Exhibit No. 5(a) to Registration Statement File No. 333-81501, filed on Form N-4 on June 24, 1999.



                (8)        Not applicable.

                (12)       Not applicable.

                (15)       Not applicable.


                (23)       Consent of PricewaterhouseCoopers LLP.

                (26)       Not applicable.

                (27)       Not applicable.

                (28)       Not applicable.


Item 17.          Undertakings
                  ------------

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)        To include any prospectus
                                               required by section 10(a)(3) of
                                               the Securities Act of 1933;

                                    (ii)       to reflect in the Prospectus any
                                               facts or events arising after the
                                               effective date of the
                                               registration statement (or the
                                               most recent post-effective
                                               amendment thereof) which,
                                               individually or in the aggregate,
                                               represent a fundamental change in
                                               the information set forth in the
                                               registration statement;

                                    (iii)      To include any material
                                               information with respect to the
                                               plan distribution not previously
                                               disclosed in the registration
                                               statement of or any material
                                               change to such information in the
                                               registration statement;

                  The directors and officers of Equitable Life are insured under Policies issued by Lloyd's of London, X.L. Insurance Company and Ace Insurance Company. The annual limit on such policies is $100 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on April 24, 2000.



                                  THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                  UNITED STATES
                                  (Registrant)

                                       By: /s/ Naomi J. Weinstein
                                           ----------------------
                                               Naomi J. Weinstein
                                               Vice President

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICERS:

*Michael Hegarty                          President, Chief Operating Officer and
                                          Director

*Edward D. Miller                         Chairman of the Board, Chief Executive
                                          Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Stanley B. Tulin                         Vice Chairman of the Board,
                                          Chief Financial Officer and Director

PRINCIPAL ACCOUNTING OFFICER:


*Alvin H. Fenichel                        Senior Vice President and
                                          Controller


*DIRECTORS:


Francoise Colloc'h         Donald J. Greene           George T. Lowy
Henri de Castries          John T. Hartley            Edward D. Miller
Joseph L. Dionne           John H.F. Haskell, Jr.     Didier Pineau Valencienne
Denis Duverne              Michael Hegarty            George J. Sella, Jr.
Jean-Rene Fourtou          Mary R. (Nina) Henderson   Peter J. Tobin
Norman C. Francis          W. Edwin Jarmain           Stanley B. Tulin
                                                      Dave H. Williams



*By: /s/ Naomi J. Weinstein
---------------------------
    Naomi J. Weinstein
    Attorney-in-Fact
    April 24, 2000

                                  EXHIBIT LIST

Exhibit No.                                                  TAG VALUE
-----------                                                  ---------

4(n)       Form of Endorsement--Beneficiary                  EX-99.4n
           Continuation Option (IRA).


23         Consent of PricewaterhouseCoopers LLP.            EX-99.23

24(b)      Power of Attorney.                                EX-99.24b


23959